UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2024

Quanex Building Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Bunker Hill Road, Suite 900 Houston. Texas	77024
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-4364

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2024 Quanex Building Products Corporation, a Delaware corporation (“Quanex” or the “Company”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”), disclosing that the boards of directors of the Company (the “Company Board”) and Tyman plc, a company incorporated in England and Wales (“Tyman”) (the “Tyman Board”), had reached an agreement on the terms of a recommended acquisition of Tyman by the Company (the “Transaction”). In connection with the Transaction, (i) the Company and Tyman entered into a Co-operation Agreement, dated as of April 22, 2024 (“the “Co-operation Agreement”), (ii) the Company, as guarantor and borrower, entered into an interim facility agreement, dated as of April 21, 2024 (the “Interim Facility Agreement”), with Wells Fargo Securities, LLC, BofA Securities, Inc. and TD Bank, N.A. as arrangers and Wells Fargo Bank, National Association, as interim facility agent and interim security agent, and (iii) the Company and certain financial institution parties named therein entered into a commitment letter, dated as of April 21, 2024 (the “Commitment Letter”).

Rule 2.7 Announcement

On April 22, 2024, the Company issued the Rule 2.7 Announcement disclosing that the Company Board and the Tyman Board had reached an agreement on the terms of the Transaction. The Transaction will be implemented by means of a Court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the UK Companies Act 2006, as amended (the “UK Companies Act”). Under the terms of the Transaction, Tyman shareholders will be entitled to elect to receive: (i) 240 pence in cash and 0.05715 of a share of Company common stock, par value of $0.01 per share (the “Company Shares”) for each Tyman share (such option, the “Main Offer”); or (ii) under an alternative to the Main Offer, newly issued Company Shares at an exchange ratio of 0.14288 new Company Shares for each Tyman share (such option, the “Capped All-Share Alternative”), provided, that, the Capped All-Share Alternative shall be made available in respect of up to 25% of the Tyman shares outstanding. Based on each of the £/US$ exchange rate of 1.2373 (at 5:00 p.m. EDT on April 19, 2024) and the Company’s last reported trading price ($34.64 per share) on April 19, 2024, the Main Offer and Capped All-Share Alternative value each Tyman share at 400.0 pence as of the date of the Rule 2.7 Announcement. Tyman Shareholders who do not positively elect to receive the Capped All-Share Alternative will automatically receive the Main Offer.

The Scheme will lapse if (among other things): (i) the Transaction is not completed before 11.59 p.m. UK time on January 22, 2025 or such later time and/or date as the Company and Tyman may agree in writing (with the consent of the UK Panel on Takeovers and Mergers (the “Panel”) and as the High Court of Justice in England and Wales (the “Court”) may approve (if such consent or approval is required)) (such date, the “Long Stop Date”); or (ii) Tyman has not held the Court Meeting and the General Meeting (each as defined in the Rule 2.7 Announcement) by the 22nd day after the expected date of such meetings as set out in the document to be sent to Tyman shareholders in respect of the Scheme (the “Scheme Document”) (or such later date as the Company and Tyman may agree).

The Transaction is conditional upon, among other things, (i) the approval of the Scheme by the Tyman shareholders at the Court Meeting and the General Meeting, (ii) the approval by the Company’s stockholders of the issuance of Company Shares in the Transaction at the Company stockholder special meeting, (iii) the receipt of applicable antitrust and regulatory clearances, and (iv) the sanction of the Scheme by the Court. The conditions to the Transaction are set out in full in the Rule 2.7 Announcement. It is expected that, subject to the satisfaction or waiver of all relevant conditions, the Transaction will be completed in the second half of calendar year 2024.

The Company has reserved the right, subject to the prior consent of the Panel (and to the terms of the Co-operation Agreement), to elect to implement the Transaction by way of a takeover offer (as such term is defined in the UK Companies Act) (a “Takeover Offer”).

Co-operation Agreement

On April 22, 2024, the Company and Tyman entered into the Co-operation Agreement in connection with the Transaction. Pursuant to the Co-operation Agreement, Tyman and the Company agreed to use all reasonable endeavors for the purposes of obtaining any regulatory authorizations which are required to implement the Transaction, and to cooperate with each other in preparing required offering documents and other matters. They have also given certain undertakings to implement the Transaction. In addition, the Co-operation Agreement contains provisions that will apply in respect of certain employee-related matters and Tyman’s employee equity plans.

The Co-operation Agreement contains certain customary termination rights, including, among others, and subject to certain conditions:

(i)	the Company invokes a condition to the Transaction and the Scheme has been withdrawn (other than where such withdrawal is a result of a switch to a Takeover Offer) or, following such a switch, the Takeover Offer lapses;

(ii)	if the Tyman Board changes its recommendation in respect of the Transaction;

(iii)	if a competing offer (A) is recommended in whole or in part by the Tyman Board, or (B) becomes effective or is declared or becomes unconditional;

(iv)	if, prior to the Long Stop Date, any Condition (as such term is defined in the Co-operation Agreement) has not been waived or is (or has become) incapable of satisfaction by the Long Stop Date (in circumstances where invocation of the relevant Condition (or confirmation that the Condition is incapable of satisfaction, as appropriate) is permitted by the Panel (if applicable));

(v)	if the Transaction is implemented by way of a Scheme and (A) the Court Meeting and General Meeting are not held on or before the applicable dates to be set out in the Scheme Document (or subsequent announcement of the timetable) (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required)), or (B) the Sanction Hearing (as such term is defined in the Co-operation Agreement) is not held on or before the later of (y) the applicable dates to be set out in the Scheme Document (or subsequent announcement of the timetable), and (z) thirty days after all the Conditions have been satisfied or waived (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required));

(vi)	if the Transaction (with the consent of the Panel) is terminated, withdrawn or lapses prior to the Long Stop Date other than where (A) such lapse or withdrawal is a result of the Company’s election to implement the Transaction by way of a Takeover Offer or (B) it is otherwise to be followed within five business days by a firm offer announcement by the Company to implement the Transaction by a different offer or scheme on substantially the same or improved terms and which is (or intended to be) recommended by the Tyman Board; or

(vii)	if the Transaction has not completed by the Long Stop Date, unless otherwise agreed by the Company and Tyman in writing or required by the Panel.

Irrevocable Undertaking

The Scheme is subject to the approval of Tyman’s shareholders in accordance with the UK Companies Act. The Company has received an irrevocable undertaking from Teleios Global Opportunities Master Fund, Ltd acting through its manager Teleios Capital Partners LLC (“Teleios”), the holder of 32,347,981 shares of the issued share capital of Tyman as of April 22, 2024, to support the Transaction. Pursuant to such undertakings, Teleios has agreed to vote, or procure the vote of, its entire beneficial holdings of Tyman shares in favor of the Scheme at the Tyman shareholder meeting or, if the Transaction is implemented by way of a Takeover Offer, Teleios has agreed that it will accept such Takeover Offer.

As of April 22, 2024, Teleios beneficially owned approximately 16.4% in aggregate of the existing issued ordinary share capital of Tyman.

In addition, pursuant to the undertaking and subject to certain exceptions therein, Teleios has undertaken to elect the Capped All-Share Alternative in respect of its entire beneficial holdings of Tyman shares.

The undertaking will continue to be binding in the event that a higher competing offer is made for Tyman unless that competing offer (i) is not subject to any pre-conditions; (ii) has been publicly recommended by the Tyman Board; and (iii) represents a greater than 12.5% increase in value compared to the consideration to be received by Tyman Shareholders who elect for the Capped All-Share Alternative.

The undertaking will cease to be binding in certain circumstances, including, if: (i) the Company publicly announces, with the consent of the Panel, that it does not intend to proceed with the Transaction; (ii) the Scheme Document (or offer document, as applicable) has not been posted to Tyman shareholders within 28 days of the Rule 2.7 Announcement (or such other date as agreed by the Company and Tyman with the consent of the Panel, if required); (iii) the Company has elected (with the consent of the Panel) to proceed with the implementation of the Transaction by way of Takeover Offer in accordance with the terms of the undertaking and the applicable requirements of the Takeover Code; (iv) Tyman publicly announces that the Tyman Board has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the consideration to be received by Tyman Shareholders (and provided that announcement expressly refers to such reduction in value as a reason for its withdrawn recommendation), provided that, if any competing offer is announced within 10 days of such announcement by the Tyman Board, such undertaking will not lapse if within 14 days of any such competing offer, the Company announces a revised offer at least equivalent to such competing offer; (v) on the date upon which any competing third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective; or (vi) if the Transaction is terminated, withdrawn or lapses.

Interim Facilities Agreement; Commitment Letter

On April 21, 2024, the Company and certain financial institution parties entered into the Interim Facility Agreement, pursuant to which Wells Fargo Bank, National Association, as interim facility agent and interim security agent, and a syndicate of lenders agreed to provide the Company with a $750 million term loan interim facility (“Interim Facility”) and the Commitment Letter, pursuant to which certain financial institution parties agreed to provide to the Company, subject to the execution of definitive financing documents, certain term loan and revolving facilities on the terms and conditions set forth in the Commitment Letter (collectively, the “Facilities”) in order to, among other things, finance the cash consideration payable by the Company in connection with the Transaction.

The Interim Facility made available to the Company pursuant to the Interim Facility Agreement will, on or before the Final Repayment Date (as defined below), be repaid/replaced in full by the loans made under the definitive financing documentation for the Facilities.

The availability of the borrowings under the Facilities (or, in the event that the commitments under the Facilities are not funded on the closing date of the Transaction, the Interim Facility Agreement) are subject to the satisfaction of certain customary conditions for financings of this nature. The Interim Facility Agreement contains, and any definitive financing documentation for the Facilities will contain, customary representations and warranties, events of default and covenants for transactions of this type. To the extent any borrowings are made under the Interim Facility Agreement, such loans will mature on the date falling 90 days after the date of first drawdown under the Interim Facility Agreement.

Borrowings under the Interim Facility Agreement and any definitive documentation for the Facility will be subject to customary “certain funds” provisions consistent with the Code. Such provisions apply until the end of a customary “certain funds period” which includes, amongst other customary triggers in respect of the Transaction lapsing or being terminated or withdrawn, a long stop date of nine months and eight weeks from the date of the Rule 2.7 Announcement, consistent with the requirements of the Code.

The obligations of the Company under the definitive documentation for the Facilities will be guaranteed, jointly and severally, by all of the Company’s present and future domestic subsidiaries, with certain exceptions in accordance with the terms of the definitive documentation for the Facilities, as applicable. In connection with entering into the Interim Facility, the Company entered into a waiver with majority lenders under its Second Amended and Restated Credit Agreement dated as of July 6, 2022, among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent in order to permit the lending transactions necessary in connection with the Transaction.

The foregoing summaries of the Transaction, the Rule 2.7 Announcement, the Co-operation Agreement, the irrevocable undertakings, the Interim Facility Agreement and the Commitment Letter do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Rule 2.7 Announcement, the Co-operation Agreement, the form of deed of irrevocable undertaking for Teleios, the Interim Facility Agreement and the Commitment Letter, copies of which are attached as Exhibits 2.1, 2.2, 2.3 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are each incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Interim Facility Agreement and the Commitment Letter set forth in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On April 22, 2024, the Company issued a press release announcing the Rule 2.7 Announcement. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference. In addition, on April 22, 2024, the Company issued an investor presentation in connection with the Transaction. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1	Rule 2.7 Announcement
2.2	Co-operation Agreement
2.3	Form of Deed of Irrevocable Undertaking
10.1	Interim Facility Agreement
10.2	Commitment Letter
99.1	Press Release dated April 22, 2024
99.2	Investor Presentation
104	The cover page of this Current Report on Form 8-K (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K (including information incorporated herein by reference) contains certain “forward-looking statements”. These statements are based on the current expectations of the management of Quanex and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements include statements relating to the expected effects of the Transaction on the combined company, the expected timing and scope of the Transaction, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of the combined company. Although Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Transaction will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Transaction (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Transaction is implemented, the inability of the combined company to integrate successfully Quanex’s and Tyman’s operations when (and if) the Transaction is implemented and the combined company incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Transaction when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Current Report on Form 8-K.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Current Report on Form 8-K are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Current Report on Form 8-K . All subsequent oral or written forward-looking statements attributable to Quanex, Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

No Offer or Solicitation

The information contained in this Current Report on Form 8-K is for information purposes only and not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for an invitation to subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this Current Report on Form 8-K is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The Transaction will be made solely by means of the scheme document to be published by Tyman in due course, or (if applicable) pursuant to an offer document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the Transaction. Any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in such document(s). If, in the future, Quanex ultimately seeks to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, that offer will be made in compliance with applicable US laws and regulations.

Important additional information will be filed with the SEC

In connection with the Transaction, Quanex is expected to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”). BEFORE MAKING ANY VOTING DECISION, QUANEX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT (OR, IF APPLICABLE, THE OFFER DOCUMENT), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Quanex’s stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Quanex’s stockholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents (when available) by directing a written request to Quanex (Attention: Investor Relations), or from Quanex’s website at https://investors.quanex.com/.

Participants in the solicitation

Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of Quanex in respect of the transactions contemplated by the scheme document. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Quanex in connection with the Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the scheme document when it is filed with the SEC. Information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Building Products Corporation

Date: April 22, 2024	By:	/s/ Scott Zuehlke
Name: Scott Zuehlke
Title: SVP, CFO and Treasurer

Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

22 April 2024

RECOMMENDED CASH and share OFFER
FOR
Tyman plc ("Tyman")
BY
Quanex BUILDING PRODUCTS CORPORATION ("Quanex")
to be implemented by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006

Summary

•	The boards of Quanex and Tyman are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer pursuant to which Quanex will acquire the entire issued and to be issued ordinary share capital of Tyman (the "Transaction"). The Transaction is intended to be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

•	Under the terms of the Transaction, Tyman Shareholders will be entitled to receive for each Tyman Share held at the Scheme Record Time:

-	240.0 pence in cash; and

-	0.05715 of a New Quanex Share,

(the "Main Offer").

•	The Main Offer comprises approximately 60 per cent. by value in cash and approximately 40 per cent. by value in New Quanex Shares.

•	As an alternative to the Main Offer, Tyman Shareholders will be able to elect to receive the consideration in respect of their entire holding of Tyman Shares in Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share held at the Scheme Record Time (the "Capped All-Share Alternative").

•	The Capped All-Share Alternative will be made available in respect of up to 25 per cent. of the Tyman Shares outstanding on the Effective Date. To the extent that valid elections for the Capped All-Share Alternative received cannot be satisfied in full, they will be scaled back as nearly as possible on a pro-rata basis with the remaining consideration payable in cash and New Quanex Shares in the proportions applicable to the Main Offer (with any fractions of New Quanex Shares resulting from such scaling to be dealt with as set out in the paragraph entitled "Structure of the Transaction" below).

1

•	Based on Quanex's share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate:

-	0.05715 of a New Quanex Share (issued under the Main Offer) is equivalent to 160.0 pence; and

-	0.14288 of a New Quanex Share (issued under the Capped All-Share Alternative) is equivalent to 400.0 pence.

Accordingly, and on the above basis, the Main Offer and the Capped All-Share Alternative value each Tyman Share at 400.0 pence as at the Latest Practicable Date.

•	Further, based on Quanex's share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate, the Transaction:

-	values the entire issued and to be issued share capital of Tyman at approximately £788 million;

-	represents a premium of approximately 35.1 per cent. to the Closing Price of 296.0 pence per Tyman Share on the Latest Practicable Date;

-	represents a premium of approximately 39.6 per cent. to the Closing ex Dividend Price of 286.5 pence per Tyman Share on the Latest Practicable Date;

-	represents a premium of approximately 36.0 per cent. to the one-month volume weighted average price of 294.2 pence per Tyman Share during the one-month period ended on the Latest Practicable Date; and

-	represents a premium of approximately 40.5 per cent. to the six-month volume weighted average price of 284.8 pence per Tyman Share during the six-month period ended on the Latest Practicable Date.

•	Each of the Tyman Directors who holds Tyman Shares has irrevocably undertaken to vote or procure votes in favour of the Scheme (or, if the Transaction is to be implemented by way of a Takeover Offer, accept or procure the acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Tyman Shares.

•	In addition to the irrevocable undertakings from the Tyman Directors, Quanex has also received an irrevocable undertaking from Teleios Global Opportunities Master Fund, Ltd acting through its manager Teleios Capital Partners LLC ("Teleios") to vote (or procure the votes) in favour of the Scheme in respect of 16.4 per cent. of the Tyman Shares and to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares.

•	Upon completion of the Transaction, and subject to the elections made by Tyman Shareholders, Tyman Shareholders will own between approximately 30 per cent. (if all Tyman Shareholders, other than Teleios, receive the Main Offer) and approximately 32 per cent. (if all Tyman Shareholders elect to receive the Capped All-Share Alternative) of the Enlarged Group as at the Latest Practicable Date. Pursuant to the Transaction, Tyman will become a wholly-owned subsidiary of Quanex. The transmission of New Quanex Shares by the transfer agent shall be subject to any applicable legal or regulatory conditions required in connection with such transmission.

2

•	Tyman Shareholders who do not positively elect to receive the Capped All-Share Alternative will automatically receive the Main Offer. Each Tyman Shareholder shall only be entitled to elect to receive the Capped All-Share Alternative in respect of all (and not some) of the Tyman Shares held by them.

•	Quanex has agreed to provide an observer right on the Quanex board to any person who: (i) is beneficially interested in 16 per cent. or more of the fully diluted ordinary share capital of Tyman when the Transaction is Effective; (ii) will, following the issue of the New Quanex Shares to Tyman Shareholders pursuant to the terms of the Transaction, be beneficially interested in 5 per cent. or more of the issued Quanex Shares when such New Quanex Shares are listed on the NYSE, taking into account only (x) those New Quanex Shares which are issued to Tyman Shareholders pursuant to the terms of the Transaction (and no other Quanex Shares, howsoever acquired or received by them) as the numerator for such calculation and (y) only the aggregated number of all New Quanex Shares and Quanex Shares (excluding shares held in treasury) in issue as at the date of this Announcement as the denominator for such calculation; and (iii) has obtained any required regulatory or legal approvals necessary for such person to take up such right. Quanex will be entitled to terminate this observer right on the date of Quanex's 2026 annual general meeting. Further details will be set out in the Scheme Document.

•	Tyman Shareholders will continue to be entitled to receive the final dividend of 9.5 pence per Tyman Share announced by Tyman on 7 March 2024 for the financial year ended 31 December 2023 (the "FY23 Dividend"). If any other dividend, distribution and/or other return of value is proposed, authorised, declared, made or paid or becomes payable in respect of Tyman Shares on or after the date of this Announcement and before the Effective Date (other than, or in excess of, the FY23 Dividend), Quanex reserves the right to reduce the consideration (and, accordingly, the Main Offer and the Capped All-Share Alternative) by the amount of any such dividend, distribution and/or other return of value.

Compelling Strategic and Financial Rationale for the Transaction

The Quanex Directors believe that the acquisition of Tyman offers compelling industrial logic and strategic rationale, while offering a significant value creation opportunity for stockholders in the Enlarged Group, as it:

•	presents a unique opportunity to create a larger, more diversified supplier of components and access solutions to customers in the building products sector, particularly across the fenestration portfolio in North America;

3

•	strengthens brand leadership with the addition of Tyman's highly regarded family of brands and complementary product portfolio;

•	aligns with Quanex's "BIGGER" strategic roadmap for growth and value creation; and

•	unlocks substantial value creation for both Quanex and Tyman shareholders through a material cost synergy opportunity.

In addition, the Enlarged Group will benefit from an enhanced financial profile:

•	increased scale with combined fiscal year 2023 revenues of approximately US$2 billion and attractive profitability driven by significant synergy potential with a higher EBITDA margin (based on financial year ended 31 October 2023 for Quanex and 31 December 2023 for Tyman and after taking into account the impact of run-rate cost synergies of US$30 million expected to be fully achieved by the second year following completion of the Transaction);

•	meaningfully earnings accretive in the first full financial year following completion of the Transaction, taking into account the full impact of expected cost synergies; and

•	strong cash flow generation which will support further investment in growth opportunities as well as rapid deleveraging.

The Quanex Directors have approved the Transaction and intend to recommend unanimously that Quanex Stockholders vote in favour of the Quanex Share Proposal.

Unanimous Recommendation by the Tyman Directors

•	The Tyman Directors, who have been so advised by Greenhill as to the financial terms of the Transaction, consider the terms of the Main Offer and Capped All-Share Alternative to be fair and reasonable. In providing advice to the Tyman Directors, Greenhill has taken into account the commercial assessments of the Tyman Directors. Greenhill is providing independent financial advice to the Tyman Directors for the purposes of Rule 3 of the Takeover Code.

•	Accordingly, the Tyman Directors intend to recommend unanimously that Tyman Shareholders vote or procure votes to approve the Scheme at the Court Meeting and to vote or procure votes in favour of the Tyman Resolutions at the General Meeting as the Tyman Directors who hold Tyman Shares at the date of this Announcement have irrevocably undertaken to do (or procure to be done) in respect of their own beneficial holdings, totalling 446,094 Tyman Shares, representing approximately 0.23 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.

•	However, the Tyman Directors are not able to and do not give any advice or recommendation to Tyman Shareholders as to whether they should elect to receive the Capped All-Share Alternative as its benefits will depend on each Tyman Shareholder's individual tax and financial situation. Tyman Shareholders should consider whether the Capped All-Share Alternative is suitable in light of their own personal circumstances and investment objectives and are, therefore, strongly recommended to seek their own independent financial, tax and legal advice and to read in full this Announcement and the Scheme Document (when published) before deciding whether to elect to receive the Capped All-Share Alternative.

4

Irrevocable Undertakings

•	In addition to the irrevocable undertakings from the Tyman Directors who hold Tyman Shares at the date of this Announcement, Quanex has also received an irrevocable undertaking from Teleios to vote (or procure the votes) to approve the Scheme at the Court Meeting and to vote (or procure the votes) in favour of the Tyman Resolutions at the General Meeting in respect of a total of 32,347,981 Tyman Shares representing approximately 16.4 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.

•	Therefore, as at the date of this Announcement, Quanex has received irrevocable undertakings in respect of a total of 32,794,075 Tyman Shares representing approximately 16.7 per cent. of the issued share capital of Tyman as at the Latest Practicable Date. Full details of the irrevocable undertakings are set out in Appendix 3 to this Announcement.

Transaction Structure

•	It is intended that the Transaction will be implemented by way of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act. However, Quanex reserves the right to elect to implement the Transaction by way of a Takeover Offer, subject to the consent of the Panel and the terms of the Co-operation Agreement.

•	The terms of the Transaction will be put to Tyman Shareholders at the Court Meeting and at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. In addition, the Tyman Resolutions must be passed by the requisite majority or majorities at the General Meeting. The Scheme will also need to be sanctioned by the Court. Finally, a copy of the Court Order must be delivered to the Registrar of Companies for registration, upon which the Scheme will become Effective.

•	The Transaction, Main Offer and Capped All-Share Alternative will be made in accordance with the Takeover Code and on the terms and subject to the Conditions which are set out in Appendix 1 to this Announcement and on the further terms and conditions that will be set out in the Scheme Document. The Conditions include (amongst others):

-	the receipt or waiver of any applicable antitrust approvals or clearances in the United States and the United Kingdom;

-	approval of Tyman Shareholders at the Court Meeting and the General Meeting;

5

-	the issuance of the New Quanex Shares in connection with the Transaction having been approved by Quanex Stockholders at the Quanex Stockholder Meeting;

-	confirmation having been received by Quanex that the New Quanex Shares have been approved for listing, subject to official notice of issuance, on the NYSE;

-	the sanction of the Scheme by the Court; and

-	the delivery of a copy of the Court Order to the Registrar of Companies for registration.

•	It is expected that the Scheme Document, containing further information about the Transaction and notices of the Court Meeting and the General Meeting, will be posted to Tyman Shareholders (other than those resident in Restricted Jurisdictions) along with the Forms of Proxy and Form of Election in May 2024. However, this timing may be delayed dependent on the timing of the filing of the Proxy Statement and the Panel has agreed to the request of Tyman and Quanex that, to the extent required, the publication of the Scheme Document may be delayed beyond the 28 day period required under paragraph 3(a) of Appendix 7 of the Takeover Code by Tyman in order that shareholder materials are published to Tyman Shareholders on or around the same date as the Proxy Statement is posted to Quanex Stockholders. To the extent a delay in publication is required, it is expected that shareholder materials would be published by the end of Q2 2024.

•	It is also expected that a Proxy Statement, containing details of the Transaction, notice of the Quanex Stockholder Meeting, information on the New Quanex Shares and a proposal for the Quanex Share Proposal, will be mailed to Quanex Stockholders around the same time as the Scheme Document is posted to Tyman Shareholders, provided that the SEC has completed its review or confirmed no review of the Proxy Statement, with the Quanex Stockholder Meeting being held as soon as possible thereafter.

•	Quanex may also file additional documents with the SEC in relation to the Transaction. Quanex urges Quanex Stockholders to read these materials and the Proxy Statement carefully when they become available.

•	Quanex intends prior to completion of the Transaction to establish a CREST depositary interest dealing facility for the benefit of Tyman Shareholders to facilitate the trading of Quanex Shares from outside the USA. Details of how UK shareholders can hold, access, and trade the New Quanex Shares will be set out in the Scheme Document.

•	The Transaction is currently expected to become Effective in the second half of calendar year 2024, subject to the satisfaction or waiver of the Conditions and certain further terms set out in Appendix 1 to this Announcement and to the full terms and conditions of the Transaction which will be set out in the Scheme Document. An expected timetable of principal events will be included in the Scheme Document.

6

Commenting on the Transaction, Mr. George L. Wilson, the Chairman of the Board, President and Chief Executive Officer of Quanex, said:

“This transformative acquisition accelerates our journey to becoming "BIGGER", creating a leading supplier of building products with a more diverse geographic footprint, product offering and customer base. With significantly enhanced scale, we are looking forward to fully optimizing our portfolio of products and assets to position Quanex as a comprehensive solutions provider for our customers. Importantly, we expect employees of both companies to also benefit from increased opportunities as part of a larger organization with expanded engineering, design and manufacturing capabilities.

As one company, we will have an enhanced financial profile grounded in attractive margins, strong free cash flow and a healthy balance sheet, that will enable us to invest in organic and inorganic growth opportunities to deliver superior returns for investors. The industrial logic and strategic rationale of bringing Quanex and Tyman together are clear and compelling, and we are confident in our ability to drive meaningful value creation for both Quanex and Tyman shareholders and enhanced market offerings for our customer base.”

Commenting on the Transaction, Nicky Hartery, Non-Executive Chair of Tyman, said:

"This transformative and complementary transaction will strengthen the enlarged business for the benefit of all our customers, employees and other stakeholders. In the context of a rapidly evolving North American marketplace, our Board ultimately determined that this transaction is the best path to maximising value for Tyman Shareholders, who will be able to realise a meaningful portion of their holding in cash at a significant premium to the prevailing share price while also participating in the future upside of the enlarged group. Today marks the beginning of an exciting next chapter for Tyman and our talented employees, and we look forward to joining with Quanex to deliver future growth and success."

This summary should be read in conjunction with, and is subject to, the full text of this Announcement. The Transaction will be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix 2 to this Announcement contains the sources of information and bases of calculations of certain information contained in this Announcement. Appendix 3 to this Announcement contains a summary of the irrevocable undertakings received in relation to this Transaction. Appendix 4 to this Announcement contains the Quantified Financial Benefits Statement, together with the reports from KPMG, Quanex's reporting accountants and UBS, Quanex's sole financial adviser as required under Rule 28.1(a) of the Takeover Code. Appendix 5 to this Announcement contains definitions of certain expressions used in this summary and in this Announcement.

Quanex will host a conference call today at 8:30 a.m. ET / 7:30 a.m. CT / 1:30 p.m. BST to discuss this transaction. Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI5b79d00466184ba4ae6b79930f67dd32.

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time.

7

A link to the live audio webcast will be available on Quanex's website at http://www.quanex.com in the Investors section under Presentations & Events. A replay will be available for a limited time on Quanex's website at http://www.quanex.com in the Investors section under Presentations & Events.

Enquiries:

Quanex
Scott Zuehlke – Senior Vice President, Chief Financial Officer and Treasurer	+1 713 877 5327

UBS
(Sole Financial adviser to Quanex)
London: Joe Hannon, Romine Hakme, Josh Chauhan	+44 20 7567 8000
New York: Simon Smith, Jane Zovak, Vijay Kumra	+1 212 713 2000

Joele Frank, Wilkinson Brimmer Katcher
(PR adviser to Quanex)
Arielle Rothstein	+1 212 355 4449
Andrew Siegel
Lyle Weston

Tyman
Rutger Helbing – Chief Executive Officer	+44 207 976 8000
Jason Ashton – Chief Financial Officer

Greenhill
(Lead Financial adviser to Tyman)
Charles Montgomerie	+44 207 1987400
David Wyles
Charles Spencer

Deutsche Numis
(Financial adviser and Corporate broker to Tyman)
Jonathan Wilcox	+44 207 260 1000
Richard Thomas

MHP Group
(PR adviser to Tyman)
Reg Hoare	+44 7801 894577 / tyman@mhpgroup.com
Rachel Farrington
Matthew Taylor

Travers Smith LLP is acting as English legal adviser to Quanex and Foley & Lardner LLP is acting as US legal adviser to Quanex in connection with the Transaction.

Latham and Watkins (London) LLP is acting as legal adviser to Tyman in connection with the Transaction.

8

This Announcement contains inside information in relation to Tyman. The person responsible for arranging the release of this Announcement on behalf of Tyman is Peter Ho, Tyman General Counsel and Company Secretary.

Important notices about financial advisers

UBS AG London Branch ("UBS") is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority ("PRA") and subject to regulation in the United Kingdom by the Financial Conduct Authority ("FCA") and limited regulation in the United Kingdom by the PRA. UBS is acting exclusively as sole financial adviser to Quanex and for no one else in connection with the Transaction and will not be responsible to anyone other than Quanex for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement. Neither UBS nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of UBS in connection with the Transaction, this Announcement and any statement contained herein or otherwise.

Greenhill & Co. International LLP ("Greenhill"), an affiliate of Mizuho, which is authorised and regulated in the United Kingdom by the FCA, is acting as lead financial adviser to Tyman and for no one else in connection with the Transaction and will not be responsible to anyone other than Tyman for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement.

Numis Securities Limited (trading for these purposes as Deutsche Numis) ("Deutsche Numis"), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as exclusively for Tyman and no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than Tyman for providing the protections afforded to clients of Deutsche Numis, or for providing advice in connection with the matters referred to herein. Neither Deutsche Numis nor any of its group undertakings or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Numis in connection with this Announcement or any matter referred to herein.

No Offer or Solicitation

This Announcement is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Announcement is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the US Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the Transaction are anticipated to be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) of the US Securities Act.

The Transaction will be made solely by means of the Scheme Document to be published by Tyman in due course, or (if applicable) pursuant to an Offer Document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the Transaction. Any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in such document(s). As explained below, if Quanex ultimately seeks to implement the Transaction by way of a Takeover Offer, that offer will be made in compliance with applicable US laws and regulations.

9

This Announcement does not constitute a prospectus or a prospectus exempted document.

This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions other than England and Wales.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Quanex or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Tyman outside of the US, other than pursuant to the Transaction, until the date on which the Transaction and/or Scheme becomes Effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases or arrangements to purchase will be disclosed as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

Important Additional Information will be Filed with the SEC

This Announcement may not be deemed to be solicitation material in respect of the Transaction, including the issuance of the New Quanex Shares. In connection with the Transaction, Quanex is expected to file with the Proxy Statement with the SEC. To the extent Quanex effects the Transaction as a Scheme under English law, the issuance of New Quanex Shares would not be expected to require registration under the US Securities Act in reliance upon an exemption pursuant to Section 3(a)(10) of the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement on Form S-4 with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. BEFORE MAKING ANY VOTING DECISION, QUANEX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT (OR, IF APPLICABLE, THE OFFER DOCUMENT), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Quanex’s Stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement (or, if applicable, the registration statement on Form S-4), including the scheme document and/or offer document (as referred to above), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Quanex’s stockholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents (when available) by directing a written request to Quanex (Attention: Investor Relations), or from Quanex’s website at https://investors.quanex.com/.

Participants in the Solicitation

Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the Quanex Stockholders in respect of the Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Quanex Stockholders in connection with the Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the Proxy Statement when it is filed with the SEC. Information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.

10

Overseas jurisdictions

The release, publication or distribution of this Announcement in or into jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this Announcement comes should inform themselves about, and observe, such restrictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their Tyman Shares at the Court Meeting or General Meeting, or to appoint another person as proxy to vote at the Court Meeting or General Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Further details in relation to the Overseas Shareholders will be contained in the Scheme Document (or, if the Transaction is to be implemented by a Takeover Offer, the Offer Document). Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Transaction disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by Quanex or required by the Takeover Code, and permitted by applicable law and regulation, the Transaction will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any such means from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction and no person may vote in favour of the Transaction by use of mail or any other means of instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Accordingly, copies of this Announcement and all documents relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Transaction (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Transaction. If the Transaction is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Transaction may not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Transaction will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction.

The availability of the Transaction or of New Quanex Shares pursuant to the Transaction to Tyman Shareholders who are not resident in the United Kingdom or the ability of those persons to hold such shares may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

The Transaction shall be subject to English law and the jurisdiction of the Court and to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the FCA, the Listing Rules and the Registrar of Companies.

11

Additional information for US investors in Tyman

Tyman Shareholders in the United States should note that the Transaction relates to the securities of a UK company and is proposed to be effected by means of a scheme of arrangement under English law. This Announcement, the Scheme Document and certain other documents relating to the Transaction have been or will be prepared in accordance with English law, the Takeover Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act. Accordingly, the Transaction is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the United States tender offer rules. If, in the future, Quanex exercises the right to implement the Transaction by way of a Takeover Offer and determines to extend the offer into the United States, the Transaction will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Securities Act or US Exchange Act.

Tyman's financial statements, and all financial information that is included in this Announcement or that may be included in the Scheme Document, or any other documents relating to the Transaction, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to financial statements of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles ("US GAAP"). The financial information included in this Announcement and the Scheme documentation in relation to Quanex has been or will have been prepared in accordance with US GAAP, except as otherwise specified therein.

It may be difficult for US holders to enforce their rights and claims arising out of the US federal securities laws, since Tyman is located outside of the US, and some or all of its officers and directors may be residents of countries other than the US. US holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The New Quanex Shares to be issued pursuant to the Transaction have not been registered under the US Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the US Securities Act. The New Quanex Shares to be issued pursuant to the Transaction will be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) under the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. In this event, Tyman Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Quanex’s Investor Relations team identified above.

New Quanex Shares issued to persons other than “affiliates” of Quanex (defined as certain control persons, within the meaning of Rule 144 under the US Securities Act) will be freely transferable under US federal securities laws and regulations following the Transaction. Persons (whether or not US persons) who are or will be “affiliates” of Quanex within 90 days prior to, or after, the Effective Date will be subject to certain transfer restrictions relating to the New Quanex Shares under US federal securities laws and regulations.

12

Forward-looking statements

This Announcement contains “forward-looking statements” with respect to the Quanex Group and the Tyman Group. These statements are based on the current expectations of the management of Quanex and/or Tyman and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this document include statements relating to the expected effects of the Transaction on Tyman and/or Quanex, the expected timing and scope of the Transaction, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of Quanex or Tyman. Although Tyman and/or Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Tyman and/or Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Transaction will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Transaction (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Transaction is implemented, the inability of the Enlarged Group to integrate successfully Quanex’s and Tyman’s operations when (and if) the Transaction is implemented and the Enlarged Group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Transaction when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to Quanex or Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

Use of Non-GAAP financial information

Quanex uses the non-GAAP measures of adjusted EBITDA and net debt in this Announcement. These non-GAAP financial measures are provided to enhance the user’s understanding of Quanex’s past financial performance and its prospects for the future. Quanex’s management team uses these non-GAAP financial measures in assessing Quanex’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by Quanex to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with Quanex’s consolidated financial statements prepared in accordance with U.S. GAAP.

13

Quanex is unable to provide a reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of Quanex. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

No profit forecasts or estimates

No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for Tyman or Quanex for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Tyman or Quanex.

Quantified Financial Benefits Statement

The statements in the Quantified Financial Benefits Statement relate to future actions and circumstances which by their nature, involve risks, uncertainties and contingencies. The synergies and cost savings referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Enlarged Group’s earnings in the first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of Quanex and/or Tyman for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Takeover Code, the Quantified Financial Benefits Statement is the responsibility of Quanex and the Quanex Directors.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

14

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Right to switch to a Takeover Offer

Quanex reserves the right to elect, with the consent of the Panel, and subject to the terms of the Co-operation Agreement, to implement the Transaction by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Tyman as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Quanex so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix 1 to this Announcement. Upon sufficient acceptances being received in respect of such Takeover Offer, Quanex intends to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act so as to acquire compulsorily the remaining Tyman Shares in respect of which the Takeover Offer has not been accepted.

Publication of this Announcement on website

A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 of the Takeover Code will be available, free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Quanex's website at https://www.roadto2b.com/ and Tyman's website at https://www.tymanplc.com/investor-relations by no later than 12:00 p.m. (London time) on the Business Day following this Announcement.

For the avoidance of doubt, the contents of these websites and any websites accessible from hyperlinks on these websites are not incorporated into, and do not form part of, this Announcement.

Information relating to Tyman Shareholders

Please be aware that addresses, electronic addresses and certain information provided by Tyman Shareholders, persons with information rights and other relevant persons for the receipt of communications from Tyman may be provided to Quanex during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.

Right to receive documents in hard copy form

Any person entitled to receive a copy of documents, announcements and information relating to the Transaction is entitled to receive such documents in hard copy form free of charge. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. A person may also request that all future documents, announcements and information in relation to the Transaction are sent to them in hard copy form.

15

In accordance with Rule 30.3 of the Takeover Code, Tyman Shareholders, persons with information rights and participants in Tyman Share Plans may request a hard copy of this Announcement by contacting Tyman's registrars, Link Group, on +44 (0) 371 277 1020. Lines are open from 9 a.m. to 5.30 p.m. (London time) Monday to Friday. Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate.

Please note the Shareholder Helpline cannot provide advice on the merits of the Transaction or the Scheme nor give any financial, investment, legal or tax advice.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

General

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.

Rule 2.9

For the purposes of Rule 2.9 of the Takeover Code, Tyman confirms that, as at the Latest Practicable Date, it had in issue 196,322,249 ordinary shares of £0.05 each (excluding 439,810 ordinary shares held in treasury). The International Securities Identification Number ("ISIN") of the Tyman Shares is GB00B29H4253.

For the purposes of Rule 2.9 of the Takeover Code, Quanex confirms that, as at the Latest Practicable Date, it had in issue 33,111,593 shares of common stock (excluding 4,015,431 shares of common stock held in treasury). The ISIN of the Quanex Shares is US7476191041.

16

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

22 April 2024

RECOMMENDED CASH And Share OFFER
FOR
Tyman PLC ("Tyman")
BY
Quanex cORPORATION ("Quanex")

to be implemented by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006

Introduction

The boards of Quanex and Tyman are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer pursuant to which Quanex will acquire the entire issued and to be issued ordinary share capital of Tyman (the "Transaction"). The Transaction is to be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

1.	The Transaction

Under the terms of the Transaction, which will be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, Tyman Shareholders will be entitled to receive for each Tyman Share held at the Scheme Record Time:

•	240.0 pence in cash; and

•	0.05715 of a New Quanex Share,

(the "Main Offer").

The Main Offer comprises approximately 60 per cent. by value in cash and approximately 40 per cent. by value in New Quanex Shares.

As an alternative to the Main Offer, Tyman Shareholders will be able to elect to receive the consideration in respect of their entire holding of Tyman Shares in Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share held at the Scheme Record Time (the "Capped All-Share Alternative").

The Capped All-Share Alternative will be made available in respect of up to 25 per cent. of the Tyman Shares outstanding on the Effective Date. To the extent that valid elections for the Capped All-Share Alternative received cannot be satisfied in full, they will be scaled back as nearly as possible on a pro-rata basis with the remaining consideration payable in cash and New Quanex Shares in the proportions applicable to the Main Offer (with any fractions of New Quanex Shares resulting from such scaling to be dealt with as set out in paragraph 14 below).

17

Based on Quanex's share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate:

•	0.05715 of a New Quanex Share (issued under the Main Offer) is equivalent to 160.0 pence; and

•	0.14288 of a New Quanex Share (issued under the Capped All-Share Alternative) is equivalent to 400.0 pence.

Accordingly, and on the above basis, the Main Offer and the Capped All-Share Alternative value each Tyman Share at 400.0 pence as at the Latest Practicable Date.

Further, based on Quanex's share price of US$34.64 on 19 April 2024 (being the Latest Practicable Date) and the Exchange Rate, the Transaction:

•	values the entire issued and to be issued share capital of Tyman at approximately £788 million;

•	represents a premium of approximately 35.1 per cent. to the Closing Price of 296.0 pence per Tyman Share on the Latest Practicable Date;

•	represents a premium of approximately 39.6 per cent. to the Closing ex Dividend Price of 286.5 pence per Tyman Share on the Latest Practicable Date;

•	represents a premium of approximately 36.0 per cent. to the one-month volume weighted average price of 294.2 pence per Tyman Share during the one-month period ended on the Latest Practicable Date; and

•	represents a premium of approximately 40.5 per cent. to the six-month volume weighted average price of 284.8 pence per Tyman Share during the six-month period ended on the Latest Practicable Date.

Each of the Tyman Directors who holds Tyman Shares has irrevocably undertaken to vote or procure votes in favour of the Scheme (or, in the event that the Transaction is to be implemented by way of a Takeover Offer, accept or procure the acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Tyman Shares.

In addition to the irrevocable undertakings from the Tyman Directors, Quanex has also received an irrevocable undertaking from Teleios to vote (or procure the votes) in favour of the Scheme in respect of 16.4 per cent. of the Tyman Shares and to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares.

Upon completion of the Transaction, and subject to the elections made by Tyman Shareholders, Tyman Shareholders will own between approximately 30 per cent. (if all Tyman Shareholders, other than Teleios, receive the Main Offer) and approximately 32 per cent. (if all Tyman Shareholders elect to receive the Capped All-Share Alternative) of the Enlarged Group as at the Latest Practicable Date. Pursuant to the Transaction, Tyman will become a wholly-owned subsidiary of Quanex. The transmission of New Quanex Shares by the transfer agent shall be subject to any applicable legal or regulatory conditions required in connection with such transmission.

18

Tyman Shareholders who do not positively elect to receive the Capped All-Share Alternative will automatically receive the Main Offer. Each Tyman Shareholder shall only be entitled to elect to receive the Capped All-Share Alternative in respect of all (and not some) of the Tyman Shares held by them. Further details in relation to making an election for the Capped All-Share Alternative will be contained in the Scheme Document and the Forms of Proxy and Form of Election.

Quanex has agreed to provide an observer right on the Quanex board to any person who: (i) is beneficially interested in 16 per cent. or more of the fully diluted ordinary share capital of Tyman when the Transaction is Effective; (ii) will, following the issue of the New Quanex Shares to Tyman Shareholders pursuant to the terms of the Transaction, be beneficially interested in 5 per cent. or more of the issued Quanex Shares when such New Quanex Shares are listed on the NYSE, taking into account only (x) those New Quanex Shares which are issued to Tyman Shareholders pursuant to the terms of the Transaction (and no other Quanex Shares, howsoever acquired or received by them) as the numerator for such calculation and (y) only the aggregated number of all New Quanex Shares and Quanex Shares (excluding shares held in treasury) in issue as at the date of this Announcement as the denominator for such calculation; and (iii) has obtained any required regulatory or legal approvals necessary for such person to take up such right. Quanex will be entitled to terminate this observer right on the date of Quanex's 2026 annual general meeting. Further details will be set out in the Scheme Document.

Tyman Shareholders will continue to be entitled to receive the final dividend of 9.5 pence per Tyman Share announced by Tyman on 7 March 2024 for the financial year ended 31 December 2023 (the "FY23 Dividend"). If any other dividend, distribution and/or other return of value is proposed, authorised, declared, made or paid or becomes payable in respect of Tyman Shares on or after the date of this Announcement and before the Effective Date (other than, or in excess of, the FY23 Dividend), Quanex reserves the right to reduce the consideration (and, accordingly, the Main Offer and the Capped All-Share Alternative) by the amount of any such dividend, distribution and/or other return of value.

It is expected that the Scheme Document, containing further information about the Transaction and notices of the Court Meeting and the General Meeting, will be posted to Tyman Shareholders (other than those resident in Restricted Jurisdictions) along with the Forms of Proxy and Form of Election in May 2024. However, this timing may be delayed dependent on the timing of the filing of the Proxy Statement and the Panel has agreed to the request of Tyman and Quanex that, to the extent required, the publication of the Scheme Document may be delayed beyond the 28 day period required under paragraph 3(a) of Appendix 7 of the Takeover Code by Tyman in order that shareholder materials are published to Tyman Shareholders on or around the same date as the Proxy Statement is posted to Quanex Stockholders. To the extent a delay in publication is required, it is expected that shareholder materials would be published by the end of Q2 2024.

19

It is also expected that a Proxy Statement, containing details of the Transaction, notice of the Quanex Stockholder Meeting, information on the New Quanex Shares and a proposal for the Quanex Share Proposal, will be mailed to Quanex Stockholders around the same time as the Scheme Document is posted to Tyman Shareholders, provided the SEC has completed its review or confirmed no review of the Proxy Statement, with the Quanex Stockholder Meeting being held as soon as possible thereafter.

2.	Background to and reasons for the Transaction

Quanex has been following Tyman for a number of years and has been impressed with the strategy employed by the Tyman Directors and the Tyman management team in creating a well-balanced and diversified business with a growing global presence.

Tyman's product offering is highly complementary and synergistic to Quanex's existing portfolio, which will enable the Enlarged Group to better serve its customers. Quanex also believes that Tyman's existing business would benefit from the opportunity to market a broader product offering and range of services to existing and new customers.

Critically, based on discussions with Tyman's senior management team, Quanex believes there is a high degree of alignment between the Quanex and Tyman internal cultural identities and a shared understanding of how people work together to execute the business strategies.

Overall, the Quanex Directors believe that the acquisition of Tyman offers compelling industrial logic and strategic rationale, while offering a significant value creation opportunity for stockholders in the Enlarged Group, as it:

•	presents a unique opportunity to create a larger, more diversified supplier of components and access solutions to customers in the building products sector, particularly across the fenestration portfolio in North America;

•	aligns with Quanex's "BIGGER" strategic roadmap, including its "Bold" acquisition strategy, for growth and value creation;

•	strengthens brand leadership with the addition of Tyman's highly regarded family of brands and complementary product portfolio;

•	enhances the financial profile of the Enlarged Group by accelerating growth, and increasing profitability and cash generation; and

•	unlocks substantial value creation for both Quanex and Tyman shareholders through a material cost synergy opportunity.

Aligns with Quanex's "BIGGER" strategic roadmap for growth and value creation

•	Bold acquisition strategy targeting new lines of business: The Transaction enhances product offering with a complementary portfolio, offering opportunity to capture additional market opportunities, while moving Quanex close to its US$2 billion revenue target.

20

•	Innovative product development driving consistent growth in core segments: The Transaction will bring further new product development capabilities while enhancing customer reach.

•	Growth-focused strategy incorporating technology across the platform: The Transaction will bolster global growth potential, supporting the ability to deliver 'above market' growth.

•	Globally-oriented approach that expands reach while supporting international divisions: The Transaction enhances Quanex's manufacturing footprint in the US, UK and Germany, while adding exposure into Southern Europe, Middle East, Australasia and Latin America with Tyman's existing presence.

•	Engaged to maximize positive impact for all stakeholders: Both Quanex and Tyman have strong mutual commitment to a sustainability framework, while helping customers drive a sustainable business model through more energy efficient operations.

•	Responsive to ideas and opportunities identified across the organization: Integration will aim to further streamline and transform operations, working towards a more efficient manufacturing footprint and a more flexible operating model.

Creates a larger, more diversified supplier of components and access solutions to customers in the building products sector

The acquisition by Quanex of Tyman offers a unique opportunity to create a leading supplier of components to OEMs in the building products sector globally. The Enlarged Group will:

•	have complementary product portfolios of trusted brands, routes to market and manufacturing processes, as well as a highly complementary customer base offering significant cross-selling opportunities;

•	benefit from a strong business franchise in North America, with increased global reach for Quanex due to Tyman’s international footprint coupled with Quanex's existing presence in the UK and Germany;

•	take advantage of the significantly enhanced scale to fully optimize its portfolio of products and assets, moving Quanex closer to becoming a comprehensive solutions provider;

•	be well-positioned from a strategic and financial perspective to grow in attractive categories with value-added positioning, driven by secular growth (e.g., more energy efficiency product offering); and

•	capitalize on expanded engineering, design and manufacturing capabilities.

21

Strengthens brand leadership with the addition of Tyman's highly regarded family of brands and complementary product portfolio

•	Tyman's family of brands includes highly-regarded names in their respective business segments, which boast wide customer bases. These brands offer product solutions in the window and door hardware, commercial access solutions, and seals and extrusions verticals, for residential and commercial users across its North America, UK and Ireland, and International divisions.

•	The Enlarged Group will utilise Tyman's leading brands, including Amesbury Truth, Lawrence and Bilco in North America; ERA, Zoo and Access 360 in the UK and Ireland; and Schlegel, Giesse and Reguitti internationally, implementing a multi-brand strategy to allow increased access to the combined customer base and drive cross-selling opportunities.

Enhances financial profile of the Enlarged Group by accelerating growth and increasing profitability

The Enlarged Group is expected to have an enhanced financial profile with increased scale, greater long-term growth potential, higher profitability, and strong free cash flow generation supported by a healthy balance sheet position. The Enlarged Group will be well-positioned to pursue organic growth and further acquisitions that fit within Quanex's stated "Bold" acquisition framework.

•	Enhanced scale and attractive margins: The Transaction is expected to result in significantly enhanced scale and reach for the Enlarged Group with combined 2023 fiscal year revenues of approximately US$2 billion, with approximately 73 per cent. of combined sales coming from North America:

-	the Enlarged Group is expected to benefit from an improved margin profile, driven in part by significant cost synergy potential, with a higher adjusted EBITDA margin (based on financial year ended 31 October 2023 for Quanex and 31 December 2023 for Tyman and after taking into account the impact of run-rate cost synergies of US$30 million expected to be fully achieved by the second year following completion of the Transaction);

-	the Quanex Directors believe that the Enlarged Group will attract a larger universe of shareholders and as a result increase the trading liquidity of the shares in the Enlarged Group.

•	Earnings accretive: The Transaction is expected to be significantly earnings enhancing after the first full financial year following completion of the Transaction taking into account full cost synergies.

•	Attractive valuation: The Transaction implies an attractive value multiple when factoring in full annual run-rate cost synergies in the context of Quanex's and Tyman's long-term average trading multiples.

•	Strong cash flows and opportunity to invest in growth: The increased scale is expected to result in operational benefits which will support more rapid delivery of each of Quanex's and Tyman's business plans. The Enlarged Group will benefit from a healthy balance sheet, strong liquidity and an improved cash flow profile.

22

•	Prudent financing structure: At the end of fiscal year 2024 (assuming completion of the Transaction has occurred), the Enlarged Group is expected to have a net leverage ratio (being net debt to pro-forma adjusted EBITDA) of approximately 2.1x. The Quanex Directors believe that based on strong expected free cash flow generation, the Enlarged Group would achieve net leverage of approximately 1.5x in the medium-term following completion of the Transaction. In particular:

-	given its prudent capital structure, the Enlarged Group would be well-positioned to accelerate future growth both organically and through a joint strategy of value accretive acquisitions, to generate further returns for shareholders;

-	the Enlarged Group will continue to be focused on total shareholder returns, while exploring capital allocation options, through stock repurchases, M&A activity and dividend distribution where prudent and once deleveraging is achieved; and

-	the Enlarged Group will continue to review and optimize its portfolio, including investing in organic and inorganic growth, and may consider the potential divestiture of non-core assets that, if completed, would help accelerate debt reduction.

Substantial value creation unlocked for both Tyman and Quanex shareholders through a material synergy opportunity

The Quanex Directors believe that the Enlarged Group will generate significant synergies which will provide further value upside to its shareholders. The Quanex management team has a strong track record of successfully integrating businesses from previous M&A activity and delivering synergies, including the acquisitions of Liniar, Woodcraft LMI Custom Mixing, LLC.

Significant recurring cost synergies opportunity

The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.

The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:

•	approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•	approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

23

•	approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.

The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.

Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.

The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.

Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out in Appendix 4 to this Announcement. These estimated synergies have been reported on for the purposes of Rule 28 of the Takeover Code by KPMG. References to estimated cost savings should always be read in conjunction with Appendix 4 to this Announcement.

Revenue synergies opportunity

In addition to the quantified cost synergies set out above, Quanex believes that there are several potential revenue opportunities for the Enlarged Group, including additional revenue growth through capitalising on the cross-selling opportunities arising from Quanex's and Tyman's complementary customer bases. Although the Quanex Directors are confident of realising value via the delivery of revenue synergies, these have not been quantified for public reporting under the Takeover Code at this stage.

3.	Tyman Recommendation

The Tyman Directors, who have been so advised by Greenhill as to the financial terms of the Transaction, consider the terms of the Main Offer and the Capped All-Share Alternative to be fair and reasonable. In providing advice to the Tyman Directors, Greenhill has taken into account the commercial assessments of the Tyman Directors. Greenhill is providing independent financial advice to the Tyman Directors for the purposes of Rule 3 of the Takeover Code.

Accordingly, the Tyman Directors intend to recommend unanimously that Tyman Shareholders vote or procure votes to approve the Scheme at the Court Meeting and to vote or procure votes in favour of the Tyman Resolutions at the General Meeting as the Tyman Directors who hold Tyman Shares at the date of this Announcement have irrevocably undertaken to do (or procure to be done) in respect of their own beneficial holdings, totalling 446,094 Tyman Shares, representing approximately 0.23 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.

24

However, the Tyman Directors are not able to and do not give any advice or recommendation to Tyman Shareholders as to whether they should elect to receive the Capped All-Share Alternative as its benefits will depend on each Tyman Shareholder's individual tax and financial situation. Tyman Shareholders should consider whether the Capped All-Share Alternative is suitable in light of their own personal circumstances and investment objectives and are, therefore, strongly recommended to seek their own independent financial, tax and legal advice and to read in full this Announcement and the Scheme Document (when published) before deciding whether to elect to receive the Capped All-Share Alternative.

4.	Background to and reasons for the recommendation

Tyman has, through a series of transformational transactions over the past decade, become one of the largest global providers of highly-engineered door and window hardware, seals, extrusions and access solutions, with strategic positions across North America, UK and Ireland and Europe. This position is underpinned by its recognized and leading brands, including Amesbury Truth, Lawrence, Bilco, ERA, Zoo, Giesse, Schlegel and others. A combination of organic and inorganic growth combined with a range of operational initiatives have driven revenue and adjusted operating profit to £657.6m and £84.4m for the year ended December 2023.

Tyman Group’s Focus, Define, Grow strategy has been instrumental in transforming the financial profile, geographic footprint, performance and culture of the Company. Since its inception, Tyman have rationalized their facility network and product portfolio, optimized processes and established the Tyman Excellence System and “One Tyman” culture, which has created a platform capable of delivering growth through new product development, market expansion, enhanced customer experience and targeted M&A. Management have embedded sustainability at the core of this strategy, across products, operations, culture and solutions with 23 per cent. of revenues now generated from products that positively impact one or more of the UN SDG goals, predominantly in energy saving products.

Whilst market conditions have been challenging, the long-term fundamentals across the business are strong in all of Tyman’s main geographies, in particular in North America, where Tyman generated 72 per cent. of its adjusted operating profit (before central costs) during the financial year ended 31 December 2023. Tyman has a leading position in North America and the large undersupply of housing, positive demographic trends and the expected step-up in the proportion of homes reaching prime remodelling age in the coming years will underpin future market growth rates.

Whilst Tyman standalone will benefit from these North American growth opportunities, the timing of achieving them is partially dependent on uncertain macro-economic factors which brings a degree of risk. At this time, the Tyman Directors believe that it may take some years before the benefits of the potential growth opportunities in North America in particular are realized and for their value to be reflected in Tyman’s share price and rating.

Furthermore, scale is becoming increasingly important in the fenestration industry as evidenced both by the step-up in the pace of consolidation within our larger North American customers and the acquisitions of some of our competitors by larger multinationals. In the context of this changing market dynamic, Tyman’s current scale could limit management’s ability to capitalize on market growth opportunities, as well as create challenges in executing on larger acquisition targets in the North American market in the future.

25

While the Tyman Directors remain confident that Tyman's strategy can deliver attractive returns for Tyman Shareholders as an independent company, they recognise that there are risks to, as well as uncertainty as to the timing and the delivery of, these returns.

The Tyman Directors therefore believe that a combination with Quanex strengthens Tyman’s strategic positioning in the North America marketplace immediately. The Tyman Directors believe that the Transaction would offer further compelling strategic and operational benefits to all stakeholders, including:

•	bringing together leading brands in the building products components market, particularly across the fenestration segment in North America, and creating a broad product portfolio with geographic and product complementarity;

•	creating a significant opportunity to cross-sell existing and new products and promote the value proposition to the combined customer base, via strategically aligned routes to market;

•	providing added scale to accelerate product innovation and development initiatives to sustain long term growth;

•	offering greater capacity to pursue value-creating acquisitions supported by a healthy balance sheet position with modest pro forma leverage post Completion;

•	bringing together two respected and highly experienced customer-focused management teams with a common culture of excellence and innovation; and

•	unlocking substantial value creation for both Tyman and Quanex shareholders via a significant and tangible cost and potential future revenue synergy opportunity.

The Tyman Directors recognise that the Main Offer provides the opportunity to realise a meaningful proportion of Tyman Shareholders’ investment at a compelling valuation in cash, whilst also having the opportunity to benefit in the potential future upside of the Enlarged Group through the New Quanex Share component. Similarly, the Capped All-Share Alternative provides an increased opportunity to benefit in that potential future upside in lieu of the cash consideration.

Based on the offer value of 400.0 pence per Tyman Share, the Main Offer and the Capped All-Share Alternative represent:

•	a premium of approximately 35.1 per cent. to the Closing Price of 296.0 pence per Tyman Share on the Latest Practicable Date;

•	a premium of approximately 39.6 per cent. to the Closing ex Dividend Price of 286.5 pence per Tyman Share on the Latest Practicable Date;

26

•	a premium of approximately 36.0 per cent. to the one-month volume weighted average price of 294.2 pence per Tyman Share during the one-month period ended on the Latest Practicable Date; and

•	a premium of approximately 40.5 per cent. to the six-month volume weighted average price of 284.8 pence per Tyman Share during the six-month period ended on the Latest Practicable Date.

For the avoidance of doubt, in addition to the consideration payable in connection with the Transaction, eligible Tyman Shareholders will continue to be entitled to receive the FY23 Dividend of 9.5 pence per Tyman Share for the financial year ended 31 December 2023, which would be paid on 29 May 2024 to eligible Tyman Shareholders on the register at 26 April 2024.

To the extent that elections for Capped All-Share Offer cannot be satisfied in full, they will be scaled down as nearly as reasonably practicable on a pro-rata basis with the remaining consideration payable in cash and New Quanex shares in the proportions set out in the Main Offer.

The Tyman Directors note that the implied value multiple is at an attractive level when compared to other relevant comparable transactions in the building materials sector.

In addition to the financial terms of the Transaction, in its evaluation of Quanex as a suitable owner of Tyman from the perspective of all stakeholders, the Tyman Directors have also taken into account Quanex’s intentions for the business, management and employees and other stakeholders of Tyman, as outlined in paragraph 10 of this Announcement. The Tyman Directors welcome Quanex’s intention that, following completion of the Transaction, it intends to safeguard the existing contractual and statutory employment rights of the employees Tyman in accordance with applicable law upon completion of the Transaction, and does not intend to make any changes to the agreed employer contributions into Tyman's existing defined contribution pension scheme or the admission of new members to such pension scheme following completion of the Transaction other than to harmonise the Tyman employee 401k plans in the United States with the equivalent Quanex plans. The Board of Tyman further welcome Quanex’s intention to maintain the existing Tyman manufacturing sites and the fact that it does not intend to redeploy any of Tyman’s material fixed assets or alter its R&D function.

The Tyman Board notes that Quanex has stated that the Enlarged Group is expected to fully realise pre-tax run-rate cost synergies of approximately US$30 million by the end of the second year post completion of the Transaction. The Tyman Directors are reassured that Quanex will be adopting a “best of both” approach in several areas including in operations, and believe that the Enlarged Group will provide existing Tyman management and employees with opportunities to continue their career and personal development as part of a significantly larger and stronger global business.

Given that detailed information to formulate comprehensive plans or intentions regarding the impact of the Transaction on Tyman is not yet available, the Tyman Directors are unable to express a more detailed opinion on the impact of the Transaction on Tyman management, employees and offices, save for as set out in paragraph 10 of this Announcement.

27

Accordingly, following careful consideration of the above factors, the Tyman Directors, who have been so advised by Greenhill as to the financial terms of the Main Offer and the Capped All-Share Alternative, unanimously consider the terms of the Main Offer and the Capped All-Share Alternative to be fair and reasonable. In providing their financial advice to the Tyman Directors, Greenhill have taken into account the commercial assessments of the Tyman Directors. Greenhill is providing independent financial advice to the Tyman Directors for the purposes of Rule 3 of the Takeover Code.

Accordingly, the Tyman Directors intend to recommend unanimously that Tyman Shareholders vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings, as each of the Tyman Directors who own Tyman Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of Tyman Shares. Further details of those irrevocable undertakings are set out below and in Appendix 3 of this Announcement.

5.	Quanex Recommendation

The Quanex Directors consider the Transaction to be advisable and in the best interests of Quanex and the Quanex Stockholders and intends to recommend unanimously that Quanex Stockholders vote in favour of the Quanex Share Proposal at the Quanex Stockholder Meeting which will be convened in connection with the Transaction.

6.	Irrevocable undertakings

In addition to the irrevocable undertakings from the Tyman Directors who hold Tyman Shares at the date of this Announcement, Quanex has also received an irrevocable undertaking from Teleios to vote (or procure the votes) to approve the Scheme at the Court Meeting and to vote (or procure the votes) in favour of the Tyman Resolutions at the General Meeting in respect of a total of 32,347,981 Tyman Shares representing approximately 16.4 per cent. Of the issued share capital of Tyman as at the Latest Practicable Date.

Quanex has therefore received irrevocable undertakings in respect of a total of 32,794,075 Tyman Shares representing approximately 16.7 per cent. of the issued share capital of Tyman as at the Latest Practicable Date.

Further details of these irrevocable undertakings, including the circumstances in which they may lapse, are set out in Appendix 3 to this Announcement.

7.	Information on Quanex

Quanex is a global manufacturer of components and a key partner to OEMs for fenestration, cabinetry, solar, refrigeration and outdoor products. Quanex's solutions include insulating glass spacers, vinyl profiles, window and door screens, cabinet components, fenestration components, vinyl extrusions, rubber extrusions, kitchen components, bathroom components and millwork.

Quanex, through its 'Part of Something Bigger' strategy is dedicated to:

•	improving the performance, sustainability and aesthetics of end products through continuous innovation;

28

•	helping customers achieve greater production efficiencies;

•	giving back to communities in which it operates;

•	enhancing shareholder value; and

•	helping its employees learn, grow and thrive.

Quanex serves a primary customer base in North America and the United Kingdom, but also serves customers globally through operating plants in the United Kingdom and Germany as well as through sales and marketing activities in other countries.

8.	Information on Tyman

Tyman is a leading international supplier of engineered fenestration components and access solutions to the construction industry. The Group designs and manufactures products that enhance the comfort, sustainability, security, safety and aesthetics of residential homes and commercial buildings. Tyman’s portfolio of leading brands serve their markets through three regional divisions (North America, UK and Ireland and Europe) and cover all aspects of the hardware and sealing solutions required for doors and windows, and a full suite of solutions for roof, wall and floor access in residential and commercial buildings.

9.	Synergies

The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.

The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:

•	approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•	approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•	approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.

The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.

29

Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.

The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.

Appendix 4 to this Announcement includes a copy of the statements of anticipated cost savings and synergies arising out of the Transaction and provides underlying information and bases of belief. Appendix 4 to this Announcement also includes reports from Quanex's reporting accountant, KPMG, and its sole financial adviser, UBS, in connection with the anticipated quantified financial benefits statements, as required pursuant to Rule 28.1(a) of the Takeover Code, and provides underlying information and bases for the accountant’s and adviser’s respective reports. Each of KPMG and UBS has given and not withdrawn its consent to the publication of its report in this announcement in the form and context in which it is included.

10.	Strategic plans for Tyman, its directors, management, employees, pensions, research and development and locations

Quanex believes that the Transaction has a compelling strategic rationale, will create significant value for all stakeholders, and is consistent with Quanex's long-term growth strategy. Quanex believes that there is a strong strategic fit between Tyman's and Quanex's businesses based on highly complementary product offerings, customer portfolios, and geographic footprints in North America, Europe and the rest of the world. The Enlarged Group will benefit from significant cross-selling opportunities, increased presence in various geographies as well as an enhanced offering. Quanex is confident in the overall prospects of Tyman's business and its long-term value.

Quanex's intentions and strategic plans for Tyman

Prior to this Announcement, consistent with market practice, Quanex has been granted due diligence access to targeted information and Tyman's senior management for the purposes of confirmatory due diligence and to conduct its synergy assessment. This process has informed Quanex's view on the prospects of the Enlarged Group, the synergies described in paragraph 9 above and Quanex's initial plans for the integration of Tyman.

Based on the work described above, Quanex's management, following discussions with the senior leadership of Tyman has undertaken a preliminary operational and strategic review of and developed an initial integration plan for the Enlarged Group. Quanex will continue to review Tyman's business and intends to undertake a full evaluation of Tyman in the 12 months following completion of the Transaction in order to formulate a detailed strategic and integration plan for the Enlarged Group.

Key areas of focus in the operational review and development of the integration plan include:

•	retaining the best talent from each of Quanex and Tyman to ensure a best-in-class offering for customers, partners and stakeholders;

30

•	building upon the synergy assessment undertaken to date to consider additional potential synergy benefits that might be possible, including with access to additional Tyman data;

•	improving the performance of key parts of Tyman's operations in the context of the Enlarged Group;

•	optimising the geographical footprint for the Enlarged Group while retaining rigorous central oversight; and

•	continuing to run the business with a prudent balance sheet approach to provide financial flexibility to pursue further inorganic growth opportunities in line with Quanex's clearly articulated long-term strategy.

During the implementation of the integration plan, Quanex will place a strong focus on maintaining operational excellence and minimising any disruption to customers. A key objective of integration will be the delivery of the cost synergies and other benefits of the Transaction. Quanex believes the integration planning and execution will be assisted by the strong experience of Quanex's management team in integrating previous acquisitions including LMI Custom Mixing, LLC, Liniar and Woodcraft Industries. Quanex intends to complete the implementation of the integration plan, and fully realise the expected synergies, within two years following completion of the Transaction.

Board and executive leadership of the Enlarged Group

The Enlarged Group will be led by Quanex's Chairman of the Board, President and Chief Executive Officer, Mr. George L. Wilson.

The board of directors of the Enlarged Group will comprise the existing non-executive directors of Quanex. All non-executive directors of Tyman will resign as directors of Tyman, with payment to be made in lieu of their contractual notice periods, on the Effective Date.

Employees and management

Quanex attaches great importance to the skill and experience of Tyman's management and recognises their contribution to the success that has been achieved by Tyman to date. Quanex recognises that the active participation and continued commitment of Tyman's management and employees will be key to the success of the Enlarged Group. The Enlarged Group will aim to retain the best talent of Quanex and Tyman across the Enlarged Group and does not intend to change the overall balance of skills and functions of employees and management across the Enlarged Group. Quanex expects that Tyman management and employees will benefit from the greater opportunities and enhanced scale of the Enlarged Group as well as utilising the collective know-how and talents of the enlarged workforce across all geographies.

Quanex's preliminary evaluation work to identify potential synergies arising from the Transaction suggests that there will be some duplication between the two businesses’ management, administrative, functional support and other central areas. It has also confirmed the benefits from consolidating operations, including as a result of Tyman ceasing to be a standalone publicly listed company. Whilst the steps for any restructuring are not yet known, based on the work undertaken to date, Quanex recognises that there will be a reduction in the total number of roles by approximately two per cent. of the Enlarged Group’s total number of employees (on a full-time equivalent basis) as a result of the Transaction, some of which will take place via natural attrition. The Enlarged Group will aim to retain the best talent from each of Quanex and Tyman, and any such proposals will be carried out through a fair and transparent process in accordance with applicable legal requirements.

31

Quanex expects that any restructuring referred to above would be phased over 24 months following completion of the Transaction. The detailed steps for such restructuring are subject to further review and would be subject to comprehensive and detailed planning, appropriate engagement and consultation with representatives and other stakeholders, including affected employees and any appropriate employee representative bodies in accordance with the legal obligations of the Enlarged Group. Quanex intends to commence this engagement process long enough before any final decisions are taken so as to ensure that relevant legal obligations are complied with.

Other than as described above, Quanex does not anticipate that there will be any material change to the balance of skills and functions of the management and employees in the Enlarged Group. Furthermore, Quanex intends to safeguard the existing contractual and statutory employment rights of the employees of Quanex and Tyman in accordance with applicable law upon completion of the Transaction. Quanex's plans for Tyman do not involve any material change in the employment of, or in the conditions of employment of, Tyman employees, unless otherwise agreed with the relevant employee.

Following completion of the Transaction and as part of integration planning, Quanex may review the alignment of the remuneration and incentivisation arrangements as between employees and management of the Quanex Group and the Enlarged Group, as well as redundancy and other policies operated within the Enlarged Group, with a view to harmonising the position for employees and management across the Enlarged Group (in particular, those in equivalent positions) over time as is appropriate.

However, at the time of this Announcement, Quanex does not have any detailed plans or intentions in this regard and Quanex has not entered into, and has not discussed, any form of incentivisation arrangements with members of Tyman's management team.

Pension schemes

Quanex intends to harmonise the Tyman employee 401k plans in the United States with the equivalent Quanex plans following completion of the Transaction.

Other than as referred to above, Quanex does not intend to make any changes to the agreed employer contributions into Tyman's existing defined contribution pension scheme or the admission of new members to such pension scheme following completion of the Transaction.

Headquarters and locations, business, assets, research and development

The Enlarged Group intends to consolidate the head office functions of Quanex and Tyman so that they can operate from a single location. The Enlarged Group headquarters will be located at Quanex's current head office in Houston, Texas. Subject to further review and appropriate engagement and consultation with affected employees in accordance with the legal obligations of the Enlarged Group, the intention is that the Tyman head office in London will be closed. Following completion of the Transaction, Quanex will review the expanded office and production facility footprint, and consider, where the Enlarged Group has co-located offices or production facilities, whether there is scope for consolidation to optimise rental and lease expenses, and to enable colleagues to work together more closely and enhance the corporate culture.

32

Quanex does not intend to close any of Tyman's manufacturing facilities as a result of the Transaction.

Quanex does not intend to redeploy any of Tyman's material fixed assets as a result of the Transaction.

Quanex understands the importance of R&D to Tyman's business. It does not intend to make any changes to the R&D function of either Tyman or Quanex.

Brands

Following completion of the Transaction, it is intended that the name of the Enlarged Group will be Quanex Building Products Corporation. Both Quanex and Tyman own a number of recognised and successful brands, and following completion of the Transaction Quanex will perform a review of all brands to identify any potential opportunities for consolidation and simplification of the brand portfolio.

Trading Facilities

The Tyman Shares are currently admitted to the premium listing segment of the Official List and to trading on the Main Market, and it is intended that applications will be made to the FCA and the London Stock Exchange to cancel such admissions to listing and trading shortly following the Effective Date. Tyman will be re-registered as a private company following the Effective Date. It is also proposed that, following the Effective Date and after its shares are delisted, Tyman's financial year end is changed to 31 October to align with the financial year end for the Quanex Group.

The Enlarged Group will be listed on the NYSE.

Quanex intends prior to completion of the Transaction to establish a CREST depositary interest dealing facility for the benefit of the Tyman Shareholders who hold their Tyman Shares in uncertificated form so as to facilitate the trading of the New Quanex Shares from outside the United States. Details of how UK shareholders can hold, access and trade the New Quanex Shares will be set out in the Scheme Document.

Statements

None of the statements in this paragraph 10 are "post-offer undertakings" for the purposes of Rule 19.5 of the Takeover Code.

11.	Tyman Share Plans

Participants in the Tyman Share Plans will be contacted regarding the effect of the Transaction on their rights under the Tyman Share Plans and any action they may need to take. An appropriate proposal will be made to such participants in due course, and such proposal will reflect their rights under the Tyman Share Plans.

33

Details of the impact of the Scheme on each of the Tyman Share Plans will be set out in the Scheme Document.

12.	Financing

The cash consideration payable to Tyman Shareholders pursuant to the terms of the Transaction will be funded by a combination of Quanex's existing cash resources as well as third-party debt incurred by Quanex. Such third-party debt is financed, inter alia, by a US$750 million term loan (the "Facility") provided pursuant to an interim facilities agreement entered into between, among others, Quanex (as the company), Wells Fargo Bank, N.A., Bank of America Securities and TD Bank.

In accordance with Rule 2.7(d) of the Takeover Code, UBS, in its capacity as the sole financial adviser to Quanex, is satisfied that sufficient resources are available to Quanex to enable it to satisfy in full the cash consideration payable to Tyman Shareholders under the terms of the Transaction.

Further information on the financing of the Transaction will be set out in the Scheme Document.

13.	Offer-related arrangements

Quanex Confidentiality Agreement

Quanex and Tyman entered into a confidentiality agreement on 18 March 2024 (the "Quanex Confidentiality Agreement") pursuant to which each of Quanex and Tyman has undertaken to keep, and to procure that certain of their respective authorised representatives keep, confidential information relating to the other party and/or to the Transaction confidential, to use such information solely in connection with the Transaction, and not to disclose such information to any third party (with certain exceptions). These confidentiality obligations will remain in force until 18 March 2026, save for: (i) any confidential information retained by either party (and/or their respective authorised recipient(s)) in accordance the terms of the Quanex Confidentiality Agreement and (ii) any information relating specifically to the Transaction, in respect of which the parties' obligations shall remain in full force and effect without limit in time.

The Confidentiality Agreement also contains undertakings from each of Quanex and Tyman that, for a period of 18 months from the date of the Quanex Confidentiality Agreement, they shall not, and they shall procure that certain of their respective authorised representatives shall not, solicit, engage or employ any of the other party's key employees, save where a person contacts Quanex or Tyman (as applicable) on their own initiative or responds, without any approach or solicitation, to a general public advertisements made in the ordinary course of business and which was not specifically targeted at such person.

Quanex has also agreed to standstill arrangements pursuant to which Quanex has agreed, amongst other things, that, without the prior written consent of Tyman, Quanex will not, and will procure that certain connected persons of it shall not, acquire Tyman Shares or any interest in Tyman Shares. These restrictions fall away immediately following the making of this Announcement.

34

Teleios Confidentiality Agreement

Teleios Capital Partners LLC, Quanex and Tyman entered into a confidentiality agreement on 19 March 2024 (the "Teleios Confidentiality Agreement") pursuant to which each of Teleios Capital Partners LLC, Quanex and Tyman has undertaken to keep, and to procure that certain of their respective authorised representatives keep, confidential information relating to the other parties and/or to the Transaction confidential, to use such information solely in connection with discussions relating to the Transaction, and not to disclose such information to any third party (with certain exceptions). These confidentiality obligations will remain in force until 19 March 2025.

Co-operation Agreement

Quanex and Tyman entered into a co-operation agreement on 22 April 2024 (the "Co-operation Agreement") pursuant to which:

a.	Quanex has agreed to use all reasonable endeavours to secure all regulatory clearances and authorisations as soon as reasonably practicable following the date of this Announcement and in any event in sufficient time to enable the Effective Date to occur by the Long Stop Date;

b.	Quanex shall be responsible for determining the strategy for obtaining such regulatory clearances and authorisations after prior consultation with Tyman and after having taken into account Tyman's reasonable comments;

c.	Tyman and Quanex have agreed to certain customary undertakings to co-operate in relation to such regulatory clearances and authorisations;

d.	Quanex has agreed to provide Tyman with certain information for the purposes of the Scheme Document and to otherwise assist with the preparation of the Scheme Document;

e.	Quanex has provided certain undertakings in connection with the preparation and filing of the Proxy Statement (including undertaking to use its best endeavours to resolve comments received from the SEC) and obtaining the approval to the Quanex Share Proposal (including undertaking to use all reasonable endeavours to obtain approval to the Quanex Share Proposal); and

f.	Quanex has a right to switch to a Takeover Offer in specified circumstances and Quanex has agreed to certain provisions if the Scheme should switch to a Takeover Offer.

The Co-operation Agreement also contains provisions relating to the Tyman Share plans and other employee-related matters (and proposals to be implemented by Quanex) and directors’ and officers’ liability insurance.

The Co-operation Agreement will terminate with immediate effect:

a.	if Quanex and Tyman so agree in writing;

35

b.	Quanex invokes a Condition (in circumstances where invocation of the relevant Condition is permitted by the Panel) and the Scheme has been withdrawn (otherwise than as a result of a switch to a Takeover Offer) or, following such a switch, the Takeover Offer lapses;

c.	upon service of written notice by Quanex to Tyman if: (i) the Tyman Directors change their recommendation in respect of the Transaction; (ii) a competing offer (z) is recommended in whole or in part by the Tyman Directors, or (y) becomes effective or is declared or becomes unconditional; (iii) the Transaction is implemented by way of a Scheme and (x) the Court Meeting and General Meeting are not held on or before the 22nd day after the expected date of the Court Meeting and the General Meeting (as applicable) to be set out in the Scheme Document (or subsequent announcement of the timetable) (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required)), or (w) the Sanction Hearing is not held on or before the later of (A) the 22nd day after the expected day of the Sanction Hearing as set out in the Scheme Document (or subsequent announcement of the timetable); and (B) thirty days after all the Conditions have been satisfied or waived (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required));

d.	upon service of written notice by either Quanex or Tyman to the other if, prior to the Long Stop Date, any Condition which has not been waived is (or has become) incapable of satisfaction by the Long Stop Date (in circumstances where invocation of the relevant Condition (or confirmation that the Condition is incapable of satisfaction, as appropriate) is permitted by the Panel);

e.	if the Transaction is (with the consent of the Panel) withdrawn, terminates or lapses in accordance with its terms prior to the Long Stop Date (other than where (i) such lapse or withdrawal is as a result of the exercise of Quanex's right to effect a switch to a Takeover Offer or (ii) it is otherwise to be followed within five Business Days (or such other period as Quanex and Tyman may agree in writing) by a firm offer announcement made by Quanex (or a person acting in concert with Quanex) to implement the Transaction by a different offer or scheme on substantially the same or improved terms and which is (or is intended to be) recommended by the Tyman Directors; or

f.	unless otherwise agreed by Quanex and Tyman in writing or required by the Panel, if the Effective Date has not occurred by the Long Stop Date.

Clean Team and Joint Defence Agreement

Quanex, Tyman and certain of their respective external regulatory counsel entered into a clean team and joint defence agreement on 27 March 2024, to ensure that the exchange and/or disclosure of certain materials relating to the parties only takes place between their respective external regulatory counsel and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of privilege, right or immunity that might otherwise be available.

36

14.	Structure of the Transaction

It is intended that the Transaction will be implemented by means of a Court-approved scheme of arrangement between Tyman and Tyman Shareholders under Part 26 of the Companies Act. The purpose of the Scheme is to provide for Quanex to become the holder of the entire issued and to be issued ordinary share capital of Tyman. This is to be achieved by the transfer of the Tyman Shares to Quanex, in consideration for which the Tyman Shareholders will receive the cash and share consideration pursuant to the Main Offer, or if applicable the Capped All-Share Alternative, on the basis set out in paragraph 1 of this Announcement.

The Transaction will be put to Tyman Shareholders at the Court Meeting and at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. In addition, the Tyman Resolutions must be approved by the requisite majority or majorities at the General Meeting. The General Meeting will be held immediately after the Court Meeting.

The Scheme will also be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document.

Once the necessary approvals from Tyman Shareholders have been obtained and the other Conditions have been satisfied or (where applicable) waived, the Scheme must be sanctioned by the Court. The Scheme will only become Effective upon delivery of the Court Order to the Registrar of Companies for registration. Upon the Scheme becoming Effective, it will be binding on all Tyman Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting.

The Transaction will lapse if:

•	the Court Meeting and the General Meeting are not held by the 22nd day after the expected date of such meetings as set out in the Scheme Document (or such later date as may be agreed between Quanex and Tyman);

•	the Quanex Stockholder Meeting is not held by the 22nd day after the expected date or such meeting as set out in the Scheme Document (or such later date as may be agreed between Quanex and Tyman);

•	the Sanction Hearing is not held by the 22nd day after the expected date of such hearing as set out in the Scheme Document (or such later date as may be agreed between Quanex and Tyman); or

•	the Scheme does not become Effective by the Long Stop Date (or such later date as may be agreed between Quanex and Tyman).

Further details of the Scheme, including an indicative timetable for its implementation, will be set out in the Scheme Document, which, together with the Forms of Proxy and Form of Election, is expected to be despatched to Tyman Shareholders around May 2024. However, this timing may be delayed dependent on the timing of the filing of the Proxy Statement and the Panel has agreed to the request of Tyman and Quanex that, to the extent required, the publication of the Scheme Document may be delayed beyond the 28 day period required under paragraph 3(a) of Appendix 7 of the Takeover Code by Tyman in order that shareholder materials are published to Tyman Shareholders on or around the same date as the Proxy Statement is posted to Quanex Stockholders. To the extent a delay in publication is required, it is expected that shareholder materials would be published by the end of Q2 2024.

37

Quanex Stockholder Approval

In connection with the Transaction, Quanex intends to file a Proxy Statement with the SEC. Quanex may also file additional documents with the SEC in relation to the Transaction. Quanex urges Quanex Stockholders to read these materials carefully when they become available.

Quanex will be required to obtain approval of the Quanex Share Proposal by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal. The Quanex Directors intend unanimously to recommend that Quanex Stockholders vote in favour of the Quanex Share Proposal.

Quanex will send Quanex Stockholders the Proxy Statement, which will include a notice convening the Quanex Stockholder Meeting. The Transaction is conditional on, amongst other things, the Quanex Share Proposal being approved by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal.

It is expected that the Proxy Statement will be mailed to Quanex Stockholders once the SEC has completed its review or confirmed no review of the Proxy Statement, with the Quanex Stockholder Meeting being held as soon as possible thereafter.

Fractions of New Quanex Shares will not be issued to Tyman Shareholders. Instead, Tyman Shareholders who otherwise would have received a fraction of a New Quanex Share will receive an additional amount in cash, rounded down to the nearest cent, based on the amount obtained by multiplying such fraction by the closing sale price of Quanex Shares on the trading day immediately prior to the Effective Date. Any fractional entitlements of a Tyman Shareholder to New Quanex Shares under the Capped All-Share Alternative will be rounded down to the nearest whole number of New Quanex Shares per Tyman Shareholder. Fractional entitlements to New Quanex Shares will not be allotted or issued to such Tyman Shareholder but will be disregarded.

Details of how Tyman Shareholders can hold, access and trade the New Quanex Shares will be set out in the Scheme Document.

Right to switch to a Takeover Offer

Quanex reserves the right to elect to implement the Transaction by way of a Takeover Offer (with the consent of the Panel and subject to the terms of the Co-operation Agreement). If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer, the New Quanex Shares may be registered under the US Securities Act if no exemption from registration is available. If the Transaction is implemented by way of a Takeover Offer, it will be done in compliance with the applicable tender offer rules under the US Exchange Act, including any applicable exemptions provided thereunder.

38

15.	Conditions to the Transaction

The Transaction will be subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document.

As set out in Appendix 1 to this Announcement, the Transaction is conditional on the receipt or waiver of any applicable antitrust approvals or clearances in the United States and the United Kingdom.

Further, as also set out in Appendix 1 to this Announcement, the Transaction is conditional on, amongst other things, the following conditions:

•	approval of Tyman Shareholders at the Court Meeting and the General Meeting;

•	the issuance of the New Quanex Shares in connection with the Transaction having been approved by Quanex Stockholders at the Quanex Stockholder Meeting;

•	NYSE having approved, and not withdrawn such approval, the listing of the New Quanex Shares to be issued, subject to official notice of issuance;

•	the satisfaction or, where applicable, waiver of all other Conditions prior to the sanction of the Scheme by the Court (which are capable of satisfaction or waiver prior to the sanction hearing);

•	the sanction of the Scheme by the Court; and

•	the delivery of a copy of the Court Order to the Registrar of Companies for registration.

16.	De-listing and re-registration

Before the Scheme becoming Effective, it is intended that applications will be made to the London Stock Exchange to cancel trading in Tyman Shares on the Main Market and to the FCA to cancel the listing of the Tyman Shares from the Official List, in each case with effect from or shortly following the Effective Date. The last day of dealings in, and registration of transfers of, Tyman Shares on the London Stock Exchange is expected to be the Business Day immediately prior to the Sanction Hearing and no transfers will be registered after 6.00 p.m. (London time) on that date. No dealings in Tyman Shares will be registered after this date.

On the Effective Date, share certificates in respect of Tyman Shares will cease to be valid and entitlements to Tyman Shares held within the CREST system will be cancelled.

It is also proposed that, following the Effective Date and after its shares are delisted, Tyman will be re-registered as a private limited company under the relevant provisions of the Companies Act. It is also proposed that, following the Effective Date and after its shares are delisted, Tyman's financial year end is changed to 31 October to align with the financial year end for the Quanex Group.

39

17.	Listing and dealing of New Quanex Shares

An application will be made to NYSE for the New Quanex Shares to be listed on the NYSE. It is expected that listing of the New Quanex Shares will become effective and that dealings for normal settlement will commence at 9.30 a.m. (New York time) on the first Business Day after the Effective Date.

The Quanex Shares are already listed on the NYSE and enabled for electronic settlement through the Depository Trust Company ("DTC"). It is expected that the New Quanex Shares, when issued and fully paid, will be capable of being held and transferred electronically through DTC. The New Quanex Shares will trade under Quanex’s current trading symbol NX.

Quanex intends prior to completion of the Transaction to establish a CREST depositary interest dealing facility for the benefit of Tyman Shareholders so as to facilitate the trading of Quanex Shares from outside the USA. Details of how UK shareholders can hold, access and trade the New Quanex Shares will be set out in the Scheme Document.

18.	Disclosure of Interests in Tyman

As at the close of business on the Latest Practicable Date, save for the irrevocable undertakings referred to in paragraph 5 of this Announcement, neither Quanex, nor any of its directors, nor, so far as Quanex is aware, any person acting in concert (within the meaning of the Takeover Code) with it had:

(i)	any interest in or right to subscribe for any relevant securities of Tyman;

(ii)	any short positions in respect of relevant Tyman Shares (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery;

(iii)	borrowed or lent any relevant Tyman Shares (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Takeover Code), save for any borrowed shares which had been either on-lent or sold; or

(iv)	entered into any dealing arrangement of the kind referred to in Note 11 on the definition of acting in concert in the Takeover Code.

"interests in securities" for these purposes arise, in summary, when a person has long economic exposure, whether absolute or conditional, to changes in the price of securities (and a person who only has a short position in securities is not treated as interested in those securities). In particular, a person will be treated as having an 'interest' by virtue of the ownership, voting rights or control of securities, or by virtue of any agreement to purchase, option in respect of, or derivative referenced to, securities.

19.	General

The Transaction will be made subject to the Conditions and further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document. The bases and sources of certain financial information contained in this Announcement are set out in Appendix 2 to this Announcement. A summary of the irrevocable undertakings given in relation to the Transaction is contained in Appendix 3 to this Announcement. The Quantified Financial Benefits Statement, together with the reports from KPMG, Quanex's reporting accountants and UBS, Quanex's sole financial adviser as required under Rule 28.1(a) of the Takeover Code is contained in Appendix 4 to this Announcement. Certain terms used in this Announcement are defined in Appendix 5 to this Announcement.

40

UBS, Greenhill, Deutsche Numis and KPMG have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.

20.	Documents available on website

Copies of the following documents will be made available on Quanex's and Tyman's websites at https://www.roadto2b.com/ and https://www.tymanplc.com/investor-relations respectively until the end of the Transaction:

•	a copy of this Announcement;

•	documents relating to Quanex's financing of the Transaction;

•	the irrevocable undertakings referred to in paragraph 5 above and summarised in Appendix 3 to this Announcement;

•	the Quanex Confidentiality Agreement and the Teleios Confidentiality Agreement referred to in paragraph 13 above;

•	the Co-operation Agreement referred to in paragraph 13 above;

•	the Clean Team and Joint Defence Agreement referred to in paragraph 13 above; and

•	the written consent letter from each of UBS, Greenhill, Deutsche Numis and KPMG as referred to in paragraph 19 above.

The content of the websites referred to in this Announcement is not incorporated into and does not form part of this Announcement.

Enquiries:

Quanex
Scott Zuehlke – Senior Vice President, Chief Financial Officer and Treasurer	+1 713 877 5327

UBS
(Sole Financial adviser to Quanex)
London: Joe Hannon, Romine Hakme, Josh Chauhan	+44 20 7567 8000
New York: Simon Smith, Jane Zovak, Vijay Kumra	+1 212 713 2000

Joele Frank, Wilkinson Brimmer Katcher
(PR adviser to Quanex)
Arielle Rothstein	+1 212 355 4449
Andrew Siegel
Lyle Weston

41

Tyman
Rutger Helbing – Chief Executive Officer	+44 207 976 8000
Jason Ashton – Chief Financial Officer

Greenhill
(Lead Financial adviser to Tyman)
Charles Montgomerie	+44 207 1987400
David Wyles
Charles Spencer

Deutsche Numis
(Financial adviser and Corporate broker to Tyman)
Jonathan Wilcox	+44 207 260 1000
Richard Thomas

MHP Group
(PR adviser to Tyman)
Reg Hoare	+44 7801 894577 / tyman@mhpgroup.com
Rachel Farrington
Matthew Taylor

Travers Smith LLP is acting as English legal adviser to Quanex and Foley & Lardner LLP is acting as US legal adviser to Quanex in connection with the Transaction.

Latham and Watkins (London) LLP is acting as legal adviser to Tyman in connection with the Transaction.

Important notices about financial advisers

UBS AG London Branch ("UBS") is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the Prudential Regulation Authority ("PRA") and subject to regulation in the United Kingdom by the Financial Conduct Authority ("FCA") and limited regulation in the United Kingdom by the PRA. UBS is acting exclusively as sole financial adviser to Quanex and for no one else in connection with the Transaction and will not be responsible to anyone other than Quanex for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement. Neither UBS nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of UBS in connection with the Transaction, this Announcement and any statement contained herein or otherwise.

Greenhill & Co. International LLP ("Greenhill"), an affiliate of Mizuho, which is authorised and regulated in the United Kingdom by the FCA, is acting as lead financial adviser to Tyman and for no one else in connection with the Transaction and will not be responsible to anyone other than Tyman for providing the protections afforded to its clients nor for providing advice in relation to the Transaction, the contents of this Announcement or any other matters referred to in this Announcement.

42

Numis Securities Limited (trading for these purposes as Deutsche Numis) ("Deutsche Numis"), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as exclusively for Tyman and no one else in connection with the matters described in this Announcement and will not be responsible to anyone other than Tyman for providing the protections afforded to clients of Deutsche Numis, or for providing advice in connection with the matters referred to herein. Neither Deutsche Numis nor any of its group undertakings or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Numis in connection with this Announcement or any matter referred to herein.

No Offer or Solicitation

This Announcement is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Announcement is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the US Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the Transaction are anticipated to be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) of the US Securities Act.

The Transaction will be made solely by means of the Scheme Document to be published by Tyman in due course, or (if applicable) pursuant to an Offer Document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the Transaction. Any decision in respect of, or other response to, the Transaction, should be made only on the basis of the information contained in such document(s). As explained below, if Quanex ultimately seeks to implement the Transaction by way of a Takeover Offer, that offer will be made in compliance with applicable US laws and regulations.

This Announcement does not constitute a prospectus or a prospectus exempted document.

This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions other than England and Wales.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Quanex or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Tyman outside of the US, other than pursuant to the Transaction, until the date on which the Transaction and/or Scheme becomes Effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases or arrangements to purchase will be disclosed as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

43

Important Additional Information will be Filed with the SEC

This Announcement may not be deemed to be solicitation material in respect of the Transaction, including the issuance of the New Quanex Shares. In connection with the Transaction, Quanex is expected to file with the Proxy Statement with the SEC. To the extent Quanex effects the Transaction as a Scheme under English law, the issuance of New Quanex Shares would not be expected to require registration under the US Securities Act in reliance upon an exemption pursuant to Section 3(a)(10) of the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement on Form S-4 with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. BEFORE MAKING ANY VOTING DECISION, QUANEX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT (OR, IF APPLICABLE, THE OFFER DOCUMENT), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Quanex’s Stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement (or, if applicable, the registration statement on Form S-4), including the scheme document and/or offer document (as referred to above), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Quanex’s stockholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents (when available) by directing a written request to Quanex (Attention: Investor Relations), or from Quanex’s website at https://investors.quanex.com/.

Participants in the Solicitation

Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the Quanex Stockholders in respect of the Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Quanex Stockholders in connection with the Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the Proxy Statement when it is filed with the SEC. Information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.

Overseas jurisdictions

The release, publication or distribution of this Announcement in or into jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this Announcement comes should inform themselves about, and observe, such restrictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their Tyman Shares at the Court Meeting or General Meeting, or to appoint another person as proxy to vote at the Court Meeting or General Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Further details in relation to the Overseas Shareholders will be contained in the Scheme Document (or, if the Transaction is to be implemented by a Takeover Offer, the Offer Document). Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Transaction disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by Quanex or required by the Takeover Code, and permitted by applicable law and regulation, the Transaction will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any such means from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction and no person may vote in favour of the Transaction by use of mail or any other means of instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

44

Accordingly, copies of this Announcement and all documents relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Transaction (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Transaction. If the Transaction is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Transaction may not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Transaction will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction.

The availability of the Transaction or of New Quanex Shares pursuant to the Transaction to Tyman Shareholders who are not resident in the United Kingdom or the ability of those persons to hold such shares may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

The Transaction shall be subject to English law and the jurisdiction of the Court and to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the FCA, the Listing Rules and the Registrar of Companies.

Additional information for US investors in Tyman

Tyman Shareholders in the United States should note that the Transaction relates to the securities of a UK company and is proposed to be effected by means of a scheme of arrangement under English law. This Announcement, the Scheme Document and certain other documents relating to the Transaction have been or will be prepared in accordance with English law, the Takeover Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act. Accordingly, the Transaction is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the United States tender offer rules. If, in the future, Quanex exercises the right to implement the Transaction by way of a Takeover Offer and determines to extend the offer into the United States, the Transaction will be made in compliance with applicable United States laws and regulations, including any applicable exemptions under the US Securities Act or US Exchange Act.

Tyman's financial statements, and all financial information that is included in this Announcement or that may be included in the Scheme Document, or any other documents relating to the Transaction, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to financial statements of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles ("US GAAP"). The financial information included in this Announcement and the Scheme documentation in relation to Quanex has been or will have been prepared in accordance with US GAAP, except as otherwise specified therein.

45

It may be difficult for US holders to enforce their rights and claims arising out of the US federal securities laws, since Tyman is located outside of the US, and some or all of its officers and directors may be residents of countries other than the US. US holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The New Quanex Shares to be issued pursuant to the Transaction have not been registered under the US Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the US Securities Act. The New Quanex Shares to be issued pursuant to the Transaction will be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) under the US Securities Act. If, in the future, Quanex exercises its right to implement the Transaction by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Quanex Shares. In this event, Tyman Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Quanex’s Investor Relations team identified above.

New Quanex Shares issued to persons other than “affiliates” of Quanex (defined as certain control persons, within the meaning of Rule 144 under the US Securities Act) will be freely transferable under US federal securities laws and regulations following the Transaction. Persons (whether or not US persons) who are or will be “affiliates” of Quanex within 90 days prior to, or after, the Effective Date will be subject to certain transfer restrictions relating to the New Quanex Shares under US federal securities laws and regulations.

Forward-looking statements

This Announcement contains “forward-looking statements” with respect to the Quanex Group and the Tyman Group. These statements are based on the current expectations of the management of Quanex and/or Tyman and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this document include statements relating to the expected effects of the Transaction on Tyman and/or Quanex, the expected timing and scope of the Transaction, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of Quanex or Tyman. Although Tyman and/or Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Tyman and/or Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Transaction will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Transaction (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Transaction is implemented, the inability of the Enlarged Group to integrate successfully Quanex’s and Tyman’s operations when (and if) the Transaction is implemented and the Enlarged Group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Transaction when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement.

46

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to Quanex or Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

Use of Non-GAAP financial information

Quanex uses the non-GAAP measures of adjusted EBITDA and net debt in this Announcement. These non-GAAP financial measures are provided to enhance the user’s understanding of Quanex’s past financial performance and its prospects for the future. Quanex’s management team uses these non-GAAP financial measures in assessing Quanex’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by Quanex to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with Quanex’s consolidated financial statements prepared in accordance with U.S. GAAP.

Quanex is unable to provide a reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of Quanex. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

No profit forecasts or estimates

No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for Tyman or Quanex for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Tyman or Quanex.

Quantified Financial Benefits Statement

The statements in the Quantified Financial Benefits Statement relate to future actions and circumstances which by their nature, involve risks, uncertainties and contingencies. The synergies and cost savings referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Enlarged Group’s earnings in the first full year following the Effective Date, or in any subsequent period, would necessarily match or be greater than or be less than those of Quanex and/or Tyman for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Takeover Code, the Quantified Financial Benefits Statement is the responsibility of Quanex and the Quanex Directors.

47

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Right to switch to a Takeover Offer

Quanex reserves the right to elect, with the consent of the Panel, and subject to the terms of the Co-operation Agreement, to implement the Transaction by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Tyman as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Quanex so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix 1 to this Announcement. Upon sufficient acceptances being received in respect of such Takeover Offer, Quanex intends to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act so as to acquire compulsorily the remaining Tyman Shares in respect of which the Takeover Offer has not been accepted.

48

Publication of this Announcement on website

A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 of the Takeover Code will be available, free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Quanex's website at https://www.roadto2b.com/ and Tyman's website at https://www.tymanplc.com/investor-relations by no later than 12:00 p.m. (London time) on the Business Day following this Announcement.

For the avoidance of doubt, the contents of these websites and any websites accessible from hyperlinks on these websites are not incorporated into, and do not form part of, this Announcement.

Information relating to Tyman Shareholders

Please be aware that addresses, electronic addresses and certain information provided by Tyman Shareholders, persons with information rights and other relevant persons for the receipt of communications from Tyman may be provided to Quanex during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.

Right to receive documents in hard copy form

Any person entitled to receive a copy of documents, announcements and information relating to the Transaction is entitled to receive such documents in hard copy form free of charge. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. A person may also request that all future documents, announcements and information in relation to the Transaction are sent to them in hard copy form.

In accordance with Rule 30.3 of the Takeover Code, Tyman Shareholders, persons with information rights and participants in Tyman Share Plans may request a hard copy of this Announcement by contacting Tyman's registrars, Link Group, on +44 (0) 371 277 1020. Lines are open from 9 a.m. to 5.30 p.m. (London time) Monday to Friday. Calls are charged at the standard geographical rate and will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate.

Please note the Shareholder Helpline cannot provide advice on the merits of the Transaction or the Scheme nor give any financial, investment, legal or tax advice.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

49

General

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.

Rule 2.9

For the purposes of Rule 2.9 of the Takeover Code, Tyman confirms that, as at the Latest Practicable Date, it had in issue 196,322,249 ordinary shares of £0.05 each (excluding 439,810 ordinary shares held in treasury). The International Securities Identification Number ("ISIN") of the Tyman Shares is GB00B29H4253.

For the purposes of Rule 2.9 of the Takeover Code, Quanex confirms that, as at the Latest Practicable Date, it had in issue 33,111,593 shares of common stock (excluding 4,015,431 shares of common stock held in treasury). The ISIN of the Quanex Shares is US7476191041.

50

Appendix 1
CONDITIONS TO AND FURTHER TERMS OF THE SCHEME AND THE TRANSACTION

PART A: CONDITIONS TO THE SCHEME AND THE TRANSACTION

Long Stop Date

1.	The Transaction will be conditional upon the Scheme becoming unconditional and being Effective, subject to the provisions of the Takeover Code, by no later than the Long Stop Date.

Scheme approval

2.	The Scheme will be conditional upon:

(a)

(i)	its approval by a majority in number of the Scheme Shareholders (or the relevant class or classes thereof, if applicable), present and voting (and entitled to vote), either in person or by proxy, at the Court Meeting (and at any separate class meeting which may be required by the Court, if applicable), or at any adjournment of the Court Meeting, and who represent at least 75 per cent. in value of the Scheme Shares voted by those Scheme Shareholders; and

(ii)	such Court Meeting (and any separate class meeting which may be required by the Court, if applicable) being held on or before the 22nd day after the expected date of such meeting to be set out in the Scheme Document (or such later date as may be agreed by Quanex and Tyman, with the consent of the Panel, and the Court may approve (if such approval is required));

(b)

(i)	the Tyman Resolutions being duly passed by the requisite majority or majorities of Tyman Shareholders at the General Meeting (or any adjournment of it); and

(ii)	such General Meeting being held on or before the 22nd day after the expected date of such meeting to be set out in the Scheme Document (or such later date as may be agreed by Quanex and Tyman, with the consent of the Panel, and the Court may approve (if such approval is required));

(c)

(i)	the sanction of the Scheme by the Court (with or without modification, but subject to any modification being on terms acceptable to Tyman and Quanex) and the delivery of a copy of the Court Order to the Registrar of Companies; and

51

(ii)	the Sanction Hearing being held on or before the 22nd day after the expected date of such hearing to be set out in the Scheme Document (or such later date as may be agreed by Quanex and Tyman, with the consent of the Panel, and the Court may approve (if such approval is required)).

In addition, subject as stated in Part B below, and to the requirements of the Panel, Quanex and Tyman have agreed that the Transaction will be conditional upon the following Conditions and, accordingly, the Court Order will not be delivered to the Registrar of Companies unless such Conditions (as amended if appropriate) have been satisfied (and continue to be satisfied pending the commencement of the Sanction Hearing) or, where relevant, waived:

New Quanex Shares

3.	the approval of the Quanex Share Proposal by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal;

4.	NYSE having approved, and not withdrawn such approval, the listing of the New Quanex Shares to be issued, subject to official notice of issuance;

Anti-trust and regulatory clearances

5.	all necessary notifications and filings having been made and all applicable waiting periods (including any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations made thereunder, having expired, lapsed or been terminated as appropriate in each case in respect of the Transaction;

6.	one of the following having occurred:

(a)	the CMA having indicated in a response to a submission of a briefing paper that it has no further questions at that stage in relation to the Transaction; and as at the date on which all other Conditions are satisfied or waived, the CMA has not: (i) requested submission of a merger notice; (ii) given notice to either party that it is commencing a Phase 1 investigation; (iii) indicated that the statutory review period in which the CMA has to decide whether to make a reference under section 34ZA Enterprise Act 2002 has begun; or (iv) requested documents or attendance by witnesses under section 109 of the Enterprise Act 2002 which may indicate that it intends to commence the aforementioned statutory review period in respect of the Transaction; or

(b)	where the CMA has commenced an investigation following the submission of a merger notice or a briefing paper, the CMA:

52

(i)	in accordance with section 33(1) of the Enterprise Act 2002, announcing that it has decided not to refer the Transaction to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013 (a "Referral"); or

(ii)	in accordance with section 73(2) of the Enterprise Act 2002, formally accepting undertakings in lieu of a Referral offered by Quanex, or a modified version of them;

7.	if and to the extent that any or all of Conditions 5 and 6 are waived or are not invoked by Quanex, all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals from the authorities referred to in or relevant to Conditions 5 and 6 (for the purposes of this Condition 7 each a "Clearance") including, without limitation, any Clearance in connection with a Referral and/or any "phase 2" or similar "in depth" review by any of the authorities referred to in or relevant to Conditions 5 and 6 having been obtained;

Notifications, waiting periods and Authorisations

8.	all notifications, filings or applications which are necessary or reasonably considered appropriate or desirable by Quanex having been made in connection with the Transaction and all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with in each case in respect of the Transaction and its implementation and all Authorisations reasonably necessary or appropriate for or in respect of the Transaction and, except pursuant to Chapter 3 of Part 28 of the Companies Act, the acquisition of any shares or other securities in, or control or management of, Tyman or any other member of the Wider Tyman Group by any member of the Wider Quanex Group having been obtained in terms and in a form reasonably satisfactory to Quanex from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider Tyman Group or the Wider Quanex Group has entered into contractual arrangements and all such Authorisations necessary, appropriate or desirable to carry on the business of any member of the Wider Tyman Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Transaction becomes otherwise unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

General antitrust and regulatory

9.	no antitrust regulator or Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to, in any case to an extent or in a manner which is or would be material in the context of the Wider Tyman Group taken as a whole or in the context of the Transaction:

53

(a)	require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Quanex Group or by any member of the Wider Tyman Group of all or any material part of its businesses, assets or property or impose any limitation on the ability of all or any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof);

(b)	except pursuant to Chapter 3 of Part 28 of the Companies Act, require any member of the Wider Quanex Group or the Wider Tyman Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider Tyman Group or any asset owned by any Third Party (other than in connection with the implementation of the Transaction);

(c)	impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Quanex Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares, loans or securities convertible into shares or any other securities (or the equivalent) in Tyman or on the ability of any member of the Wider Tyman Group or any member of the Wider Quanex Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares, loans or securities convertible into shares or any other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Tyman Group;

(d)	otherwise adversely affect any or all of the business, assets, profits or prospects of any member of the Wider Tyman Group or the Wider Quanex Group;

(e)	result in any member of the Wider Tyman Group or any member of the Wider Quanex Group ceasing to be able to carry on business under any name under which it presently carries on business;

(f)	make the Scheme or the Transaction, its implementation or the acquisition of any shares or other securities in, or control or management of, Tyman or any member of the Wider Tyman Group by any member of the Wider Quanex Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly prevent or prohibit, restrict, restrain, or delay or otherwise materially interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge, impede, interfere or require material amendment of the Scheme and/or the Transaction or the acquisition of any shares or other securities in, or control or management of, Tyman or any member of the Wider Tyman Group by any member of the Wider Quanex Group;

54

(g)	require, prevent or delay a divestiture by any member of the Wider Quanex Group of any shares or other securities (or the equivalent) in any member of the Wider Tyman Group or any member of the Wider Quanex Group;

(h)	impose any limitation on the ability of any member of the Wider Quanex Group or any member of the Wider Tyman Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Quanex Group and/or the Wider Tyman Group;

(i)	require any member of the Wider Tyman Group or the Wider Quanex Group to terminate or vary in any material way any material contract to which any member of the Wider Tyman Group or the Wider Quanex Group is a party;

(j)	require any member of the Wider Quanex Group or any member of the Wider Tyman Group or any of their respective affiliates to: (i) invest, contribute or loan any capital or assets to; (ii) guarantee or pledge capital assets for the benefit of any member of the Wider Quanex Group or any member of the Wider Tyman Group; or

(k)	otherwise materially adversely affect any or all of the business, assets, profits or prospects of any member of the Wider Tyman Group or any member of the Wider Quanex Group,

and all applicable waiting and other time periods (including any extensions of them) during which any such antitrust regulator or Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Transaction or the acquisition of any Tyman Shares or otherwise intervene having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement, etc.

10.	except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Tyman Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or subject to or any event or circumstance which, as a consequence of the Transaction or the proposed acquisition or the acquisition by any member of the Wider Quanex Group of any shares or other securities (or the equivalent) in Tyman or because of a change in the control or management of any member of the Wider Tyman Group or otherwise, would or might reasonably be expected to result in, in each case to an extent which is material in the context of the Wider Tyman Group as a whole:

(a)	any monies borrowed by, or any other indebtedness or liabilities, actual or contingent, of, or any grant available to, any member of the Wider Tyman Group being or becoming repayable, or capable of being declared repayable, immediately or before its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

55

(b)	save in the ordinary course of business, the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interests of any member of the Wider Tyman Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) being enforced or becoming enforceable;

(c)	any such arrangement, agreement, lease, licence, franchise, permit or other instrument being terminated or becoming capable of being terminated or adversely modified or the rights, liabilities, obligations or interests of any member of the Wider Tyman Group being terminated or adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

(d)	any liability of any member of the Wider Tyman Group to make any severance, termination, bonus or other payment to any of its directors, or other officers;

(e)	the rights, liabilities, obligations, interests or business of any member of the Wider Tyman Group or any member of the Wider Quanex Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider Tyman Group or any member of the Wider Quanex Group in or with any other person or body or firm or company (or any agreement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(f)	any member of the Wider Tyman Group ceasing to be able to carry on business under any name under which it presently carries on business;

(g)	the business, assets, profits, value of, or the financial or trading position or prospects of, any member of the Wider Tyman Group being prejudiced or adversely affected; or

(h)	the creation or acceleration of any material liability (actual or contingent) by any member of the Wider Tyman Group other than trade creditors or other liabilities incurred in the ordinary course of business, and, except as Disclosed, no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Tyman Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or might result in any of the events or circumstances as are referred to in Conditions 10(a) to (h).

56

Certain events occurring since 31 December 2023

11.	Except as Disclosed, no member of the Wider Tyman Group having since 31 December 2023:

(a)	issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of Tyman Shares out of treasury (except, where relevant, as between Tyman and wholly-owned subsidiaries of Tyman or between the wholly-owned subsidiaries of Tyman and except for the issue or transfer out of treasury of Tyman Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the Tyman Share Plans);

(b)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than: (i) the FY23 Dividend and (ii) dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly-owned subsidiary of Tyman to Tyman or any of its wholly-owned subsidiaries;

(c)	other than pursuant to the Transaction (and except for transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Tyman and transactions in the ordinary course of business) implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or offer or disposal of assets or shares or loan capital (or the equivalent thereof) in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(d)	except for: (i) transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Tyman and (ii) transactions in the ordinary course of business, disposed of, or transferred, mortgaged or created any security interest over any material asset or any right, title or interest in any material asset or authorised, proposed or announced any intention to do so;

(e)	except for transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Tyman, issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness, in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

57

(f)	entered into any licence or other disposal of intellectual property rights of any member of the Wider Tyman Group which are material in the context of the Wider Tyman Group taken as a whole;

(g)	entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, unusual or onerous nature or magnitude or which is or which involves or could involve an obligation of a nature or magnitude which is reasonably likely to be restrictive on the business of any member of the Wider Tyman Group;

(h)	entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary the terms of any contract, service agreement, commitment or arrangement with any director or senior executive of any member of the Wider Tyman Group, except for salary increases, bonuses or variations of terms in the ordinary course;

(i)	proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider Tyman Group;

(j)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in sub-paragraph (a) above, made any other change to any part of its share capital;

(k)	except in the ordinary course of business, waived, compromised or settled any claim which is material in the context of the Wider Tyman Group as a whole;

(l)	terminated or varied the terms of any agreement or arrangement between any member of the Wider Tyman Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position of the Wider Tyman Group taken as a whole;

(m)	made any material alteration to its memorandum or articles of association or other constitutional documents;

(n)	except in relation to changes made or agreed as a result of, or arising from, changes to legislation, made or agreed or consented to any change to:

58

(i)	the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider Tyman Group for its directors, employees or their dependants;

(ii)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(iii)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(iv)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to;

(o)	been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(p)	taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any of its material assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(q)	except for transactions between Tyman and its wholly-owned subsidiaries or between the wholly-owned subsidiaries, made, authorised, proposed or announced an intention to propose any change in its loan capital;

(r)	entered into, implemented or authorised the entry into, any joint venture, asset or profit-sharing arrangement, partnership, merger of business or corporate entities, composition, assignment, reconstruction, amalgamation, commitment, scheme or other similar transaction or arrangement (other than the Scheme) which is material in the context of the Wider Tyman Group taken as a whole or in the context of the Transaction;

(s)	having taken (or agreed or proposed to take) any action which requires or would require, the consent of the Panel or the approval of Tyman Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code; or

(t)	entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition 11 which is material in the context of the Wider Tyman Group taken as a whole;

59

No adverse change, litigation, regulatory enquiry or similar

12.	except as Disclosed, since 31 December 2023 there having been:

(a)	no adverse change and no circumstance having arisen which would or might be expected to result in any adverse change or deterioration in, the business, assets, value, financial or trading position or profits or prospects or operational performance of any member of the Wider Tyman Group which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(b)	no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of, any member of the Wider Tyman Group or to which any member of the Wider Tyman Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of, any member of the Wider Tyman Group, in each case which is or might reasonably be expected to be material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(c)	no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Tyman Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider Tyman Group, in each case which might reasonably be expected to have a material adverse effect on the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(d)	no contingent or other liability having arisen or become apparent to Quanex or increased which is reasonably likely to affect adversely the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Tyman Group to an extent which is material in the context of the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

(e)	no steps having been taken and no omissions having been made which are reasonably likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Tyman Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which might reasonably be expected to have a material adverse effect on the Wider Tyman Group taken as a whole or is material in the context of the Transaction; and

(f)	no member of the Wider Tyman Group having conducted its business in breach of any applicable laws or regulations which might reasonably be expected to have a material adverse effect on the Wider Tyman Group taken as a whole or is material in the context of the Transaction;

60

No discovery of certain matters regarding information, liabilities and environmental issues

13.	except as Disclosed, Quanex not having discovered that:

(a)	any financial, business or other information concerning the Wider Tyman Group publicly announced before the date of this Announcement or disclosed at any time to any member of the Wider Quanex Group by or on behalf of any member of the Wider Tyman Group before the date of this Announcement is misleading, contains a material misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading;

(b)	any member of the Wider Tyman Group or any partnership, company or other entity in which any member of the Wider Tyman Group has a significant economic interest and which is not a subsidiary undertaking of Tyman is, otherwise than in the ordinary course of business, subject to any liability, contingent or otherwise which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

(c)	any past or present member of the Wider Tyman Group has not complied with all applicable legislation, regulations or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human or animal health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any material liability including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider Tyman Group, in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

(d)	there has been a disposal, discharge, spillage, accumulation, release, leak, emission or the migration, production, supply, treatment, storage, transport or use of any waste or hazardous substance or any substance likely to impair the environment (including any property) or harm human or animal health which (whether or not giving rise to non-compliance with any law or regulation), would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider Tyman Group, in each case to an extent which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

61

(e)	there is or is reasonably likely to be any obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider Tyman Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto; or

(f)	circumstances exist (whether as a result of making the Transaction or otherwise) which would be reasonably likely to lead to any Third Party instituting (or whereby any member of the Wider Tyman Group would be likely to be required to institute), an environmental audit or take any steps which would in any such case be reasonably likely to result in any actual or contingent liability to improve or install new plant or equipment or to make good, repair, reinstate or clean up any property of any description or any asset now or previously owned, occupied or made use of by any past or present member of the Wider Tyman Group (or on its behalf) or by any person for which a member of the Wider Tyman Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, which is material in the context of the Wider Tyman Group taken as a whole or material in the context of the Transaction;

Intellectual property

14.	no circumstance having arisen or event having occurred in relation to any intellectual property owned or used by any member of the Wider Tyman Group, including:

(a)	any member of the Wider Tyman Group losing its title to any intellectual property used in its business, or any intellectual property owned by the Wider Tyman Group being revoked, cancelled or declared invalid, which is material in the context of the Wider Tyman Group taken as a whole;

(b)	any claim being asserted in writing or threatened in writing by any person challenging the ownership of any member of the Wider Tyman Group to, or the validity or effectiveness of, any of its intellectual property; or

(c)	any agreement regarding the use of any intellectual property licensed to or by any member of the Wider Tyman Group being terminated or varied, which is material in the context of the Wider Tyman Group taken as a whole; and

62

Anti-corruption, sanctions and criminal property

15.	except as Disclosed, Quanex not having discovered:

(a)	(i) any past or present member, director, officer or employee of the Wider Tyman Group is or has at any time engaged in any activity, practice or conduct would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977, as amended, or any other anti-corruption legislation applicable to the Wider Tyman Group; or (ii) any person that performs or has performed services for or on behalf of the Wider Tyman Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption legislation;

(b)	any asset of any member of the Wider Tyman Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule, or regulation concerning money laundering or proceeds of crime or any member of the Wider Tyman Group is found to have engaged in activities constituting money laundering under any applicable law, rule, or regulation concerning money laundering;

(c)	any past or present member, director, officer or employee of the Wider Tyman Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (i) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by applicable UK, US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or HM Treasury & Customs; or (ii) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United Kingdom, the United States, the European Union or any of its member states; or

(d)	a member of the Wider Tyman Group has engaged in any transaction or conduct which would cause any member of the Wider Quanex Group to be in breach of any applicable law or regulation upon its Transaction of Tyman, including the economic sanctions of the United States Office of Foreign Assets Control or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United Kingdom, the United States, the European Union or any of its member states.

63

PART B: CERTAIN FURTHER TERMS OF THE TRANSACTION

1.	The Transaction will be subject to the satisfaction (or waiver, if capable of waiver) of the Conditions, and to the full terms and conditions which will be set out in the Scheme Document.

2.	Conditions 2(a), 2(b) and 3 to 15 (inclusive) of Part A above must each be fulfilled, determined by Quanex to be or to remain satisfied or (if capable of waiver) be waived by Quanex by no later than 11.59 p.m. (London time) on the date immediately preceding the date of the Sanction Hearing, failing which the Scheme will, with the consent of the Panel (if required), lapse.

3.	Notwithstanding the paragraph above, subject to the requirements of the Panel and the Takeover Code, Quanex reserves the right in its sole discretion to waive:

(a)	the deadline set out in Condition 1 of Part A above, and any deadlines set out in Condition 2 of Part A above for the timing of the Court Meeting, the General Meeting and the Sanction Hearing. If any such deadline is not met, Quanex will make an announcement by 8.00 a.m. (London time) on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Tyman to extend the deadline in relation to the relevant Condition. In all other respects, Conditions 1 and 2 of Part A above cannot be waived; and

(b)	in whole or in part, all or any of Conditions 8 to 15 (inclusive) of Part A above.

4.	Quanex will be under no obligation to waive (if capable of waiver) or to treat as fulfilled any of the Conditions by a date earlier than the latest date for the fulfilment of that Condition, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

5.	If Quanex is required by the Panel to make an offer for Tyman Shares under the provisions of Rule 9 of the Takeover Code, Quanex may make such alterations to any of the above Conditions and terms of the Transaction as are necessary to comply with the provisions of that Rule.

6.	Under Rule 13.5(a) of the Takeover Code, Quanex may only invoke a Condition that is subject to Rule 13.5(a) of the Takeover Code so as to cause the Transaction not to proceed, to lapse or to be withdrawn with the consent of the Panel. The Panel will normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to Quanex in the context of the Transaction. This will be judged by reference to the facts of each case at the time that the relevant circumstances arrive.

7.	Any condition that is subject to Rule 13.5(a) may be waived by Quanex.

64

8.	Conditions 1, 2, 3 and 4 of Part A above (and, if applicable, any acceptance condition if the Transaction is implemented by means of a Takeover Offer) are not subject to Rule 13.5(a) of the Takeover Code.

9.	Each of the Conditions will be regarded as a separate Condition and will not be limited by reference to any other Condition.

10.	The Tyman Shares to be acquired under the Transaction will be acquired with full title guarantee, fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of value (whether by reduction of share capital or share premium account or otherwise) made, on or after the Effective Date (other than the FY23 Dividend or any dividend in respect of which a corresponding reduction in the consideration payable in respect of each Tyman Share has been made as described in paragraph 11 below).

11.	Subject to the terms of the Scheme, if, on or after the date of this Announcement, any dividend, distribution and/or other return of value is announced (other than the FY23 Dividend), Quanex reserves the right (without prejudice to any right of Quanex, with the consent of the Panel, to invoke Condition 11(b) of Part A above) to reduce the consideration by the amount of any such dividend, distribution or other return of value (other than, or in excess of, the FY23 Dividend), in which case: (a) any reference in this Announcement or in the Scheme Document to the consideration for the Tyman Shares will be deemed to be a reference to the consideration as so reduced (and accordingly, the Main Offer and the Capped All-Share Alternative); and (b) the relevant eligible Tyman Shareholders will be entitled to receive and retain such dividend or distribution. To the extent that any such dividend or other distribution announced, declared or paid is: (i) transferred pursuant to the Transaction on a basis which entitles Quanex to receive the dividend or distribution and to retain it; or (ii) cancelled, the consideration will not be subject to change in accordance with this paragraph 11. Any exercise by Quanex of its rights referred to in this paragraph 11 shall be the subject of an announcement and the consent of the Panel and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Transaction.

12.	Fractions of New Quanex Shares will not be issued to Tyman Shareholders. Instead, Tyman Shareholders who otherwise would have received a fraction of a New Quanex Share will receive an additional amount in cash, rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the closing sale price of Quanex Shares on the trading day immediately prior to the Effective Date. Any fractional entitlements of a Tyman Shareholder to New Quanex Shares under the Capped All-Share Alternative will be rounded down to the nearest whole number of New Quanex Shares per Tyman Shareholder. Fractional entitlements to New Quanex Shares will not be allotted or issued to such Tyman Shareholder but will be disregarded. The transmission of New Quanex Shares by the transfer agent shall be subject to any applicable legal or regulatory conditions required in connection with such transmission.

65

13.	The New Quanex Shares will be issued credited as fully paid and will rank pari passu in all respects with Quanex Shares in issue at the time that the New Quanex Shares are issued pursuant to the Transaction, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. Application will be made to the NYSE for the New Quanex Shares to be listed on the NYSE on completion of the Transaction.

14.	Quanex reserves the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the Transaction by way of a Takeover Offer as an alternative to the Scheme. In such event, the Transaction will be implemented on substantially the same terms (subject to appropriate amendments including (without limitation) the inclusion of an acceptance condition which will be set at 90 per cent. (or such lesser percentage, being more than 50 per cent. of the voting rights attaching to Quanex Shares, as Quanex may decide) of shares to which the Transaction relates and those required by, or deemed appropriate by, Quanex under applicable law, so far as applicable) as those which would apply to the Scheme. Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Tyman Shares are otherwise acquired, it is the intention of Quanex to apply the provisions of the Companies Act to compulsorily acquire any outstanding Tyman Shares to which such Takeover Offer relates.

15.	The availability of the Transaction to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

16.	The Scheme will be governed by English law and is subject to the jurisdiction of the English courts and to the Conditions and further terms set out in this Appendix 1 and to be set out in the Scheme Document. The Transaction will be subject to the applicable requirements of the Takeover Code, the Panel, the Listing Rules, the London Stock Exchange, the NYSE, the Registrar of Companies and the FCA.

66

Appendix 2
SOURCES OF INFORMATION AND BASES OF CALCULATION

In this Announcement, unless otherwise stated or the context otherwise requires, the following sources and bases have been used:

1.	The Latest Practicable Date is close of business on 19 April 2024 (being the last Business Day prior to the date of this Announcement).

2.	The existing issued and to be issued ordinary share capital of Tyman on a fully diluted basis comprises:

(a)	196,762,059 Tyman Shares in issue as at the Latest Practicable Date including 439,810 Tyman Shares held in treasury and 1,567,155 Tyman shares held by the employee benefit trust as at 31 March 2024; and

(b)	Tyman expects that a total of 2,329,248 shares will be required as a result of the exercising of options and granting of awards, of which 439,810 shares will be satisfied from the shares held in treasury and 1,567,155 shares will be satisfied by shares held by the employee benefit trust. As a result, Tyman expects 322,283 new Tyman Shares to be issued on or after the date of this Announcement, resulting in an aggregate fully diluted share capital of 197,084,342 Tyman Shares.

3.	The value of Tyman's entire issued and to be issued ordinary share capital of £788 million, implied by the terms of the Transaction, is based on the consideration of 400.0 pence per Tyman Share multiplied by the issued and to be issued share capital of Tyman (as referred to at paragraph 2 above).

4.	The maximum number of New Quanex Shares to be issued pursuant to the Transaction is calculated as:

(a)	Tyman's issued and to be issued ordinary share capital of 197,084,342 (as referred to in paragraph 2 above);

(b)	multiplied by a ratio of:

(i)	0.05715 of a New Quanex Share for every 1 Tyman Share in respect of the Main Offer;

(ii)	0.14288 of a New Quanex Share for every 1 Tyman Share in respect of the Capped All-Share Alternative; and

(c)	assumes valid acceptances for the Capped All-Share Alternative are received in respect of 25 per cent. of the Tyman Share capital in issue (being the maximum amount of acceptances to be accepted by Quanex in respect of the Capped All-Share Alternative).

67

5.	The minimum number of New Quanex Shares to be issued pursuant to the Transaction is calculated as:

(a)	Tyman's issued and to be issued ordinary share capital of 197,084,342 (as referred to in paragraph 2 above);

(b)	multiplied by a ratio of:

(i)	0.05715 of a New Quanex Share for every 1 Tyman Share in respect of the Main Offer;

(ii)	0.14288 of a New Quanex Share for every 1 Tyman Share in respect of the Capped All-Share Alternative; and

(c)	assumes valid acceptances for the Capped All-Share Alternative are received in respect of 16 per cent. of the Tyman Share capital in issue (being the amount of Tyman Shares held by Teleios in respect of which Teleios has agreed to accept the Capped All-Share Alternative).

6.	As of 19 April 2024, Quanex had 33,111,593 shares of common stock outstanding excluding 4,015,431 Quanex Shares held in treasury.

7.	The maximum enlarged issued share capital of the Enlarged Group (being 48,598,758 Quanex Shares) has been calculated based on:

(a)	33,111,593 Quanex shares of common stock outstanding (as referred to in paragraph 6 above); and

(b)	15,487,165 New Quanex Shares which would be issued under the terms of the Transaction if the maximum amount of the Capped All-Share Alternative are accepted by Quanex (as referred to in paragraph 4 above).

8.	The minimum enlarged issued share capital of the Enlarged Group (being 47,148,022 Quanex Shares) has been calculated based on:

(a)	33,111,593 Quanex shares of common stock outstanding (as referred to in paragraph 6 above); and

(b)	14,036,429 New Quanex Shares which would be issued under the terms of the Transaction if the minimum amount of the Capped All-Share Alternative are accepted by Quanex (as referred to in paragraph 5 above).

9.	The percentage range of the enlarged issued share capital of the Enlarged Group that will be owned by Tyman Shareholders is calculated by dividing the maximum and minimum number of New Quanex Shares to be issued pursuant to the terms of the Transaction (as set out in paragraphs 4 and 5 above, respectively) by the maximum and minimum enlarged issued share capital of the Enlarged Group (as set out in paragraphs 7 and 8 above, respectively) and multiplying the resulting amount by 100 to produce a percentage.

68

10.	The percentage range of the enlarged issued share capital of the Enlarged Group that will be owned by Quanex Stockholders is calculated by dividing the 33,111,593 existing Quanex Shares (as set out in paragraph 5 above) by the maximum and minimum enlarged issued share capital of the Enlarged Group (as set out in paragraphs 7 and 8 above, respectively) and multiplying the resulting amount by 100 to produce a percentage.

11.	The Closing Price on 19 April 2024 is taken from the Daily Official List.

12.	Volume-weighted average prices have been derived from Bloomberg and have been rounded to the nearest single decimal place.

13.	The premium calculations to the price per Tyman Share have been made by reference to the offer price of 400.0 pence per Tyman Share referred to in paragraph 3 above and:

(a)	the Closing Price of 296.0 pence per Tyman Share, which represents a Closing ex Dividend Price of 286.5 pence on the Latest Practicable Date;

(b)	the one-month volume weighted average price of 294.2 pence per Tyman Share from 20 March 2024 to the Latest Practicable Date; and

(c)	the six-month volume weighted average price of 284.8 pence per Tyman Share from 20 October 2023 to the Latest Practicable Date.

14.	The GBP:USD exchange rate of 1.2373 (the "Exchange Rate") has been derived from Bloomberg and is based on the exchange rate as at 4:00 p.m. (New York time) on 19 April 2024 (being the Latest Practicable Date).

15.	Unless otherwise stated, the financial information relating to Tyman is extracted from the audited consolidated financial statements of Tyman for the financial year to 31 December 2023, prepared in accordance with IFRS, assuming an average exchange rate of 1.2439 GBP:USD.

16.	The financial information relating to Quanex is extracted from the audited consolidated financial statements of Quanex for the financial year to 31 October 2023, prepared in accordance with US GAAP.

17.	The combined 2023 revenue referred to in this Announcement has been calculated based on 2023 financial figures using October 31 year end for Quanex and December 31 year end for Tyman, assuming an exchange rate of 1.2439 GBP:USD.

18.	Net leverage at end of fiscal year 2024 based on expected pro-forma net debt and Enlarged Group adjusted EBITDA at October 31, 2024 (assuming the Transaction has completed) after taking into account the full impact of run rate cost synergies.

19.	Certain figures included in this Announcement have been subject to rounding adjustments.

69

Appendix 3
IRREVOCABLE UNDERTAKINGS

1.	Tyman Directors

The following Tyman Directors have given irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Tyman Resolutions to be proposed at the General Meeting and, if Quanex exercises its right to implement the Transaction by way of a Takeover Offer (subject to the consent of the Panel and the terms of the Co-operation Agreement), to accept or procure acceptance of such Takeover Offer, in each case in respect of their own legal and/or beneficial holdings (or those Tyman Shares over which they have control and are held by their close relatives and related trusts) of Tyman Shares as well as any further Tyman Shares of which they may become the legal and/or beneficial holder (whether as a result of the vesting of awards under the Tyman Share Plans or otherwise):

Name	Number of Tyman Shares	Percentage of Tyman existing issued share capital
Jason Ashton	109,579	0.06%
Pamela Bingham	11,718	0.01%
Nicky Hartery	159,797	0.08%
Dave Randich	50,000	0.03%
Paul Withers	115,000	0.06%
Total	446,094	0.23%

These irrevocable undertakings remain binding in the event a higher competing offer is made for Tyman and will only cease to be binding if:

•	Quanex publicly announces, with the consent of the Panel, that it does not intend to proceed with the Transaction and no new, revised or replacement offer is announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time;

•	the Scheme Document or Offer Document (if applicable) has not been posted to Tyman Shareholders within 28 days (or such longer period as Quanex and Tyman may agree, with the consent of the Panel if required) of this Announcement;

•	Quanex has elected (in accordance with and subject to the terms of the Co-operation Agreement and with the consent of the Panel) to proceed with the implementation of the Transaction by way of Takeover Offer in accordance with the terms of the undertaking and the requirements of paragraph 8 of Appendix 7 to the Takeover Code;

70

•	Tyman publicly announces that its board acting in its absolute fiduciary discretion has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the consideration to be received by Tyman Shareholders (and provided that announcement expressly refers to such reduction in value as the reason for its withdrawn recommendation);

•	on the date upon which any competing third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective;

•	the Scheme becomes effective in accordance with its terms or an offer (made pursuant to the terms of the undertaking) is declared unconditional in accordance with the requirements of the Takeover Code; or

•	the Transaction lapses, is withdrawn or if no new, revised or replacement offer or scheme has then been announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time.

2.	Teleios

Teleios has given an irrevocable undertaking in respect of its beneficial holdings of Tyman Shares (or those Tyman Shares over which it has control), being 32,347,981 Tyman Shares representing 16.4 per cent. of the Tyman Shares in issue. Pursuant to this undertaking, Teleios has agreed to accept the Capped All-Share Alternative in respect of its entire holding of Tyman Shares.

This irrevocable undertaking remains binding in the event a higher competing offer is made for Tyman and will only cease to be binding if:

•	Quanex publicly announces, with the consent of the Panel, that it does not intend to proceed with the Transaction and no new, revised or replacement offer is announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time;

•	the Scheme Document or Offer Document (if applicable) has not been posted to Tyman Shareholders within 28 days (or such longer period as Quanex and Tyman may agree, with the consent of the Panel if required) of this;

•	Quanex has elected (in accordance with and subject to the terms of the Co-operation Agreement and with the consent of the Panel) to proceed with the implementation of the Transaction by way of Takeover Offer in accordance with the terms of the undertaking and the requirements of paragraph 8 of Appendix 7 to the Takeover Code;

•	Tyman publicly announces that its board has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the consideration to be received by Tyman Shareholders (and provided that announcement expressly refers to such reduction in value as a reason for its withdrawn recommendation);

•	on the date upon which any competing third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective;

71

•	the Scheme becomes effective in accordance with its terms or an offer (made pursuant to the terms of the undertaking) is declared unconditional in accordance with the requirements of the Takeover Code; or

•	the Transaction lapses, is withdrawn or if no new, revised or replacement offer or scheme has then been announced by Quanex in accordance with Rule 2.7 of the Takeover Code at the same time.

Notwithstanding any other terms of the irrevocable undertaking, Teleios is expressly permitted to accept or exercise its voting rights in favour of a competing offer, provided that such offer:

•	is not subject to the satisfaction of any pre-conditions;

•	has been publicly recommended by the Tyman Board; and

•	represents a greater than 12.5 per cent. increase in value to the consideration to be received by Tyman Shareholders who elect for the Capped All-Share Alternative.

72

Appendix 4

PART A

QUANTIFIED FINANCIAL BENEFITS STATEMENT

The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.

The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:

•	approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•	approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•	approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.

The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.

Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.

The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.

73

Bases of Belief and Principal Assumptions for the Quantified Financial Benefits Statement

In preparing the Quantified Financial Benefits Statement, Tyman has provided Quanex with certain operating and financial information to facilitate a detailed analysis in support of evaluating the potential synergies available from the Transaction. Where possible, estimated benefits and costs have been calculated on a bottom-up basis. In circumstances where data has been limited for commercial, regulatory, or other reasons, Quanex management has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have, in turn, been informed by Quanex management’s industry experience and knowledge of the existing businesses, together with consultation with Tyman.

The synergy assumptions have been risk-adjusted.

The cost bases used as the basis for the Quantified Financial Benefits Statement are Quanex last twelve months to 31 January 2024 (with adjustments made to reflect non-recurring items) and manpower costs and headcount data as of 25 March 2024, and Tyman audited financial results and headcount data for the year ending 31 December 2023 (with adjustments made to reflect non-recurring items and expected future changes in certain costs).

In arriving at the Quantified Financial Benefits Statement, the Quanex Directors have assumed:

•	No material change to macroeconomic, political, legal, or regulatory conditions in the markets or regions in which Quanex and Tyman operate;

•	No material change in accounting standards;

•	No material change in the underlying operations of either business from the Transaction;

•	No material impact from divestments from either the Quanex or Tyman existing businesses;

•	No material change in tax legislation, tax rates, or other legislation in the UK or US that could materially impact the ability to achieve any benefits;

•	No material change in current foreign exchange rates;

•	Foreign exchange conversions based on 3 April 2024 spot rates;

•	The Enlarged Group will be publicly listed in the United States.

In addition, the Quanex Directors have assumed that the cost synergies are substantively within Quanex’s control, albeit that certain elements are dependent in part on negotiations with third parties.

74

PART B

REPORT FROM KPMG

KPMG LLP	Tel +44 (0) 20 7311 1000
15 Canada Square
London E14 5GL
United Kingdom

Private & Confidential
The Directors
Quanex Building Products Corporation
1800 West Loop South
Houston
Texas 77027

UBS AG London Branch
5 Broadgate
London
EC2M 2QS

22 April 2024

Ladies and Gentlemen

Quanex Building Products Corporation

We report on the statement (‘the Statement’) made by the directors of Quanex Building Products Corporation (‘the Directors’) on page 73 of the Announcement entitled "RECOMMENDED CASH AND SHARE OFFER FOR TYMAN PLC ("TYMAN") BY QUANEX BUILDING PRODUCTS CORPORATION ("QUANEX")" (‘the Announcement’) to the effect that:

"The Quanex Directors, having reviewed and analysed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately US$30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realised by the end of the second full year following completion of the Transaction.

The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realised primarily from:

•	approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership;

•	approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•	approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

75

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.

The Quanex Directors estimate that the realisation of the identified cost synergies will result in one-off costs to achieve of approximately US$35 million in aggregate over the first two years post completion of the Transaction.

Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.

The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs."

This report is required by Rule 28.1(a) of the City Code on Takeovers and Mergers (‘the City Code’) and is given for the purpose of complying with that requirement and for no other purpose.

Opinion

In our opinion, the Statement has been properly compiled on the basis stated.

The Statement has been made in the context of the disclosures on pages 73 to 74 of the Announcement setting out, inter alia, the basis of the Directors’ belief (including the principal assumptions and sources of information) supporting the Statement and their analysis and explanation of the underlying constituent elements.

Responsibilities

It is the responsibility of the Directors to prepare the Statement in accordance with the requirements of Rule 28 of the City Code.

It is our responsibility to form an opinion, as required by Rule 28.1(a) of the City Code as to whether the Statement has been properly compiled on the basis stated and to report that opinion to you.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 23.2 of the City Code, consenting to its inclusion in the Announcement.

Basis of preparation of the Statement

The Statement has been prepared on the basis stated on page 74 of the Announcement.

Basis of opinion

We conducted our work in accordance with Standards for Investment Reporting issued by the Financial Reporting Council in the United Kingdom (the ‘FRC’).

We are independent, and have fulfilled our other ethical responsibilities, in accordance with the relevant ethical requirements of the FRC’s Ethical Standard as applied to Investment Circular Reporting Engagements.

76

We have discussed the Statement, together with the underlying plans, with the Directors and UBS AG, London branch. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Statement has been properly compiled on the basis stated.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

We do not express any opinion as to the achievability of the benefits identified by the Directors in the Statement. The Statement is subject to uncertainty as described in Appendix 4 to the Announcement. Since the Statement relates to the future and may therefore be affected by unforeseen events, we express no opinion as to whether the actual benefits achieved will correspond to those anticipated in the Statement and the differences may be material.

Yours faithfully

KPMG LLP

KPMG LLP

15 Canada Square, Canary Wharf

London

E14 5GL

United Kingdom

77

PART C

REPORT FROM UBS AG LONDON BRANCH

The Directors

Quanex Building Products Corporation

945 Bunker Hill Road, Suite 900

Houston, Texas 77024

22 April 2024

Dear Ladies and Gentlemen

Recommended merger of Quanex (“Quanex”) with Tyman Plc (“Tyman”) – Report on Quantified Financial Benefits Statement of Quanex

We refer to the Quantified Financial Benefits Statement, the bases of belief thereof and the notes thereto (together, the “Statement”) made by Quanex, as set out in Part A of Appendix 4 to the announcement dated 22 April 2024 of which this report forms part (the “Announcement”), for which the directors of Quanex (the “Directors”) are solely responsible under Rule 28.3 of the City Code on Takeovers and Mergers (the “Code”).

We have discussed the Statement (including the bases of belief, assumptions and sources of information referred to therein) with the Directors and those officers and employees of Quanex who developed the underlying plans, as well as with KPMG LLP. The Statement is subject to uncertainty as described in the Announcement and our work did not involve an independent examination or verification of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of Quanex, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this report.

We have also reviewed the work carried out by KPMG LLP and have discussed with them their opinion set out in Part B of Appendix 4 to the Announcement addressed to you and us on this matter and the accounting policies and bases of calculation for the Statement.

We do not express any view or opinion as to the achievability of the quantified financial benefits, whether on the basis identified by the Directors in the Statement or otherwise.

This report is provided pursuant to our engagement letter with Quanex solely to the Directors of Quanex in connection with Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to Quanex or its shareholders or any person (including, without limitation, the board of directors and shareholders of Tyman) other than the Directors in respect of the contents of this report. We are acting exclusively as financial adviser to Quanex and no one else in connection with the merger of Tyman with Quanex referred to in the Announcement and it is for the purpose of complying with Rule 28.1(a)(ii) of the Code that Quanex has requested UBS AG London Branch to prepare this report relating to the Statement. No person other than the Directors can rely on the contents of this report, or on the work undertaken in connection with this report, and, to the fullest extent permitted by law, we expressly exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this report, its contents, its results, or the work undertaken in connection with this report or any of the results or conclusions that may be derived from this report or any written or oral information provided in connection with this report, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

78

On the basis of the foregoing, we consider that the Statement, for which you as the Directors are solely responsible, for the purposes of the Code, has been prepared with due care and consideration.

Yours faithfully,

UBS AG London Branch

79

Appendix 5
DEFINITIONS

The following definitions apply throughout this Announcement unless the context requires otherwise:

"Announcement"	this announcement (including the summary and Appendices to it);

"Authorisations"	authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions, determinations, exemptions or approvals;

"Business Day"	a day, other than a Saturday, Sunday, public holiday or bank holiday, on which clearing banks are generally open for business in the City of London and New York;

"Capped All-Share Alternative"	the alternative to the Main Offer whereby Tyman Shareholders (other than Tyman Shareholders resident or located in a Restricted Jurisdiction) may elect to receive the consideration applicable to their entire holding of Tyman Shares in New Quanex Shares at a ratio of 0.14288 of a New Quanex Share to every 1 Tyman Share held as at the Scheme Record Date;

"Clean Team and Joint Defence Agreement"	clean team and joint defence agreement entered into between Tyman, Quanex and their respective external regulatory counsel dated 27 March 2024;

"Closing ex Dividend Price"	the Closing Price of a Tyman Share on the Latest Practicable Date of 296.0 pence deducting the amount of the FY23 Dividend;

"Closing Price"	closing middle market price of a Tyman Share on a particular trading day as derived from the Daily Official List;

"CMA"	Competition and Markets Authority, a UK statutory body established under the Enterprise and Regulatory Reform Act 2013;

"Co-operation Agreement"	co-operation agreement entered into between Quanex and Tyman dated 22 April 2024;

"Companies Act"	Companies Act 2006, as amended;

"Conditions"	the conditions to the Transaction, as set out in Appendix 1 to this Announcement and to be set out in the Scheme Document;

"Court"	High Court of Justice in England and Wales;

80

"Court Meeting"	the meeting of Tyman Shareholders to be convened at the direction of the Court pursuant to Part 26 of the Companies Act to consider and, if thought fit, to approve the Scheme (with or without amendment), and including any adjournment, postponement or reconvening of it;

"Court Order"	order of the Court sanctioning the Scheme under Part 26 of the Companies Act;

"CREST"	the relevant system (as defined in the CREST Regulations) in respect of which Euroclear is the operator (as defined in the CREST Regulations) in accordance with which securities may be held and transferred in uncertificated form;

"CREST Regulations"	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) (including as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018), as amended from time to time;

"Daily Official List"	Daily Official List published by the London Stock Exchange;

"Dealing Disclosure"	an announcement pursuant to Rule 8 of the Takeover Code containing details of dealings in interests in relevant securities of a party to an offer;

"Deutsche Numis"	Numis Securities Limited (trading as Deutsche Numis);

"Disclosed"	the information fairly disclosed by, or on behalf of, Tyman: (i) in the annual report and accounts of the Tyman Group for the financial year ended 31 December 2023; (ii) in this Announcement; or (iii) in any other announcement to a Regulatory Information Service by, or on behalf of, Tyman before the publication of this Announcement;

"EBITDA"	means earnings before interest, tax, depreciation, intangible amortisation, exceptional items, share option costs and acquisition costs;

"Effective"	in the context of the Transaction: (i) if the Transaction is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms or (ii) if the Transaction is implemented by way of a Takeover Offer, the Takeover Offer having been declared or having become unconditional in accordance with the requirements of the Takeover Code;

"Effective Date"	the date on which the Transaction becomes Effective;

81

"Enlarged Group"	the enlarged group following completion of the Transaction, comprising the Quanex Group and the Tyman Group;

"Euroclear"	Euroclear UK & International Limited;

"Exchange Rate"	has the meaning given at paragraph 14 of Appendix 2;

"Excluded Shares"	any Tyman Shares at the Scheme Record Time which (if any):

(a) are owned or controlled by the Quanex Group; or

(b) are held by Tyman as treasury shares (within the meaning of the Companies Act);

"FCA"	Financial Conduct Authority of the United Kingdom or its successor from time to time, acting in its capacity as the competent authority for the purposes of Part VI of FSMA;

"FCA Handbook"	the FCA's Handbook of rules and guidance as amended from time to time;

"Form of Election"	the form by which Scheme Shareholders (other than those resident in a Restricted Jurisdiction) may elect to receive the Capped All-Share Alternative which will accompany the Scheme Document;

"Forms of Proxy"	forms of proxy for use at the Court Meeting and the General Meeting which will accompany the Scheme Document;

"FSMA"	the Financial Services and Markets Act 2000, as amended from time to time;

"FY"	a financial year ending 31 October;

"FY23 Dividend"	final dividend of 9.5 pence per Tyman Share announced by Tyman on 7 March 2024;

"General Meeting"	the general meeting of Tyman Shareholders to be convened in connection with the Scheme to consider and, if thought fit, to approve the Resolutions (with or without amendment), which is expected to be held as soon as the preceding Court Meeting shall have concluded and including any adjournment, postponement or reconvening of it;

"Greenhill"	Greenhill & Co. International LLP;

"IFRS"	International Financial Reporting Standards;

82

"Latest Practicable Date"	19 April 2024, being the last Business Day prior to the date of this Announcement;

"Listing Rules"	the rules and regulations made by the FCA under FSMA, and contained in the FCA's publication of the same name;

"London Stock Exchange"	London Stock Exchange plc or its successor;

"Long Stop Date"	11.59 p.m. on 22 January 2025, or such later date as may be agreed by Tyman and Quanex (with the consent of the Panel and, if required, as the Court may approve);

"Main Market"	the main market for trading in listed securities operated by the London Stock Exchange;

"Main Offer"	the main offer being made by Quanex to Tyman Shareholders in connection with the Transaction, being:

•	240.0 pence in cash; and

•	0.05715 of a New Quanex Share,

for every 1 Tyman Share held as at the Scheme Record Time;

"Meetings"	the Court Meeting and/or the General Meeting, as the case may be;

"New Quanex Shares"	shares of Quanex common stock with a par value of US$0.01 per share proposed to be issued in connection with the Transaction;

"NYSE"	New York Stock Exchange LLC;

"OEM"	original equipment manufacturer;

"Offer Document"	should the Transaction be implemented by way of a Takeover Offer, the document which would be sent to Tyman Shareholders containing, amongst other things, the terms and conditions of the Takeover Offer;

"Offer Period"	the offer period (as defined by the Takeover Code) relating to Tyman, which commenced on the date of this Announcement and ending on the earlier of: (i) the Effective Date and (ii) the date on which the Scheme lapses or is withdrawn (or such other date as the Takeover Code may provide or the Panel may decide);

"Official List"	Official List of the FCA;

83

"Opening Position Disclosure"	has the same meaning given to it in Rule 8 of the Takeover Code;

"Overseas Shareholders"	Tyman Shareholders (or nominees of, or custodians or trustees for Tyman Shareholders) who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom;

"Panel"	Panel on Takeovers and Mergers;

"PRA"	Prudential Regulation Authority, or any successor regulatory body;

"Proxy Statement"	the definitive proxy statement on Schedule 14A, which includes a notice convening the Quanex Stockholder Meeting to be sent by Quanex to Quanex Stockholders, requesting approval of the Quanex Share Proposal;

"Quanex"	Quanex Building Products Corporation, a corporation organised and existing under the laws of the State of Delaware;

"Quanex Confidentiality Agreement"	confidentiality agreement entered into between Quanex and Tyman dated 18 March 2024;

"Quanex Directors"	directors of Quanex at the date of this Announcement or, where the context so requires, the directors of Quanex from time to time;

"Quanex Group"	Quanex and its subsidiaries and subsidiary undertakings from time to time and, where the context so requires or admits, each of them;

"Quanex Share Proposal"	a proposal for the approval of the issuance of the New Quanex Shares in relation to the Transaction by a majority of Quanex Shares present in person or represented by proxy at the Quanex Stockholder Meeting and entitled to vote on the Quanex Share Proposal;

"Quanex Shares"	shares of Quanex common stock with a par value of US$0.01 per share;

"Quanex Stockholder Meeting"	special meeting of Quanex Stockholders to be convened in connection with the Transaction, notice of which will be sent to the Quanex Stockholders (including any adjournment, postponement and reconvening of it);

"Quanex Stockholders"	holders of Quanex Shares;

"Quantified Financial Benefits Statement"	quantified financial benefits statement set out in Appendix 4 to this Announcement;

84

"Registrar of Companies"	the Registrar of Companies in England and Wales;

"Regulatory Information Service"	a regulatory information service as defined in the FCA Handbook;

"Restricted Jurisdiction"	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Transaction were made available in that jurisdiction, or if the Transaction (including details regarding any election that may be made for the Capped All-Share Alternative) is or were extended or made available in that jurisdiction, or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which Quanex or Tyman regards as unduly onerous;

"Sanction Hearing"	the hearing by the Court to sanction the Scheme pursuant to section 899 of the Companies Act, and any adjournment, postponement or reconvening thereof;

"Scheme"	the proposed scheme of arrangement under Part 26 of the Companies Act between Tyman and the Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Tyman and Quanex, to implement the Transaction;

"Scheme Document"	the document to be sent to Tyman Shareholders containing, amongst other things, the Scheme and notices convening the Court Meeting and General Meeting;

"Scheme Record Time"	the time and date specified in the Scheme Document, expected to be 6.00 p.m. (London time) on the Business Day immediately before the Effective Date, or such later time as Quanex and Tyman may agree;

"Scheme Shareholder"	a holder of Scheme Shares;

"Scheme Shares"	all Tyman Shares which remain in issue at the Scheme Record Time and are:

(a) in issue at the date of the Scheme Document;

(b) (if any) issued after the date of the Scheme Document but before the Scheme Voting Record Time; and/or

(c)  (if any) issued at or after the Scheme Voting Record Time but on or before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which such holders are, or shall have agreed in writing to be, so bound, excluding, in each case, any Excluded Shares;

85

"Scheme Voting Record Time"	the date and time to be specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting and the General Meeting will be determined, expected to be 6.00 p.m. (London time) on the day which is two days (excluding non-working days) before the date of the Court Meeting or, if the Court Meeting is adjourned, postponed or reconvened, 6.00 p.m. (London time) on the day which is two days (excluding non-working days) before the date of such adjourned, postponed or reconvened Meeting;

"SEC"	US Securities and Exchange Commission;

"Significant Interest"	in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of the total voting rights or equity share capital (as defined in section 548 of the Companies Act) of such undertaking;

"Takeover Code"	City Code on Takeovers and Mergers, as amended from time to time;

"Takeover Offer"	subject to the consent of the Panel and the terms of the Co-operation Agreement, should the Transaction be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Quanex to acquire the entire issued and to be issued share capital of Quanex, other than any Excluded Shares and, where the context admits, any subsequent revision, variation, extension or renewal of such offer;

"Teleios"	Teleios Global Opportunities Master Fund, Ltd acting through its manager Teleios Capital Partners LLC;

"Teleios Confidentiality Agreement"	confidentiality agreement entered into between Teleios Capital Partners LLC, Quanex and Tyman dated 19 March 2024;

"Third Party"	any relevant central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, employee representative body, any entity owned or controlled by any relevant government or state, or any other body or person whatsoever in any jurisdiction;

86

"Transaction"	the direct or indirect acquisition by Quanex of the entire issued and to be issued ordinary share capital of Tyman, other than Excluded Shares, to be implemented by means of the Scheme (or, should Quanex elect, subject to the consent of the Panel and the terms of the Co-operation Agreement, by means of a Takeover Offer) and, where the context requires, any subsequent revision, variation, extension or renewal of it;

"Tyman"	Tyman plc;

"Tyman Articles"	articles of association of Tyman as amended from time to time;

"Tyman Directors"	directors of Tyman at the date of this Announcement or, where the context so requires, the directors of Tyman from time to time;

"Tyman DSBP"	Tyman deferred share bonus plan 2020, approved by Tyman Shareholders and adopted by the Tyman Directors on 20 May 2020;

"Tyman Group"	Tyman and its subsidiaries and subsidiary undertakings from time to time and, where the context so requires or admits, each of them;

"Tyman International Sharesave Plan"	Tyman international sharesave plan (established as a sub-plan of the Tyman UK Sharesave Plan without prior Tyman Shareholder approval), adopted by the Tyman Directors on 21 July 2017 and amended by the Tyman Directors on 23 July 2018;

"Tyman LTIP"	Tyman long term incentive plan 2020, approved by the Tyman Shareholders and adopted by the Tyman Directors on 20 May 2020;

"Tyman Resolutions"	shareholder resolution(s) to be proposed at the General Meeting necessary to facilitate the implementation of the Scheme, including, without limitation, a resolution to amend the Tyman Articles by the adoption and inclusion of a new article (in terms approved by Quanex);

"Tyman Share Plans"	(a) the Tyman DSBP;

(b) the Tyman LTIP; and

(c) the Tyman Sharesave Plans;

"Tyman Shareholders"	holders of Tyman Shares;

87

"Tyman Sharesave Plans"	(a) the Tyman International Sharesave Plan;

(b) the Tyman UK Sharesave Plan; and

(c) the Tyman US Sharesave Plan;

"Tyman Shares"	ordinary shares of 5 pence each in the capital of Tyman from time to time;

"Tyman UK Sharesave Plan"	Tyman sharesave plan, approved by the Tyman Shareholders on 15 May 2015, approved by the Tyman Directors on 28 July 2015 and amended by the Tyman Directors on 23 July 2018;

"Tyman US Sharesave Plan"	Tyman US sharesave plan, approved by the Tyman Shareholders on 15 May 2015 and approved by the directors of Tyman on 28 July 2015;

"UBS"	UBS AG London Branch;

"UK" or "United Kingdom"	United Kingdom of Great Britain and Northern Ireland;

"United States" or "US" or "USA"	United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof;

"US Exchange Act"	United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

"US Securities Act"	United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"Wider Quanex Group"	Quanex and its subsidiary undertakings, associated undertakings and any other undertaking (including any body corporate, partnership, joint venture or firm) in which Quanex and/or all such undertakings (aggregating their interests) have a Significant Interest; and

"Wider Tyman Group"	Tyman and its subsidiary undertakings, associated undertakings and any other undertaking (including any body corporate, partnership, joint venture or firm) in which Tyman and/or all such undertakings (aggregating their interests) have a Significant Interest.

For the purposes of this Announcement, "subsidiary", "subsidiary undertaking", "undertaking" and "associated undertaking" have the respective meanings given to them by the Companies Act.

88

All references to "pounds", "pounds Sterling", "Sterling", "£", "pence", "penny" and "p" are to the lawful currency of the United Kingdom.

All references to "dollars", "USD", "US$", "cents" or "c" are to the lawful currency of the USA.

All the times referred to in this Announcement are London times unless otherwise stated.

References to the singular include the plural and vice versa.

All references to statutory provisions or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time thereunder or deriving validity therefrom.

89

Exhibit 2.2

EXECUTION VERSION

22 April 2024
TYMAN PLC and QUANEX BUILDING PRODUCTS CORPORATION
COOPERATION AGREEMENT
99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000 www.lw.com

CONTENTS

Clause	Page

1.	DEFINITIONS AND Interpretation	1

2.	Publication of the 2.7 announcement and terms of the transaction	8

3.	Regulatory clearances	8

4.	Scheme document	12

5.	Implementation of the Scheme and conduct of business	12

6.	NEW QUANEX SHARES, PReparation of proxy statement and Quanex stockholder approval	14

7.	Tyman share plans and employee matters	16

8.	Switching to an Offer	16

9.	Directors and officers insurance	18

10.	THE Code and relevant law	19

11.	Termination	19

12.	Warranties AND UNDERTAKINGS	21

13.	Announcements	21

14.	Notices	22

15.	Remedies and waivers	23

16.	Variation	23

17.	Invalidity	24

18.	Entire agreement	24

19.	Language	24

20.	Third party rights	24

21.	No partnership	25

22.	Assignment	25

23.	Costs	25

24.	Further assurance	25

25.	Process agent	25

26.	Counterparts	25

27.	Governing law and jurisdiction	26

Schedule 1	27

Tyman share plans and employee matters

i

THIS AGREEMENT is made on 22 April 2024

BETWEEN:

(1)	TYMAN PLC, a public limited company incorporated in England and Wales with registered company number 02806007 and having its registered office at 29 Queen Anne’s Gate, London, SW1H 9BU, United Kingdom (“Tyman”); and

(2)	QUANEX BUILDING PRODUCTS CORPORATION, a company incorporated in the State of Delaware, whose registered office is at 945 Bunker Hill Rd., Suite 900, Houston, TX 77024, United States of America (“Quanex”),

together referred to as the parties and each as a party to this agreement (“Agreement”).

BACKGROUND

(A)	Quanex proposes to announce a firm intention to make an offer for the entire issued and to be issued ordinary share capital of Tyman on the terms and subject to the conditions set out in the 2.7 Announcement (as defined below) and this Agreement.

(B)	The parties intend that the Transaction (as defined below) will be implemented by way of the Scheme (as defined below), but Quanex has reserved the right, as set out in (and subject to the terms and conditions of) the 2.7 Announcement and this Agreement, to elect to implement the Transaction by way of an Offer (as defined below).

(C)	The parties have agreed to take certain steps in respect of the implementation and conduct of the Transaction and wish to enter into this Agreement to record their respective rights, commitments and obligations relating to such matters.

IT IS AGREED as follows:

1.	DEFINITIONS AND Interpretation

1.1	In this Agreement:

“2.7 Announcement” means the announcement to be made pursuant to Rule 2.7 of the Code in relation to the Transaction, in the form agreed by or on behalf of the parties to this Agreement;

“Acceptance Condition” means, if applicable, the acceptance condition to the Offer;

“Adverse Recommendation Change” means:

(a)	if Tyman makes an announcement prior to the publication of the Scheme Document and (if different) the circular convening any Meeting that: (i) the Tyman Board no longer recommends or intends to recommend the Transaction or adversely qualifies or modifies, or intends to adversely qualify or modify, the Tyman Board Recommendation; (ii) other than where an Agreed Switch has occurred, it will not convene the Court Meeting or the General Meeting; or (iii) other than where an Agreed Switch has occurred, it intends not to post the Scheme Document or (if different) the circular convening any Meeting;

(b)	if the Scheme Document and (if different) the circular convening any Meeting does not include, when published, the Tyman Board Recommendation or (where a Switch has occurred), the Tyman Board does not consent to the Tyman Board Recommendation being included in the Offer Document;

1

(c)	the withdrawal, adverse qualification or adverse modification of the Tyman Board Recommendation; and

(d)	if, after the approval of the Scheme at the Court Meeting and the Resolutions at the General Meeting, the Tyman Board announces that it will not implement the Scheme (other than: (i) in connection with an announcement of an Offer or revised offer by Quanex (or any other member of the Wider Quanex Group) for Tyman or (ii) because a Condition to the Transaction has become incapable of fulfilment or satisfaction and Quanex has stated it will not waive such a Condition (if capable of waiver)), provided that, for the avoidance of doubt, the issue of any holding statement(s) by Tyman following a change of circumstances shall not constitute an Adverse Recommendation Change provided that such holding statement (i) contains an express statement that the Tyman Board Recommendation is not withdrawn, modified or qualified and (ii) does not contain a statement that the Tyman Board intends to withdraw, modify or qualify the Tyman Board Recommendation;

“Agreed Switch” has the meaning given to it in Clause 8.1(a);

“Business Day” means a day, other than a Saturday or Sunday or public or bank holiday, on which clearing banks in London and New York City are generally open for business;

“Clean Team Agreements” means the clean team and joint defence agreement entered into between Tyman and Quanex and their respective external regulatory counsel on 27 March 2024 and any additional clean team confidentiality agreements between Tyman and Quanex that may be concluded at a later stage;

“Clearances” means any approvals, consents, clearances, permissions, confirmations, comfort letters and waivers that may need to be, or are advisable to be obtained, all filings that are required to be made and all waiting periods that need to have expired, from or under any Laws or practices applied by any Relevant Authority (or under any agreements or arrangements to which any Relevant Authority is a party), including but not limited to those that are necessary to satisfy one or more of the Regulatory Conditions (and any reference to any Clearance having been “satisfied” shall be construed as meaning that the foregoing has been obtained, or where relevant, made or expired);

“Code” means the UK City Code on Takeovers and Mergers as issued from time to time by or on behalf of the Panel;

“Companies Act” means the UK Companies Act 2006, as amended from time to time;

“Competing Proposal” means:

(a)	an offer (including a partial, exchange or tender offer), merger, de-merger, acquisition, dual-listed structure, scheme of arrangement, reverse takeover, whitewash transaction and/or business combination (or the announcement of a firm intention under Rule 2.7 of the Code to do the same), the purpose of which is to acquire, directly or indirectly, 30 per cent. or more of the issued or to be issued ordinary share capital of Tyman (when aggregated with the shares already held by the acquirer and any person acting or deemed to be acting in concert with the acquirer) or any arrangement or series of arrangements which results in any party acquiring, consolidating or increasing ‘control’ (as defined in the Code) of Tyman;

(b)	the acquisition or disposal, directly or indirectly, of all or a significant proportion (being 30 per cent. or more) of the business, assets and/or undertakings of the Tyman Group calculated by reference to any of its revenue, profits or value taken as a whole;

2

(c)	any material reorganisation and/or liquidation involving all or a significant portion (being 30 per cent. or more) of the Tyman Group calculated by reference to any of its revenue, profits or value taken as a whole; or

(d)	any other transaction which would be alternative to, or inconsistent with, or would be reasonably likely materially to preclude, impede or delay or otherwise prejudice the implementation of the Transaction, in each case which is not effected by Quanex (or a person acting in concert with Quanex) or at the direction of Quanex, and in each case whether implemented in a single transaction or a series of transactions and whether conditional or otherwise;

“Conditions” means the conditions to implementation of the Transaction which are set out in Appendix 1 to the 2.7 Announcement, and any other conditions as may be required by the Panel or agreed in writing by Quanex and Tyman, with such consequential amendments as may be reasonably necessary as the result of the Transaction being implemented by means of an Offer;

“Confidentiality Agreement” means the confidentiality agreement entered into between Tyman and Quanex in connection with the Transaction dated 18 March 2024;

“Costs” means losses, damages, costs (including reasonable legal costs) and expenses (including Taxation), in each case of any nature whatsoever;

“Court” means the High Court of Justice of England and Wales;

“Court Meeting” means the meeting or meetings of Tyman Shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit approving, the Scheme, notice of which will be set out in the Scheme Document, including any adjournment, postponement or reconvention thereof;

“Court Order” means the order(s) of the Court sanctioning the Scheme under section 899 of the Companies Act;

“Effective Date” means the date upon which:

(a)	if the Transaction is implemented by way of a Scheme, the Scheme becomes effective in accordance with its terms, upon the delivery of the Court Order to the Registrar of Companies; or

(b)	if the Transaction is implemented by way of the Offer, the Offer having been declared or become unconditional in accordance with the requirements of the Code;

“FCA Handbook” means the Financial Conduct Authority’s Handbook of rules and guidance as amended from time to time;

“General Meeting” means the general meeting of Tyman Shareholders to be convened for the purpose of considering, and if thought fit approving, the shareholder resolution(s) necessary to enable Tyman to implement the Scheme, notice of which will be set out in the Scheme Document, including any adjournment, postponement or reconvention thereof;

“HSR” means Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended;

“Law” means any applicable statutes, common law, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, directives, governmental guidelines or interpretations having the force of law or bylaws, in each case, of a Relevant Authority;

3

“Listing Rules” means the rules and regulations made by the Financial Conduct Authority under the Financial Services and Markets Act 2000 (as amended) and contained in the Financial Conduct Authority’s publication of the same name, as amended from time to time;

“Long Stop Date” means 22 January 2025 or such later date (if any) as Quanex and Tyman may (with the consent of the Panel or at the direction of the Panel under Note 3 on Section 3 of Appendix 7 to the Code) agree and (if required) the Court may allow;

“Meetings” means the Court Meeting and the General Meeting;

“New Quanex Shares” means the Quanex Shares proposed to be issued to Tyman Shareholders in connection with the Transaction;

“Notice” has the meaning given to it in Clause 14.1;

“NYSE” means the New York Stock Exchange LLC;

“NYSE Condition” means the Condition set out in paragraph 4 of Part A of Appendix 1 to the 2.7 Announcement;

“Offer Document” means, if, following the date of this Agreement, Quanex elects to implement the Transaction by means of an Offer in accordance with Clause 8, the document to be sent to (among others) the Tyman Shareholders under which any offer would be made, including any revised or supplementary offer document;

“Offer” means, should the Transaction be effected by way of a takeover offer (as that term is defined in section 974 of the Companies Act), the offer to be made by Quanex for all of the Tyman Shares not already owned by Quanex or any associate (as that term is defined in section 988 of the Companies Act) of Quanex on the terms and subject to the conditions to be set out in the related Offer Document and form of acceptance including, where the context requires, any subsequent revision, variation, extension or renewal of such offer;

“Panel” means the UK Panel on Takeovers and Mergers;

“Proxy Approval” means the Business Day after Quanex receives written confirmation from the SEC that it has no further comments on the Proxy Statement, or if the SEC has not informed Quanex that it will the review the Proxy Statement, the first Business Day after the tenth day after the Proxy Statement is filed;

“Proxy Statement” means, collectively the preliminary proxy statement and the definitive proxy statement of Quanex to be filed with the SEC and, in respect of the definitive proxy statement, mailed to the Quanex Stockholders in connection with the Quanex Stockholders Meeting (including any amendments or supplements thereto);

“Quanex Directors” means the directors of Quanex from time to time;

“Quanex Documents” has the meaning given to it in Clause 6.2(b);

“Quanex Shares” means shares of common stock, par value $0.01 per share, of Quanex;

“Quanex Stockholder Approval” means the approval of the Quanex Stockholder Matters by the requisite vote of Quanex Stockholders;

“Quanex Stockholder Matters” means the proposals voted on by Quanex Stockholders at the Quanex Stockholders Meeting to approve the issuance of the New Quanex Shares and any such matters (if any) required to be approved by the Quanex Stockholders to consummate the Transaction;

4

“Quanex Stockholders” means the holders of Quanex Shares from time to time;

“Quanex Stockholders Meeting” means the meeting of the Quanex Stockholders (including any adjournment or postponement thereof) to be convened and held to consider, and if thought fit, approve the Quanex Stockholder Matters;

“Registrar of Companies” means the Registrar of Companies in England & Wales;

“Regulatory Conditions” means the Conditions set out in paragraphs 5 to 9 of Part A of Appendix 1 to the 2.7 Announcement;

“Regulatory Information Service” means a regulatory information service as defined in the FCA Handbook;

“Relevant Authority” means any central bank, ministry, governmental, quasi-governmental, national, supranational (including the European Union), statutory, regulatory, environmental, administrative, supervisory, fiscal or investigative body, authority or tribunal (including any national or supranational antitrust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any jurisdiction;

“Relevant Third Parties” has the meaning given to it in Clause 20.1;

“Remedies” means any conditions, obligations, measures, commitments, modifications, undertakings, remedies (including, but not limited to, disposals (whether before or following completion of the Transaction) and any pre-divesture reorganisations by a party) or assurances (financial or otherwise) offered or required in connection with the obtaining of any Clearances and “Remedy” shall be construed accordingly;

“Resolutions” means the special resolutions to be proposed by Tyman at the General Meeting in connection with the alteration of Tyman’s articles of association and such other matters as may be necessary to implement the Transaction;

“Sanction Hearing” means the hearing of the Court at which Tyman will seek an order to sanction the Scheme pursuant to section 899 of the Companies Act, including any adjournment thereof;

“Scheme” means a court-sanctioned scheme of arrangement pursuant to Part 26 of the Companies Act to implement the Transaction;

“Scheme Conditions” means the Conditions to the Scheme set out in paragraph 2 of Part A of Appendix 1 to the 2.7 Announcement;

“Scheme Document” means the circular to be addressed to Tyman Shareholders setting out (among other things) details of the Transaction, the full terms and conditions of the Scheme, notices convening the Court Meeting and the General Meeting and the full particulars required pursuant to Part 26 of the Companies Act, including any revised or supplementary circular;

“Scheme Record Time” has the meaning given in the 2.7 Announcement;

“SEC” means the US Securities and Exchange Commission;

“Shareholder Approval Conditions” means the Conditions to the Scheme set out in paragraphs 2(a)(i), 2(b)(i) and 3 of Part A of Appendix 1 to the 2.7 Announcement;

5

“Switch” has the meaning given in Clause 8;

“Tax” or “Taxation” means all forms of taxation and statutory and governmental, state, provincial, local governmental or municipal charges, duties, contributions and levies, withholdings and deductions wherever and whenever imposed and all related penalties and interest;

“Transaction” means the direct or indirect acquisition by Quanex of the entire issued and to be issued ordinary share capital of Tyman, other than Excluded Shares (as defined in the 2.7 Announcement), to be implemented by means of the Scheme (or, should Quanex elect, subject to the consent of the Panel and the terms of this Agreement, by means of an Offer) and, where the context requires, any subsequent revision, variation, extension or renewal of it;

“Tyman Board” means the board of directors of Tyman from time to time;

“Tyman Board Recommendation” means a unanimous and unqualified recommendation by the Tyman Board to the Tyman Shareholders to vote in favour of the Scheme at the Court Meeting and the Resolutions at the General Meeting or, following an Agreed Switch, to accept the Offer;

“Tyman Group” means Tyman and its subsidiary undertakings from time to time and “member of the Tyman Group” shall be construed accordingly;

“Tyman Remuneration Committee” has the meaning set out in Schedule 1;

“Tyman Shareholders” means the registered holders of Tyman Shares from time to time;

“Tyman Shares” means the ordinary shares of £0.05 each in the capital of Tyman;

“Tyman Share Plans” has the meaning set out in Schedule 1;

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland;

“UK CMA” means The Competition and Markets Authority, the principal competition regulator in the United Kingdom;

“US Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“US Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

“Wider Quanex Group” has the meaning given in the 2.7 Announcement.

1.2	In this Agreement, except where the context otherwise requires:

(a)	the expressions “subsidiary” and “subsidiary undertaking” shall have the meanings given in the Companies Act;

(b)	the expression “acting in concert” and “concert parties” have the meanings given to them in the Code;

(c)	“interest” in shares or securities shall be construed in accordance with the Code;

(d)	a reference to an enactment or statutory provision includes a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced;

6

(e)	references to one gender include other genders;

(f)	words in the singular include the plural and vice versa;

(g)	a reference to a “person” includes a reference to an individual, an individual’s executors or administrators, a partnership, a firm, a body corporate, an unincorporated association, government, state or agency of a state, local or municipal authority or government body, a joint venture or association (in any case, whether or not having separate legal personality);

(h)	a reference to a Recital, Clause or Schedule (other than to a schedule to a statutory provision) shall be a reference to a recital, clause or schedule (as the case may be) to this Agreement;

(i)	references to times are to London time (unless otherwise stated);

(j)	any reference to a “day” (including within the phrase “Business Day”) shall mean a period of 24 hours running from midnight to 11:59 pm;

(k)	references to “£”, “GBP”, “pounds sterling”, “Sterling”, “pence” and “p” are references to the lawful currency from time to time of the United Kingdom;

(l)	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates the English legal term in that jurisdiction;

(m)	references to “writing” shall include any modes of reproducing words in any legible form and include email except where otherwise expressly stated;

(n)	a reference to includes or including shall mean includes without limitation or including without limitation respectively;

(o)	the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(p)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(q)	a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented at any time; and

(r)	references to this Agreement include this Agreement as amended or supplemented in accordance with its terms.

1.3	The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.4	The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

7

2.	Publication of the 2.7 announcement and terms of the transaction

2.1	The obligations of the parties under this Agreement, other than Clause 1, this Clause 2.1 and Clauses 12 to 27 (inclusive), shall be conditional on the release of the 2.7 Announcement via a Regulatory Information Service at or before 6:30 p.m. on the date of this Agreement or such later time and date as Quanex and Tyman may agree (and, where required by the Code, the Panel may approve). Clause 1, this Clause 2.1 and Clauses 12 to 27 (inclusive) shall take effect on and from execution of this Agreement.

2.2	The terms of the Transaction shall be as set out in the 2.7 Announcement, together with such other terms as may be agreed by the parties in writing (save in the case of an improvement to the terms of the Transaction from the perspective of the Tyman Shareholders, which shall be at the sole discretion of Quanex) and, where required by the Code, approved by the Panel.

2.3	The terms of the Transaction at the date of posting of the Scheme Document shall be set out in the Scheme Document. Should Quanex elect to implement the Transaction by way of an Offer, the terms of the Transaction shall be set out in the announcement made in accordance with paragraph 8 of Appendix 7 of the Code of the switch to an Offer and in the Offer Document and any form of acceptance.

3.	Regulatory clearances

3.1	Quanex undertakes to Tyman, to the extent permitted by applicable Law and without prejudice to Quanex’s ability to invoke any of the Conditions (with the consent of the Panel) or its obligations under the Code, to cooperate with Tyman and its professional advisers and to promptly prepare and file all necessary documentation and to use all reasonable endeavours to secure the Clearances and the satisfaction of the Regulatory Conditions as soon as reasonably practicable after the date of this Agreement, and, in any event, in sufficient time to enable the Effective Date to occur before the Long Stop Date.

3.2	Except where otherwise required by applicable Law or a Relevant Authority and subject to Clause 3.5, Quanex shall, after prior consultation with Tyman and taking into account (acting in good faith) reasonable comments received from Tyman:

(a)	determine the strategy to be pursued for obtaining the Clearances including timing and sequencing for contacting and corresponding with the Relevant Authorities;

(b)	be responsible for satisfying the Regulatory Conditions; and

(c)	promptly contact and correspond with the Relevant Authorities in relation to the Clearances, including preparing (with the assistance of Tyman in accordance with this Agreement) and submitting all necessary filings, notifications and submissions and responding to any supplemental inquiries by a Relevant Authority as soon as reasonably practicable after receipt of such request, such acts to be done after consultation with Tyman including as to timing.

3.3	Quanex shall be responsible for the payment of all filing, administrative or other similar fees required in connection with the Clearances, together with any associated administrative fees and the costs of preparing any such filings, notifications or submissions, unless such fees are payable by Tyman as specified by applicable Law.

8

3.4	Save to the extent prohibited by applicable Law or the Relevant Authority, Tyman and Quanex shall:

(a)	provide each other in a timely fashion, and in any event in sufficient time before any applicable deadline or due date:

(i)	all such information as may reasonably be required for Quanex to determine, having consulted with Tyman, in which jurisdictions any merger control, regulatory or other filing, notification or submission with a Relevant Authority may be necessary for the purposes of obtaining the Clearances;

(ii)	all such information as may reasonably be required for inclusion in any filings, notifications or submissions to any Relevant Authority for the purposes of obtaining the Clearances or for inclusion in any responses to any requests for further information consequent upon such filings, notifications or submissions; and

(iii)	all such other information and assistance as may reasonably be required for the purposes of obtaining the Clearances and for the identification, structuring and preparation of any Remedies; and

(b)	keep the other (and/or its legal advisers) promptly informed of developments which are material or potentially material to obtaining any of the Clearances and the satisfaction of the Regulatory Conditions.

3.5	For the purposes of Clause 3.4:

(a)	each of the parties shall take reasonable steps to obtain relevant information from third parties (including through the exercise of contractual rights), it being acknowledged that a party shall not be in breach of this Clause 3.5 or Clause 3.4 as a consequence of any inaccuracies in any information originating from a third party (being a person other than a member, officer, employee or adviser of the Wider Quanex Group or the Tyman Group (as applicable));

(b)	the parties acknowledge that in certain circumstances disclosure by one party to the other may nonetheless be prevented by obligations of confidentiality owed to third parties or by Law; and

(c)	the provision of information shall be subject to Clause 3.9.

3.6	Unless required to do so, Tyman shall not communicate directly with any Relevant Authority without the prior consent of Quanex (such consent not to be unreasonably withheld or delayed). If Tyman is required to communicate directly with any Relevant Authority, it shall, where reasonably practicable, notify Quanex in advance and afford Quanex a reasonable opportunity to comment on Tyman's proposed response.

3.7	Save to the extent prohibited by applicable Law or a Relevant Authority, and without prejudice to the generality of Clause 3.4 and subject to Clause 3.2, Quanex undertakes to Tyman that it shall:

(a)	provide, or procure the provision of, to Tyman and its legal advisers draft copies of all filings, notifications, submissions, material correspondence and material communications (including, in the case of material non-written correspondence or communications, reasonably detailed summaries of such correspondence or communications) intended to be submitted, sent or communicated to any Relevant Authority in connection with obtaining any Clearance, at such time as will allow Tyman and its legal advisers a reasonable opportunity to review and comment on such filings, notifications, submissions, correspondence and communications before they are submitted, sent or communicated, together with final copies so submitted, sent or communicated;

9

(b)	give due consideration to reasonable comments made by Tyman and its legal advisers on draft copies of filings, notifications, submissions, material correspondence and material communications provided pursuant to Clause 3.7(a) and, in so far as any comments are not adopted by Quartz, provide Tyman and its legal advisers an explanation as to the reasons why;

(c)	as soon as reasonably practicable provide, or procure the provision of, to Tyman and its legal advisers copies of all filings, notifications, submissions, material correspondence and material communications in the form finally submitted, sent or communicated to any Relevant Authority in connection with obtaining any Clearance (including, in the case of material non-written correspondence or communications, reasonably detailed summaries of such correspondence or communications);

(d)	as soon as reasonably practicable notify Tyman and its legal advisers of, and provide copies of, any material correspondence and material communications (including, in the case of material non-written correspondence or communications, reasonably detailed summaries of such correspondence or communications) received from any Relevant Authority in connection with obtaining the Clearances;

(e)	give Tyman and its legal advisers reasonable notice of any meetings, hearings or material telephone calls with any Relevant Authority in connection with obtaining the Clearances and allow Tyman and its legal advisers to attend and make oral submissions during any such meetings, hearings or telephone calls (provided, where practicable, such oral submissions have been discussed by the parties in advance). Where such attendance and participation is not recommended or permitted by applicable Law or the Relevant Authority, to provide, to the extent so permitted, Tyman with a summary of such meeting, hearing or telephone call as soon as reasonably practicable following the meeting, hearing or telephone call;

(f)	keep Tyman (and/or its legal advisers) promptly informed of developments which are material or potentially material to obtaining any of the Clearances and the satisfaction of the Regulatory Conditions;

(g)	save for any engagement with the UK CMA pursuant to the Regulatory Condition set out in paragraph 6 of Part A of Appendix 1 to the 2.7 Announcement, not proactively engage with any Relevant Authority with regard to any non-mandatory approval, consent, clearance, permission, confirmation, comfort letter or waiver in respect of the Transaction without the prior written consent of Tyman (such consent not to be unreasonably withheld or delayed); and

(h)	not withdraw a filing, submission or notification made to any Relevant Authority in connection with obtaining any of the Clearances without the prior consent of Tyman (such consent not to be unreasonably withheld or delayed).

3.8	In respect of the Regulatory Condition set out in paragraph 6 of Part A of Appendix 1 to the 2.7 Announcement, Quanex shall submit a briefing paper to the UK CMA within 15 Business Days after the date of this Agreement. In respect of the Regulatory Condition set out in paragraph 5 of Part A of Appendix 1 to the 2.7 Announcement, each of Quanex and Tyman shall submit their respective HSR notifications to the Relevant Authorities within 15 Business Days after the date of this Agreement. Notwithstanding the foregoing, if, at the time the parties are in a position to file their respective HSR notifications, the US Federal Trade Commission has adopted an expanded HSR notification form, which at that time is effective and applicable, the foregoing 15 Business Day obligation shall not be applicable and the parties shall work in good faith in order to submit their respective HSR notifications, compliant with the expanded HSR notification form requirements, as soon as practicable.

10

3.9	If a provision of this Agreement obliges any member of the Wider Quanex Group or the Tyman Group (a disclosing party) to disclose any information to the other party in connection with securing the Clearances which:

(a)	the disclosing party reasonably considers to be commercially or competitively sensitive or which contains business secrets;

(b)	the disclosing party is prohibited from disclosing by applicable Law (including, for the avoidance of doubt, any applicable antitrust Laws) or the terms of an existing contract; or

(c)	where such disclosure would result in the loss of privilege that subsists in relation to such information (including legal professional privilege),

the disclosing party shall disclose the relevant information to the other party:

(i)	pursuant to the Clean Team Agreements or as the disclosing party and the other party may otherwise agree; or

(ii)	where disclosure in a manner contemplated by Clause 3.5(a) would reasonably be expected to have a material adverse effect on the disclosing party’s legitimate business interest, directly to a Relevant Authority (and in such circumstances, the disclosing party shall provide to the other party a non-confidential version of such information).

3.10	Nothing in this Agreement shall require any party to disclose to, or receive from, the other any information that is personally identifiable information of a director, partner, officer or employee of the disclosing party or any member of its or any of their respective affiliates, unless that information can reasonably be anonymised (in which case the disclosing party shall provide the relevant information on an anonymous basis) and the disclosing party may redact such information from any documents shared with the other party.

3.11	To the extent that Tyman provides Quanex with any information, assistance and/or access to Tyman’s senior management for the purposes of preparing for and monitoring the integration of the businesses of the Wider Quanex Group and the Tyman Group after the Effective Date (which Tyman is under no obligation to provide), any competitively sensitive information shall be provided on an ‘external counsel only’ basis only or pursuant to the Clean Team Agreements.

3.12	Notwithstanding any other provision of this Agreement to the contrary, Quanex acknowledges that its obligations under Clause 3.1 require that Quanex shall not (and Quanex shall not cause any member of the Wider Quanex Group to, and Quanex shall use all reasonable endeavours to procure that no person acting in concert with Quanex shall), in each case, directly or indirectly, effect or commit to effect any acquisition, which would be reasonably likely (on the basis of legal advice) to preclude, impede, prejudice or materially delay receipt of the Clearances or satisfaction of the Regulatory Conditions or prevent, impede, prejudice or materially delay completion of the Transaction on or before the Long Stop Date without the prior written consent of Tyman (such consent not to be unreasonably withheld or delayed).

11

4.	Scheme document

4.1	Subject to Clause 3.9, if the Transaction is implemented by way of a Scheme, Quanex shall (and shall procure that each member of the Wider Quanex Group shall):

(a)	promptly provide to Tyman (and/or its legal advisers) all such information about the Transaction, Quanex, the other members of the Wider Quanex Group, the Quanex Directors, and any other person acting in concert with Quanex as may be reasonably requested and which is required by Tyman and/or its legal advisers, having regard to the Code and other applicable Law, for inclusion in the Scheme Document (including any supplemental circular) or any other document required to be produced by Tyman in connection with the Transaction;

(b)	provide as soon as reasonably practicable to Tyman all such other assistance and access as may be reasonably required for the preparation of the Scheme Document (including any supplementary circular) and any other document required by the Code or other applicable Law to be published in connection with the Scheme, including access to, and procuring that reasonable assistance is provided by, Quanex’s relevant professional advisers; and

(c)	procure that the Quanex Directors (and any other person connected with Quanex and/or the Wider Quanex Group, as required by the Panel) accept responsibility, if and to the extent and in the terms required by the Code, for all the information in the Scheme Document (including any supplementary circular) (including any expressions of opinion), and any other document required by the Code or other applicable Law to be published in connection with the Scheme relating to themselves (and their close relatives, related trusts and persons connected with them, each as defined in the Code), the Wider Quanex Group, the financing of the Transaction, information on Quanex’s future plans for the Tyman Group, its business and its management and employees, any statements of opinion, belief or expectation of the Quanex Directors in relation to the Transaction following the Effective Date and any other information in the Scheme Document for which an offeror and/or any directors of an offeror is, required to accept responsibility under the Code.

4.2	If any supplementary circular is required to be published by Tyman in connection with the Scheme, Quanex shall, as soon as reasonably practicable, provide such cooperation and information (including such information as is necessary or reasonably required for such supplementary circular or document to comply with any applicable Law) as Tyman may reasonably request in order to prepare and publish such document.

4.3	Quanex and Tyman agree to correct any information provided by it for use in the Scheme Document or any other document to be prepared in connection with the Transaction to the extent that such information has become false or misleading as promptly as reasonably practicable after Quanex or Tyman (as applicable) becomes aware that such information has become false or misleading and to notify the other party or parties as promptly as reasonably practicable after that party becomes aware that such information has become false or misleading.

5.	Implementation of the Scheme and conduct of business

5.1	Where the Transaction is being implemented by way of the Scheme:

(a)	save in respect of obligations with respect to obtaining the Clearances, which shall be determined in accordance with Clause 3, Quanex undertakes to co-operate with Tyman and its advisers and to take or cause to be taken all such steps as are permissible by the Code and Law and are within its power that are necessary or reasonably requested by Tyman to implement the Transaction in accordance with, and subject to the terms and conditions set out in, the 2.7 Announcement and the Scheme Document;

(b)	Quanex undertakes that if the Panel requires the consent of Quanex in order to agree to any delay in the publication of the Scheme Document and/or the holding of the Meetings solely for the purpose of ensuring: (i) the posting of the Scheme Document and Quanex Documents take place on the same date or within one Business Day of the same date, or (ii) the Meetings are held on the same date or within one Business Day of the Quanex Stockholders Meeting, Quanex shall promptly provide such consent to either Tyman or the Panel (as Tyman may direct);

12

(c)	Quanex undertakes that it will not object to the Sanction Hearing being convened as soon as reasonably practicable after the satisfaction or waiver of the Clearances, the NYSE Condition and the Shareholder Approval Conditions, provided that the date of the Sanction Hearing shall be at least five Business Days after such date;

(d)	Quanex undertakes to deliver a notice in writing to Tyman by no later than 11.59 p.m. on the Business Day immediately prior to the date of the Sanction Hearing confirming either:

(i)	the satisfaction or waiver of all Conditions (other than the Scheme Conditions capable of being satisfied only upon or following the sanction of the Scheme by the Court); or

(ii)	its intention to invoke one or more Conditions (if permitted by the Panel) and providing reasonable details of the event which has occurred, or circumstances which have arisen, which Quanex reasonably considers entitles it to invoke such Condition or treat it as unsatisfied or incapable of satisfaction and why (if applicable under the Code) Quanex considers such event or circumstance to be sufficiently material for the Panel to permit it to invoke such Condition; and

(e)	where Quanex confirms the satisfaction or waiver of all Conditions (other than the Scheme Conditions capable of being satisfied only upon or following the sanction of the Scheme by the Court) in accordance with Clause 5.1(d)(i):

(i)	Quanex agrees Tyman shall be permitted to take the necessary steps to procure that the Sanction Hearing is duly held as soon as reasonably practicable thereafter (having regard to the proposed timetable agreed between the parties and included in the Scheme Document or in any subsequent agreed announcement regarding the implementation of the Transaction as well as Clause 5.1(c)); and

(ii)	Quanex shall instruct counsel to appear on its behalf at the Sanction Hearing and to undertake to the Court to be bound by the terms of the Scheme insofar as it relates to Quanex.

5.2	If Quanex becomes aware of any fact, matter or circumstance that it reasonably considers would likely (i) significantly change the Scheme timetable or (ii) entitle Quanex to invoke any of the Conditions and the Panel would permit it to so invoke (applying the test set out in Rule 13.5 of the Code to the extent such Rule is relevant), Quanex (subject to any restriction under applicable Law) shall inform Tyman as soon as reasonably practicable, providing reasonable details of such fact, matter or circumstance to the extent known.

5.3	Except: (i) with the prior written consent of Tyman (such consent not to be unreasonably withheld, conditioned or delayed); (ii) as required by applicable Law or the terms of any contract with a third party by which Quanex is bound and which has been fairly disclosed to Tyman or publicly announced before the date of this Agreement; or (iii) as expressly contemplated by this Agreement or the 2.7 Announcement, Quanex shall not (and shall procure that no member of the Wider Quanex Group shall) before the Effective Date:

(a)	split, combine, consolidate, sub divide, reclassify or cancel any Quanex Shares or any shares of capital stock, voting securities or equity interests of Quanex or any securities convertible into, or rights to acquire, shares of capital stock, voting securities or equity interests of Quanex or which otherwise refer to the value of shares of capital stock of Quanex;

13

(b)	amend its organisational documents in a manner likely to have a material adverse effect for Tyman Shareholders who are due to receive New Quanex Shares pursuant to the Transaction;

(c)	adopt a plan liquidating Quanex or any material member of the Wider Quanex Group;

(d)	delist the Quanex Shares from the NYSE, other than in the event of a bona fide offer to take Quanex private provided that (i) the Tyman Shareholders who are due to receive New Quanex Shares can participate in such offer on the same terms as other Quanex shareholders; and (ii) the delisting occurs after the Effective Date; or

(e)	agree, resolve, commit or announce its intention to do any of the foregoing (as applicable), whether conditionally or unconditionally.

5.4	The restrictions in Clause 5.3 shall not apply to any transaction or arrangement between one member of the Wider Quanex Group and another member of the Wider Quanex Group.

6.	NEW QUANEX SHARES, PReparation of proxy statement and Quanex stockholder approval

6.1	Quanex shall cause all New Quanex Shares which are issued to Tyman Shareholders pursuant to the Scheme or an Offer (as the case may be) to be issued and credited as fully paid and rank pari passu in all respects with Quanex Shares issued and outstanding at the time the New Quanex Shares are issued pursuant to the Transaction.

6.2	Quanex undertakes to Tyman to:

(a)	as promptly as reasonably practicable after the date of this Agreement, prepare and cause to be filed with the SEC a preliminary Proxy Statement;

(b)	provide Tyman and its legal counsel with reasonable opportunity to review and comment on: (i) drafts of the Proxy Statement and any other document to be sent by Quanex to the Quanex Stockholders in connection with the Quanex Stockholder Approval (the “Quanex Documents”) before filing any such draft with the SEC or transmitting it to the Quanex Stockholders, as applicable; provided the parties agree and understand that solicitation material under Rule 14a-12 of the US Exchange Act must be filed on the day of first use and this subsection (b)(i) shall not act to prohibit Quanex from filing Quanex Documents on the date required by applicable Law and (ii) any response to comments received from the SEC. Quanex shall in good faith consider all comments reasonably and promptly proposed by Tyman or its legal counsel in relation to the Quanex Documents;

(c)	as promptly as practicable, notify Tyman and provide copies of any material communications sent to or received from the SEC in relation to the Proxy Statement;

(d)	as soon as reasonably practicable, respond to any comments received from the SEC concerning the Proxy Statement and use its best endeavours to resolve such comments with the SEC as promptly as reasonably practicable;

(e)	use all reasonable endeavours to obtain the Proxy Approval as soon as reasonably practicable after the date of this Agreement;

14

(f)	transmit the Proxy Statement to Quanex Stockholders and establish a record date for, call and give notice of the Quanex Stockholders Meeting as promptly as reasonably practicable after receipt of the Proxy Approval;

(g)	in accordance with Law, Quanex’s certificate of incorporation, bylaws and the rules of the NYSE, convene and hold the Quanex Stockholders Meeting as promptly as reasonably practicable and, to the extent reasonably practicable, on the same day as the General Meeting and Court Meeting; provided, however, that Quanex may, without the prior written consent of Tyman, adjourn or postpone the Quanex Stockholders Meeting:

(i)	if as of the time for which the Quanex Stockholders Meeting is originally scheduled (as set forth in the definitive Proxy Statement) there are insufficient Quanex Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Quanex Stockholders Meeting;

(ii)	after consultation with Tyman, if the failure to adjourn or postpone the Quanex Stockholders Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required supplement or amendment to the Proxy Statement;

(iii)	after consultation with Tyman, not more than twice, each time not to exceed 10 Business Days, to solicit additional proxies if necessary to obtain the Quanex Stockholder Approval; or

(iv)	if necessary, due to an adjournment of the General Meeting and Court Meeting to ensure that the Quanex Stockholders Meeting is held on the same day as the General Meeting and Court Meeting,

it being acknowledged and agreed that Quanex shall not be able to invoke the applicable Shareholder Approval Condition at Condition 3 where the applicable meetings have not been held by the applicable long stop date set out in the Scheme Document solely as a result of the Quanex Stockholders Meeting not yet having been held;

(h)	use all reasonable endeavours to obtain the Quanex Stockholder Approval, including using all reasonable endeavours to solicit from Quanex Stockholders proxies in favour of the Quanex Stockholder Approval;

(i)	use all reasonable endeavours to cause all New Quanex Shares to be issued to Tyman Shareholders pursuant to the Scheme or Offer (as the case may be) to be approved for listing on the NYSE, including filing a supplemental listing application with the NYSE in respect of the New Quanex Shares and (at its own expense) paying the fees associated therewith, subject only to official notice of issuance, prior to the Effective Date; and

(j)	for so long as the Transaction is being implemented by way of the Scheme, use all reasonable endeavours to cause all New Quanex Shares issued to Tyman Shareholders upon the Scheme becoming effective to be issued in reliance on an exemption from the registration requirements of the US Securities Act.

6.3	In accordance with Law, Tyman undertakes to (and undertakes to procure that each member of the Tyman Group will):

(a)	promptly provide to Quanex (and/or its legal advisers), for the purposes of inclusion in the Proxy Statement or any other document required to be produced by Quanex in connection with the Transaction (including any amendment or supplement thereto), all such information about the Transaction, Tyman, the Tyman Directors and the other members of the Tyman Group as may be reasonably requested by Quanex (upon reasonable notice by Quanex and/or its legal advisers) in connection with the preparation of the relevant document or documents;

15

(b)	promptly provide Quanex with all such other assistance and access as may be reasonably requested by Quanex (upon reasonable notice by Quanex and/or its legal advisers) in connection with the preparation of the Proxy Statement or any other document required by the US Securities Act, the US Exchange Act, or other Law to be produced by Quanex in connection with the Transaction (including any amendment or supplement thereto), including access to, and ensuring the provision of reasonable assistance by, Tyman’ relevant professional advisers; and

(c)	co-operate with, and provide reasonable assistance to, Quanex in relation to the preparation of the Proxy Statement and the resolution of comments received from the SEC in respect of it.

6.4	If any amendment or supplement is required by Law to be published by Quanex in connection with the Proxy Statement, Tyman shall, as soon as reasonably practicable, provide such co-operation and information (including such information as is necessary or reasonably required for such supplement or document to comply with any Law) as Quanex may reasonably request in order to prepare and publish such document.

6.5	Tyman and Quanex each agree:

(a)	to correct any information provided by them for use in the Proxy Statement or any other document to be prepared in connection with the Transaction to the extent that such information has become false or misleading as promptly as reasonably practicable after that party becomes aware that such information has become false or misleading;

(b)	that Tyman shall co-operate with Quanex in order for Quanex to understand and assess the basis of preparation of financial information provided by Tyman for use in the Proxy Statement; and

(c)	that Quanex shall have the right to exclude any information provided by Tyman from the Proxy Statement that it reasonably believes could be false, misleading or is otherwise unsatisfactory to Quanex.

7.	Tyman share plans and employee matters

The parties agree that the provisions of Schedule 1 with respect to certain employee-related matters shall be implemented in accordance with that Schedule.

8.	Switching to an Offer

8.1	The parties currently intend that the Transaction will be implemented by way of the Scheme. However, Quanex shall be entitled, with the consent of the Panel, to implement the Transaction by way of an Offer rather than the Scheme (such election being a “Switch”) if:

(a)	Tyman provides its prior written consent (an “Agreed Switch”), in which case Clause 8.2 applies;

(b)	a third party announces a firm intention to make a Competing Proposal which is recommended in whole or in part by the Tyman Board;

(c)	a third party announces that it is considering making a Competing Proposal, or either Tyman or Quanex notifies the other that it is aware of the existence of a bona fide potential offeror (within the meaning of Rule 21.3 of the Code) for all or part of the issued and to be issued ordinary share capital of Tyman, provided that Quanex consults with Tyman prior to making the Switch in such circumstances;

16

(d)	subject to the provisions of Clause 8.3, an Adverse Recommendation Change occurs; or

(e)	Tyman adjourns or postpones one or more of the Meetings or the Sanction Hearing beyond the date set out in, respectively, Clauses 11.1(e)(ii)(A) and 11.1(e)(ii)(B) other than:

(i)	where Quanex has given its consent in accordance with Clause 5.1(b); or

(ii)	the adjournment or postponement is caused by logistical or practical reasons beyond Tyman’s reasonable control (provided that Tyman has used reasonable endeavours to mitigate any such reasons).

8.2	In the event of an Agreed Switch, unless otherwise agreed in writing between Quanex and Tyman or required by the Panel:

(a)	Quanex shall prepare and dispatch as soon as reasonably practicable the Offer Document and the form of acceptance to be used by the Tyman Shareholders in connection with the Offer;

(b)	Quanex shall consult with Tyman in relation to the Offer Document and form of acceptance each to be used by the Tyman Shareholders in relation to the Offer, including timing of publication, and shall allow Tyman a reasonable opportunity to consider the draft Offer Document and form of acceptance for review and comment, and shall consider in good faith comments proposed by Tyman;

(c)	Quanex shall seek Tyman’s approval of the contents of the information on Tyman contained in the Offer Document before it is published, and to afford Tyman reasonable time to consider such document in order to give its approval of information for which Tyman or the Tyman Board is taking responsibility (such approval not to be unreasonably withheld or delayed);

(d)	Quanex shall consult with Tyman in a timely manner as to the form and content and timing of publication of any announcements relating to the Agreed Switch and its implementation and any proposed changes to the timetable in relation to the implementation of the Agreed Switch;

(e)	Quanex shall not take any action which would cause the Offer not to proceed, to lapse or to be withdrawn in each case for non-fulfilment of the Acceptance Condition prior to the sixtieth (60th) day after publication of the Offer Document (or such later date if the final deadline for acceptances is extended by the Panel in accordance with Rule 31.3 of the Code and the Notes on Rule 31.3 of the Code) and Quanex shall ensure that the Offer remains open for acceptances until such time;

(f)	if any Regulatory Condition has not been satisfied (or waived (if capable of waiver)) by 5.00 p.m. on the second day prior to Day 39 (as defined in the Code), Quanex shall consult Tyman as to whether it should seek the consent of the Panel to a timetable suspension pursuant to Rule 31.4(a) of the Code, and if agreed between the parties shall request the Panel to suspend the offer timetable to a date agreed with Tyman and the Panel which, in the reasonable opinion of Tyman, allows sufficient time for the satisfaction of the relevant Regulatory Condition;

17

(g)	Quanex shall ensure that, subject to the terms of this Agreement, the only conditions of the Offer shall be the Conditions (subject to replacing the Scheme Conditions with an Acceptance Condition which complies with the requirements of the Code and any other modifications or amendments to such terms and conditions as may be agreed between the parties in writing, required by the Panel or which are necessary as a result of the Agreed Switch, including, for the avoidance of doubt, any necessary regulatory condition(s) relating to the issue of New Quanex Shares) and that the Offer is made on terms that are no less favourable to Tyman Shareholders than those set out in the 2.7 Announcement;

(h)	Quanex shall set the Acceptance Condition at not less than 90% of the issued ordinary share capital of Tyman to which the Offer relates, or such other percentage as may be decided by Quanex after (to the extent necessary) consultation with the Panel, being in any case more than 75% of the issued ordinary share capital of Tyman to which the Offer relates (or such lesser percentage as Tyman may agree to in writing); and

(i)	Quanex shall keep Tyman informed, on a confidential basis and on the next Business Day following receipt of a written request from Tyman, of the number of Tyman Shareholders that have validly returned their acceptance or withdrawal forms or incorrectly completed their withdrawal or acceptance forms and the identity of such shareholders and the number of Tyman Shares to which such forms relate.

8.3	In the event of a Switch which is not an Agreed Switch, and save with the prior approval of Tyman and with the consent of the Panel, Quanex shall set the Acceptance Condition at not less than:

(a)	where the Switch occurs for the reasons set out in Clauses 8.1(c) to 8.1(e), 75%; or

(b)	where the Switch occurs for the reason set out in Clause 8.1(b), 50% plus one Tyman Share,

in each case, of the issued ordinary share capital of Tyman to which the Offer relates.

8.4	The parties agree that in the case of any Agreed Switch:

(a)	all provisions of this Agreement shall continue to apply save as set out in Clause 8.2; and

(b)	all provisions of this Agreement relating to the Scheme and the Scheme Document and its implementation shall apply to the Offer, the Offer Document and its implementation mutatis mutandis, save as set out in this Clause 8.

8.5	Quanex represents that it is not, at the date of this Agreement, required to make a mandatory offer for Tyman under Rule 9 of the Code.

9.	Directors and officers insurance

9.1	If and to the extent permitted by applicable Law, for six years after the Effective Date, Quanex shall procure that the members of the Tyman Group honour and fulfil their respective obligations (if any) existing as at the date of this Agreement to indemnify their respective directors and officers and to advance reasonable expenses, in each case to the extent provided in the respective governing documents and indemnification or similar agreements to which Tyman is a party or bound and with respect to matters existing or occurring at or prior to the Effective Date.

18

9.2	Quanex acknowledges that Tyman may purchase directors’ and officers’ liability insurance cover for both current and former directors and officers of each member of the Tyman Group, including directors and officers who retire or whose employment is terminated as a result of the Transaction, for acts and omissions up to and including the Effective Date, in the form of run-off cover for a period of six years following the Effective Date, provided that such insurance cover will be with reputable insurers and provide cover, in terms of amount and breadth, substantially equivalent to that provided under the Tyman Group’s directors’ and officers’ liability insurance as at the date of this Agreement (“Run-Off Cover”).

9.3	To the extent that Tyman (or a member of the Tyman Group) has not purchased directors’ and officers’ liability insurance cover pursuant to Clause 9.2 on or before the Effective Date, Quanex shall procure that Tyman (or a member of the Tyman Group) purchases such insurance (if available on reasonable commercial terms) or otherwise makes such insurance available as soon as practicable following the Effective Date.

9.4	Quanex shall provide all reasonable assistance to the current directors and officers of any member of the Tyman Group to the extent they need to make a claim against the existing directors’ and officers’ insurance policy (including an associated run off cover), in each case with respect to matters existing or occurring at or prior to the Effective Date.

9.5	Each of the directors and officers of the Tyman Group to which this Clause 9 applies shall have the right to enforce his or her rights against Quanex under this Clause 9 under the Contracts (Rights of Third Parties) Act 1999.

10.	THE Code and relevant law

10.1	Nothing in this Agreement shall in any way limit the parties’ obligations or those of their respective directors under the Code and any other applicable Law, and any uncontested rulings of the Panel as to the application of the Code in conflict with the terms of this Agreement shall take precedence over the terms of this Agreement.

10.2	The parties agree that, if the Panel determines that any provision of this Agreement that requires Tyman or the Tyman Board to take or not take action, whether as a direct obligation or as a condition to any other person’s obligation (however expressed), is not permitted by Rule 21.2 of the Code, that provision shall have no effect and shall be disregarded and neither Tyman nor any member of the Tyman Board shall have any obligation to take or not take any such action.

10.3	Nothing in this Agreement shall oblige Tyman or the Tyman Board to recommend an Offer or a Scheme proposed by Quanex, any member of the Wider Quanex Group or any other person acting in concert with Quanex.

10.4	Without prejudice to the warranties and undertakings given by the parties pursuant to Clause 12, nothing in this Agreement shall be taken to restrict the directors of any member of the Wider Quanex Group or the Tyman Group from complying with Law, orders of court or regulations, including the Code, the Listing Rules and the rules and regulations of the Panel and the Financial Conduct Authority.

11.	Termination

11.1	This Agreement shall terminate with immediate effect and, subject to Clauses 11.2 and 11.3, all rights and obligations of the parties under this Agreement shall cease immediately as follows:

(a)	if agreed in writing between the parties at any time;

19

(b)	if the 2.7 Announcement is not released via a Regulatory Information Service at or before 6.30 p.m. on the date of this Agreement (unless, prior to that time, the parties have agreed another later time and date in accordance with Clause 2.1, in which case that later time and date shall apply for the purposes of this Clause 11.1(b));

(c)	upon service of written notice by Quanex to Tyman or Tyman to Quanex prior to the Long Stop Date stating that either any Condition which:

(A)	has not been waived is (or has become) incapable of satisfaction by the Long Stop Date and, notwithstanding that Quanex has the right to waive such Condition, Quanex will not do so; or

(B)	is incapable of waiver is incapable of satisfaction by the Long Stop Date,

in each case in circumstances where the invocation of the relevant Condition (or confirmation that the Condition is incapable of satisfaction, as appropriate) is permitted by the Panel (if applicable);

(d)	if a Condition has been invoked by Quanex (where the invocation of the relevant Condition has been permitted by the Panel, if applicable) and the Scheme has been withdrawn (otherwise than as a result of a Switch) or, following a Switch, the Offer lapses;

(e)	upon service of written notice by Quanex to Tyman, if one or more of the following occurs:

(i)	an Adverse Recommendation Change occurs;

(ii)	if the Transaction is being implemented by way of a Scheme and:

(A)	the Court Meeting and the General Meeting are not held on or before the 22nd day after the expected date of the Court Meeting and the General Meeting (as applicable) to be set out in the Scheme Document (or subsequent announcement of the Transaction timetable) (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required)); or

(B)	the Sanction Hearing is not held on or before the later of (A) the 22nd day after the expected day of the Sanction Hearing as set out in the Scheme Document (or subsequent announcement of the Transaction timetable); and (B) thirty days after all the Conditions have been satisfied or waived (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such approval(s) are required));

(iii)	if a Competing Proposal: (i) is recommended in whole or in part by the Tyman Board; or (ii) completes, becomes effective or becomes unconditional in all respects;

(f)	if the Transaction is, with the consent of the Panel, withdrawn or lapses in accordance with its terms prior to the Long Stop Date (other than where (i) such lapse or withdrawal is as a result of the exercise of Quanex’s right to effect a Switch or (ii) it is otherwise to be followed within five Business Days by an announcement under Rule 2.7 of the Code made by Quanex or a person acting in concert with it to implement the Transaction by a different offer or scheme on substantially the same or improved terms and which is (or is intended to be) recommended by the Tyman Directors); or

(g)	unless otherwise agreed by the parties in writing or required by the Panel, if the Effective Date has not occurred by the Long Stop Date.

20

11.2	Termination of this Agreement shall be without prejudice to the rights of any party which have or may have arisen at or prior to termination, including any claim in respect of a breach of this Agreement.

11.3	This Clause 11 and Clauses 1, 8, 10, 12, 14 to 23 (inclusive), 26 and 27 shall survive termination of this Agreement.

12.	Warranties AND UNDERTAKINGS

12.1	Quanex warrants to Tyman, and Tyman warrants to Quanex, on the date of this Agreement that:

(a)	it has the requisite power and authority to enter into and perform its obligations under this Agreement in accordance with its terms;

(b)	this Agreement constitutes its legal, valid and binding obligations in accordance with its terms;

(c)	the execution and delivery of, and performance of its obligations under, this Agreement shall not:

(i)	result in a breach of any provision of its constitutional documents;

(ii)	result in a breach of, or constitute a default under, any instrument (which is material in the context of the Transaction) to which it is a party or by which it is bound; or

(iii)	result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.

12.2	No party shall have any claim against any other party pursuant to Clause 12.1 for misrepresentation or breach of warranty after the Effective Date (without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement).

12.3	Quanex acknowledges and agrees that any information and/or assistance provided by any of Tyman’s directors, officers, employees or advisers (each a “Tyman Representative”) to it and/or any member of the Wider Quanex Group or any of their respective directors, officers, employees or advisers, whether before, on or after the date of this Agreement: (i) pursuant to the obligations of Tyman under or otherwise in connection with this Agreement; or (ii) in connection with the Transaction, shall in each case be (and have been) given on the basis that the relevant Tyman Representative shall not incur any liability, whether in contract, tort (including negligence) or otherwise, in respect of any loss or damage that any of Quanex and/or any member of the Wider Quanex Group or any of their respective directors, officers, employees or advisers may suffer as a result of the provision of any such information and/or assistance, save in each case for loss or damage to the extent resulting from the fraud or fraudulent misrepresentation of the relevant Tyman Representative.

13.	Announcements

Save following a Switch (which is not an Agreed Switch), Quanex will, if reasonably practicable and permitted by Law and the Code, consult in good faith with Tyman as to the content and timing of any announcement or statement it intends to make to the market in connection with the Transaction (other than any communication which does not contain any information which is not already in the public domain), giving Tyman a reasonable opportunity to provide comments on the form and content of such announcement.

21

14.	Notices

14.1	A notice under or in connection with this Agreement (a “Notice”) shall be:

(a)	in writing;

(b)	in the English language; and

(c)	delivered personally or sent by first class post pre-paid recorded delivery (and air mail if overseas) or by email to the party due to receive the Notice at the address specified in Clause 14.2 (or to another address specified by that party by not less than seven days’ written notice to the other party).

14.2	The address referred to in Clause 14.1(c) is:

(a)	in the case of Quanex:

Address:	945 Bunker Hill Rd., Suite 900, Houston, TX 77024, United States of America

Email:	[***]

Marked for the attention of: [***]

With a copy (which shall not constitute notice) to:

Address:	945 Bunker Hill Rd., Suite 900, Houston, TX 77024, United States of America

Email:	[***]

Marked for the attention of: [***]

With a further copy (which shall not constitute notice) to:

Address:	Travers Smith LLP, 10 Snow Hill, London EC1A 2AL

Email:	[***]

Marked for the attention of: [***]

(b)	in the case of Tyman:

Address:	29 Queen Anne’s Gate, London, SW1H 9BU, United Kingdom

Email:	[***]

Marked for the attention of: [***]

With a copy (which shall not constitute notice) to:

Address:	Latham & Watkins LLP, 99 Bishopsgate, London, EC2M 3XF

Email:	[***]

Marked for the attention of: [***]

and in the case of any Notice given to the address specified above, a copy (which shall not constitute Notice) shall be provided by email to the email address specified above.

22

14.3	A party may change its notice details on giving notice to the other party of the change in accordance with Clauses 14.1, 14.2 and 14.4.

14.4	Unless there is evidence that it was received earlier, a Notice is deemed given:

(a)	if delivered personally, when left at the address referred to in Clause 14.2;

(b)	if sent by post, except air mail, two Business Days after posting it;

(c)	if sent by air mail, six Business Days after posting it; or

(d)	if sent by email, when sent provided that receipt shall not occur if the sender receives an automated message indicating that the message has not been delivered to the recipient.

Any Notice sent outside of the hours of 9.00a.m. to 5.30p.m. shall be deemed to be given at the start of the next Business Day.

14.5	Each party shall, where it sends a Notice by email to the other party, within two Business Days send a hard copy of the relevant Notice via hand delivery or first class post to the physical address of the other party.

15.	Remedies and waivers

15.1	No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by Law or under this Agreement shall:

(a)	affect that right, power or remedy; or

(b)	operate as a waiver of it.

15.2	The single or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

15.3	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by Law.

15.4	Without prejudice to any other rights and remedies which a party may have, each party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by a party of the provisions of this Agreement and the other party shall be entitled to seek the remedies of injunction, specific performance and other equitable remedies, for any threatened or actual breach of any such provision of this Agreement by a party hereto and no proof of special damages shall be necessary for the enforcement by a party of the rights under this Agreement.

16.	Variation

No variation of this Agreement shall be valid unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each of the parties.

23

17.	Invalidity

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, that shall not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability under the Law of any other jurisdiction of that or any other provision of this Agreement,

and, if such provision would be valid and enforceable if deleted in whole or in part or reduced in application, such provision shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

18.	Entire agreement

18.1	Save for the Confidentiality Agreement and the Clean Team Agreements (each of which remain in force) and any other agreements the parties agree in writing are deemed to be included in this Clause 18, this Agreement constitutes the whole and only agreement between the parties relating to the Transaction and supersedes any previous agreement whether written or oral between the parties in relation to the Transaction.

18.2	Each party acknowledges that it is entering into this Agreement in reliance upon only this Agreement and that it is not relying upon any pre-contractual statement that is not set out in this Agreement, the Confidentiality Agreement or the Clean Team Agreements.

18.3	No party shall have any right of action (including those in tort or arising under statute) against the other party arising out of or in connection with any express or implied pre-contractual statement except to the extent that it is repeated in this Agreement.

18.4	For the purposes of this Clause 18, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time before the date of this Agreement.

18.5	Nothing in this Agreement shall limit any liability for (or remedy in respect of) fraud or fraudulent misrepresentation.

19.	Language

Each Notice or other communication under or in connection with this Agreement shall be in English.

20.	Third party rights

20.1	Clause 9 is intended to confer benefits on and be enforceable by the third parties referred to therein (“Relevant Third Parties”).

20.2	Subject to Clause 20.1, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of term of, or enjoy any benefit under, this Agreement.

20.3	The parties may terminate, rescind, vary, amend or waive any provision of this Agreement without the consent of the Relevant Third Parties, except that any variation, amendment or waiver of Clause 9 shall require the consent of any affected Relevant Third Party.

24

21.	No partnership

No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of another party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for another party in any way or for any purpose.

22.	Assignment

Except as otherwise expressly provided in this Agreement and provided that (i) Quanex shall be entitled to assign the benefit of this Agreement to another member of the Wider Quanex Group and (ii) Tyman shall be entitled to assign the benefit of this Agreement to another member of the Tyman Group, no party shall be entitled to assign (whether absolutely or by way of security and whether in whole or in part), transfer, mortgage, charge, declare itself a trustee for a third party of, or otherwise dispose of (in any manner whatsoever) the benefit of this Agreement (or any part of it) or sub-contract in any manner whatsoever its performance under this Agreement without the prior written consent of the other party.

23.	Costs

Save as expressly provided otherwise, each party shall pay its own Costs in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and any matter contemplated by it.

24.	Further assurance

Each party shall (and shall procure that members of the Wider Quanex Group and the Tyman Group (as applicable) shall), at its own cost, use reasonable endeavours (except where best endeavours are expressly stated in this Agreement) to, or procure that any relevant third party shall, do and/or execute and/or perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give full effect to this Agreement.

25.	Process agent

25.1	Quanex agrees that it shall at all times maintain an agent for service of process and any other documents and proceedings in England. Quanex confirms that London Law Agency Limited of Collingham House, 6-12 Gladstone Road, Wimbledon, London SW19 1QT has been appointed as its agent to receive and acknowledge on its behalf service of any claim form, application notice, order, judgement or other notice of legal process in England.

25.2	Quanex will be entitled to appoint an agent for service in England in the place of London Law Agency Limited by written notice to Tyman, whereupon London Law Agency Limited will cease to be the agent for service for Quanex, and any claim form, judgment or other notice of legal process will be sufficiently served on Quanex if delivered to such replacement agent at its address for the time being (but shall no longer be effective if served upon London Law Agency Limited after the appointment, and notification to Tyman of the appointment, of such new agent for service).

26.	Counterparts

26.1	This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

26.2	Delivery of an executed counterpart signature page of this Agreement by email (pdf) or facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page on the final text of this Agreement, such counterpart signature page shall take effect with such final text as a complete authorised counterpart.

25

27.	Governing law and jurisdiction

27.1	This Agreement is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

27.2	The English courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement including, without limitation, disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, termination or the legal relationships established by, this Agreement and (ii) any non-contractual obligations arising out of or in connection with this Agreement and each party irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction. Each party also irrevocably waives any objection to the recognition or enforcement in the courts of any other country of a judgment delivered by an English court exercising jurisdiction pursuant to this Clause 27.2.

26

Schedule 1

Tyman share plans and employee matters

Subject to applicable legal and regulatory requirements and the Transaction becoming effective in all respects, each party will co-operate with the other party in order to facilitate the implementation of the arrangements set out in this Schedule 1.

In the event that the Transaction is effected as an Offer, references to the date of the Court Sanction Date and the Effective Date will be read as if they referred to the date on which the Offer becomes or is declared unconditional in all respects, and, subject always to Rules 21.1 and 21.2 of the Code, the parties shall work together in good faith to agree any modifications to the Proposals as may be necessary or desirable.

In this Schedule 1, each of the following words and expressions shall have the following meanings:

“Awards” has the meaning given to it in paragraph 1.3(c) of Part 1 of this Schedule 1;

“Court Sanction Date” means the date on which the Court sanctions the Scheme under section 899 of the Companies Act;

“DSBP” means the Tyman Deferred Share Bonus Plan 2020;

“EBT” means the Tyman Employee Benefit Trust;

“International Sharesave Plan” means the Tyman International Sharesave Plan;

“LTIP” means the Tyman Long Term Incentive Plan 2020 (as amended);

“Main Offer” has the meaning given to it in the 2.7 Announcement;

“Proposals” has the meaning given to it in paragraph 1.3(c) of Part 1 of this Schedule 1;

“Qualifying Termination” has the meaning given to it in paragraph 5.1 of Part 2 of this Schedule 1;

“Quanex Group” has the meaning given to it in the 2.7 Announcement;

“Quanex Omnibus Incentive Plan” means the Quanex Omnibus Incentive Plan;

“Quanex Share” means a share of Quanex common stock with a par value of USD 0.01 per share;

“Retention Awards” has the meaning given to it in paragraph 4.1 of Part 2 of this Schedule 1;

“Retention Bonus Pot” has the meaning given to it in paragraph 4.1 of Part 2 of this Schedule 1;

“SAYE Plan” means the Tyman Sharesave Plan;

“Tyman Directors’ Remuneration Policy” means the directors’ remuneration policy approved by Tyman shareholders from time to time;

“Tyman Employees” means the employees of Tyman and the employees of members of the Tyman Group from time to time, each a “Tyman Employee”;

“Tyman Remuneration Committee” means the remuneration committee of the board of directors of Tyman;

“Tyman Share Plans” means each of the DSBP, International Sharesave Plan, LTIP, SAYE Plan and U.S. Sharesave Plan; and

“U.S. Sharesave Plan” means the Tyman U.S. Sharesave Plan.

27

PART 1

TYMAN SHARE PLANS

1.	General

1.1	As at 31 March 2024, the following options and awards were outstanding under the Tyman Share Plans:

Table 1

(A) Tyman Share Plans	(B) Awards	(C) Vesting Percentage	(D) Number of Tyman Shares subject to outstanding awards / options
LTIP	2020 fully vested unexercised awards (the “2020 Awards”)	100%	266
	2021 performance share awards (the “2021 Performance Share Awards”)	21.40%	279,971
		100%	7,747
	2022 performance share awards (the “2022 Performance Share Awards”)	Not more than 50%	571,825
	2023 performance share awards (the “2023 Performance Share Awards”)	Not more than 91%	637,355
	2021 restricted share awards (the “2021 Restricted Share Awards”)	100%	37,404
	2022 restricted share awards (the “2022 Restricted Share Awards”)	100%	256,012
	2023 and 2024 restricted share awards (the “2023-2024 Restricted Share Awards”)	100%	518,613
DSBP	Outstanding Awards	100%	260,945
SAYE Plan	Options	Not applicable	302,894
International Sharesave Plan	Options	Not applicable	71,583
U.S. Sharesave Plan	Options	Not applicable	19,779

28

(the 2021 Performance Share Awards, the 2022 Performance Share Awards and the 2023 Performance Share Awards being the “Performance Share Awards”).

Quanex acknowledges and agrees that, as soon possible following the 2.7 Announcement, Tyman may grant awards under the LTIP and DSBP over a maximum of 1,628,315 Tyman Shares for the 2024 financial year in accordance with the table below and Tyman acknowledges and agrees that any such Awards will be in accordance with: (i) its historical and usual practice including in terms of recipients, quantum and performance conditions; (ii) where applicable, the Tyman Directors’ Remuneration Policy; and (iii) its ordinary course of business for the purposes of Rule 21.1 of the Code:

Table 2

(A) Tyman Share Plans	(B) Awards	(C) Vesting Percentage	(D) Maximum number of Tyman Shares subject to outstanding awards / options
LTIP	2024 performance share awards (the “2024 Performance Share Awards”)	Not applicable	963,286
	2024 restricted share awards (the “2024 Restricted Share Awards”)	Not applicable	522,751
DSBP	2023 DSBP Awards	100%	142,278
Totals			1,628,315

29

(the 2024 Performance Share Awards and the 2024 Restricted Share Awards in Table 2 above being the “2024 LTIP Awards”, and all of the Awards in Table 2 above being collectively the “2024 Awards”).

1.2	Quanex acknowledges and agrees that, prior to the Effective Date, the directors of Tyman (and, where appropriate, the Tyman Remuneration Committee) may operate the Tyman Share Plans in accordance with the rules of the relevant Tyman Share Plan and Tyman’s normal practice and, where applicable, the Tyman Directors’ Remuneration Policy. For the avoidance of doubt, operate includes (without limitation): granting awards (provided that the number of Tyman Shares subject to the 2024 Awards shall not exceed the total number specified in Table 2 above and the 2024 Awards shall otherwise be granted in accordance with this Schedule 1), determining the extent to which awards vest, satisfying the vesting of awards and the exercise of options (including where such satisfaction involves the issuance of shares, transferring Tyman shares from the EBT or from treasury or cash-settling awards, subject in all cases to paragraph 5 of Part 1 of this Schedule 1) and determining the treatment of awards held by leavers.

1.3	Tyman and Quanex acknowledge that:

(a)	the Scheme Record Time (as defined in the 2.7 Announcement) shall take place after the Court Sanction Date, to allow those participants in Tyman Share Plans who acquire Tyman Shares on or before the Court Sanction Date to have those Tyman Shares acquired by Quanex and dealt with through the Scheme;

(b)	Tyman may amend the rules of the Tyman Share Plans if the Tyman Board (or the relevant committee) are of the opinion that such amendments are necessary or desirable to implement the Scheme or the treatment set out in this Agreement, comply with any local law requirement, to facilitate the administration of the Tyman Share Plans or to obtain or maintain favourable tax treatment for participants or for any member of the Tyman Group subject, in each case, to Rule 21.1 of the Code, the Tyman Directors’ Remuneration Policy and the consent of the Panel where applicable;

(c)	Quanex and Tyman intend to jointly write to participants in the Tyman Share Plans on, or as soon as practicable after, the posting of the Scheme Document to inform them of the impact of the Scheme on their outstanding options and awards under the Tyman Share Plans (“Awards”), the extent to which their Awards will vest and, where relevant, become exercisable as a result of the Scheme and any actions they may need to take in connection with their Awards as a result of the Scheme, where and as required under Rule 15 of the Code (the “Proposals”);

30

(d)	Tyman Shareholder approval will be sought for an amendment to the articles of association of Tyman so that any Tyman Shares issued or transferred on or after the Scheme Record Time will be automatically transferred to, or to the order of, Quanex in exchange for the provision by Quanex of the same consideration payable per Tyman Share under the Scheme (or such other consideration as may be agreed between Tyman and Quanex and disclosed in the Scheme Document); and

(e)	any bonus, vesting or exercise of awards/options or other payments described in this Schedule 1 will be subject to the usual deductions for applicable taxes and National Insurance contributions (or equivalent in other jurisdictions), where such taxes or contributions are required to be withheld.

1.4	Quanex acknowledges and agrees that if, for any reason, Tyman Shares cannot be issued or transferred when options are exercised or awards vest under any of the Tyman Share Plans (or if the Tyman Remuneration Committee considers that it is disproportionately inconvenient or costly to do so), such Awards may be settled by Tyman in cash.

1.5	Quanex acknowledges that Tyman and/or its advisers may make any submission to the Panel which it deems necessary to implement the arrangements referred to in this Schedule 1, having consulted with Quanex before making such submission, and Quanex agrees to co-operate as soon as possible and in good faith in the making of any such submission.

2.	LTIP

2.1	Quanex acknowledges that the 2020 Awards, 2021 Performance Share Awards and the 2021 Restricted Share Awards granted under the LTIP have already vested as at the date of this Agreement and the Tyman Remuneration Committee has determined that such Awards vested at the percentages set out opposite those Awards in column (C) of Table 1 above.

2.2	Quanex acknowledges that all other Awards granted under the LTIP that have not already vested will vest on the Court Sanction Date to the extent determined by the Tyman Remuneration Committee as set out in this Schedule 1. Vested options granted under the LTIP will be exercisable until the earlier of one month after the Court Sanction Date and the expiry of the normal exercise period.

2.3	Subject to paragraph 2.4 of Part 1 of this Schedule 1, the extent of vesting of any unvested Performance Share Awards shall be determined by the Tyman Remuneration Committee in accordance with the rules of the LTIP, subject to its discretions under the rules of the LTIP to: (i) assess the achievement of performance conditions; and (ii) disapply time pro-rating.

2.4	Tyman and Quanex acknowledge and agree that:

(a)	2022 Performance Share Awards – the Tyman Remuneration Committee shall determine the extent to which all 2022 Performance Share Awards will vest on performance grounds, provided that such vesting on performance grounds will not exceed the percentage set out opposite the 2022 Performance Share Awards in Column (C) of Table 1 above, and it is agreed that such Awards shall vest with no application of time prorating;

(b)	2023 Performance Share Awards – the Tyman Remuneration Committee shall determine the extent to which all 2023 Performance Share Awards will vest on performance grounds, provided that such vesting on performance grounds will not exceed the percentage set out opposite those Awards in Column (C) of Table 1 above, and it is agreed that such Awards will vest with no application of time prorating; and

31

(c)	2022 Restricted Share Awards and 2023-2024 Restricted Share Awards – the Tyman Remuneration Committee will disapply time pro-rating to the 2022 Restricted Share Awards and the 2023-2024 Restricted Share Awards and such Awards will therefore vest at the percentage set out opposite such Awards in column (C) of Table 1 above.

2.5	Tyman and Quanex acknowledge and agree that the 2024 LTIP Awards shall be granted subject to additional terms that: (i) notwithstanding rules 12.1 and 12.2 of the LTIP rules, the 2024 LTIP Awards will not vest early on the Court Sanction Date; and (ii) the 2024 LTIP Awards will automatically lapse on the Effective Date if the Effective Date occurs prior to the Normal Vesting Date (as defined in the LTIP rules) of such 2024 LTIP Awards.

2.6	On the lapsing of the 2024 LTIP Awards due to the additional terms set out in paragraph 2.5 of Part 1 of this Schedule 1 and the occurrence of the Effective Date, Quanex agrees that, as soon as reasonably practicable after the Effective Date, Quanex will grant to all individuals who:

(a)	are Tyman Employees immediately prior to the Effective Date and who have not given or received notice of termination of employment prior to that time; and

(b)	held outstanding 2024 LTIP Awards immediately prior to the Effective Date,

(each a “Replacement Award Participant”) an award under the Quanex Omnibus Incentive Plan (the “Replacement Awards”) granted on the following terms:

(i)	save as set out in this Schedule 1, the terms of the Replacement Awards will be the same as set out in the rules of the Quanex Omnibus Incentive Plan;

(ii)	the Replacement Awards will not be granted subject to performance conditions;

(iii)	the Replacement Awards will be subject to the leaver provisions set out in the Quanex Omnibus Incentive Plan (as amended under paragraph 5.1 of this Part 2 below) and the vesting date of each Replacement Awards will replicate the vesting date of its corresponding 2024 LTIP Award (unless accelerated under the applicable leaver provisions);

(iv)	the number of Quanex Shares subject to each Replacement Award (rounded down to the nearest whole share) shall be calculated as follows:

where:

A is the number of Tyman Shares subject to the 2024 Award on the date of grant;

B is the value of the consideration that the individual would have received for the Tyman Shares that are subject to that 2024 Award under the Main Offer, being 240 pence in cash and 0.05715 of a New Quanex Share, save that for this purpose the value of the Quanex Shares shall be £28.00 per Quanex Share (being the closing price for a Quanex Share on 19 April 2024, the last business day prior to the 2.7 Announcement, converted into pounds sterling using the exchange rate on Bloomberg at the time that trading closed on the New York Stock Exchange on 19 April 2024, the last business day prior to the 2.7 Announcement); and

C is £29.10 (being the average closing price of a Quanex Share on the ten trading days immediately before (and including) 19 April 2024, being the last business day prior to the 2.7 Announcement, and converted into pounds sterling using the exchange rate at the time that trading closed on the New York Stock Exchange on 19 April 2024, being the last business day prior to the 2.7 Announcement).

32

2.7	Quanex acknowledges that:

(a)	any dividend equivalents which have accrued to under the LTIP have been included in the Tyman Share numbers in Table 1;

(b)	to the extent any Awards under the LTIP become eligible to receive dividend equivalents in respect of dividends due for payment after the date of this Agreement such dividend equivalents will be paid in cash; and

(c)	any holding period applying to Awards under the LTIP will cease to apply on the Court Sanction Date.

3.	Deferred Share Bonus Plan

3.1	Quanex acknowledges that all Awards subsisting under the DSBP at the Court Sanction Date, including the DSBP Awards in Table 2, will vest or become exercisable in full on that date as a consequence of the Transaction pursuant to the rules of the DSBP and the Awards under the DSBP will accrue, in the ordinary course, dividend equivalents that will be settled by Tyman in cash to the extent not already included in Table 1 and Table 2 respectively. Options granted under the DSBP will be exercisable until the earlier of one month after the Court Sanction Date and the expiry of the normal exercise period.

3.2	Any holding period applying to Awards under the DSBP will cease to apply on the Court Sanction Date.

4.	SAYE Plan, International Sharesave Plan and U.S. Sharesave Plan

4.1	Quanex acknowledges that options granted under the SAYE Plan, International Sharesave Plan and U.S. Sharesave Plan which would not otherwise have been exercisable prior to the Court Sanction Date will (in consequence of the Transaction and in accordance with participants’ contractual rights under the rules of the relevant plan) be exercisable in accordance with the rules of the relevant plan to the extent of the relevant participant’s savings at the time of exercise and, to the extent not exercised within six months of the Court Sanction Date, will lapse unless they lapse earlier in accordance with their terms.

4.2	Quanex agrees that it will, as soon as practicable following the Effective Date, make (or procure payment of) a one-off cash payment to those participants in the SAYE Plan who exercise their options during the 20 day period ending on the Court Sanction Date under rule 18.3 of the SAYE Plan rules (as applied under rule 12 of the International Sharesave Plan, as applicable) or under rule 22.3 of the U.S. Sharesave Plan rules of an amount equal to the additional profit which the participants would have received if they had continued making their monthly savings contributions after the Effective Date and exercised their options at the end of eight months following the Effective Date (or, if earlier, the maturity date of the relevant savings contract), and had those Tyman Shares been acquired on the terms of the Scheme, provided that no such cash payment will be made in respect of options granted under the such plans after the date of this Agreement.

33

5.	Employee Benefit Trust and Treasury Shares

5.1	As at 31 March 2024, the EBT held approximately 1,567,155 Tyman Shares and approximately 439,810 Tyman Shares are held in treasury.

5.2	Tyman and Quanex acknowledge and agree that, subject always to Tyman’s ability to make recommendations to the trustee of the EBT to use any unallocated Tyman Shares held in the Trust to satisfy Awards in the normal course prior to the Effective Date, Tyman will request that the trustee of the EBT use the Tyman Shares that it holds to satisfy outstanding Awards as and when required. Tyman will also use any Tyman Shares in treasury to satisfy outstanding Awards. To the extent that there are insufficient Tyman Shares held in the EBT and in treasury to satisfy such Awards, Tyman will request that the trustee of the EBT use any cash held in the EBT to subscribe for new Tyman Shares or purchase existing Tyman Shares in the market to satisfy such Awards.

34

PART 2

EMPLOYEE MATTERS

1.	Ordinary course matters

Quanex acknowledges and agrees that Tyman will carry out annual (or other periodic) pay reviews, pay negotiations, appraisals, recruitment and promotion rounds in the ordinary course of business (reflecting market conditions (including inflation) if consistent with past practice).

2.	Maintenance of compensation and benefits

Quanex agrees, in respect of each Tyman Employee (as identified immediately prior to the Effective Date) who remains in employment within the Quanex Group on and following the Effective Date, that for the twelve-month period immediately following the Effective Date it shall, or shall cause the relevant employing entity in the Quanex Group to:

(a)	provide base salary, benefits (including terms relating to pension accrual and/or contributions), variable pay opportunities and allowances which, when taken as a whole, are no less favourable than such existing entitlements and opportunities in place for the relevant Tyman Employee immediately prior to the Effective Date; and

(b)	not amend any material terms and conditions of employment (whether or not in writing) to the employee’s material detriment. For the avoidance of doubt, the parties agree that an amendment to an individual’s job title will not be considered a material term and condition of employment for these purposes, save (i) where such employee has consented in writing to the amendment; or (ii) where such change is required by applicable Law.

3.	Annual bonus

3.1	Quanex acknowledges that:

(a)	Tyman operates annual bonus arrangements and sales commission arrangements that are conditional on financial and/or individual performance;

(b)	bonus determinations in respect of any financial year ending before the Effective Date will be undertaken by Tyman and determined in line with its usual processes to verify and approve bonuses and, in accordance with the Tyman Remuneration Policy (where applicable) and consistent with normal historical Tyman practice, such bonuses will be paid by Tyman in cash (or a portion subject to deferral into Tyman Shares, in accordance with normal practice) on the normal bonus payment date;

(c)	in respect of Tyman’s financial year in which the Effective Date occurs:

(i)	bonus determinations for the period from the start of the financial year up to and including the Effective Date will be undertaken by Tyman on a pro-rated basis on or around the Effective Date based on existing performance conditions;

(ii)	bonus determinations for the period from the day after the Effective Date to the end of the relevant financial year will be undertaken by Quanex on a pro-rated basis shortly after the end of the relevant financial year based on existing performance conditions (or, where existing performance conditions are no longer appropriate after the Effective Date, such other replacement or substitute performance conditions determined in accordance with the terms and conditions of the relevant bonus arrangement or otherwise determined by Quanex, subject to paragraph 3.2 below, on a fair and reasonable basis); and

35

(iii)	the relevant bonus amounts determined in paragraphs (i) and (ii) above shall be paid by Quanex on the normal bonus payment date for the Tyman financial year in which the Effective Date occurs;

(d)	any relevant bonus awards in respect of the periods referred to in paragraphs 3.1(c)(i) and 3.1(c)(ii) above of this Part 2 shall be subject to the relevant current or former Tyman Employee meeting the usual conditions for payment of a bonus and, in the case of any current Tyman Employee, remaining in employment on the normal bonus payment date, or having been served with, or having served notice of a Qualifying Termination, or otherwise subject to a Qualifying Termination.

3.2	If, following the Effective Date, it is, by reason of the Transaction and/or the consequent de-listing of Tyman, not reasonably practicable to operate any financial and/or other performance metrics which applied to any Tyman annual or periodic bonus prior to the Effective Date, Quanex will ensure that any replacement performance metrics shall not be materially more difficult to achieve that the metrics in place prior to the Effective Date.

3.3	Sales commissions determinations up to and including the Effective Date will be undertaken by Tyman and determined in line with its usual processes and consistent with historic practices to verify and approve sales commissions and consistent with normal Tyman practice, such sales commissions will be paid by Tyman in cash on the normal sales commissions payment date(s).

4.	Retention arrangements

4.1	Quanex acknowledges that, for the purpose of protecting the business to be acquired pursuant to the Transaction, Tyman may make cash retention awards, up to a maximum in aggregate of £1,500,000 (the “Retention Bonus Pot”) to Tyman Employees (in each case excluding the executive directors, being the Chief Executive Officer and Chief Financial Officer) whose retention is considered critical for the business (the “Retention Awards”). Tyman and Quanex acknowledge and agree that:

(a)	the quantum of any Retention Awards granted to any Tyman Employee will not exceed 50% of that employee's base salary calculated on the date that the Retention Award is made;

(b)	not more than 50% of the Retention Bonus Pot will be allocated to Tyman Employees who hold or will hold (on or before the Effective Date) an award made under the LTIP;

(c)	the Retention Awards will be paid by no later than the next practical payroll falling six months after the Effective Date, and provided that the employee remains in employment on the relevant payment date and is not serving a period of notice (other than a period of notice in relation to circumstances amounting to a Qualifying Termination); or

(d)	if the relevant Tyman Employee’s employment ends earlier than the date specified in paragraph (c) above in the circumstances amounting to a Qualifying Termination, their Retention Award will be paid in the next practicable payroll after termination of employment.

4.2	For the avoidance of doubt, such awards will be in addition to any bonus to which any recipient may be eligible in accordance with Tyman annual and other periodic bonus arrangements and any cash compensatory arrangements payable pursuant to this Schedule 1.

36

5.	Severance and redundancy arrangements

5.1	Quanex agrees that, where any Tyman Employee is served with (or serves) notice of a Qualifying Termination or is otherwise subject to a Qualifying Termination:

(a)	at any time after the Effective Date, such Tyman Employee will:

(i)	where participating in a bonus arrangement, receive a bonus in respect of the financial year in which their employment terminates pro-rated to the date of termination; and

(ii)	be treated as a good leaver (or any similar or equivalent concept) in respect of any Replacement Awards under the Quanex Omnibus Incentive Plan; and

(b)	at any time after the Effective Date until the end of the period of 12 months immediately following the Effective Date, such Tyman Employee will:

(i)	receive reasonable and appropriate outplacement support commensurate to their seniority to which the individual is contractually entitled to or which they would normally receive in accordance with Tyman’s usual historic practice, in each case as at the date of this Agreement;

(ii)	receive a severance payment calculated in accordance with either:

(A)	the policies and/or historic and usual practices used by Tyman as at the date of this Agreement or as otherwise set forth in any Tyman Employee’s employment agreement; or

(B)	any other policy or arrangement agreed between Tyman and Quanex, if such policy or arrangement is more favourable on an individual basis than the policies and/or historic and usual practices used by Tyman as at the date of this Agreement; and

(iii)	receive a reasonable and appropriate contribution to their legal fees if they are required to enter into a settlement agreement if the individual is contractually entitled to such contribution or they would normally receive such a contribution accordance with Tyman’s usual practice, in each case as at the date of this Agreement.

In this Agreement “Qualifying Termination” is any involuntary termination of the individual without Cause or voluntary termination by the individual for Good Reason in each case, where the termination takes effect after the Effective Date and save where the relevant Tyman Employee continues employment with another member of the Tyman Group or the Quanex Group.

5.2	“Cause” shall mean any action or inaction by the individual that constitutes (a) gross negligence or wilful misconduct in connection with the individual's duties or in the course of the individual’s employment with the Quanex Group; (b) any act of fraud, embezzlement or theft in connection with individual’s duties or in the course of employment with the Quanex Group; (c) intentional wrongful damage to property of the Quanex Group; (d) a substantial failure by the Quanex Group to perform his or her duties after notice to the individual and a reasonable opportunity to cure; (e) the individual’s material breach of restrictive covenants contained in any relevant Quanex Group policy or any agreement between the individual and any member of the Quanex Group; or (f) the individual’s intentional wrongful disclosure of secret processes or confidential information of the Quanex Group.

37

5.3	“Good Reason” shall mean, to the extent any such action has been taken without the individual’s written consent, the occurrence of any of the following events: (a) their employer or its successor assigns to the individual any duties materially inconsistent with such individual’s position (including offices and reporting requirements), authority, duties or responsibilities with the company in effect immediately before the effective date, or otherwise makes any material negative change in any such position, authority, duties or responsibilities; (b) the employer or its successor takes any other action that results in a material diminution in such position, authority, duties or responsibilities or otherwise take any action that materially interferes therewith; (c) the employer or its successor materially reduces the individual’s annual base salary or target annual bonus as in effect immediately before the effective date, other than as part of a reduction of less than ten percent (10%) that is applicable to all employees at an equivalent level or grade (as the case may be) of the company or its successor; or (d) the employer or its successor relocates the individual’s principal office more than fifty miles from the participant’s principal office at the time of the effective date, provided that such relocation results in an increase to the participant’s daily commute time.

6.	Future transactions

Quanex shall use reasonable endeavours to procure that any person who acquires any entities, businesses or assets of the Tyman Group pursuant to any disposal effected at the direction of, or with the consent of, Quanex at any time during the 12 months following the date of this Agreement (a “Purchaser”) provides to any employee of the Tyman Group who transfers to that Purchaser, for at least 12 months from the Effective Date, terms and conditions that are economically equivalent to those terms and conditions enjoyed by the employee immediately prior to the date of transfer and honour the (i) bonus arrangements in paragraph 3 of this Part 2 above; and (ii) severance protections provided for in paragraph 5 of this Part 2 above.

38

SIGNATURE PAGE

IN WITNESS WHEREOF the parties have executed this Agreement on the date first set out above.

Executed by George Wilson	)
acting for and on behalf of	)

QUANEX BUILDING PRODUCTS

CORPORATION

)	/s/ George Wilson
Chief Executive Officer

[Signature page to Co-operation Agreement]

acting for and on behalf of	)
Executed by Rutger Helbing	)

TYMAN PLC	)	/s/ Rutger Helbing
Chief Executive Officer

[Signature page to Co-operation Agreement]

Exhibit 2.3

IRREVOCABLE UNDERTAKING

To:	Quanex Building Products Corporation 945 Bunker Hill Rd., Suite 900 Houston, TX 77024 United States of America

and

Tyman plc
29 Queen Anne’s Gate
London, SW1H 9BU
United Kingdom

22 April 2024

Dear all

Proposed offer for Tyman plc (the "Offeree") by Quanex Building Products Corporation (the "Offeror")

1.	Introduction

1.1	We, the undersigned, understand that:

1.1.1	the Offeror, directly or through a subsidiary, is considering the acquisition of the entire issued and to be issued share capital of the Offeree not already owned or agreed to be acquired by the Offeror (the "Transaction"), to be announced with a referrable price per Offeree Share of 400 pence, such value determined by reference to the Offeror's share price at its close, and a GBP/USD exchange rate, each as at 19 April 2024 in the form of the Main Offer or if so elected the Capped All-Share Alternative;

1.1.2	it is intended that the terms and conditions of the Transaction will be set out in an announcement by the Offeror, or a subsidiary of it, of a firm intention to make an offer for the Offeree under Rule 2.7 of the City Code on Takeovers and Mergers (the "Takeover Code"), substantially in the form appended as Appendix 1 to this Undertaking subject to the inclusion of any alternative or additional terms and conditions as may be required to comply with the requirements of the Panel on Takeovers and Mergers (the "Panel"), any applicable law or regulation, or as agreed between the Offeree and the Offeror (the "2.7 Announcement"); and

1.1.3	it is intended that the Transaction will be implemented by way of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the "Act") (a "Scheme"), but the Offeror reserves the right to implement the Transaction, with the agreement of the Offeree (if required) and the Panel, by way of a takeover offer (within the meaning of section 974 of the Act) (an "Offer").

1

1.2	This Undertaking (which has been executed by us as a Deed) sets out the terms and conditions on which we hereby agree that we will vote in favour of the Scheme or accept the Offer (as applicable), elect the Capped All-Share Alternative and take certain other steps outlined in this Undertaking in connection with the implementation of the Transaction.

1.3	In this Undertaking:

1.3.1	a reference to the Transaction includes any revised and increased value Scheme or Offer which may be made by the Offeror, or a subsidiary of it, from time to time, irrespective of how the improved offer is to be implemented and, for the avoidance of doubt, this Undertaking will continue to be binding in respect of the Shares in respect of any improved or revised offer;

1.3.2	capitalised words and phrases not defined in this Undertaking shall have the meaning given to them in the 2.7 Announcement;

1.3.3	the ejusdem generis principle of construction shall not apply to this Undertaking. Any phrase introduced by the terms "other", "including", "include" and "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words following or preceding those terms;

1.3.4	a reference to a person having an "interest in shares" (or similar) has the meaning given in the Takeover Code; and

1.3.5	a reference to any meeting includes any adjournment or postponement of that meeting.

2.	Irrevocable Undertakings, Warranties and Representations

2.1	Subject to and conditional on the release of the 2.7 Announcement by 9.00 a.m. (London time) on 30th April 2024 (or such later date as the Offeror and the Offeree agree) (the "Condition"), we hereby irrevocably undertake, warrant and represent to you in the following terms:

2

2.1.1	we are the registered legal and/or beneficial owner of (or are otherwise able to control the exercise of all rights attaching to, including the ability to procure the transfer of) the ordinary shares of 5 pence each in the share capital of the Offeree as specified in Schedule 1, and all securities which may be allotted in respect of, or which are attributable to or derived from, such shares (together called the "Shares"), are free from any charge, option, lien, equity, restriction, encumbrance or other rights to subscribe for, purchase or otherwise acquire any such shares or securities, or any short positions in any such shares or securities, and references to interests and short positions shall each have the meanings given in the Takeover Code and with the right to all dividends and distributions (if any, and including the final dividend of up to 9.5 pence per Offeree share for the financial year ended 31 December 2023 which would be paid on 29 May 2024 to shareholders on the register at 26 April 2024, the "FY23 Dividend") declared, made or paid on or after the date of the 2.7 Announcement. Save as disclosed in Schedule 1, there are no other shares interests or other securities in the Offeree in which we (nor any of the persons connected with us (as defined in sections 252 to 256 of the Act)) are interested;

2.1.2	in the case of any Shares set out in Part II of Schedule 1 of which we are or become the beneficial owner (but not the registered holder) and all other securities which may be allotted in respect of, or which are attributable to or derived from such Shares, we undertake to procure that the registered holder(s) will comply with the terms of this Undertaking as if they were also party to it;

2.1.3	we have the full power, capacity and authority and the right (free from any legal or other restrictions), and we will not (and we shall procure, where applicable, the registered holder of any Shares shall not) take any action which would cause us to cease having all relevant power and authority and the right, to enter into and perform the obligations in this Undertaking in accordance with their terms. The Offeror will acquire the Shares from us with full title guarantee, free from any charge, option, lien, equity, restriction or encumbrance whatsoever and with all rights now or hereafter attached or accruing to them, including voting rights and the right to all dividends and distributions (if any, but excluding the FY23 Dividend) declared, made or paid on or after the date of the 2.7 Announcement;

2.1.4	if the Transaction is structured or restructured as a Scheme:

(a)	we shall or, where applicable, will procure that the registered holder of the Shares will, in person or by proxy, exercise any voting rights (whether on a show of hands or a poll) attached to the Shares in favour of any resolutions to approve and implement the Scheme together with any other resolutions to approve any related matters set out in the Scheme Document (as defined below) (the "Resolutions") at any relevant court-convened (pursuant to section 896 of the Act), class or general meetings of Offeree shareholders (including any adjournment or postponement thereof) necessary to implement the Offer and, unless the Offeror directs otherwise, against any resolution or proposal to adjourn or postpone any such meeting; and

3

(b)	we shall, after the posting of the circular to be sent to shareholders of the Offeree containing an explanatory statement in respect of the Scheme (the "Scheme Document") (and without prejudice to our right to attend and vote in person at any meeting), (i) execute (or, where applicable, procure the execution of) all relevant forms of proxy in respect of all of the Shares validly appointing the Chair of such meetings (or any person nominated by the Offeror) to vote at any Shareholders' Meeting (as defined below) (or any adjournment or postponement of them) in respect of the Resolutions and (ii) lodge (or, where applicable, procure the lodgement of) such executed forms of proxy enclosed with the Scheme Document or, if any of the Shares are held in uncertificated form, instruct (or procure that our nominee, broker or custodian instructs) the CREST sponsor to complete and transmit CREST Proxy Instructions, by 1:00 p.m. on the 14th day immediately after the Offeree publishes the Scheme Document (or, in respect of Shares acquired by us after posting of the Scheme Document, as soon as practicable and, in any event, by the earlier of: (a) 1:00 p.m. on the date which is the 10th business day after acquiring an interest in such Shares or (b) 1:00 p.m. on the date which is one business day prior to the deadline for receipt of executed forms of proxy and/or CREST Proxy Instructions as set out in the Scheme Document;

2.1.5	if the Transaction is structured or restructured as an Offer and this Undertaking continues to be in force in accordance with the terms contained herein, we will no later than 14 days after the despatch of the document containing the terms and conditions of the Offer (the "Offer Document") validly accept or procure the valid acceptance of the Offer in respect of all of the Shares in accordance with the terms of the Offer and following the procedure for acceptance set out or referred to in the Offer Document (or, in the case of Shares issued or acquired after such time, within five business days of their issue or acquisition);

2.1.6	we will not and will procure that no other person shall (including the registered holder of the Shares), save as permitted by the Takeover Code, law and regulation:

(a)	other than pursuant to the Scheme or our acceptance of the Offer, sell, transfer, gift, charge, pledge encumber, create or grant any option or lien over or otherwise dispose of all or any of the Shares (other than to the Offeror or a subsidiary of it) or any interest therein or enter into any agreement or arrangement which might restrict a disposal to the Offeror or a subsidiary of it;

4

(b)	other than in connection with the Transaction, accept or give any undertaking to accept, nor directly or indirectly solicit or encourage any other offer in respect of all or any of the shares in the Offeree (including the Shares), whether conditionally or unconditionally (by whatever means the same is to be implemented) nor enter into any negotiations to that effect;

(c)	other than in connection with the Transaction, vote in favour of any other Scheme relating to the acquisition of the shares in the Offeree (including the Shares) or any other offer or similar transaction in respect of any of the shares in the Offeree (including the Shares) by a third party or other transaction made in competition with or which might otherwise be reasonably considered to frustrate the Transaction;

(d)	withdraw or revoke any form of proxy referred to in paragraph 2.1.4 or any acceptance referred to in paragraph 2.1.5 in respect of all or any of the Shares notwithstanding that we may have become entitled to withdraw it by virtue of the Takeover Code (or any provision in the Offer Document to that effect);

(e)	withdraw, revoke or amend any form of election made in accordance with and pursuant to paragraph 3;

(f)	acquire any further interests in or otherwise deal in any securities of the Offeree or the Offeror or any interest therein (including any derivatives referenced to such securities) unless the Panel determines, and confirms to us (either orally or in writing) (with such confirmation to be provided or relayed promptly to the Offeror), that, in respect of such acquisition or dealing, we are not acting in concert with the Offeror pursuant to Note 9 to the definition of “acting in concert” set out in the Code and if any shares, securities or interests in the Offeree are acquired by us, such shares, securities or interests (as the case may be) shall be deemed to be included in the expression "Shares" for the purposes of this Undertaking;

(g)	at any time after the announcement of the Transaction, exercise the voting rights attaching to the Shares in any manner, or otherwise take any action, which would reasonably be expected to impede or frustrate the Transaction or prevent a condition to the Transaction from being satisfied; nor

5

(h)	(other than pursuant to the Offer or Scheme (as applicable)) enter into any agreement or arrangement or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise, whether conditional or unconditional, to do any act referred to in this paragraph 2.1.6 and, for the avoidance of doubt, references in this paragraph to any agreement, arrangement or obligation includes any agreement, arrangement or obligation whether or not legally binding or subject to any condition or which is to take effect if the Offer becomes unconditional in all respects (if the Transaction is proceeding by way of an Offer) or the Court Order sanctioning the Scheme is filed with the Registrar of Companies (if the Transaction is proceeding by way of Scheme), or if this undertaking ceases to be binding or following any other event;

2.1.7	we will, and will procure that the registered holder of the Shares will, exercise (or procure the exercise of, as applicable) the voting rights attaching to the Shares to vote against any resolution to approve a scheme of arrangement, merger, acquisition or disposal relating to any shares in the Offeree or any of its subsidiaries, or any asset of the Offeree or any of its subsidiaries, by a third party, and we will, if required by the Offeror where we have not delivered (on or later than the date which is five days prior to the date of the relevant meeting) forms of proxy to the Offeree instructing that the voting rights attached to the Shares will be voted in accordance with this clause, execute or procure the execution of a form of proxy appointing any person named by the Offeror to attend and vote in respect of any such resolution (and not amend, revoke or withdraw such form of proxy other than in circumstances where we exercise the voting rights attaching to the Shares in person in accordance with the provisions of this clause); and

2.1.8	if we are eligible to appoint an observer to the board of the Offeror in accordance with the terms of the Transaction (the "Observer Appointment Right"), we will only accept such right (and, if already accepted, will withdraw and revoke such right) if no other person is eligible for and accepts the Observer Appointment Right (provided that if any other person withdraws or revokes such right we shall be entitled to accept).

2.2	We understand that, in accordance with the Takeover Code, particulars of this Undertaking will be contained in any announcement required under Rule 2 of the Takeover Code (including the 2.7 Announcement) and the Offer Document or Scheme Document (as appropriate), and also that a copy of this Undertaking will be available for inspection during the offer period (as defined in the Takeover Code). We consent to the inclusion of such particulars in such documents, and to a copy of this Undertaking being made publicly available in accordance with the Takeover Code.

6

2.3	We will, on your reasonable request, supply all information, including details of our interests and dealings in securities of the Offeror and the Offeree and those of any connected persons, as may be required under applicable law and regulation (including the Takeover Code) for the 2.7 Announcement and Offer Document or Scheme Document (as appropriate), and will promptly notify you of any changes in such information.

2.4	Without prejudice to paragraph 2.1 above, we agree that if we become aware that we will not be able to comply with the terms of this Undertaking, or we no longer intend to do so, that we shall, in accordance with Rule 2.10(c) of the Takeover Code, either:

2.4.1	promptly announce an update of the position together with all relevant details; or

2.4.2	promptly notify the Offeror and the Panel of the up-to-date position.

3.	Capped All-Share Alternative

3.1	We hereby irrevocably undertake to elect (or procure the election) for the Capped All-Share Alternative in respect of all of the Shares and will deliver (or procure the delivery of) a form or forms of election in respect of all the Shares, duly completed so as to elect for the Capped All-Share Alternative and receive the maximum possible number of New Offeror Shares that are available in respect of all the Shares under the Capped All-Share Alternative in accordance with the instructions set out in the Scheme Document or the Offer Document (as the case may be) and the form or forms of election, as soon as possible and in any event within 14 days after the posting of the Scheme Document or the Offer Document (as the case may be), provided that this paragraph 3.1 shall not prevent us from accepting a Competing Offer as permitted by paragraph 4.2.

3.2	We agree that paragraphs 2.1.6(a), 2.1.6(e), 2.1.6(h) (insofar as it applies to paragraphs 2.1.6(a) and 2.1.6(e)), 2.1.8 and 3.1 shall survive any lapse or termination of this Undertaking pursuant to paragraphs 4.1.6 or 4.2 of this Undertaking in respect of the Transaction in the event that our Shares are to be acquired pursuant to the Transaction, and provided always that this paragraph 3.2 shall not prevent us from accepting a Competing Offer as permitted by paragraph 4.2.

4.	Lapse of Undertaking

4.1	This Undertaking shall lapse, and we shall cease to be bound by the obligations in this Undertaking:

4.1.1	on the date on which the Offeror announces, with the consent of the Panel, that it does not intend to make or proceed with the Transaction and no new, revised or replacement offer is announced by the Offeror in accordance with Rule 2.7 of the Takeover Code at the same time;

7

4.1.2	if the 2.7 Announcement is not released by 9.00 a.m. (London time) on 30th April 2024 (or such later date as the Offeror and the Offeree may agree);

4.1.3	if the Scheme Document has not been posted to Offeree shareholders within 28 days of the issue of the 2.7 Announcement (or within such longer period as the Offeror and the Offeree may agree, with the consent of the Panel (if required)), other than in circumstances where the Offeror has, prior to such date, elected to exercise its right to proceed by way of an Offer and announced the same in accordance with the requirements of Paragraph 8 of Appendix 7 to the Takeover Code, and such Offer has not lapsed or been withdrawn;

4.1.4	where the Offeror has elected (in accordance with and subject to the terms of the Co-operation Agreement and with the consent of the Panel) to proceed with the implementation of the Transaction by way of an Offer on or before the date referred to in paragraph 4.1.3, the Offer Document has not been posted to Offeree shareholders within 28 days (or such other date as the Panel may require) after the date of the publication of the announcement made in accordance with the requirements of Paragraph 8 of Appendix 7 to the Takeover Code;

4.1.5	on the date on which the Transaction lapses or is withdrawn if no new, revised or replacement offer or scheme has then been announced by the Offeror in its place by such time in accordance with Rule 2.7 of the Takeover Code;

4.1.6	on the date on which the board of directors of the Offeree announces that it has withdrawn its recommendation of the Transaction as a result of a reduction in the value of the Capped All-Share Alternative to be received by electing shareholders of the Offeree under the terms of the Transaction (and provided that announcement expressly refers to such reduction in value as a reason for its withdrawn recommendation) provided that if:

(a)	a Competing Offer (as defined in paragraph 4.2) is made within 10 days of such announcement and the Offeror announces a revised offer for the Offeree, the value of which is at least equivalent (in the reasonable opinion of the board of directors of the Offeror, having taken advice from its financial adviser) to that available under the Competing Offer, not later than 5.00 p.m. on the 14th day after the firm intention announcement of the Competing Offer; or

(b)	the Offeree board's recommendation is withdrawn for any other purpose, except in the circumstances set out in this paragraph 4.1 and paragraph 4.2,

this Undertaking shall not lapse (and a failure by the Offeree's board to recommend whether Offeree shareholders elect to receive the Capped All-Share Alternative shall not constitute a withdrawal of the Offeree's recommendation for these purposes);

8

4.1.7	on the date on which the Scheme becomes effective in accordance with its terms or an Offer (if applicable and as made in accordance with the provisions of this Undertaking) is declared unconditional in accordance with the requirements of the Takeover Code; and/or

4.1.8	on the date upon which any third party offer or scheme of arrangement becomes or is declared unconditional in all respects or otherwise becomes effective.

4.2	Notwithstanding any other provision of this Undertaking, if prior to the Scheme becoming effective or the Offer becoming unconditional (as applicable), any person (other than the Offeror or a subsidiary of it or any person acting in concert (as defined in the Takeover Code) with the Offeror) announces a firm intention to make an offer for the Offeree (in accordance with Rule 2.7 of the Takeover Code) (a "Competing Offer"), then, notwithstanding any terms of this Undertaking, we (or the registered holder of the Shares, as applicable) may accept the Competing Offer or exercise the voting rights attaching to the Shares in favour of that Competing Offer (as applicable), or, in either case, undertake to do so and do all other things necessary or desirable in support of or in acceptance of that Competing Offer in each case without breach of or liability under or in connection with this Undertaking, provided that:

4.2.1	the making of the Competing Offer is not subject to the satisfaction of any pre-conditions;

4.2.2	the board of directors of the Offeree have announced that it recommends the Competing Offer; and

4.2.3	in the reasonable opinion of the board of directors of the Offeree (having taken advice from its Rule 3 financial adviser), the Competing Offer represents an increase in value (on a per Offeree share basis) as at last practicable date prior to the date of announcement of the Competing Offer of 12.5 per cent. or more of the consideration to be received by shareholders of the Offeree who elect for the Capped All-Share Alternative.

9

5.	Power of Attorney

In order to secure the performance of our obligations under this Undertaking, where we have not complied with our obligations under this Undertaking by the latest due date of performance of such obligations in accordance with the terms of this Undertaking, then within five days of being required to do so by the Offeror in writing and where we have otherwise not subsequently complied with such obligations, we hereby irrevocably appoint the Offeror (with power to delegate the performance of its powers and rights under this appointment (other than this power of delegation) to any director for the time being of the Offeror) to be our attorney in our name and on our behalf to execute and deliver any form or forms of acceptance, form or forms of proxy or form or forms of election in connection with the Transaction and/or the Capped All-Share Alternative and/or such other voting instructions, recommendations or requests, deeds or documents, and to do such other acts and things as may be necessary for, or incidental to, the acceptance (or the procurement of the acceptance of) the Transaction in respect of the Shares, the transfer of the Shares to the Offeror pursuant to the Transaction and/or the performance of our obligations under this Undertaking and we declare that this power of attorney shall be irrevocable in accordance with s.4 of the Powers of Attorney Act 1971 until the expiry of the offer period (as defined in the Takeover Code) of the Transaction or this Undertaking lapses in accordance with paragraph 4 or paragraph 4.2 is otherwise applicable, at which times this power of attorney shall be revoked.

6.	General

Confidentiality and Market Abuse

6.1	We understand that the information you have given to us in relation to the Transaction must be kept confidential until the 2.7 Announcement is released, or the information has otherwise become generally available. To the extent any of the information is inside information for the purposes of the Criminal Justice Act 1993 or the Market Abuse Regulation (EU) (596/2014) (as it forms part of the laws of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended)) (“MAR”), we will comply with the applicable restrictions contained therein on dealing in securities and disclosing inside information.

6.2	We undertake that we shall maintain appropriate secrecy about the possibility and details (including the terms and conditions) of the Transaction and the existence and terms of this Undertaking prior to the release of the 2.7 Announcement.

6.3	We acknowledge the terms of the confidentiality agreement dated 19 March 2024 entered into between us, the Offeree and the Offeror in respect of the Transaction, the terms of which continue to be in force.

Customer Relationship

6.4	We confirm and accept that UBS Securities LLC and its affiliates are not acting for us in relation to the Transaction, including for the purposes of the rules of the Conduct of Business Sourcebook of the Financial Conduct Authority, and they shall not be responsible to us for providing protections afforded to their clients or advising us on any matter in relation to the Transaction.

Remedies

6.5	We agree that if we fail to accept/vote in favour of the Transaction in accordance with this Undertaking or otherwise breach any of our obligations, damages may not be an adequate remedy and accordingly the Offeror and the Offeree shall be entitled to the remedy of specific performance or any other equitable relief.

10

Variations

6.6	No variation of this Undertaking shall be effective unless agreed in writing between us and the Offeror.

Jurisdiction, Governing Law and Agent for Service

6.7	This Undertaking and any non-contractual obligations arising under it shall be governed by and construed in accordance with English law.

6.8	We hereby irrevocably submit to the exclusive jurisdiction of the English courts in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with this Undertaking, including any non-contractual obligations arising under it.

6.9	We shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Undertaking. Such agent shall always have an address in England and shall in the first instance (subject to any changes which we shall notify to the Offeror in writing) be Teleios Services (UK) Limited of 53-54 Grosvenor Street London, W1K 3HU United Kingdom, and any writ, judgement or other notice of legal process shall be sufficiently served on us if delivered to such agent at its address.

11

We intend this Undertaking to be a deed and execute and deliver it as a deed.

Executed as a deed by Teleios Global Opportunities Master Fund, Ltd. acting by Carl Speck who is permitted to execute for Teleios Global Opportunities Master Fund, Ltd. under the laws of the Cayman Islands

Authorised signatory

12

Schedule 1
The Shares

Part I

Shares of which we are the Beneficial and Registered Holder

Name and address of registered/beneficial holder	Number of ordinary shares of 5p each in the Offeree

N/A	N/A

Part II

Shares of which we are the Beneficial but not the Registered Holder

Name and address of registered holder	Number of ordinary shares of 5p each in the Offeree

Morgan Stanley & Co. International plc International Prime Brokerage 25 Cabot Square Canary Wharf London E14 4QA	32,347,981

13

Appendix 1

THE 2.7 ANNOUNCEMENT

14

Exhibit 10.1

EXECUTION VERSION

Dated 21 APRIL 2024

INTERIM FACILITIES AGREEMENT

QUANEX BUILDING PRODUCTS CORPORATION
(as the Company)

arranged by

WELLS FARGO SECURITIES, LLC,

BofA Securities, Inc.

and

TD BANK, N.A.
(as Arrangers)

with

Wells Fargo Bank, National Association
(as Interim Facility Agent)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(as Interim Security Agent)

Cahill Gordon & Reindel (UK) LLP

TABLE OF CONTENTS

Page

1.	Interpretation	1

2.	The Interim Facilities - Availability	1

3.	The making of the Interim Loans	2

4.	Obligors’ Agent	4

5.	Nature of an Interim Finance Party’s Rights and Obligations	4

6.	Utilisation	5

7.	Repayment and Prepayment	6

8.	Interest	7

9.	Taxes	9

10.	Increased Costs and Illegality	12

11.	Payments	15

12.	Fees and Expenses	18

13.	Indemnities	19

14.	Security and Guarantee	22

15.	Agents and Arrangers	24

16.	Pro Rata Payments	33

17.	Set-Off	34

18.	Notices	34

19.	Confidentiality	36

20.	Know Your Customer Requirements	37

21.	Representations, Undertakings and Events of Default	37

22.	Changes to Parties	40

23.	Impairment and Replacement of Interim Finance Parties	45

24.	Conduct of Business by the Interim Finance Parties	45

25.	Amendments and Waivers	46

26.	Miscellaneous	47

27.	Governing Law	48

28.	Jurisdiction	48

Schedule 1 Definitions and Interpretation	53

Schedule 2 Form of Drawdown Request	72

Schedule 3 Conditions Precedent	73

Schedule 4 Guarantee and Indemnity	76

Schedule 5 Major Representations, Undertakings and Events of Default	80

Schedule 6 Impairment and Replacement of Interim Finance Parties	111

Schedule 7 Form of Transfer Certificate	122

Schedule 8 Form of Assignment Agreement	124

Schedule 9 The Original Interim Lenders	127

i

THIS AGREEMENT is made on 21 April 2024 between:

(1)	QUANEX BUILDING PRODUCTS CORPORATION, a Delaware corporation with registered number 4473172 (the Borrower, the Company or the Guarantor);

(2)	WELLS FARGO SECURITIES, LLC, BofA Securities, Inc. and TD BANK, n.a., as arrangers (the Arrangers);

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 9 (The Original Interim Lenders), as lenders (the Original Interim Lenders);

(4)	WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent of the other Interim Finance Parties (the Interim Facility Agent); and

(5)	WELLS FARGO BANK, NATIONAL ASSOCIATION, as security agent for the Interim Finance Parties (the Interim Security Agent).

1.	Interpretation

Terms defined in Schedule 1 (Definitions and Interpretation) to this Agreement have the same meanings when used in this Agreement. Each Schedule to this Agreement forms part of the terms of this Agreement.

2.	The Interim Facilities - Availability

2.1	The Interim Facilities

Subject to the terms of this Agreement, the Interim Lenders make available to the Borrower an interim term loan facility in an aggregate amount equal to the Total Interim Commitments (the Interim Facility) available to be utilised in US Dollars.

2.2	Availability Period

The undrawn Interim Commitments of each Interim Lender under the Interim Facility will be automatically cancelled at 11:59 p.m. in New York on the last day of the Certain Funds Period.

2.3	Voluntary Cancellation

The Borrower (or the Obligors’ Agent on its behalf) may, by written notice to the Interim Facility Agent, at any time cancel any undrawn amount of the Interim Facility. Any cancellation shall reduce the Interim Commitments of the Interim Lenders rateably under the Interim Facility.

2.4	Mandatory Cancellation

The undrawn Interim Commitments of the Interim Lenders will be automatically cancelled (on a US Dollar for US Dollar basis) on each date on which Term A Facility is utilised in US Dollars, in each case by an amount equal to the aggregate principal amount of Term A Facility utilised on such utilisation date. Any cancellation shall reduce the Interim Commitments of the Interim Lenders rateably under the Interim Facility.

3.	The making of the Interim Loans

3.1	Conditions Precedent

(a)	The obligations of each Interim Lender to participate in each Interim Loan are subject only to the conditions precedent that on the date on which that Interim Loan is to be made:

(i)	the Interim Facility Agent has received (or acting at the direction of the Majority Interim Lenders waived the requirement to receive) all of the documents and evidence referred to in Schedule 3 (Conditions Precedent), where required, in form and substance satisfactory to it (acting reasonably or, as applicable, on the instructions of the Majority Interim Lenders (each acting reasonably));

(ii)	the Major Representations are accurate in all material respects (and if qualified by materiality, in all respects) and will remain accurate in all material respects (and if qualified by materiality, in all respects) immediately after the making of that Interim Loan;

(iii)	no Major Event of Default is continuing or would result from the making of that Interim Loan; and

(iv)	it is not, since the date on which such Interim Lender first became a Party, illegal in any applicable jurisdiction for such Interim Lender to make, or to allow to remain outstanding, that Interim Loan provided that such Interim Lender has notified the Obligors’ Agent immediately upon becoming aware of the relevant issue in accordance with Clause 10.3 (Illegality), and provided further that such illegality alone will not excuse any other Interim Lender from participating in the relevant drawdown and will not in any way affect the obligations of any other Interim Lender.

(b)	The Interim Facility Agent shall notify the Obligors’ Agent and the Interim Lenders promptly upon being satisfied that the conditions described in paragraph (a)(i) above have been received by it or waived. The Interim Lenders authorise (but do not require) the Interim Facility Agent to give that notification.

3.2	Certain Funds Period

Notwithstanding any other provision of any Interim Finance Document, during the Certain Funds Period none of the Interim Finance Parties shall:

(a)	refuse to participate in or make available any Interim Loan, provided that the condition in paragraph (a)(i) of Clause 3.1 (Conditions Precedent) above has been satisfied or waived in accordance with Clause 3.1 (Conditions Precedent);

(b)	be entitled to take any action or exercise any right to rescind, terminate or cancel this Agreement (or any provision hereof or obligation hereunder) or any Interim Loan or Interim Commitment;

(c)	exercise any right of set-off or counterclaim in respect of any Interim Loan or Interim Commitment;

(d)	accelerate any Interim Loan or otherwise demand or require repayment or prepayment of any sum from any Obligor;

(e)	enforce (or instruct the Interim Security Agent to enforce) any Security Interest granted by or over any Group Company; or

(f)	take any other action, exercise any right or make or enforce any other claim (in its capacity as an Interim Finance Party) to the extent such action or claim would directly or indirectly prevent or limit the making of an Interim Loan, unless at any time any of the conditions in paragraphs (a)(ii) to (a)(iv) (inclusive) of Clause 3.1 (Conditions Precedent) above are not satisfied provided that, immediately upon the expiry of the Certain Funds Period, all such rights, remedies and entitlements shall be available to the Interim Finance Parties, notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

3.3	Purpose

The proceeds of each Interim Loan, are to be applied, in or towards, directly or indirectly:

(a)	to finance or refinance consideration and any other amounts payable under or in connection with the Acquisition and/or the relevant Acquisition Documents, including fees, costs, premiums, expenses and other transaction costs; and

(b)	the balance, to refinance or otherwise discharge or defease any material indebtedness of the Target Group (including back-stopping, replacing or providing cash-cover in respect of any letters of credit, guarantees or ancillary, revolving, working capital or local facilities or other arrangements) and paying any breakage costs, redemption premium, make-whole costs and other fees, costs and expenses payable in connection with such refinancing.

3.4	Override

Notwithstanding any other term of this Agreement or any other Interim Finance Document:

(a)	none of the steps or events set out in, or reorganisations specified in or expressly contemplated by, the Transaction Documents (or, in each case, the actions or intermediate steps necessary to implement any of those steps, actions or events) shall entitle any Interim Finance Party to take any action referred to in Clause 3.2 (Certain Funds Period); and

(b)	none of the steps, actions, undertakings, circumstances or transactions which are permitted or otherwise not prohibited under the Existing Credit Agreement shall constitute, or result in, a breach of any representation, warranty, covenant, undertaking or other term of the Interim Finance Documents, a Major Event of Default, actual or potential default or event of default, and each such event shall be expressly permitted under the terms of the Interim Finance Documents; and

(c)	to the extent not covered by the foregoing clause (i), no Permitted Transaction shall constitute, or result in, a breach of any representation, warranty, covenant, undertaking or other term of the Interim Finance Documents, a Major Event of Default, actual or potential default or event of default, and each such Permitted Transaction shall be expressly permitted under the terms of the Interim Finance Documents.

4.	Obligors’ Agent

(a)	Each Obligor, by its execution of this Agreement, irrevocably (to the extent permitted by law) appoints the Obligors’ Agent to act severally on its behalf as its agent in relation to the Interim Finance Documents and irrevocably (to the extent permitted by law) authorises:

(i)	the Obligors’ Agent on its behalf to supply all information concerning itself contemplated by the Interim Finance Documents to the Interim Finance Parties and to give and receive all notices, instructions and other communications under the Interim Finance Documents (including, where relevant, Drawdown Requests) and to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor (including, by increasing the obligations of such Obligor howsoever fundamentally, whether by increasing the liabilities, guaranteed or otherwise); and

(ii)	each Interim Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Interim Finance Documents to the Obligors’ Agent,

and in each case the Obligors shall be bound as though that Obligor itself had given the notices and instructions (including any Drawdown Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication and each Interim Finance Party may rely on any action taken by the Obligors’ Agent on behalf of that Obligor.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Interim Finance Document on behalf of another Obligor or in connection with any Interim Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Interim Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it (to the extent permitted by law). In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)	If (notwithstanding the fact that the guarantees granted under Schedule 4 (Guarantee and Indemnity) are and the Interim Security is, intended to guarantee and secure, respectively, all obligations arising under the Interim Finance Documents), any guarantee or Interim Security does not automatically extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Interim Finance Documents and/or any facility or amount made available under any of the Interim Finance Documents, each Obligor expressly confirms that the Obligors’ Agent is authorised to confirm such guarantee and/or Interim Security on behalf of such Obligor.

5.	Nature of an Interim Finance Party’s Rights and Obligations

(a)	No Interim Finance Party is bound to monitor or verify any Interim Loan of the Interim Facility nor be responsible for the consequences of such Interim Loan.

(b)	The obligations of each Interim Finance Party under the Interim Finance Documents are several.

(c)	Failure by an Interim Finance Party to perform its obligations does not affect the obligations of any other Party under the Interim Finance Documents.

(d)	No Interim Finance Party is responsible for the obligations of any other Interim Finance Party under the Interim Finance Documents.

(e)	The rights of each Interim Finance Party under the Interim Finance Documents are separate and independent rights.

(f)	An Interim Finance Party may, except as otherwise stated in the Interim Finance Documents, separately enforce its rights under the Interim Finance Documents.

(g)	A debt arising under the Interim Finance Documents to an Interim Finance Party is a separate and independent debt.

(h)	Each Interim Lender will promptly notify the Obligors’ Agent if it becomes aware of any matter or circumstance which would entitle it not to advance or participate in any Interim Loan.

6.	Utilisation

6.1	Giving of Drawdown Requests

(a)	The Borrower may borrow an Interim Loan by giving to the Interim Facility Agent a duly completed Drawdown Request. A Drawdown Request is, once given, irrevocable.

(b)	The latest time for receipt by the Interim Facility Agent of a duly completed Drawdown Request is 11.00 a.m. (New York time) on the date falling three (3) Business Days before the proposed Drawdown Date or such later time and/or date as agreed by the Interim Facility Agent.

(c)	The Interim Facility may only be drawn during the Certain Funds Period.

(d)	The Borrower may only draw ten (10) Interim Loans under the Interim Facility.

6.2	Completion of Drawdown Requests

A Drawdown Request for an Interim Loan will not be regarded as having been duly completed unless:

(a)	the Drawdown Date is a Business Day within the Certain Funds Period;

(b)	the amount of the Interim Loan requested (when aggregated with each other Interim Loan made or due to be made on or before the proposed Drawdown Date) does not exceed the Total Interim Commitments; and

(c)	the currency of the Interim Loan complies with paragraph (d) of Clause 6.3 (Advance of Interim Loans) and the proposed Interest Period complies with paragraph (b) of Clause 8.2 (Payment of interest).

6.3	Advance of Interim Loans

(a)	The Interim Facility Agent must promptly notify each Interim Lender of the details of the requested Interim Loan and the amount of its share in that Interim Loan.

(b)	Each Interim Lender will participate in each Interim Loan in the proportion which its Interim Commitment under the Interim Facility bears to the Total Interim Commitments under the Interim Facility, immediately before the making of that Interim Loan.

(c)	No Interim Lender is obliged to participate in any Interim Loan if as a result the Base Currency Amount of its share in the Interim Facility would exceed its Interim Commitments under the Interim Facility.

(d)	Each Interim Loan may only be denominated in the currency in which the Interim Facility is stated to be available under Clause 2.1 (The Interim Facilities) above, unless otherwise agreed in writing by all the Interim Lenders under the Interim Facility.

(e)	If the applicable conditions set out in this Agreement have been met, each Interim Lender shall make its participation in each Interim Loan available to the Interim Facility Agent for the account of the Borrower by the Drawdown Date through its Facility Office.

7.	Repayment and Prepayment

7.1	Repayment

(a)	The Borrower must repay all outstanding Interim Loans (together with all interest and all other unpaid amounts accrued or outstanding under or in connection with the Interim Finance Documents) on the earliest to occur of:

(i)	the date which falls ninety (90) days after the Interim Closing Date (the Final Repayment Date);

(ii)	the date of receipt by the Borrower of a written demand (an Acceleration Notice) from the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders) following the occurrence of a Major Event of Default which is continuing requiring immediate prepayment and cancellation in full of the Interim Facility; provided that at any time after the occurrence of a Major Event of Default which is continuing under paragraphs 6 and/or 7 of Part III (Major Events of Default) of Schedule 5 (Major Representations, Undertakings and Events of Default) in relation to the Borrower, all of the Interim Loans made to the Borrower, together with accrued interest thereon and any other sum then payable by the Borrower under any of the Interim Finance Documents shall be immediately due and payable, in each case automatically and without any direction, notice, declaration or other action; and

(iii)	the date of receipt by the Borrower or any Group Company of the proceeds from the first utilisation made under the Long-term Financing Agreement for a purpose described under Clause 3.3 (Purpose) above (free of any escrow or similar arrangements), to the extent of such proceeds.

(b)	If an Interim Loan is, or is declared to be, due and payable in accordance with this Agreement, all interest and all other amounts accrued or outstanding in respect of that Interim Loan shall be immediately due and payable.

(c)	If an Interim Loan is, or is declared to be, due and payable in accordance with this Agreement, the Interim Facility Agent may, and shall if so directed by the Majority Interim Lenders, by notice to the Obligors’ Agent, exercise or direct the Interim Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Interim Finance Documents.

(d)	Amounts repaid under the Interim Facility may not be redrawn.

7.2	Prepayment

(a)	The Borrower may prepay, without premium or penalty except as expressly provided otherwise in this Agreement, the whole or any part of any outstanding Interim Loan (including, for the avoidance of doubt, the whole or any part of any outstanding Interim Loan owed to a particular Interim Lender to the extent provided for by the terms of this Agreement), together with accrued but unpaid interest, at any time, on giving three (3) Business Day’s prior notice in writing to the Interim Facility Agent.

(b)	Amounts prepaid under the Interim Facility may not be redrawn.

(c)	Any prepayment of an Interim Loan (other than a prepayment pursuant to Clause 10.3 (Illegality)) shall be applied pro rata to each Interim Lender’s participation in that Interim Loan.

8.	Interest

8.1	Calculation of interest

The rate of interest on each Interim Loan for its Interest Period is the percentage rate per annum equal to the aggregate of:

(a)	the applicable Margin; and

(b)	the Funding Cost for that Interest Period.

8.2	Payment of interest

(a)	The period for which each Interim Loan is outstanding shall be divided into successive interest periods (each, an Interest Period), each of which will start on the expiry of the previous Interest Period or, in the case of the first Interest Period for an Interim Loan, on the relevant Drawdown Date.

(b)	The Borrower of each Interim Loan shall select an Interest Period of one (1) or three (3) months (or any other period agreed with the Interim Facility Agent) in each Drawdown Request and (in relation to subsequent Interest Periods for the Interim Loans) thereafter no later than 11.00 a.m. (New York time) one (1) Business Day prior to the end of the existing Interest Period for the outstanding Interim Loans.

(c)	If the Borrower does not select an Interest Period for an Interim Loan, the default Interest Period shall (subject to paragraph (e) below) be one (1) month (or, if earlier, a period ending on the Final Repayment Date).

(d)	The Borrower must pay accrued interest on each Interim Loan made to it on the last day of each Interest Period in respect of that Interim Loan and on any date on which that Interim Loan is repaid or prepaid.

(e)	Notwithstanding paragraphs (a), (b) and (c) above, no Interest Period will extend beyond the Final Repayment Date.

(f)	If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not), provided that no Interest Period will extend beyond the Final Repayment Date.

(g)	If there is a repayment, prepayment or recovery of all or any part of an Interim Loan other than on the last day of its Interest Period, the Borrower will pay the Interim Finance Parties promptly following demand their break costs (if any). The break costs (the Break Costs) will be the amount (if positive) by which:

(i)	the applicable Funding Cost which would have been payable at the end of the relevant Interest Period on the amount of the Interim Loan repaid, prepaid or recovered; exceeds

(ii)	the amount of interest the Interim Lenders would have received by placing a deposit equal to the relevant amount with leading banks in the relevant interbank market for a period starting on the Business Day following receipt and ending on the last day of the relevant Interest Period.

8.3	Interest on overdue amounts

(a)	If the Borrower fails to pay when due any amount payable by it under the Interim Finance Documents, it must immediately on demand by the Interim Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)	Interest on an overdue amount is payable at a rate determined by the Interim Facility Agent to be two (2) per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted part of that Interim Loan.

(c)	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount on the last day of each Interest Period (or such duration as selected by the Interim Facility Agent acting reasonably) to the extent permitted under any applicable law and regulation.

8.4	Interest calculation

(a)	Interest shall be paid in the currency of the relevant Interim Loan and shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a and a three hundred and sixty (360) day year (or, where practice in the relevant interbank market differs, in accordance with that market practice).

(b)	The Interim Facility Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

8.5	Replacement of Term SOFR

(a)	Subject to paragraphs (b) and (c) below, any amendment or waiver which relates to providing for an additional or alternative benchmark rate, base rate or reference rate to apply in relation to Term SOFR (including any amendment, replacement or waiver to the definition “Term SOFR”, including an alternative or additional page, service or method for the determination thereof) (or which relates to aligning any provision of an Interim Finance Document to the use of that other benchmark rate, base rate or reference rate, including making appropriate adjustments to this Agreement for basis, duration, time and periodicity for determination of that other benchmark rate, base rate or reference rate for any Interest Period and making other consequential and/or incidental changes) (a Benchmark Rate Change) may be made with the consent of the Majority Interim Lenders and the Obligors’ Agent.

(b)	If Term SOFR is not available for an Interim Loan, the Term SOFR applicable to any Interim Lender’s share of an Interim Loan shall be replaced by the rate certified to the Interim Facility Agent by that Interim Lender as soon as practicable (and in any event by the date falling two (2) Business Days before the date on which interest is due to be paid in respect of the relevant Interest Period) to be that which expresses as a percentage rate per annum of the cost to the relevant Interim Lender of funding its participation in that Interim Loan in the relevant interbank market.

(c)	Notwithstanding the definition of “Term SOFR” in Schedule 1 (Definitions and Interpretation) or any other term of any Interim Finance Document, the Interim Facility Agent may from time to time (with the prior written consent of the Obligors’ Agent) specify a Benchmark Rate Change for any currency for the purposes of the Interim Finance Documents, and each Interim Lender authorises the Interim Facility Agent to make such specification.

8.6	Absence of quotations

If the Funding Cost is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 12.00 noon (New York time) on the Rate Fixing Day the applicable Funding Cost shall be determined on the basis of the quotations of the remaining Reference Banks, subject to Clause 8.7 (Market Disruption Notice).

8.7	Market Disruption Notice

If, in relation to any actual or proposed Interim Loan (a Disrupted Loan):

(a)	the Funding Cost is to be determined by reference to rates supplied by Reference Banks and none or only one of the Reference Banks supplies a rate by 12.00 noon (New York time)] on the Rate Fixing Day; or

(b)	before close of business in New York on the Rate Fixing Day for the relevant Interest Period, one or more Interim Lenders whose participations in that Disrupted Loan equal or exceed in aggregate forty (40) per cent. of the amount of that Disrupted Loan notify the Interim Facility Agent that by reason of circumstances affecting the relevant interbank market generally the cost to those Interim Lenders of obtaining matching deposits in the relevant interbank market would be in excess of the Funding Cost, the Interim Facility Agent will promptly give notice of that event to the Obligors’ Agent and the Interim Lenders (a Market Disruption Notice).

8.8	Proposed Disrupted Loans

If a Market Disruption Notice is given in respect of a proposed Disrupted Loan, the interest rate applicable on each Interim Lender’s participation in that Disrupted Loan will be the rate certified by that Interim Lender to the Interim Facility Agent no later than five (5) Business Days after the Rate Fixing Day to be its cost of funds (from any source which it may reasonably select) plus the Margin.

9.	Taxes

(a)	All payments by or on account of any obligation of any Obligor under any Interim Finance Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax in respect of any such payment by any applicable withholding agent, then the applicable withholding agent shall make the required deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, to the extent such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after all required deductions and withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this Clause 9) the applicable Interim Lender (or, in the case of a payment received by the Interim Facility Agent in for its own account, the Interim Facility Agent) receives an amount equal to the sum it would have received had no such deductions or withholding been made.

(b)	The Borrower shall pay to the relevant governmental authority in accordance with applicable law, or at the option of the Interim Facility Agent timely reimburse it for the payment of, any Other Taxes.

(c)	The Borrower shall indemnify the Interim Facility Agent and each Interim Lender, within 10 days after written demand therefor, for any Indemnified Taxes (including any Indemnified Taxes imposed on or with respect to any amounts payable under this Clause 9) and any reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate prepared in good faith as to the amount of such payment or liability delivered to the Borrower by an Interim Lender or by the Interim Facility Agent on its own behalf or on behalf of an Interim Lender shall be conclusive absent manifest error.

(d)	As soon as practicable after any payment of any Tax by any Obligor to a governmental authority pursuant to this Clause 9, the Borrower shall deliver to the Interim Facility Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Interim Facility Agent.

(e)	Each Interim Lender shall, at such times as are reasonably requested by the Borrower or the Interim Facility Agent, provide the Borrower and the Interim Facility Agent with any documentation prescribed by applicable laws or reasonably requested by the Borrower or the Interim Facility Agent certifying as to any entitlement of such Interim Lender to an exemption from, or reduction in, any withholding Tax (including backup withholding) and to determine whether or not such Interim Lender is subject to backup withholding or information reporting requirements with respect to any payments to be made to such Interim Lender under any Interim Finance Document. Each such Interim Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Clause 9.1(e)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Interim Facility Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Interim Facility Agent) or promptly notify the Borrower and the Interim Facility Agent in writing of its legal ineligibility to do so. Each Interim Lender hereby authorizes the Interim Facility Agent to deliver to the Obligors and to any successor Interim Facility Agent any documentation provided by such Interim Lender to the Interim Facility Agent pursuant to this Clause 9.1(e).

Without limiting the foregoing:

(A)	Each Interim Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the US Code shall deliver to the Borrower and the Interim Facility Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Interim Facility Agent) two properly completed and duly signed original copies of IRS Form W-9 certifying that such Interim Lender is exempt from U.S. federal backup withholding.

(B)	Any Interim Lender that is not described in paragraph (A) above shall deliver to the Borrower and the Interim Facility Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Interim Facility Agent) two properly completed and duly signed original copies of whichever of the following is applicable:

(1)	IRS Form W-8BEN or IRS Form W-8BEN-E claiming eligibility for the benefits of an income tax treaty to which the United States is a party;

(2)	IRS Form W-8ECI;

(3)	in the case of such an Interim Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the US Code, (A) a certificate to the effect that such Interim Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the US Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the US Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the US Code and that no payments under any Loan Document are effectively connected with such Interim Lender’s conduct of a U.S. trade or business (a U.S. Tax Compliance Certificate) and (B) IRS Form W-8BEN or IRS Form W-8BEN-E;

(4)	to the extent such an Interim Lender is not the beneficial owner (for example, where the Interim Lender is a partnership or an Interim Lender that sells a participation), IRS Form W-8IMY of the Interim Lender, accompanied by an IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8 BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, IRS Form W-8IMY and any other required documentation from each beneficial owner and intermediary (provided that, if the Interim Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Interim Lender on behalf of such partner(s)) or

(5)	any other form prescribed by applicable law as a basis for claiming a complete exemption from, or a reduction in, any United States federal withholding Tax on any payments to such Interim Lender under any Interim Finance Document, together with supplementary documentation as may be prescribed by applicable law to permit the Borrower and the Interim Facility Agent to determine the withholding or deduction required to be made.

(C)	If a payment made to an Interim Lender under any Interim Finance Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Interim Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the US Code, as applicable), such Interim Lender shall deliver to the Borrower and the Interim Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Interim Facility Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the US Code) and such additional documentation reasonably requested by the Borrower or the Interim Facility Agent as may be necessary for the Borrower and the Interim Facility Agent to comply with their obligations under FATCA, to determine whether such Interim Lender has or has not complied with such Interim Lender’s obligations under FATCA, and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this clause (e), no Interim Lender shall be required to deliver any documentation that such Interim Lender is not legally eligible to deliver.

(f)	If the Interim Facility Agent or an Interim Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Obligor or with respect to which any Obligor has paid additional amounts pursuant to this Clause 9, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by any Obligor under this Clause 9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Interim Facility Agent or such Interim Lender (including any Taxes) and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided that the Borrower, upon the request of the Interim Facility Agent or such Interim Lender, agrees to repay the amount paid over to any Obligor (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Interim Facility Agent or such Interim Lender in the event the Interim Facility Agent or such Interim Lender is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Clause 9.1(f), in no event will the Interim Facility Agent or any Interim Lender be required to pay any amount to any Obligor pursuant to this Clause 9.1(f) the payment of which would place the Interim Facility Agent or such Interim Lender, as applicable, in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Clause 9.1(f) shall not be construed to require the Interim Facility Agent or any Interim Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Obligor or any other Person.

(g)	Each party’s obligations under this Clause 9 (Taxes) shall survive the resignation or replacement of the Interim Facility Agent or any assignment of rights by, or the replacement of, an Interim Lender, the termination of the Interim Commitments and the repayment, satisfaction or discharge of all obligations under any Interim Finance Document.

10.	Increased Costs and Illegality

10.1	Increased Costs

(a)	If (i) the introduction of, or a change in, or a change in the interpretation, administration or application of, any law, regulation or treaty occurring after the date on which it becomes party to this Agreement, or (ii) compliance with any law, regulation or treaty made after the date on which it becomes party to this Agreement, or (iii) the implementation or application of or compliance with Basel III and/or CRD IV or any other law or regulation which implements Basel III and/or CRD IV, results in any Interim Finance Party (a Claiming Party) or any Affiliate of it incurring any Increased Cost (as defined in paragraph (c) below):

(i)	the Claiming Party will notify the Obligors’ Agent and the Interim Facility Agent of the circumstances giving rise to that Increased Cost as soon as reasonably practicable after becoming aware of it and will as soon as reasonably practicable provide a certificate confirming the amount of that Increased Cost with (to the extent available) appropriate supporting evidence; and

(ii)	within five (5) Business Days of demand by the Claiming Party, the Obligors’ Agent will (or shall procure that another Group Company will) pay to the Claiming Party the amount of any Increased Cost incurred by it (or any Affiliate of it).

(b)	No Group Company will be obliged to compensate any Claiming Party under paragraph (a) above in relation to any Increased Cost:

(i)	to the extent attributable to an Indemnified Tax or an Excluded Tax or to the extent already compensated for by a payment under Clause 9 (Taxes);

(ii)	attributable to the breach by the Claiming Party of any law, regulation or treaty or any Interim Finance Document;

(iii)	attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Claiming Party (or any Affiliate of it) by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it;

(iv)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment to Basel II arising out of Basel III (as defined in paragraph (c)(ii) below)) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Interim Finance Party or any of its Affiliates) but excluding any Increased Cost attributable to Basel III or any other law or regulation which implements Basel III (in each case, unless an Interim Finance Party was or reasonably should have been aware of that Increased Cost on the date on which it became an Interim Finance Party under this Agreement);

(v)	attributable to any period more than 6 months before the notification under paragraph (a)(i) above;

(vi)	attributable to the implementation or application of, or compliance with, Basel III or CRD IV or any other law or regulation which implements or applies Basel III or CRD IV, in each case, to the extent the relevant Interim Finance Party was aware of (or could reasonably be expected to have been aware of) the relevant Increased Cost at the date of this Agreement or, if later, the date it became an Interim Finance Party; or

(vii)	not notified to the Obligors’ Agent in accordance with paragraph (a)(i) above.

(c)	In this Agreement:

(i)	Increased Cost means:

(A)	an additional or increased cost (including any Taxes);

(B)	a reduction in any amount due, paid or payable to the Claiming Party under any Interim Finance Document; or

(C)	a reduction in the rate of return from the Interim Facility or on the Claiming Party’s (or its Affiliates’) overall capital,

suffered or incurred by a Claiming Party (or any Affiliate of it) as a result of it having entered into or performing its obligations under any Interim Finance Document or making or maintaining its participation in any Interim Loan; and

(ii)	Basel III means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

10.2	Mitigation

(a)	If circumstances arise which entitle an Interim Finance Party:

(i)	to receive payment of an additional amount under Clause 9 (Taxes);

(ii)	to demand payment of any amount under Clause 10.1 (Increased Costs); or

(iii)	to require cancellation or prepayment to it of any amount under Clause 10.3 (Illegality),

then that Interim Finance Party will, in consultation with the Obligors’ Agent, take all reasonable steps to mitigate the effect of those circumstances (including by transferring its rights and obligations under the Interim Finance Documents to an Affiliate or changing its Facility Office or transferring its Interim Commitments and participation in each Interim Loan for cash at par plus all accrued but unpaid interest thereon to another bank, financial institution or other person nominated for such purpose by the Obligors’ Agent).

(b)	No Interim Finance Party will be obliged to take any such steps or action if to do so is likely in its opinion (acting in good faith) to be unlawful or to have an adverse effect on its business, operations or financial condition or breach its banking policies or require it to disclose any confidential information.

(c)	The Obligors’ Agent shall (or shall procure that another Group Company will), within five (5) Business Days of demand by the relevant Interim Finance Party, indemnify such Interim Finance Party for any costs or expenses reasonably incurred by it as a result of taking any steps or action under this Clause 10.2.

(d)	This Clause 10.2 does not in any way limit, reduce or qualify the obligations of the Obligors’ Agent under the Interim Finance Documents.

10.3	Illegality

If, after the date of this Agreement (or, if later, the date the relevant Interim Finance Party becomes a Party), it is unlawful in any applicable jurisdiction for an Interim Finance Party to participate in the Interim Facility, maintain its Interim Commitment or participation in any Interim Loan or perform any of its obligations under any Interim Finance Documents, then:

(a)	that Interim Finance Party shall promptly so notify the Interim Facility Agent and the Obligors’ Agent upon becoming aware of that event; and

(b)	following such notification, the Obligors’ Agent shall (or shall procure that a Group Company will) prepay that Interim Finance Party’s participation in all outstandings under the Interim Facility (together with any related accrued interest) and pay (or procure payment of) all other amounts due to that Interim Finance Party under the Interim Finance Documents and that Interim Finance Party’s Interim Commitment will be cancelled, in each case, to the extent necessary to cure the relevant illegality and, on the date specified by that Interim Finance Party in such notice (being the last Business Day immediately prior to the illegality taking effect or the latest date otherwise allowed by the relevant law (taking into account any applicable grace period)) unless otherwise agreed or required by the Obligors’ Agent, provided that on or prior to such date the Obligors’ Agent shall have the right to require that Interim Lender to transfer its Interim Commitments and participation in each Interim Loan to another bank, financial institution or other person nominated for such purpose by the Obligors’ Agent which has agreed to purchase such rights and obligations at par plus accrued but unpaid interest.

11.	Payments

11.1	Place

(a)	Unless otherwise specified in an Interim Finance Document, on each date on which payment is to be made by any Party (other than the Interim Facility Agent) under an Interim Finance Document, such Party shall pay, in the required currency, the amount required to the Interim Facility Agent, for value on the due date at such time and in such funds as the Interim Facility Agent may specify to the Party concerned as being customary at that time for settlement of transactions in the relevant currency in the place of payment. All such payments shall be made to the account specified by the Interim Facility Agent for that purpose in the principal financial centre of the country of the relevant currency (or in relation to US Dollars, New York).

(b)	Unless otherwise specified in an Interim Finance Document (including any Drawdown Request), each payment received by the Interim Facility Agent under the Interim Finance Documents for another Party shall, subject to paragraphs (c) and (d) below and to Clause 11.3 (Assumed receipt), be made available by the Interim Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of an Interim Lender, for the account of its Facility Office), to such account as that Party may notify to the Interim Facility Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency (or in relation to US Dollars, New York).

(c)	The Interim Facility Agent may with the consent of the Obligors’ Agent (or in accordance with Clause 17 (Set-Off)) apply any amount received by it for the Borrower in or towards payment (as soon as practicable after receipt) of any amount then due and payable by the Borrower under the Interim Finance Documents or in or towards purchase of any amount of any currency to be so applied.

(d)	Each Agent may deduct from any amount received by it for another Party any amount due to such Agent from that other Party but unpaid and apply the amount deducted in payment of the unpaid debt owed to it.

11.2	Currency of payment

(a)	Subject to paragraphs (b) to (e) (inclusive) below, US Dollars is the currency of account and payment of any sum due from an Obligor under any Interim Finance Documents shall be made in US Dollars.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes were incurred.

(c)	Each repayment of an Interim Loan or overdue amount or payment of interest thereon shall be made in US Dollars.

(d)	Each payment under Clauses 9 (Taxes) or 10.1 (Increased Costs) shall be made in the currency specified by the Interim Finance Party making the claim (being the currency in which the Tax or losses were incurred).

(e)	Any amount expressed in the Interim Finance Documents to be payable in a particular currency shall be paid in that currency.

11.3	Assumed receipt

(a)	Where an amount is or is required to be paid to the Interim Facility Agent under any Interim Finance Document for the account of another person (the Payee), the Interim Facility Agent is not obliged to pay that amount to the Payee until the Interim Facility Agent is satisfied that it has actually received that amount.

(b)	If the Interim Facility Agent nonetheless pays that amount to the Payee (which it may do at its discretion) and the Interim Facility Agent had not in fact received that amount, then the Payee will on demand refund that amount to the Interim Facility Agent (together with interest on that amount at the rate determined by the Interim Facility Agent to be equal to the cost to the Interim Facility Agent of funding that amount for the period from payment by the Interim Facility Agent until refund to the Interim Facility Agent of that amount), provided that no Obligor will have any obligation to refund any such amount received from the Interim Facility Agent and paid by it (or on its behalf) to any third party for a purpose set out in Clause 3.3 (Purpose).

11.4	No set-off or counterclaim

All payments made or to be made by an Obligor under the Interim Finance Documents must be paid in full without (and free and clear of any deduction for) set-off or counterclaim.

11.5	Business Days

(a)	If any payment would otherwise be due under any Interim Finance Document on a day which is not a Business Day, that payment shall be due on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any such extension of the due date for payment of any principal or overdue amount, or any extension of an Interest Period, interest shall accrue and be payable at the rate payable on the original due date.

11.6	Change in currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country:

(i)	any reference in any Interim Finance Document to, and any obligations arising under any Interim Finance Document in, the currency of that country shall be translated into, and paid in, the currency or currency unit designated by the Interim Facility Agent (after consultation with the Obligors’ Agent); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank of that country for the conversion of that currency or currency unit into the other, rounded up or down by the Interim Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, the Interim Finance Documents will, to the extent the Interim Facility Agent specifies is necessary (acting reasonably and after consultation with the Obligors’ Agent), be amended to comply with any generally accepted conventions and market practice in any relevant interbank market and otherwise to reflect the change in currency. The Interim Facility Agent will notify the other Parties to the relevant Interim Finance Documents of any such amendment, which shall be binding on all the Parties.

11.7	Application of proceeds

(a)	If the Interim Facility Agent receives a payment that is insufficient to discharge all amounts then due and payable by an Obligor under any Interim Finance Document, the Interim Facility Agent shall apply that payment towards the obligations of such Obligor under the Interim Finance Documents in the following order:

(i)	first, in payment pro rata of any fees, costs and expenses of the Agents and the Arrangers due but unpaid;

(ii)	second, in payment pro rata of any fees, costs and expenses of the Interim Lenders due but unpaid;

(iii)	third, in payment pro rata of any accrued interest in respect of the Interim Facility due but unpaid;

(iv)	fourth, in payment pro rata of any principal due but unpaid under the Interim Facility;

(v)	fifth, in payment pro rata of any other amounts due but unpaid under the Interim Finance Documents; and

(vi)	the balance, if any, in payment to the relevant Obligor.

(b)	The Interim Facility Agent shall, if directed by all the Interim Lenders, vary the order set out in sub-paragraphs (a)(ii) to (a)(v) inclusive above;

(c)	Any such application by the Interim Facility Agent will override any appropriation made by an Obligor.

(d)	Any amount recovered under the Interim Security Documents will be paid to the Interim Facility Agent to be applied as set out in paragraph (a) above.

12.	Fees and Expenses

12.1	Costs and expenses

The Obligors’ Agent shall (or shall procure that another Group Company will) pay to the Interim Facility Agent, within ten (10) Business Days of demand, for the account of the Interim Finance Parties the amount of all reasonable out-of-pocket costs and expenses (including reasonable legal fees subject to any agreed limits) properly incurred by them or any of their Affiliates in connection with:

(a)	the negotiation, preparation, printing, execution and perfection of any Interim Finance Document and other documents contemplated by the Interim Finance Documents executed after the date of this Agreement; and

(b)	any amendment, waiver or consent made or granted in connection with the Interim Finance Documents,

provided that if the Interim Closing Date does not occur, no such costs and expenses will be payable (other than legal costs up to a cap separately agreed in writing).

12.2	Enforcement costs

The Obligors’ Agent shall (or shall procure that another Group Company will) pay to each Interim Finance Party, within five (5) Business Days of demand, the amount of all reasonable out-of-pocket costs and expenses (including legal fees reasonably incurred) properly incurred by it in connection with the enforcement of, or the preservation of any rights under, any Interim Finance Document and any proceedings instituted by or against the Interim Security Agent as a consequence of taking or holding the Interim Security or enforcing these rights.

12.3	Amendment costs

The Obligors’ Agent shall (or shall procure that another Group Company will) pay to the Interim Facility Agent, within ten (10) Business Days of demand, all reasonable out-of-pocket costs and expenses (including reasonable legal fees) properly incurred by the Interim Facility Agent or Interim Security Agent in connection with responding to, evaluating, negotiating or complying with any amendment, waiver or consent requested or required by the Obligors’ Agent, subject always to any limits as agreed between the Obligors’ Agent and the Arrangers from time to time.

12.4	Other fees

The Borrower shall (or shall procure that another Group Company will) pay the Interim Finance Parties’ fees in accordance with the Fee Letters.

12.5	Limitations

Notwithstanding anything to the contrary in any Interim Finance Document (including Clauses 12.1 (Costs and expenses) to 12.4 (Other fees) above):

(a)	no fees, costs, expenses or other amount shall be payable by any Group Company to any Interim Finance Party under any Interim Finance Document if the Interim Closing Date does not occur (save, in the case of legal fees, as otherwise agreed prior to the date of this Agreement);

(b)	any demand for reimbursement of costs and expenses incurred by an Interim Finance Party must be accompanied by reasonable details of the amount demanded (including, at the request of the Obligors’ Agent, hours worked, rates charged and individuals involved); and

(c)	if an Interim Lender assigns or transfers any of its rights, benefits or obligations under the Interim Finance Documents, no Group Company shall be required to pay any fees, costs, expenses or other amounts relating to or arising in connection with that assignment or transfer (including any amounts relating to the perfection or amendment of the Interim Security Documents), except (i) where such assignment or transfer is (A) pursuant to Clause 10.2 (Mitigation) or (B) at the request of the Obligors’ Agent under Part III (Replacement of an Interim Lender / Increase) of Schedule 6 (Impairment and Replacement of Interim Finance Parties) or (ii) for Other Taxes, which shall be covered by paragraph (b) of Clause 9 (Taxes).

13.	Indemnities

13.1	General indemnity

The Obligors’ Agent will (or shall procure that another Group Company will) indemnify each Interim Finance Party within ten (10) Business Days of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded) against any loss or liability (not including loss of future Margin and/or profit) which that Interim Finance Party incurs as a result of:

(a)	the occurrence of any Major Event of Default;

(b)	the operation of Clause 16 (Pro Rata Payments);

(c)	any failure by any Obligor to pay any amount due under an Interim Finance Document on its due date;

(d)	any Interim Loan not being made for any reason (other than as a result of the fraud, default or negligence of that Interim Finance Party) on the Drawdown Date specified in the Drawdown Request requesting that Interim Loan; or

(e)	any Interim Loan or overdue amount under an Interim Finance Document being repaid or prepaid otherwise than in accordance with a notice of prepayment given by an Obligor or otherwise than on the last day of the then current Interest Period relating to that Interim Loan or overdue amount, other than as a result of that Interim Lender failing to advance its participation pursuant to any Long-term Financing Agreement for the purposes of refinancing the Interim Facility, including any loss on account of funds borrowed, contracted for or utilised to fund any Interim Loan or amount payable under any Interim Finance Document.

13.2	Currency indemnity

(a)	If:

(i)	any amount payable by an Obligor under or in connection with any Interim Finance Document is received by any Interim Finance Party (or by an Agent on behalf of any Interim Finance Party) in a currency (the Payment Currency) other than that agreed in the relevant Interim Finance Document (the Agreed Currency), and the amount produced by such Interim Finance Party converting the Payment Currency so received into the Agreed Currency is less than the required amount of the Agreed Currency; or

(ii)	any amount payable by an Obligor under or in connection with any Interim Finance Document has to be converted from the Agreed Currency into another currency for the purpose of making, filing, obtaining or enforcing any claim, proof, order or judgment, that Obligor shall, as an independent obligation, within five (5) Business Days of demand indemnify the relevant Interim Finance Party for any loss or liability incurred by it as a result of the conversion, provided that, if the amount produced or payable as a result of the conversion is greater than the relevant amount due, that Interim Finance Party will promptly refund such excess amount to the relevant Obligor.

(b)	Any conversion required will be made at the prevailing rate of exchange on the date and in the market determined by the relevant Interim Finance Party, acting reasonably, as being most appropriate for the conversion. The relevant Obligor will also, within ten (10) Business Days of demand, pay the reasonable costs of the conversion.

(c)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under any Interim Finance Document in a currency other than that in which it is expressed to be payable in that Interim Finance Document.

13.3	Indemnity to the Interim Facility Agent

The Obligors’ Agent shall (or shall procure that another Group Company will) within ten (10) Business Days of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), indemnify the Interim Facility Agent against any cost, loss or liability incurred by the Interim Facility Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Major Event of Default (provided that, if after doing so it is established that such event is not a Major Event of Default, the cost, loss or liability of investigation shall be for the account of the Interim Lenders); and

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised,

except where the cost, loss or liability incurred by the Interim Facility Agent is a result of fraud, wilful misconduct, gross negligence or default of the Interim Facility Agent.

13.4	Indemnity to the Interim Security Agent

(a)	The Obligors’ Agent shall (or shall procure that another Group Company will) within ten (10) Business Days of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), indemnify the Interim Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by the Interim Security Agent, Receiver or Delegate (acting reasonably) incurred as a result of:

(i)	the taking, holding, protection or enforcement of the Interim Security;

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Interim Security Agent and each Receiver and Delegate by the Interim Finance Documents or by law; and

(iii)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Interim Finance Documents,

except where, as the case may be, the cost, loss or liability incurred by the Interim Security Agent, Receiver and/or Delegate is a result of fraud, wilful misconduct, gross negligence or default of the Interim Security Agent, Receiver and/or Delegate.

(b)	The Interim Security Agent and, to the extent relevant, each other Interim Finance Party may, in priority to any payment to the Interim Finance Parties, indemnify itself out of the Charged Property over which it holds Interim Security in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 13.4 and shall have a lien on the Interim Security held by it and the proceeds of the enforcement of the Interim Security held by it for all moneys payable to it.

13.5	Acquisition Indemnity

(a)	The Obligors’ Agent shall (or shall procure that another Group Company will) within ten (10) Business Days of demand indemnify and hold harmless the Interim Finance Parties and any of their respective Affiliates and any of their directors, officers, agents, advisers and employees (as applicable) (each, an Indemnified Person) against any cost, expense, loss, liability (including, except as specified below, reasonably incurred legal fees and limited, in the case of legal fees and expenses, to one counsel to such Indemnified Persons taken as a whole and in the case of a conflict of interest, one additional counsel to the affected Indemnified Persons similarly situated, taken as a whole and, if reasonably necessary one local counsel in any relevant jurisdiction) incurred by or awarded against such Indemnified Person in each case arising out of or in connection with any action, claim, investigation or proceeding (including any action, claim, investigation or proceeding to preserve or enforce rights) (collectively, each, a Proceeding), commenced or threatened, relating to this Agreement, the Interim Facility or the Acquisition or the use or proposed use of proceeds of the Interim Facility (except to the extent such cost, expense, loss or liability resulted from (x) the wilful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or related parties (as determined in a final non-appealable judgment in a court of competent jurisdiction), (y) any material breach of the obligations of such Indemnified Person or any of its affiliates or related parties under this Agreement (as determined in a final non-appealable judgment in a court of competent jurisdiction) or (z) any dispute among Indemnified Persons (or their respective affiliates or related parties) that does not involve an act or omission by the Borrower or any of its subsidiaries.

(b)	If any event occurs in respect of which indemnification will be sought from the Borrower under paragraph (a) above, the relevant Indemnified Person shall use reasonable endeavours to notify the Obligors’ Agent in writing (where legally permissible and practicable to do so) after the relevant Indemnified Person becomes aware of such event, consult with the Obligors’ Agent fully and promptly (where legally permissible and practicable to do so) with respect to the conduct of the relevant claim, action or proceeding, conduct such claim, action or proceeding properly and diligently and shall consult with the Obligors’ Agent prior to settling any claim, action or proceeding, provided that failure to notify and/or consult with the Obligors’ Agent or the failure to obtain the written consent of the Obligor’s Agent shall not relieve the Borrower from any liability under this Clause 13.5 except to the extent that the Borrower would have been prejudiced through loss, forfeiture or impairment of the applicable Indemnified Person’s rights or defence by such failure.

(c)	The Indemnified Person shall also be entitled to appoint one primary counsel for all Indemnified Persons (taken as a whole) in each applicable jurisdiction (and, solely in the case of a conflict of interest, one additional counsel as necessary to the affected Indemnified Persons taken as a whole) in respect of any such claim, action or proceeding.

(d)	Neither (x) any Indemnified Person, nor (y) any Group Company or any member of the Target Group (or any of their respective Affiliates or shareholders), shall be liable for any indirect, special, punitive or consequential losses or damages in connection with its activities related to the Interim Facility or the Interim Finance Documents.

14.	Security and Guarantee

14.1	Responsibility

The Interim Security Agent is not liable or responsible to any other Interim Finance Party for:

(a)	any failure in perfecting or protecting the Security Interest created by any Interim Security Document; or

(b)	any other action taken or not taken by it in connection with an Interim Security Document.

14.2	Possession of documents

The Interim Security Agent is not obliged to hold in its own possession any Interim Security Document, title deed or other document in connection with any asset over which a Security Interest is intended to be created by an Interim Security Document. Without prejudice to the above, the Interim Security Agent may allow any bank providing safe custody services or any professional adviser to the Interim Security Agent to retain any of those documents in its possession.

14.3	Investments

Except as otherwise provided in any Interim Security Document, all moneys received by the Interim Security Agent under the Interim Finance Documents may be:

(a)	invested in the name of, or under the control of, the Interim Security Agent in any investment for the time being authorised by applicable law for the investment by trustees of trust money or in any other investments which may be selected by the Interim Security Agent with the consent of the Majority Interim Lenders; or

(b)	placed on deposit in the name of, or under the control of, the Interim Security Agent at such bank or institution (including any other Interim Finance Party) and upon such terms as the Interim Security Agent may think fit.

14.4	Conflict with Interim Security Documents

If there is any conflict between the provisions of this Agreement and any Interim Security Document with regard to instructions to or other matters affecting the Interim Security Agent, this Agreement will prevail.

14.5	Enforcement of Interim Security Documents

(a)	The Security Interests granted pursuant to the Interim Security Documents may only be enforced if an Acceleration Notice has been given to an Obligor and remains outstanding.

(b)	If the Interim Security is being enforced pursuant to paragraph (a) above, the Interim Security Agent shall enforce the Interim Security in such manner as the Majority Interim Lenders shall instruct, or, in the absence of any such instructions, as the Interim Security Agent sees fit.

(c)	Subject to Clause 15 (Agents and Arrangers), each Interim Finance Party (other than the Interim Security Agent) agrees not to enforce independently or exercise any rights or powers arising under an Interim Security Document except through the Interim Security Agent and in accordance with the Interim Finance Documents.

14.6	Release of security

(a)	If:

(i)	a disposal to a person or persons outside the Group of any asset over which a Security Interest has been created by any Interim Security Document is:

(A)	being effected at the request of the Majority Interim Lenders in circumstances where any of the security created by the Interim Security Documents has become enforceable; or

(B)	being effected by enforcement of the Interim Security Documents; or

(C)	permitted by the Interim Finance Documents (and the Interim Security Agent may, but is not obliged to, rely on a certificate of the Company to this effect); or

(ii)	the Interim Liabilities are repaid in full,

the Interim Security Agent is irrevocably authorised to execute on behalf of each Interim Finance Party, each Obligor and each person which has granted the relevant Security Interests (and at the cost of the Obligors’ Agent) the releases and disposals referred to in paragraph (b) below.

(b)	The releases and other actions referred to in paragraph (a) above are:

(i)	any release of any Security Interest created by the Interim Security Documents over that asset; and

(ii)	if that asset comprises all of the shares in the capital of any Group Company (or any direct or indirect holding company of any Group Company):

(A)	a release of that Group Company and its respective Subsidiaries from all present and future liabilities under the Interim Finance Documents (both actual and contingent and including any liability to any other Group Company under the Interim Finance Documents by way of contribution or indemnity) and a release of all Security Interests granted by that Group Company and its Subsidiaries under the Interim Security Documents; or

(B)	in respect of a disposal under paragraph (a)(i) above only, a disposal of all or any part of the present and future liabilities of that Group Company and its respective Subsidiaries under the Interim Finance Documents (both actual and contingent and including any liability to any other Group Company under the Interim Finance Documents by way of contribution or indemnity) owed by that Group Company and its respective Subsidiaries.

(c)	In the case of paragraph (a) above, the net cash proceeds of the disposal must be applied in accordance with Clause 11.7 (Application of proceeds).

(d)	If the Majority Interim Lenders instruct the Interim Security Agent to effect any of the releases or disposals in circumstances permitted under paragraph (a) above, each Interim Finance Party and the relevant Obligor must promptly execute (at the cost of the Obligors’ Agent) any document which is reasonably required to achieve that release or disposal. Each Obligor irrevocably authorises the Interim Security Agent to promptly execute any such document. Any release will not affect the obligations of any other Group Company under the Interim Finance Documents.

14.7	Application of Proceeds - Enforcement of Interim Security

All amounts from time to time received or recovered by the Interim Security Agent in connection with the realisation or enforcement of any Interim Security shall be applied by the Interim Security Agent in the order of priority set out in Clause 11.7 (Application of proceeds).

14.8	Perpetuity period

If applicable to any trust created in this Agreement, the perpetuity period for that trust is 125 years.

14.9	Guarantee and indemnity

The provisions of Schedule 4 (Guarantee and Indemnity) are incorporated into this Clause 14 by reference.

15.	Agents and Arrangers

15.1	Appointment of Agents

(a)	Each Interim Finance Party (other than the relevant Agent) irrevocably authorises and appoints each Agent:

(i)	to act as its agent under and in connection with the Interim Finance Documents (and in the case of the Interim Security Agent to act as its trustee for the purposes of the Interim Security Documents) subject to Clause 15.11 (Role of the Interim Security Agent) with respect to the Interim Security Documents;

(ii)	to execute and deliver such of the Interim Finance Documents and any other document related to the Interim Finance Documents as are expressed to be executed by such Agent;

(iii)	to execute for and on its behalf any and all Interim Security Documents and any other agreements related to the Interim Security Documents, including the release of the Interim Security Documents; and

(iv)	to perform the duties and to exercise the rights, powers and discretions which are specifically delegated to such Agent by the terms of the Interim Finance Documents, together with all other incidental rights, powers and discretions.

(b)	Each Interim Finance Party:

(i)	(other than the Interim Facility Agent, the Interim Security Agent and the Arrangers) irrevocably authorises and appoints, severally, each of the Agents and the Arrangers to accept on its behalf the terms of any reliance, non-reliance, hold harmless or engagement letter relating to any report, certificate or letter provided by accountants, auditors or other professional advisers in connection with any of the Interim Finance Documents or any related transactions and to bind such Interim Finance Party in respect of the addressing or reliance or non-reliance or limitation of liability of any person under any such report, certificate or letter; and

(ii)	accepts the terms and any limitation of liability or qualification in the reports or any reliance, non-reliance, hold harmless or engagement letter entered into by any of the Agents and/or the Arrangers (whether before or after such Interim Finance Party became party to this Agreement) in connection with the Interim Finance Documents.

(c)	The relationship between each Agent and the other Interim Finance Parties is that of principal and agent only. Except as specifically provided in the Interim Finance Documents, no Agent shall:

(i)	have, or be deemed to have, any obligations to, or trust or fiduciary relationship with, any other Party or other person, other than those for which specific provision is made by the Interim Finance Documents; or

(ii)	be bound to account to any other Interim Finance Party for any sum or the profit element of any sum received by it for its own account.

(d)	Neither Agent is authorised to act on behalf of an Interim Finance Party in any legal or arbitration proceedings relating to any Interim Finance Document without first obtaining that Interim Finance Party’s consent except in any proceedings for the protection, preservation or enforcement of any Interim Security Document otherwise permitted by this Agreement.

15.2	Agents’ duties

(a)	Each Agent will only have those duties which are expressly specified in the Interim Finance Documents. The duties of the Agents are solely of a mechanical and administrative nature.

(b)	Each Agent shall promptly send to each other Interim Finance Party a copy of each notice or document delivered to that Agent by an Obligor for that Interim Finance Party under any Interim Finance Document.

(c)	Each Agent shall, subject to any terms of this Agreement which require the consent of all the Interim Lenders or of any particular Interim Finance Party:

(i)	act or refrain from acting in accordance with any instructions from the Majority Interim Lenders and any such instructions shall be binding on all the Interim Finance Parties; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with the instructions of the Majority Interim Lenders.

(d)	In the absence of any such instructions from the Majority Interim Lenders (or if required, all Interim Lenders), each Agent may act or refrain from acting as it considers to be in the best interests of the Interim Lenders and any such action (or omission) shall be binding on all Interim Finance Parties.

(e)	The Interim Facility Agent shall provide to the Borrower (i) within two (2) Business Days of a request by the Borrower (at any reasonable time, but no more frequently than once per calendar month), a list (which may be in electronic form) and which shall be conclusive absent manifest error, notwithstanding any notice to the contrary, setting out the names and addresses of the Interim Lenders as at the date of that request, their respective Interim Commitments (including principal and stated interest) and (ii) as soon as reasonably practicable following a request by the Borrower (at any reasonable time, but no more frequently than once per calendar month), any such other information required by the Borrower so that the Interim Loans shall be considered to be “in registered form” under Section 5f.103-1(c) of the U.S. Treasury regulations (the Register). For the avoidance of doubt, the Register shall be maintained by the Interim Facility Agent, acting solely for this purpose as an agent of the Borrower, in a manner such that the Interim Loans hereunder shall be considered to be “in registered form” under Section 5f.103-1(c) of the U.S. Treasury regulations.

15.3	Agents’ rights

Each Agent may:

(a)	act under the Interim Finance Documents by or through its personnel, delegates or agents (and any indemnity given to, or received by, an Agent under this Agreement extends also to its personnel, delegates or agents who may rely on this provision);

(b)	except as expressly provided to the contrary in any Interim Finance Document, refrain from exercising any right, power or discretion vested in it under the Interim Finance Documents until it has received instructions from the Majority Interim Lenders or, where relevant, all the Interim Lenders;

(c)	unless it has received notice to the contrary in accordance with this Agreement, treat the Interim Lender which makes available any portion of an Interim Loan as the person entitled to repayment of that portion (and any interest, fees or other amounts in relation thereto);

(d)	notwithstanding any other term of an Interim Finance Document, refrain from doing anything (including disclosing any information to any Interim Finance Party or other person) which would or might in its opinion breach any law, regulation, court judgment or order or any confidentiality obligation, or otherwise render it liable to any person, and it may do anything which is in its opinion necessary to comply with any such law, regulation, judgment, order or obligation;

(e)	assume that no Major Event of Default has occurred, unless it has received notice from another Party stating that a Major Event of Default has occurred and giving details of such Major Event of Default;

(f)	refrain from acting in accordance with the instructions of the Majority Interim Lenders or all the Interim Lenders until it has been indemnified and/or secured to its satisfaction against all costs, losses or liabilities (including legal fees) which it may sustain or incur as a result of so acting;

(g)	rely on any notice or document believed by it to be genuine and correct and assume that (i) any notice or document has been correctly and appropriately authorised and given and (ii) any notice or request made by the Obligors’ Agent is made on behalf of and with the consent and knowledge of all the Obligors;

(h)	rely on any statement made by any person regarding any matter which might reasonably be expected to be within such person’s knowledge or power to verify;

(i)	engage, obtain, rely on and pay for any legal, accounting or other expert advice or services which may seem necessary to it;

(j)	at any time, and it shall if instructed by the Majority Interim Lenders, convene a meeting of the Interim Lenders;

(k)	accept without enquiry (and has no obligation to check) any title which any Obligor may have to any asset intended to be the subject of any Security Interest to be created by the Interim Security Documents; and

(l)	deposit any title deeds, transfer documents, share certificates, Interim Security Documents or any other documents in connection with any of the assets charged by the Interim Security Documents with any bank or financial institution or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers or other professional advisers (each, a custodian) and it shall not be responsible or liable for or be required to insure against any loss incurred in connection with any such deposit or the misconduct or default of any such custodian and it may pay all amounts required to be paid on account or in relation to any such deposit.

15.4	Exoneration of the Arrangers and the Agents

Neither the Arrangers nor the Agents are:

(a)	responsible for, or responsible for checking, the adequacy, accuracy or completeness of:

(i)	any representation, warranty, statement or information (written or oral) made in or given in connection with any report, any Interim Finance Document or any notice or document delivered in connection with any Interim Finance Document or the transactions contemplated thereby; or

(ii)	any notice, accounts or other document delivered under any Interim Finance Document (irrespective of whether the relevant Agent forwards that notice, those accounts or other documents to another Party);

(b)	responsible for the validity, legality, adequacy, accuracy, completeness, enforceability, admissibility in evidence or performance of any Interim Finance Document or any agreement or document entered into or delivered in connection therewith;

(c)	under any obligation or duty either initially or on a continuing basis to provide any Interim Finance Party with any credit, financial or other information relating to an Obligor or any other Group Company or any member of the Target Group or any risks arising in connection with any Interim Finance Document, except as expressly specified in this Agreement;

(d)	obliged to monitor or enquire as to the occurrence or continuation of a Major Event of Default;

(e)	deemed to have knowledge of the occurrence of a Major Event of Default unless it has received notice from another Party stating that a Major Event of Default has occurred and giving details of such Major Event of Default;

(f)	responsible for any failure of any Party duly and punctually to observe and perform their respective obligations under any Interim Finance Document;

(g)	responsible for the consequences of relying on the advice of any professional advisers selected by it in connection with any Interim Finance Document;

(h)	responsible for any shortfall which arises on the enforcement or realisation of the Interim Security;

(i)	liable for acting (or refraining from acting) in what it believes to be in the best interests of the Interim Finance Parties in circumstances where it has not been given instructions by the Interim Lenders or the Majority Interim Lenders (as the case may be);

(j)	liable to any Interim Finance Party for anything done or not done by it under or in connection with any Interim Finance Document and any other agreement, arrangement or documents entered into, made or executed in anticipation of, under or in connection with any Interim Finance Document, save to the extent directly caused by its own fraud, negligence or wilful misconduct; or

(k)	under any obligation to enquire into or check the title of any Obligor to, or to insure, any assets or property or any interest therein which is or is purported to be subject to any Security Interest constituted, created or evidenced by any Interim Security Document.

15.5	The Arrangers and the Agents individually

(a)	If it is an Interim Lender, each of the Arrangers and Agents has the same rights and powers under the Interim Finance Documents as any other Interim Lender and may exercise those rights and powers as if it were not also acting as an Arranger or an Agent.

(b)	Each of the Agents and the Arrangers may:

(i)	retain for its own benefit and without liability to account to any other person any fee, profit or other amount received by it for its own account under or in connection with the Interim Finance Documents or any of the activities referred to in paragraph (ii) below; and

(ii)	accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with the Obligors’ Agent or any other Group Company (or Affiliate of the Obligors’ Agent or any other Group Company) or other Party (and, in each case, may do so without liability to account to any other person).

(c)	Except as otherwise expressly provided in this Agreement, no Arranger in its capacity as such has any obligation or duty of any kind to any other Party under or in connection with any Interim Finance Document.

15.6	Communications and information

(a)	All communications to the Obligors’ Agent (or any Affiliate of the Obligors’ Agent) under or in connection with the Interim Finance Documents are, unless otherwise specified in the relevant Interim Finance Document, to be made by or through the Interim Facility Agent. Each Interim Finance Party will notify the Interim Facility Agent of, and provide the Interim Facility Agent with a copy of, any communication between that Interim Finance Party and the Obligors’ Agent (or Affiliate of the Obligors’ Agent) on any matter concerning the Interim Facility or the Interim Finance Documents.

(b)	No Agent will be obliged to transmit to or notify any other Interim Finance Party of any information relating to any Party which that Agent has or may acquire otherwise than in connection with the Interim Facility or the Interim Finance Documents.

(c)	In acting as agent for the Interim Lenders, each Agent’s agency division will be treated as a separate entity from any of its other divisions or department (the Other Divisions). Any information relating to any Group Company acquired by any of the Other Divisions of an Agent or which in the opinion of that Agent is acquired by it otherwise than in its capacity as Agent under the Interim Finance Documents may be treated by it as confidential and will not be treated as information available to the other Interim Finance Parties.

15.7	Non-reliance

(a)	Each other Interim Finance Party confirms that it has made (and will continue to make) its own independent investigation and appraisal of the assets, business, financial condition and creditworthiness of the Group and the Target Group and of any risks arising under or in connection with any Interim Finance Document, and has not relied, and will not at any time rely, on any Arranger or any Agent:

(i)	to assess the adequacy, accuracy or completeness of any information (whether oral or written) provided by or on behalf of the Obligors’ Agent or any Group Company or any member of the Target Group under or in connection with any Interim Finance Document (whether or not that information has been or is at any time circulated to it by an Arranger or an Agent), or any document delivered pursuant thereto;

(ii)	to assess whether that Interim Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Interim Finance Document;

(iii)	to assess the assets, business, financial condition or creditworthiness of an Obligor, any Group Company, the Target Group or any other person; or

(iv)	to assess the validity, legality, adequacy, accuracy, completeness, enforceability or admissibility in evidence of any Transaction Document or any document delivered pursuant thereto.

(b)	This Clause 15.7 is without prejudice to the responsibility of each Obligor for the information supplied by it or on its behalf under or in connection with the Interim Finance Documents and each Obligor remains responsible for all such information.

(c)	No Party (other than the relevant Agent) may take any proceedings against any officer, delegate, employee or agent of an Agent in respect of any claim it may have against that Agent or in respect of any act or omission by that officer, delegate, employee or agent in connection with any Interim Finance Document.

(d)	No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Interim Finance Documents to be paid by that Agent if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by that Agent for that purpose.

15.8	Know your customer

Nothing in this Agreement shall oblige any Agent or any Arranger to carry out know your customer or other checks in relation to any person on behalf of any Interim Lender and each Interim Lender confirms to the Agents and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agents or the Arrangers.

15.9	Agents’ indemnity

(a)	Each Interim Lender shall on demand indemnify each Agent for its share of any cost, loss or liability incurred by the relevant Agent in acting, or in connection with its role, as Agent under the Interim Finance Documents, except to the extent that the cost, loss or liability is incurred as a result of the relevant Agent’s fraud, negligence or wilful misconduct.

(b)	An Interim Lender’s share of any such loss or liability shall be the proportion which:

(i)	that Interim Lender’s participation in the outstanding Interim Loan bears to the outstanding Interim Loan at the time of demand; or

(ii)	if there is no outstanding Interim Loan at that time, that Interim Lender’s Interim Commitment bears to the Total Interim Commitments at that time; or

(iii)	if the Total Interim Commitments have been cancelled, that Interim Lender’s Interim Commitment bore to the Total Interim Commitments immediately before being cancelled.

(c)	The provisions of this Clause 15.9 are without prejudice to any obligations of an Obligor to indemnify the Agents under the Interim Finance Documents.

15.10	Amounts paid in error

(a)	Each Interim Lender and any other Party hereby severally agrees that if:

(i)	the Interim Facility Agent notifies (which such notice shall be conclusive absent manifest error) such Interim Lender or any other Person that has received funds from the Interim Facility Agent or any of its Affiliates, either for its own account or on behalf of an Interim Lender (each such recipient, a Payment Recipient) that the Interim Facility Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient); or

(ii)	any Payment Recipient receives any payment from the Interim Facility Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Interim Facility Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Interim Facility Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part), then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in paragraphs (i) or (ii) above, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an Erroneous Payment), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Clause 15.10 shall require the Interim Facility Agent to provide any of the notices specified in paragraphs (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Interim Facility Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)	Without limiting paragraph (a) above, each Payment Recipient agrees that, in the case of paragraph (a)(ii) above, it shall promptly notify the Interim Facility Agent in writing of such occurrence.

(c)	In the case of either paragraph (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Interim Facility Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Interim Facility Agent, and upon demand from the Interim Facility Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Interim Facility Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in immediately available funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Interim Facility Agent at the Overnight Rate.

(d)	In the event that an Erroneous Payment (or portion thereof) is not recovered by the Interim Facility Agent for any reason, after demand therefor by the Interim Facility Agent in accordance with paragraph (c) above, from any Interim Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Interim Lender, an Erroneous Payment Return Deficiency), then at the sole discretion of the Interim Facility Agent and upon the Interim Facility Agent’s written notice to such Interim Lender (i) such Interim Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Interim Loans (but not its Interim Commitments) with respect to which such Erroneous Payment was made (the Erroneous Payment Impacted Class) to the Interim Facility Agent or, at the option of the Interim Facility Agent, the Interim Facility Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Interim Facility Agent may specify) (such assignment of the Interim Loans (but not Interim Commitments) of the Erroneous Payment Impacted Class, the Erroneous Payment Deficiency Assignment) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Interim Facility Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The Parties acknowledge and agree that (1) any assignment contemplated in this paragraph (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this paragraph (d) shall govern in the event of any conflict with the terms and conditions of Clause 22 (Changes to Parties) and (3) the Interim Facility Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)	Each Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Interim Facility Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorised to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Interim Finance Document, or otherwise payable or distributable by the Interim Facility Agent to such Payment Recipient from any source, against any amount due to the Interim Facility Agent under this Clause 15.10 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Interim Liabilities owed by the Borrower or any other Obligor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Interim Facility Agent from the Borrower or any other Obligor for the purpose of making a payment on the Interim Liabilities and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Interim Liabilities, the Interim Liabilities or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)	Each Party’s obligations under this Clause 15.10 shall survive the resignation or replacement of the Interim Facility Agent or any transfer of right or obligations by, or the replacement of, an Interim Lender, the termination of the Interim Commitments or the repayment, satisfaction or discharge of all Interim Liabilities (or any portion thereof) under any Interim Finance Document.

(g)	Nothing in this Clause 15.10 will constitute a waiver or release of any claim of the Interim Facility Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

(h)	This Clause 15.10 shall not apply to any Interim Loan received by the Borrower.

In this Clause 15.10:

Federal Funds Rate means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Interim Facility Agent from three (3) Federal funds brokers of recognised standing selected by it.

Overnight Rate means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Interim Facility Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions.

15.11	Role of the Interim Security Agent

(a)	The Interim Security Agent declares that it shall hold the Interim Security on trust for itself and the other Interim Finance Parties on the terms contained in this Agreement and shall administer the Interim Security Documents for itself and the other Interim Finance Parties and will apply all payments and other benefits received by it under the Interim Security Documents in accordance with the Interim Finance Documents.

(b)	Each of the Parties agrees that the Interim Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Interim Security Documents to which the Interim Security Agent is expressed to be a party (and no others shall be implied).

(c)	Each Interim Finance Party hereby authorises the Interim Security Agent (whether or not by or through employees or agents):

(i)	to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Interim Security Agent under the Interim Security Documents together with such powers and discretions as are reasonably incidental thereto; and

(ii)	to take such action on its behalf as may from time to time be authorised under or in accordance with the Interim Security Documents.

(d)	The Interim Security Agent shall not be liable for any failure, omission or defect in registering, protecting or perfecting any Security Interest constituted, created or evidenced by any Interim Security Document.

(e)	The Interim Security Agent has no duty or obligation to require the deposit with it of, or to hold, any title deeds, share certificates, transfer documents or other documents in connection with any asset charged or encumbered or purported to be charged or encumbered under any Interim Security Document.

(f)	Each Interim Finance Party confirms its approval of each Interim Security Document and authorises and directs the Interim Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee (or agent) or as otherwise provided.

(g)	It is agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust expressed to be created by this Agreement, the relationship of the Interim Finance Parties to the Interim Security Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, that all the other provisions of this Agreement shall have full force and effect between the parties hereto.

16.	Pro Rata Payments

16.1	Recoveries

Subject to Clause 16.3 (Exceptions to sharing), if any amount owing by any Obligor under any Interim Finance Document to an Interim Lender (the Recovering Interim Lender) is discharged by payment, set-off or any other manner other than through the Interim Facility Agent in accordance with Clause 11 (Payments) (the amount so discharged being a Recovery), then:

(a)	within three (3) Business Days of receipt of the Recovery, the Recovering Interim Lender shall notify details of such Recovery to the Interim Facility Agent;

(b)	the Interim Facility Agent shall determine whether the amount of the Recovery is in excess of the amount which such Recovering Interim Lender should have received had such amount been paid to the Interim Facility Agent under Clause 11 (Payments) without taking account of any Tax which would have been imposed on the Interim Facility Agent in relation to the Recovery but is not actually imposed (any such excess amount being the Excess Recovery);

(c)	within three (3) Business Days of demand, the Recovering Interim Lender shall pay to the Interim Facility Agent an amount equal to the Excess Recovery;

(d)	the Interim Facility Agent shall treat that payment as if it was a payment made by the relevant Obligor to the Interim Lenders under Clause 11 (Payments) and distribute it to the Interim Lenders (other than the Recovering Interim Lender) accordingly; and

(e)	on a distribution by the Interim Facility Agent under paragraph (d) above of any payment received by a Recovering Interim Lender from an Obligor as between the relevant Obligor and the Recovering Interim Lender, the amount of the Excess Recovery shall be treated as not having been paid and (without double counting) that Obligor will owe the Recovering Interim Lender a debt (immediately due and payable) in an amount equal to the Excess Recovery.

16.2	Notification of Recovery

If any Recovery has to be wholly or partly refunded by the Recovering Interim Lender after it has paid any amount to the Interim Facility Agent under paragraph (c) of Clause 16.1 (Recoveries), each Interim Lender to which any part of the Excess Recovery (or amount in respect of it) was distributed will, on request from the Recovering Interim Lender, pay to the Recovering Interim Lender that Interim Lender’s pro rata share of the amount (including any related interest) which has to be refunded by the Recovering Interim Lender.

16.3	Exceptions to sharing

Notwithstanding Clause 16.1 (Recoveries), no Recovering Interim Lender will be obliged to pay any amount to the Interim Facility Agent or any other Interim Lender in respect of any Recovery:

(a)	if it would not (after that payment) have a valid claim against an Obligor under paragraph (e) of Clause 16.1 (Recoveries) in an amount equal to the Excess Recovery; or

(b)	which it receives as a result of legal proceedings taken by it to recover any amounts owing to it under the Interim Finance Documents, which proceedings have been notified to the other Interim Finance Parties and where the Interim Lender concerned had a right and opportunity to, but does not, either join in those proceedings or promptly after receiving notice commence and diligently pursue separate proceedings to enforce its rights in the same or another court.

16.4	No security

The provisions of this Clause 16 shall not constitute a charge by any Interim Lender over all or any part of any amount received or recovered by it under any of the circumstances mentioned in this Clause 16.

17.	Set-Off

At any time following the delivery of an Acceleration Notice , an Interim Finance Party may set off any matured obligation (to the extent beneficially owned by the Interim Finance Party) due and payable by an Obligor to it under an Interim Finance Document against any matured obligation due and payable by it to that Obligor, regardless of currency, place of payment or booking branch of either obligation. The relevant Interim Finance Party may convert either obligation at a market rate of exchange in its ordinary course of business in order to effect such set-off.

18.	Notices

18.1	Mode of service

(a)	Any notice, demand, consent or other communication (a Notice) made under or in connection with any Interim Finance Document must be in writing and made by letter, email or any other electronic communication approved by the Interim Facility Agent or otherwise permitted pursuant to the terms of this Agreement.

(b)	An electronic communication will be treated as being in writing for the purposes of this Agreement.

(c)	The address and email address of each Party (and person for whose attention the Notice is to be sent) for the purposes of Notices given under or in connection with the Interim Finance Documents are:

(i)	in the case of any person which is a Party on the date of this Agreement, the address and email address set out beneath its name in the signature pages to this Agreement;

(ii)	in the case of any other Interim Finance Party, the address and email address notified in writing by that Interim Finance Party for this purpose to the Interim Facility Agent on or before the date it becomes a Party; or

(iii)	any other address and/or email address notified in writing by that Party for this purpose to the Interim Facility Agent (or in the case of the Interim Facility Agent, notified by the Interim Facility Agent to the other Parties) by not less than five (5) Business Days’ notice.

(d)	Any Notice given to an Agent will be effective only:

(i)	if it is marked for the attention of the department or officer specified by that Agent for receipt of Notices; and

(ii)	subject to paragraph (b) of Clause 18.2 (Deemed service) below, when actually received by that Agent.

18.2	Deemed service

(a)	Subject to paragraph (b) below, a Notice will be deemed to be given as follows:

(i)	if by letter or delivered personally, when delivered;

(ii)	if by email or any other electronic communication, when received in legible form; and

(iii)	if by posting to an electronic website, at the time of notification to the relevant recipient of such posting or (if later) the time when the recipient was given access to such website.

(b)	A Notice given in accordance with paragraph (a) above but received on a day that is not a Business Day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

18.3	Electronic communication

(a)	Any communication to be made to any Party under or in connection with the Interim Finance Documents may be made by unencrypted electronic mail or other electronic means, if the applicable Party:

(i)	agrees that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	has provided an electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	has notified each other Party of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made to any Party will be effective only when actually received in readable form and in the case of any electronic communication made by a Party only if it is addressed in such a manner as the Interim Facility Agent shall specify for this purpose.

18.4	Language

(a)	Any Notice must be in English.

(b)	All other documents provided under or in connection with any Interim Finance Document must be:

(i)	in English; or

(ii)	if not in English, accompanied by a certified English translation, in which case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

18.5	Personal liability

No personal liability shall attach to any director, manager, officer, employee or other individual signing a certificate or other document on behalf of a Group Company which proves to be incorrect in any way, unless that individual acted fraudulently in giving that certificate or other document, in which case, any liability will be determined in accordance with applicable law.

19.	Confidentiality

(a)	Each Interim Finance Party will keep the Interim Finance Documents and any information supplied to it by or on behalf of any Group Company under the Interim Finance Documents confidential, provided that it may disclose any such document or information to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Interim Finance Documents and to any of that person’s Affiliates, related funds, representatives and professional advisers on a confidential basis (provided that such person has first entered into a Confidentiality Undertaking agreeing to keep such Interim Finance Document or other document or information confidential);

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Interim Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, related funds, representatives and professional advisers on a confidential basis (provided that such person has first entered into a Confidentiality Undertaking agreeing to keep such Interim Finance Document or other document or information confidential);

(iii)	which is publicly available (other than by virtue of a breach of this Clause 19);

(iv)	if and to the extent required by law or regulation or at the request of an administrative authority (including any tax or bank supervisory authority) or if required pursuant to the rules of any relevant stock exchange);

(v)	to its directors, officers, employees, auditors and professional advisers on a confidential basis;

(vi)	to any direct or indirect Holding Company of any Obligor, any Party or any Group Company;

(vii)	to the extent reasonably necessary in connection with any legal or arbitration proceedings to which it is a party;

(viii)	for the purpose of obtaining any consent, making any filing, registration or notarisation or paying any stamp or registration tax or fee in connection with any of the Interim Finance Documents;

(ix)	with the agreement of the Obligors’ Agent; or

(x)	to any Affiliate (and any of their officers, directors, employees, professional advisers, auditors, partners and representatives) in connection with the transactions contemplated hereby, on an as needed and confidential basis.

(b)	This Clause 19 replaces any previous confidentiality undertaking given by any Interim Finance Party in connection with this Agreement prior to it becoming a Party.

(c)	For reasons of technical practicality, electronic communication may be sent in unencrypted form, even if the content may be subject to confidentiality and banking secrecy.

20.	Know Your Customer Requirements

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Obligors or the composition of the shareholders of the Obligors after the date of this Agreement; or

(c)	a proposed assignment or transfer by an Interim Lender of any of its rights and/or obligations under this Agreement to a party that is not an Interim Lender prior to such assignment or transfer,

obliges the Interim Facility Agent or any Interim Lender (or, in the case of paragraph (a)(i) of Clause 19 (Confidentiality) above, any prospective new Interim Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Obligors must promptly on the request of any Interim Finance Party supply to that Interim Finance Party any documentation or other evidence which is reasonably requested by that Interim Finance Party (whether for itself, on behalf of any Interim Finance Party or any prospective new Interim Lender) to enable an Interim Finance Party or prospective new Interim Lender to complete all applicable know your customer requirements. For the avoidance of doubt, any notification given by the Interim Facility Agent pursuant to paragraph (b) of Clause 3.1 (Conditions Precedent) shall remain valid and in full force and effect notwithstanding the occurrence of any of the circumstances in paragraphs (a) to (c) (inclusive).

21.	Representations, Undertakings and Events of Default

21.1	Representations

(a)	Each Obligor makes the representations and warranties stated in Part I (Major Representations) of Schedule 5 (Major Representations, Undertakings and Events of Default) (but only in respect of the Obligors and, where specified, the relevant Group Company, and excluding (x) any representation on the part of any Obligor with respect to any other person or (y) any failure to comply, breach or default by any other person, in each case except any other Obligor or, where specified, the relevant Group Company) to each Interim Finance Party on the date of this Agreement, the Interim Closing Date, the date of each Drawdown Request and the first day of each Interest Period, in each case by reference to the facts and circumstances existing at the relevant time.

(b)	Each Obligor acknowledges that each Interim Finance Party is relying on the representations and warranties made by it.

21.2	Undertakings

Each Obligor agrees to be bound by the Major Undertakings relating to it set out in Part II (Major Undertakings) of Schedule 5 (Major Representations, Undertakings and Events of Default) (but only in respect of the Obligors and, where specified, the relevant Group Company, and excluding (x) any procurement obligation on the part of any Obligor with respect to any other person or (y) any failure to comply, breach or default by any other person, in each case except any other Obligor or, where specified, the relevant Group Company). For the avoidance of doubt, no undertakings other than those which are set out in Part II (Major Undertakings) of Schedule 5 (Major Representations, Undertakings and Events of Default) shall constitute a Major Undertaking.

21.3	Events of Default

(a)	The Obligors’ Agent shall promptly notify the Interim Facility Agent of any Major Event of Default (and, in each case, the steps, if any, being taken to remedy it) upon becoming aware of its occurrence.

(b)	Promptly upon a request by the Interim Facility Agent, if the Interim Facility Agent has reasonable grounds for believing there is an outstanding Major Event of Default, the Obligors’ Agent shall supply to the Interim Facility Agent a certificate signed by an authorised signatory of the Obligors’ Agent certifying that no Major Event of Default is continuing (or, if a Major Event of Default is continuing, specifying the Major Event of Default and the steps, if any, being taken to remedy it).

21.4	Conditions Subsequent

(a)	Notwithstanding anything to the contrary in Schedule 3 (Conditions Precedent), the Borrower shall procure that each of Quanex Homeshield LLC, Quanex IG Systems, Inc., Mikron Industries, Inc., Quanex North American Cabinet Components, Inc., Quanex North American Fenestration, Inc., Mikron Washington LLC and Quanex Custom Components, Inc. (and any other Group Company which on or prior to the Interim Closing Date becomes a “Loan Party” (as such term is defined in the Existing Credit Agreement) under the Existing Credit Agreement) will, by no later than 11.59pm (New York time) on the date falling ten (10) Business Days (or such later date as acceptable to the Interim Security Agent) after the Interim Closing Date:

(i)	deliver to the Interim Facility Agent copies of each of the following documents duly executed by the relevant Group Company party thereto:

(A)	the Intercreditor Agreement (or, if the Intercreditor Agreement has been executed prior to such date, a joinder (in form and substance satisfactory to the applicable Agents (each acting reasonably) to the Intercreditor Agreement); and

(B)	a joinder (in form and substance satisfactory to the applicable Agents (each acting reasonably)) to each Interim Security Document, together with any certificates, notices, perfection and/or registration documents required to be delivered in connection therewith;

(ii)	deliver to the Interim Facility Agent a certificate signed by an authorised signatory of the relevant Group Company:

(A)	attaching a copy of its constitutional documents;

(B)	to the extent legally required, attaching a copy of a resolution of the board of directors, the shareholders or equivalent body of that Obligor approving the Interim Finance Documents to which it is a party and the transactions contemplated thereby;

(C)	attaching specimen signatures for the person(s) authorised in the resolutions referred to above (to the extent such person will execute an Interim Finance Document);

(D)	certifying that each copy document relating to it specified in paragraphs (A) to (C) above is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded prior to the date each joinder referred to in paragraph (a) above; and

(E)	confirming that borrowing or guaranteeing or securing (as appropriate) the Total Interim Commitments would not cause any borrowing, guarantee or security limit binding on it to be exceeded; and

(iii)	the following legal opinions, each addressed to the Interim Facility Agent, the Interim Security Agent and the Interim Lenders, are delivered:

(A)	a legal opinion from Foley & Lardner LLP as New York law counsel to the Borrower in respect of the capacity of each Obligor incorporated in Delaware to enter into each Interim Finance Document described in paragraph (a) above and in respect of the enforceability of such Interim Finance Documents governed by New York law; and

(B)	if the Obligor is incorporated in a jurisdiction other than Delaware, or is executing an Interim Finance Document which is governed by a law other than New York Law, a legal opinion of the advisers to the Arrangers and the Original Interim Lenders (or where customary, the advisers to the Obligors) in the jurisdiction of its incorporation, “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Interim Finance Document (the Applicable Jurisdiction) as to the law of the Applicable Jurisdiction.

(b)	The Borrower shall, promptly upon the Intercreditor Agreement and each Interim Security being duly executed by all parties thereto:

(i)	procure the delivery to the Agent of a legal opinion (such legal opinion to be in form and substance substantially consistent with the legal opinion delivered pursuant to paragraph 3(a) of Schedule 3 (Conditions Precedent)) from Foley & Lardner LLP as New York law counsel to the Borrower in respect of the capacity of the Borrower to enter into, and the enforceability of, the Intercreditor Agreement and the Interim Security Documents; and

(ii)	deliver any certificates, notices, perfection and/or registration documents required to be delivered in connection with the Interim Security Documents.

22.	Changes to Parties

22.1	No transfers by the Obligors

The Obligors may not assign, novate or transfer all or any part of their rights and obligations under any Interim Finance Documents.

22.2	Transfers by Interim Lenders

(a)	Subject to paragraph (b) and (c) below, an Interim Lender (an Existing Interim Lender) may assign any of its rights or benefits, or transfer by novation or sub-participate any of its rights or benefits and obligations under or by reference to any Interim Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a New Interim Lender).

(b)	Any assignment, transfer or a sub-participation (which includes the grant or assignment of or provision for voting rights) by an Interim Lender shall:

(i)	on or prior to the expiry of the Certain Funds Period, require the prior written consent of the Obligors’ Agent (in its sole discretion); and

(ii)	after the expiry of the Certain Funds Period, require the prior written consent of the Obligors’ Agent (such consent not to be unreasonably withheld or delayed and provided that the Obligors’ Agent shall be deemed to have given its consent on the date falling 10 Business Days after the date on which the applicable Existing Interim Lender requested such consent unless consent is expressly refused by the Obligors’ Agent within that time period) unless:

(A)	such assignment, transfer or sub-participation is to another Interim Lender or an Affiliate or Related Fund of an Interim Lender; or

(B)	a Major Event of Default has occurred and is continuing provided that, in all cases (and regardless of whether a Major Event of Default has occurred and is continuing) no assignment, transfer or sub-participation shall be made to any of the following persons unless the prior written consent of the Obligors’ Agent (in its sole discretion) is obtained:

(1)	a Disqualified Lender or a person acting on behalf of a Disqualified Lender; or

(2)	any person that is (or would, upon becoming an Interim Lender, be) a Defaulting Lender,

and further provided that, in all cases (other than where a Major Event of Default under paragraphs 1, 6 and 7 of Part III (Major Events of Default) of Schedule 5 (Major Representations, Undertakings and Events of Default) has occurred and is continuing) no assignment, transfer or sub-participation shall be made to a Loan to Own/Distressed Investor unless the prior written consent of the Obligors’ Agent (in its sole discretion) is obtained.

(c)	The Obligors’ Agent may require the Interim Finance Parties to provide (and the Interim Finance Parties shall provide) information in reasonable detail regarding the identities and participations of each of the Interim Lenders and any sub-participants as soon as reasonably practicable after receipt of such request.

(d)	Each New Interim Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Interim Facility Agent has authority to execute on its behalf any consent, release, waiver or amendment that has been approved by the applicable Existing Interim Lender in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that agreement or consent to the same extent as the Existing Interim Lender would have been had it remained an Interim Lender.

(e)	Notwithstanding any other provision in this Clause 22, if prior to the end of the Certain Funds Period, an Existing Interim Lender transfers or assigns any of its rights and obligations under any Interim Finance Document in accordance with this Clause 22, it shall remain on risk and liable to fund any amount which any New Interim Lender (or subsequent New Interim Lender), following such transfer of rights and obligations in accordance with this Clause 22, is obliged to fund on any date during the Certain Funds Period, but has failed to fund on that date, as if such transfer never occurred.

(f)	Any reference in this Agreement to an Interim Lender includes a New Interim Lender but excludes an Interim Lender if no amount is or may become owed to it under this Agreement.

(g)	Unless the Interim Facility Agent agrees otherwise and excluding an assignment or transfer by an Interim Lender to its Affiliate or Related Fund, the New Interim Lender shall, on or before the date upon which an assignment or transfer to it takes effect pursuant to this Clause 22, pay to the Interim Facility Agent (for its own account) a fee of $3,500.

22.3	Limitation of responsibility of Existing Interim Lenders

(a)	Unless expressly agreed to the contrary, an Existing Interim Lender makes no representation or warranty and assumes no responsibility to a New Interim Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Interim Security, the Transaction Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or other Group Company of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Interim Lender confirms to the Existing Interim Lender and the other Interim Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Interim Lender or any other Interim Finance Party in connection with any Transaction Document or the Interim Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Interim Finance Documents or any Interim Commitment is in force.

(c)	Subject to Clause 22.2(e) (Transfers by Interim Lenders), nothing in any Interim Finance Document obliges an Existing Interim Lender to:

(i)	accept a re-transfer or re-assignment from a New Interim Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Interim Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

22.4	Procedure for transfer

(a)	Subject to the conditions set out in paragraph (b) of Clause 22.2 (Transfers by Interim Lenders), a transfer is effected in accordance with paragraph (c) below when the Interim Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Interim Lender and the New Interim Lender. The Interim Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Interim Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Interim Lender and the New Interim Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Interim Lender.

(c)	Subject to Clause 22.2(e) (Transfers by Interim Lenders), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Interim Lender seeks to transfer by novation its rights and obligations under the Interim Finance Documents and in respect of the Interim Security each of the Obligors and the Existing Interim Lender shall be released from further obligations towards one another under the Interim Finance Documents and in respect of the Interim Security and their respective rights against one another under the Interim Finance Documents and in respect of the Interim Security shall be cancelled (being the Discharged Rights and Obligations);

(ii)	each of the Obligors and the New Interim Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other Group Company and the New Interim Lender have assumed and/or acquired the same in place of that Obligor and the Existing Interim Lender;

(iii)	the Interim Facility Agent, the Arrangers, the Interim Security Agent, the New Interim Lender and the other Interim Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Interim Security as they would have acquired and assumed had the New Interim Lender been an Original Interim Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Interim Facility Agent, the Arrangers, the Interim Security Agent and the Existing Interim Lender shall each be released from further obligations to each other under the Interim Finance Documents; and

(iv)	the New Interim Lender shall become a Party as an “Interim Lender”.

(d)	If any assignment, transfer, sub-participation or other syndication of any rights, benefits and/or obligations under or by reference to the Interim Finance Documents in accordance with Clause 22.2 (Transfers by Interim Lenders) is executed in breach of the provisions contemplated in this Clause 22, such assignment, transfer or sub-participation, shall be void and deemed not to have occurred.

22.5	Procedure for assignment

(a)	Subject to the condition set out in paragraph (b) of Clause 22.2 (Transfers by Interim Lenders), an assignment may be effected in accordance with paragraph (c) below when the Interim Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Interim Lender and the New Interim Lender. The Interim Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Interim Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Interim Lender and the New Interim Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Interim Lender.

(c)	Subject to Clause 22.2(e) (Transfers by Interim Lenders), on the Transfer Date:

(i)	the Existing Interim Lender will assign absolutely to the New Interim Lender its rights under the Interim Finance Documents and in respect of the Interim Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Interim Lender will be released from the obligations (the Relevant Obligations) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Interim Security);

(iii)	the New Interim Lender shall become a Party as an “Interim Lender” and will be bound by obligations equivalent to the Relevant Obligations; and

(iv)	if the assignment relates only to part of the Existing Interim Lender’s share in the outstanding Interim Loans, the assigned part will be separated from the Existing Interim Lender’s share in the outstanding Interim Loans, made an independent debt and assigned to the New Interim Lender as a whole debt.

22.6	Copy of Transfer Certificate or Assignment Agreement to Obligors’ Agent

The Interim Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send a copy of that Transfer Certificate or Assignment Agreement to the Obligors’ Agent.

22.7	Increased costs

If:

(a)	an Interim Lender assigns, transfers, sub-participates or otherwise disposes of any of its rights or obligations under the Interim Finance Documents or changes its Facility Office or lending office or branch; and

(b)	as a result of circumstances existing at the date of the assignment, transfer, sub-participation or other change occurs, an Obligor would be obliged to make a payment or increased payment to the New Interim Lender or Interim Lender acting through its new office, branch or Facility Office under Clause 10.1 (Increased Costs), then the New Interim Lender or Interim Lender acting through its new office, branch or Facility Office is not entitled to receive a payment under Clause 10.1 (Increased Costs) to the extent such payment would be greater (as a result of such existing circumstances) than the payment that would have been made to the Existing Interim Lender or Interim Lender acting through its previous office, branch or Facility Office had the assignment, transfer sub-participation or other change not occurred unless such assignment, transfer, sub-participation or other change is (i) pursuant to Clause 10.2 (Mitigation) or (ii) at the request of the Obligors’ Agent under Part III (Replacement of an Interim Lender / Increase) of Schedule 6 (Impairment and Replacement of Interim Finance Parties).

22.8	Security over Interim Lenders' rights

In addition to the other rights provided to Interim Lenders under this Clause 22.8, each Interim Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Interim Finance Document to secure obligations of that Interim Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Interim Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)	release an Interim Lender from any of its obligations under the Interim Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Interim Lender as a party to any of the Interim Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Interim Lender under the Interim Finance Documents.

22.9	Pro rata interest settlement

(a)	If the Interim Facility Agent has notified the Interim Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Interim Lenders and New Interim Lenders then (in respect of any transfer pursuant to Clause 22.4 (Procedure for transfer) or any assignment pursuant to Clause 22.5 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Interim Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Interim Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned or transferred by the Existing Interim Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Interim Lender; and

(B)	the amount payable to the New Interim Lender on that date will be the amount which would, but for the application of this Clause 22.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 22.9, references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)	An Existing Interim Lender which retains the right to the Accrued Amounts pursuant to this Clause 22.9 but which does not have an Interim Commitment shall be deemed not to be an Interim Lender for the purposes of ascertaining whether the agreement of any specified group of Interim Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Interim Lenders under the Interim Finance Documents.

22.10	Debt Purchase Transactions

Notwithstanding any other term of this Agreement or the other Interim Finance Documents, no Group Company shall be entitled to purchase by way of a Debt Purchase Transaction a participation in any Interim Loan and/or any Interim Commitment.

23.	Impairment and Replacement of Interim Finance Parties

The provisions of Schedule 6 (Impairment and Replacement of Interim Finance Parties) are incorporated into this Clause 23 by reference.

24.	Conduct of Business by the Interim Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Interim Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Interim Finance Party to investigate or claim any credit, relief, remission or repayment available to it or to the extent, order and manner of any claim; or

(c)	oblige any Interim Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.	Amendments and Waivers

25.1	Required consents

(a)	Subject to Clause 25.2 (Exceptions), any term of the Interim Finance Documents may be amended or waived only with the consent of the Majority Interim Lenders and the Obligors’ Agent and any such amendment or waiver will be binding on all Parties.

(b)	The Interim Facility Agent may effect, on behalf of any Interim Finance Party, any amendment or waiver permitted by this Clause 25.

25.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of Majority Interim Lenders;

(ii)	Clause 5 (Nature of an Interim Finance Party’s Rights and Obligations), Clause 10.3 (Illegality), Clause 11.7 (Application of proceeds), Clause 14.7 (Application of Proceeds - Enforcement of Interim Security), Clause 16 (Pro Rata Payments), Clause 22 (Changes to Parties), Clause 27 (Governing Law) or Clause 28 (Jurisdiction);

(iii)	paragraph 5 (Change of Control) of Part III (Major Events of Default) of Schedule 5 (Major Representations, Undertakings and Events of Default);

(iv)	an extension to the date of payment of any amount under the Interim Finance Documents;

(v)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(vi)	a change in the currency of payment of any amount under the Interim Finance Documents;

(vii)	an increase in the Interim Commitments or the Total Interim Commitments or any requirement that a cancellation of Interim Commitments reduces the Interim Commitments of the Interim Lenders rateably under the Interim Facility;

(viii)	any change to the Obligors;

(ix)	the nature or scope of:

(A)	the Interim Security; or

(B)	the manner in which the proceeds of enforcement of the Interim Security are distributed;

(x)	the release of any guarantee and indemnity granted under any Interim Finance Document or release of any Interim Security, in each case, unless permitted under this Agreement or any other Interim Finance Document;

(xi)	any provision which expressly requires the consent of all of the Interim Lenders;

(xii)	any change to the definition of Minimum Acceptance Threshold to reduce the Acceptance Condition specified therein; or

(xiii)	this Clause 25,

shall not be made without the prior consent of all the Interim Lenders.

(b)	An amendment or waiver that has the effect of changing or relates to:

(i)	an extension to the availability periods referred to herein or the date of payment of any amount under any Interim Finance Document;

(ii)	a reduction in the Margin or the amount of any payment to be made under any Interim Finance Document; or

(iii)	a change in currency of payment of any amount under the Interim Finance Documents,

in each case, other than as expressly contemplated or provided for in this Agreement shall only require the consent of each Interim Lender that is participating in that extension, reduction, increase or change.

(c)	An amendment or waiver which relates to the rights or obligations of the Interim Facility Agent, the Arrangers or the Interim Security Agent may not be effected without the consent of the Interim Facility Agent, the Arrangers or the Interim Security Agent, as applicable.

(d)	Without prejudice to the Interim Facility Agent’s right to seek instruction from the Interim Lenders from time to time, this Agreement and any other Interim Finance Document may be amended solely with the consent of the Interim Facility Agent and the Obligors’ Agent without the need to obtain the consent of any other Interim Lender if such amendment is effected in order:

(i)	to correct or cure ambiguities, errors, omissions, defects;

(ii)	to effect administrative changes of a technical or immaterial nature; or

(iii)	to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Interim Finance Document.

26.	Miscellaneous

26.1	Partial invalidity

If any provision of the Interim Finance Documents is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect the legality, validity or enforceability in that jurisdiction of any other term of the Interim Finance Documents or the legality, validity or enforceability in other jurisdictions of that or any other term of the Interim Finance Documents.

26.2	Counterparts

This Agreement may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

26.3	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Interim Finance Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

26.4	Complete agreement

The Interim Finance Documents contain the complete agreement between the Parties on the matters to which they relate and may not be amended except in accordance with their terms.

26.5	No representations by Interim Finance Parties

No Interim Finance Party is liable to any Obligor for any representation or warranty that is not set out in the Interim Finance Documents, except for one made fraudulently by such Interim Finance Party.

26.6	Third party rights

(a)	Unless expressly provided to the contrary in an Interim Finance Document, a person who is not a party to an Interim Finance Document may not rely on or enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

(b)	Notwithstanding any term of any Interim Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

27.	Governing Law

This Agreement (and any non-contractual obligations arising out of or in relation to this Agreement), and any dispute or proceeding (whether contractual or non-contractual) arising out of or relating to this Agreement, shall be governed by English law, provided that Section 1 of Part II (Major Undertakings) of Schedule 5 (Major Representations, Undertakings and Events of Default) to this Agreement and any non-contractual obligations arising out of or in connection with such Part of such Schedule shall be interpreted in accordance with the laws of the State of New York (without prejudice to the fact that this Agreement is governed by English law).

28.	Jurisdiction

28.1	Submission to jurisdiction

(a)	For the benefit of each Interim Finance Party, each Obligor agrees that the courts of England have exclusive jurisdiction to hear, decide and settle any dispute or proceedings arising out of or relating to this Agreement (including as to existence, validity or termination) (Dispute) and for the purpose of enforcement or any judgment against its assets, each Obligor irrevocably submits to the jurisdiction of the English courts.

(b)	Nothing in paragraph (a) above limits or prevents any Interim Finance Party from taking proceedings against any Obligor in any other court nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

28.2	Forum

The Obligors each:

(a)	agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and waive any objection to the courts of England on grounds of inconvenient forum or otherwise; and

(b)	agree that a judgment or order of an English court in connection with a Dispute is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

28.3	Specific performance

Each Interim Finance Party acknowledges and agrees that:

(a)	each Obligor may be irreparably harmed by a breach of any term of the Interim Finance Documents and damages may not be an adequate remedy; and

(b)	each Obligor may be granted an injunction or specific performance for any threatened or actual breach of any term of the Interim Finance Documents.

28.4	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints London Law Agency Limited of Collingham House, 6-12 Gladstone Road, Wimbledon, London SW19 1QT (Attention of: Mr Paul Cornett (Senior Vice President, General and Secretary Counsel) as its agent for service of process in relation to any proceedings before the English courts in connection with any Interim Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as agent for service of process is unable for any reason to act as agent for service of process, the Obligors’ Agent (on behalf of all the Obligors) must promptly (and in any event within ten (10) Business Days of such event taking place) appoint another agent on terms acceptable to the Interim Facility Agent (acting reasonably and in good faith). Failing this, the Interim Facility Agent may appoint another agent for this purpose.

28.5	Contractual Recognition of Bail-In

(a)	Notwithstanding any other term of any Interim Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Interim Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(i)	any Bail-In Action in relation to any such liability, including (without limitation):

(A)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(B)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(C)	a cancellation of any such liability; and

(D)	a variation of any term of any Interim Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)	For the purposes of this Clause:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(i)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(ii)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(iii)	in relation to the United Kingdom, the UK Bail-in Legislation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(i)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(ii)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation, any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers;

(iii)	any similar or analogous powers under that Bail-In Legislation; and

(iv)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

28.6	Acknowledgement regarding any supported QFCs

(a)	To the extent that the Interim Finance Documents provide support, through a guarantee or otherwise, for swap agreements or any other agreement or instrument that is a QFC (such support, QFC Credit Support, and each such QFC, a Supported QFC), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the U.S. Special Resolution Regimes) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Interim Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): in the event a Covered Entity that is party to a Supported QFC (each, a Covered Party) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Interim Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Interim Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	For the purposes of this Clause 28.6:

(i)	BHC Act Affiliate of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)	Covered Entity means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	QFC has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
Definitions and Interpretation

Part I
Definitions

Acceleration Notice has the meaning given to such term in paragraph (a)(ii) of Clause 7.1 (Repayment).

Acceptance Condition means, in relation to an Offer, a condition such that the Offer may not be declared unconditional as to acceptances until the Borrower has received acceptances in respect of a certain percentage or number of shares in Target.

Acquisition means the acquisition of up to 100% of the issued share capital of the Target (the Target Shares) by the Borrower or (if applicable) another Group Company pursuant to a Scheme and/or Offer and, if applicable, a Squeeze-Out or any other acquisition of shares in the Target by the Borrower or (if applicable) the relevant Group Company.

Acquisition Documents means the Scheme Documents and/or the Offer Documents and any other document designated as an Acquisition Document by the Borrower and the Interim Facility Agent.

Additional Guarantor means any Group Company which executes a joinder as a guarantor to each of the Interim Security Documents and/or the Intercreditor Agreement in accordance with Clause 21.4 (Conditions Subsequent)

Affiliate means:

(a)	in relation to any person other than an Interim Finance Party, a Subsidiary or a Holding Company of that person or any other Subsidiary of that Holding Company;

(b)	in relation to any Interim Finance Party other than a fund, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Interim Finance Party; or

(c)	in relation to any Interim Finance Party which is a fund, any other fund which is advised or managed by the same investment adviser or an Affiliate of that investment adviser.

Agent means the Interim Facility Agent or the Interim Security Agent, as the context requires and Agents means both of them taken together.

Announcement means any press release made by or on behalf of the Borrower announcing a firm intention to implement a Scheme or, as the case may be, make an Offer, in each case in accordance with Rule 2.7 of the City Code.

Anti-Corruption Laws means all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the U.K. Bribery Act of 2010 and the United States Foreign Corrupt Practices Act of 1977, each as amended, and the rules and regulations thereunder.

Anti-Money Laundering Laws means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to Borrower or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

Applicable Securities Laws means the City Code, the Companies Act 2006, the London Stock Exchange, any other applicable stock exchange and/or any other applicable law, rule, regulation and/or other such requirements.

Assignment Agreement means an agreement substantially in the form set out in Schedule 8 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration, in each case required by any applicable law or regulation.

Base Currency means US Dollars.

Base Currency Amount means, in relation to any Interim Loan for any amount in the Base Currency, the amount specified in the Drawdown Request, as adjusted to reflect any repayment or prepayment under this Agreement.

Beneficial Ownership Regulation means 31 CFR § 1010.230.

Board means the Board of Governors of the Federal Reserve System of the United States of America.

Break Costs has the meaning given to that term in paragraph (g) of Clause 8.2 (Payment of interest).

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in New York.

Certain Funds Period means the period from (and including) the date of this Agreement to (and including) 11:59 p.m. in New York on the earliest of:

(a)	if the first Announcement has not been released by then, the date that is five (5) Business Days after the date of this Agreement;

(b)	if the Acquisition is intended to be completed pursuant to a Scheme, the date on which the Scheme lapses (including, subject to exhausting any rights of appeal, if a relevant court refuses to sanction the Scheme) or is withdrawn in writing with the consent of the Panel, in each case, in accordance with its terms in the Announcement or Scheme Document (other than (i) where such lapse or withdrawal is as a result of the exercise of the Borrower’s or (as applicable) the relevant Group Company’s right to effect a switch from the Scheme to an Offer or (ii) it is otherwise to be followed within twenty (20) Business Days by an Announcement by the Borrower or (as applicable) the relevant Group Company to implement the Acquisition by a different offer or scheme (as applicable) in accordance with the terms of this Agreement);

(c)	if the Acquisition is intended to be completed pursuant to an Offer, the date on which the Offer lapses, terminates or is withdrawn with the consent of the Panel, in each case, in accordance with its terms in the Announcement or Offer Document (other than (i) where such lapse or withdrawal is as a result of the exercise of the Borrower’s or (as applicable) the relevant Group Company’s right to effect a switch from the Offer to a Scheme or (ii) it is otherwise to be followed within twenty (20) Business Days by an Announcement by the Borrower or (as applicable) the relevant Group Company to implement the Acquisition by a different offer or scheme (as applicable) in accordance with this Agreement);

(d)	the date on which the Interim Facility has been utilised in full or all of the Interim Commitments have been cancelled in full; and

(e)	the date falling nine (9) months and eight (8) weeks after the date of the first Announcement (the Commitment Long Stop Date) provided that, if the Interim Closing Date has occurred by then such date shall automatically be extended to the date (if later than the Commitment Long Stop Date) falling 90 days after the Interim Closing Date, or, in each case, such later time and date as agreed by the Arrangers (acting reasonably and in good faith).

Charged Property means all the assets of the Group which, from time to time, are expressed to be the subject of the Interim Security.

City Code means the UK City Code on Takeovers and Mergers, as administered by the Panel.

Commitment Letter means a letter dated on or about the date of this Agreement between the Arrangers and the Borrower setting out the terms and conditions pursuant to which the Arrangers agree to arrange and the relevant Commitment Parties (as defined therein) agree to underwrite certain facilities in connection with the Acquisition and the Transactions and appending the schedules thereto (including the agreed form Term Sheet).

Confidentiality Undertaking means a confidentiality undertaking agreeing to keep the Interim Finance Documents or other documents or information confidential, on which the Obligors are able to rely and which is either (i) in the form most recently published by the Loan Market Association or (ii) otherwise in form and substance satisfactory to the Obligors’ Agent).

Co-operation Agreement means any co-operation agreement (or any agreement of a similar nature, if any) entered into between, amongst others, the Borrower or (as applicable) the relevant Group Company and the Target in respect of the Acquisition.

Court Order means the order of the High Court of Justice of England and Wales sanctioning the Scheme.

CRD IV means EU CRD IV and UK CRD IV.

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer; or

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Interim Commitment or amount outstanding under this Agreement.

Defaulting Lender has the meaning given to that term in Part V (Definitions) of Schedule 6 (Impairment and Replacement of Interim Finance Parties).

Delegate means any delegate, agent, attorney or co-trustee appointed by the Interim Security Agent.

Disqualified Lender means:

(a)	any bank, financial institution or trust, fund or other entity that has been identified in writing by the Borrower to the Interim Facility Agent prior to the date of counter-signature by the Borrower of the Commitment Letter, provided that this shall not include any Original Interim Lender or its Affiliates or Related Funds;

(b)	any person which is a competitor of the Borrower or the Target that is separately identified in writing by the Borrower to the Interim Facility Agent from time to time; and

(c)	any Affiliates (other than bona fide debt funds) of any entity referred to in paragraphs (a) and (b) above, provided that (i) such Affiliate is identified in writing by the Borrower to the Interim Facility Agent from time to time or (ii) is clearly identifiable on the basis of such Affiliates’ names.

Drawdown Date means the date of or proposed date for the making of an Interim Loan.

Drawdown Request means a signed notice requesting an Interim Loan in the form set out in Schedule 2 (Form of Drawdown Request).

ERISA means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.

ERISA Affiliate means any trade or business (whether or not incorporated) that, together with an US Obligor, is treated as a single employer under Section 414(b) or (c) of the US Code or, solely for purposes of Section 302 of ERISA and Section 412 of the US Code, is treated as a single employer under Section 414 of the US Code.

ERISA Event means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to meet the minimum funding standards within the meaning of Section 412 of the US Code or Section 302 of ERISA, in each case, whether or not waived; (c) the filing pursuant to Section 412(c) of the US Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a US Obligor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by a US Obligor or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a US Obligor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a US Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from an Obligor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA.

EU CRD IV means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(b)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (or any governmental authority succeeding to any or all of its function) promulgated thereunder.

Excluded Taxes means any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from any payment made by or on account of any obligation of any Obligor under any Interim Finance Document, (i) Taxes imposed on (or measured by) net income (however denominated) and franchise Taxes, in each case imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable lending office in such jurisdiction or that are Other Connection Taxes, (ii) any branch profits Tax imposed under Section 884(a) of the US Code or the Treasury regulations promulgated thereunder, or any similar Tax, imposed by any jurisdiction described in clause (i), (iii) in the case of an Interim Lender (other than an assignee pursuant to a request by the Borrower under Clause 10.2 (Mitigation) or 22.7 (Increased costs)), any U.S. federal withholding tax that is imposed on amounts payable to or for the account of such Interim Lender pursuant to a law in effect at the time such Interim Lender becomes a party to this Agreement or designates a new Facility Office, except to the extent that such Interim Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Facility Office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Clause 9(a), (iv) any Tax that is attributable to such Lender’s failure to comply with Clause 9(e), and (v) any Tax imposed under FATCA.

Existing Credit Agreement has the meaning given to that term in the Commitment Letter.

Existing Credit Agreement Agent means Wells Fargo Bank, National Association, in its capacity as agent under the Existing Credit Agreement.

Existing Interim Lender has the meaning given to that term in paragraph (a) of Clause 22.2 (Transfers by Interim Lenders).

Facility Office means the office or offices through which an Interim Lender will perform its obligations under the Interim Facility as notified to the Interim Facility Agent in writing on or before the date it becomes an Interim Lender (or, following that date, by not less than five (5) Business Days’ notice).

FATCA means Sections 1471 through 1474 of the US Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the US Code, as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreement, treaty or convention (and any related law, regulation or official administrative guidance) implementing the foregoing.

Fee Letters has the meaning given to the term “Interim Fee Letters” term in the Commitment Letter.

Final Repayment Date has the meaning given to such term in paragraph (a) of Clause 7.1 (Repayment).

Funding Cost means Term SOFR, plus a percentage equal to 0.10% per annum.

Funds Flow Statement means any funds flow statement which is prepared in accordance with the Transactions.

Group means the Borrower and each of its Subsidiaries from time to time.

Group Company means a member of the Group.

Guarantors means the Borrower and any Additional Guarantor.

Holding Company means in relation to any person, any other body corporate or other entity of which it is a Subsidiary.

Indemnified Tax means all (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment by or on account of any obligation of any Obligor under any Interim Finance Document, and (ii) to the extent not otherwise described in paragraph (i), Other Taxes.

Intercreditor Agreement means the New York law-governed intercreditor agreement in the form attached to the Waiver Letter, to be entered into after the date of this Agreement, between, among others the Existing Credit Agreement Agent, the Interim Security Agent, the Borrower and any Group Company that becomes a party to this Agreement after the date of this Agreement.

Interest Period has the meaning given to such term in paragraph (a) of Clause 8.2 (Payment of interest).

Interim Closing Date means the first date upon which the Interim Facility is drawn.

Interim Facility has the meaning given in Clause 2.1 (The Interim Facilities).

Interim Commitment means:

(a)	in relation to each Original Interim Lender, the amount set opposite its name under the heading “Interim Facility Commitment (USD$)” in Schedule 9 (The Original Interim Lenders) and the amount of any other Interim Facility Commitment transferred to it pursuant to Clause 22 (Changes to Parties) or assumed by it in accordance with Clause 23 (Impairment and Replacement of Interim Finance Parties) and paragraph 2 (Increase) of Part III (Replacement of an Interim Lender / Increase) of Schedule 6 (Impairment and Replacement of Interim Finance Parties); and

(b)	in respect of any other Interim Lender, the amount transferred to it in respect of the Interim Facility pursuant to Clause 22 (Changes to Parties) or assumed by it in accordance with Clause 23 (Impairment and Replacement of Interim Finance Parties) and paragraph 2 (Increase) of Part III (Replacement of an Interim Lender / Increase) of Schedule 6 (Impairment and Replacement of Interim Finance Parties),

to the extent not cancelled, reduced or transferred by it under this Agreement.

Interim Finance Documents means each of this Agreement, the Intercreditor Agreement, the Fee Letters, the Interim Security Documents, each Drawdown Request and any other document designated as such in writing by the Interim Facility Agent and the Obligors’ Agent.

Interim Finance Parties means the Interim Lenders, the Arrangers, the Interim Facility Agent and the Interim Security Agent.

Interim Lender means:

(a)	an Original Interim Lender; and

(b)	any other bank or financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or other person which has become a Party as an Interim Lender pursuant to Clause 22 (Changes to Parties) or paragraph 2 (Increase) of Part III (Replacement of an Interim Lender / Increase) of Schedule 6 (Impairment and Replacement of Interim Finance Parties),

which, in each case, has not ceased to be an Interim Lender in accordance with the terms of this Agreement.

Interim Liabilities means all liabilities owed by the Obligors to the Interim Finance Parties in respect of the Interim Facility.

Interim Loan means the principal amount of a borrowing under the Interim Facility or the principal amount outstanding of that borrowing at any time.

Interim Security means the Security Interests created or expressed to be created in favour of the Interim Security Agent pursuant to the Interim Security Documents.

Interim Security Document means any document required to be delivered to the Interim Facility Agent under sub-paragraph (d) of paragraph 2 (Interim Finance Documents) of Schedule 3 (Conditions Precedent).

Interpolated Term SOFR means, in relation to the applicable Term SOFR for any Interim USD Term Rate Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the most recent applicable Term SOFR for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Interim Loan or overdue amount; or

(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of that Interim USD Term Rate Loan, SOFR for a day which is two (2) US Government Securities Business Days before the quotation day;

(b)	the most recent applicable Term SOFR for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Interim Loan,

each as of the Rate Fixing Day for the offering of deposits in the currency of that Interim Loan or an applicable amount.

Loan to Own/Distressed Investor means any person (including an Affiliate or a Related Fund of an Interim Lender or any transferee which satisfies the requirements set out under this definition) whose principal business or material activity is in investment strategies whose primary purpose is the purchase of loans or other debt securities with the intention of (or view to) owning the equity or gaining control of a business (directly or indirectly), provided that:

(a)	any business unit or Affiliate of such person which is managed independently from such person where any information made available under the Interim Finance Documents is not disclosed or made available to other Affiliates; and

(b)	any Original Interim Lender,

shall not, in each case, be a Loan to Own/Distressed Investor.

Long-term Financing means Term A Facility and/or any other facilities (excluding the Interim Facility) described or contemplated in the Commitment Letter in connection with the Transactions (including, in respect of any bridge facility, any take-out financing related thereto).

Long-term Financing Agreements means, collectively, the facilities agreements, indentures, trust deeds or other agreements and/or instruments to be entered into for the purpose of documenting the Long-term Financing.

Major Event of Default means an event or circumstance set out in Part III (Major Events of Default) of Schedule 5 (Major Representations, Undertakings and Events of Default) but, prior to the expiry of the Certain Funds Period excluding paragraphs 5 (Change of Control) and 8 (ERISA Event) of Part III (Major Events of Default) of Schedule 5 (Major Representations, Undertakings and Events of Default) and, in each case, (a) with respect to the Borrower as to itself only (and for the avoidance of doubt not with respect to any other Group Company) and excluding any procurement obligation with respect to any other Group Company and (b) references to the “Interim Finance Documents” are deemed to exclude the Intercreditor Agreement and each Interim Security Document unless each party contemplated as being party to those documents has executed such documents.

Major Representation means:

(a)	prior to the expiry of the Certain Funds Period, the representations set out in Part I (Major Representations) of Schedule 5 (Major Representations, Undertakings and Events of Default) excluding those set out in sub-paragraph (c) of paragraph 3 (No conflict), paragraphs 5 (Investment Company Status) to 8 (USA PATRIOT Act and Other Regulations) (inclusive) and paragraph 9 (Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions) thereof and, in each case, (i) with respect to the Borrower as to itself only (and for the avoidance of doubt not with respect to any other Group Company) and excluding any procurement obligation with respect to any other Group Company and (ii) references to the “Interim Finance Documents” are deemed to exclude the Intercreditor Agreement and each Interim Security Document unless each party contemplated as being party to those documents has executed such documents; and

(b)	on and from the expiry of the Certain Funds Period, the representations set out in Part I (Major Representations) of Schedule 5 (Major Representations, Undertakings and Events of Default).

Major Undertaking means:

(a)	prior to the expiry of the Certain Funds Period, the undertakings set out in Part II (Major Undertakings) of Schedule 5 (Major Representations, Undertakings and Events of Default) excluding those set out in paragraph (3)(c) in Section 1 thereof and paragraph (d) and paragraphs (g) to (l) (inclusive) in Section 2 thereof and, in each case, (i) with respect to the Borrower as to itself only (and for the avoidance of doubt not with respect to any other Group Company) and excluding any procurement obligation with respect to any other Group Company and (ii) references to the “Interim Finance Documents” are deemed to exclude the Intercreditor Agreement and each Interim Security Document unless each party contemplated as being party to those documents has executed such documents; and

(b)	on and from the expiry of the Certain Funds Period, the undertakings set out in Part II (Major Undertakings) of Schedule 5 (Major Representations, Undertakings and Events of Default).

Majority Interim Lenders means, at any time, Interim Lenders:

(a)	whose Interim Commitments then aggregate greater than 50 per cent. of the Total Interim Commitments; or

(b)	if the Total Interim Commitments have then been reduced to zero, whose Interim Commitments aggregated greater than 50 per cent. of the Total Interim Commitments immediately before that reduction.

Margin means 2.50 per cent.

Margin Stock has the meaning given to that term in Regulation U.

Material Adverse Effect means any event or circumstance which in each case after taking into account all mitigating factors or circumstances including, any warranty, indemnity, insurance or other resources available to the Group or right or recourse against any third party with respect to the relevant event or circumstance and any obligation of any person in force to provide any additional equity investment:

(a)	has a material adverse effect on:

(i)	the consolidated business, assets or financial condition of the Group (taken as a whole); or

(ii)	the ability of the Obligors (taken as a whole) to perform their payment obligations under the Interim Finance Documents (taking into account the financial resources available from other Group Companies); or

(b)	subject to the Reservations and any Perfection Requirements, affects the validity or the enforceability of any of the Interim Finance Documents to an extent which is materially adverse to the interests of the Interim Lenders under the Interim Finance Documents taken as a whole and, if capable of remedy, is not remedied within twenty (20) Business Days of the earlier of:

(i)	the Obligors’ Agent becoming aware of the issue; and

(ii)	the giving of written notice of the issue by the Interim Facility Agent.

Minimum Acceptance Threshold means, in relation to an Offer, an Acceptance Condition of not less than 75 per cent. of the issued ordinary share capital of the Target on a fully diluted basis (assuming exercise in full of all options, warrants and other rights to require allotment or issue of any shares in Target, whether or not such rights are then exercisable).

Multiemployer Plan means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

New Interim Lender has the meaning given to that term in paragraph (a) of Clause 22.2 (Transfers by Interim Lenders).

Non-US Obligors means an Obligor that is not a US Obligor.

Obligors means the Borrower and each Guarantor.

Obligors’ Agent means the Borrower or such other person appointed to act on behalf of each Obligor in relation to the Interim Finance Documents pursuant to Clause 4 (Obligors’ Agent).

OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury (or any successor thereto).

Offer means the takeover offer (as defined in section 974 of the Companies Act 2006) by the Borrower or (if applicable) the relevant Group Company in accordance with the City Code to acquire all of the shares in Target that are the subject of that takeover offer (within the meaning of section 975 of the Companies Act 2006) pursuant to the Offer Documents.

Offer Documents means the applicable Announcement and the offer documents dispatched to shareholders of the Target setting out the terms and conditions of an Offer.

Other Connection Tax means, with respect to the Interim Facility Agent or any Interim Lender, any Tax imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than any connection arising from such recipient having executed, delivered, enforced, become a party to or performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to any Interim Finance Document, or sold or assigned an interest in any Interim Loan or Interim Finance Document).

Other Taxes means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Interim Finance Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Interim Finance Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Clause 10.2 (Mitigation) or 22.7 (Increased Costs)).

Panel means The Panel on Takeovers and Mergers.

Party means a party to this Agreement.

PBGC means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

Perfection Requirements means the making or the procuring of any appropriate registration, filing, recordings, enrolments, registrations, notations in stock registries, notarisations, notifications, endorsements and/or stampings of the Interim Security Documents and/or the Security Interests created thereunder.

Permitted Transaction means:

(a)	any step, merger, circumstance or transaction contemplated by or relating to the Transaction Documents or the Long-term Financing Agreements (or other refinancing of the Interim Facility) (and related documentation);

(b)	any step, circumstance or transaction which is mandatorily required by law (including arising under an order of attachment or injunction or similar legal process);

(c)	any step, circumstance or transaction permitted or contemplated by any Major Undertaking (which, for the avoidance of doubt, in each case will thereby be a Permitted Transaction for all Major Undertakings);

(d)	any transfer of the shares in, or issue of shares by, any Obligor or any step, action or transaction including share issue or acquisition or consumption of debt, for the purpose of creating the group structure for the Acquisition, including inserting another legal entity directly above or below any Obligor, and including in connection therewith, provided that, after completion of such steps, no Change of Control shall have occurred;

(e)	any action to be taken by a member of the Group required as a condition to any step or action in respect of the Acquisition by any Relevant Regulator or to comply with any Applicable Securities Laws;

(f)	any transaction to which the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders) shall have given prior written consent; and

(g)	any action to be taken by a Group Company that, in the reasonable opinion of the Obligors' Agent, is necessary to implement or complete any Acquisition or has arisen as part of the negotiations with any shareholders of the Target Group, senior management of the Target Group, any Relevant Regulator or any anti-trust authority, regulatory authority, pensions trustee, pensions insurer, works council or trade union (or any similar or equivalent person to any of the foregoing in any jurisdiction).

Person means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organisations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

Plan means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the US Code or Section 302 of ERISA sponsored, maintained or contributed to by a US Obligor or any ERISA Affiliate.

Rate Fixing Day means, in relation to any period for which an interest rate is to be determined for US Dollars, two (2) Business Days before the first day of that period, unless market practice differs in the relevant interbank market, in which case, the Rate Fixing Day will be determined by the Interim Facility Agent in accordance with market practice in that interbank market (and, if quotations would normally be given by leading banks in that interbank market on more than one day, the Rate Fixing Day will be the last of those days).

Receiver means a receiver, receiver and manager or administrative receiver of the whole or any part of the Charged Property.

Reference Banks means, in relation to Term SOFR, the principal New York offices of such banks or financial institutions as may be appointed by the Interim Facility Agent after consultation with the Obligors’ Agent, provided that no Interim Finance Party shall be appointed as a Reference Bank without its consent.

Register has the meaning given to that term in paragraph (e) of Clause 15.2 (Agents’ duties).

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Relevant Regulator means the Panel, the High Court, the Competition and Markets Authority and/or any other entity, agency, body, governmental authority or person that has regulatory or supervisory authority (or any other similar or equivalent power) in connection with the Acquisition.

Reservations means the principle that equitable remedies may be granted or refused at the discretion of the court, the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors, the time barring of claims under any applicable limitation statutes, the possibility that a court may strike out a provision of a contract for recession or oppression, undue influence or similar reason, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, defences of acquiescence, set-off or counterclaim and similar principles, the principles that in certain circumstances a Security Interest granted by way of fixed charge may be recharacterised as a floating charge or that a Security Interest purported to be constituted as an assignment may be recharacterised as a charge, the principle that additional or default interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void, the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant, the principle that the creation or purported creation of a Security Interest over any asset not beneficially owned by the relevant charging company at the date of the relevant security document or over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which a Security Interest has purportedly been created, the principle that a court may not give effect to any parallel debt provisions, covenant to pay the Interim Security Agent or other similar provisions, similar principles, rights and defences under the laws of any jurisdiction in which the relevant obligation may have to be performed and any other matters which are set out in the reservations or qualifications (however described) as to matters of law which are referred to in any legal opinion referred to in paragraph 3 (Legal Opinions) of Schedule 3 (Conditions Precedent) or under any other provision of or otherwise in connection with any Interim Finance Document.

Restricted Finance Party means an Interim Finance Party that notifies the Interim Facility Agent that a Sanctions Provision would result in a violation of, a conflict with or liability under:

(a)	EU Regulation (EC) 2271/96; or

(b)	any similar applicable anti-boycott statute.

Restricted Member of the Group means a Group Company in respect of which the Obligors’ Agent notifies the Interim Facility Agent that a Sanctions Provision would result in a violation of, a conflict with or liability under:

(a)	EU Regulation (EC) 2271/96; or

(b)	any similar applicable anti-boycott statute.

Regulation T means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

Regulation U means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

Regulation X means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

Sanctioned Country means at any time, a country, region or territory which is itself or whose government is the subject or target of any Sanctions.

Sanctioned Person means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, including Specially Designated Nationals and Blocked Persons, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in paragraphs (a) and (b).

Sanctions means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury, or other relevant sanctions authority.

Sanctions Provisions means:

(a)	the representation set out in paragraph 9 (Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions) of Part I (Major Representations) of Schedule 5 (Major Representations, Undertakings and Events of Default); and

(b)	the undertakings set out in paragraph 8 of Section 1 (New York Law Undertakings and related definitions) and paragraph (l) of Section 2 (English Law Undertakings) in Part II (Major Undertakings) of Schedule 5 (Major Representations, Undertakings and Events of Default).

Scheme means the scheme of arrangement effected pursuant to part 26 of the Companies Act 2006 to be proposed by the Target to its shareholders to implement the Acquisition pursuant to which the Borrower will, subject to the occurrence of the Scheme Effective Date, become the holder of the shares in Target that are the subject of that scheme of arrangement.

Scheme Circular means the circular (including any supplemental circular) dispatched by the Target to shareholders of the Target setting out the resolutions and proposals for and the terms and conditions of the Scheme.

Scheme Documents means each of (i) the applicable Announcement, (ii) the Scheme Circular, (iii) the Court Order and (iv) any supplement to the Scheme Circular distributed by or on behalf of the Borrower or (if applicable) the relevant Group Company to holders of the Target Shares in connection with the terms and conditions of the Scheme.

Scheme Effective Date means the date on which the Court Order is duly delivered on behalf of the Target to the Registrar of Companies in accordance with section 899 of the Companies Act 2006.

Security Interest means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, right of set-off, security trust, assignment, reservation of title or other security interest and any other agreement (including a sale and repurchase arrangement) having the commercial effect of conferring security.

SOFR means the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Squeeze-Out means an acquisition of the outstanding shares in the Target that the Borrower or (if applicable) the relevant Group Company has not acquired pursuant to the procedures contained in sections 979 to 982 of the Companies Act 2006.

Subsidiary means, in relation to any person:

(a)	an entity (including a partnership) of which that person has direct or indirect control; and

(b)	an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership,

and, for this purpose, control means the direct or indirect ownership of a majority of the voting share capital or similar ownership rights of that entity, or the right or ability to determine the composition of a majority of the board of directors (or equivalent body) of such entity or otherwise to direct the management of such entity whether by virtue of ownership of share capital, contract or otherwise.

Target has the meaning given to the term “Acquired Company” in the Commitment Letter.

Target Group means the Target and its Subsidiaries.

Tax means any present or future tax, levy, assessment, impost, deduction, duty or withholding or any charge of a similar nature imposed by any governmental authority, including any interest, penalty or addition to tax applicable thereto.

Term A Facility has the meaning given to that term in the Commitment Letter.

Term Sheet has the meaning given to that term in the Commitment Letter.

Term SOFR means in relation to any Interim Loan in US Dollars:

(a)	the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate) and if such page or service is replaced or ceases to be available, the Interim Facility Agent may specify another page or service displaying the relevant rate in accordance with Clause 8.5 (Replacement of Term SOFR).

(b)	(if the term SOFR reference rate is not available for the Interest Period of that Interim Loan) Interpolated Term SOFR (rounded to the same number of decimal places as Term SOFR) for that Interim Loan; or

(c)	if:

(i)	no term SOFR reference rate is available for the Interest Period of that Interim Loan; and

(ii)	it is not possible to calculate Interpolated Term SOFR for that Interim Loan,

the USD Central Bank Rate (or if the USD Central Bank Rate is not available on the Rate Fixing Day, most recent USD Central Bank Rate for a day which is no more than five (5) US Government Securities Business Days before the relevant Rate Fixing Day), as of, in the case of paragraphs (a) and (c) above the Rate Fixing Day for US Dollars and for a period equal in length to the Interest Period of that Interim Loan and if any such rate applicable to an Interim Loan is below zero (0) at any time when Term SOFR is fixed, Term SOFR for such Interim Loan will be deemed to be zero (0).

Total Interim Commitments means at any time the aggregate of the Interim Commitments, being $750,000,000 at the date of this Agreement.

Transactions has the meaning given to that term in the Commitment Letter.

Transaction Documents means the Interim Finance Documents, the Acquisition Documents and (in each case) all documents and agreements relating to them.

Transfer Certificate means a certificate substantially in the form set out in Schedule 7 (Form of Transfer Certificate) or in any other form agreed between the Interim Facility Agent and the Obligors’ Agent.

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Interim Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

UK CRD IV means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);

(b)	the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(c)	direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

USD Central Bank Rate means the percentage rate per annum which is the aggregate of:

(a)	the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time or, if that target is not a single figure, the arithmetic mean of (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York, and (ii) the lower bound of that target range; and

(b)	the applicable USD Central Bank Rate Adjustment.

USD Central Bank Rate Adjustment means, in relation to the USD Central Bank Rate prevailing at close Business Day, the 20% trimmed arithmetic mean (calculated by the Interim Facility Agent) of business on any US Government Securities the USD Central Bank Rate Spreads for the five (5) most immediately preceding US Government Securities Business days for which Term SOFR is available.

USD Central Bank Rate Spread means, in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Interim Facility Agent of (i) Term SOFR for that Business Day; and (ii) the USD Central Bank Rate prevailing at close of business on that US Government Securities Business Day.

US Government Securities Business Day means any day other than:

(a)	a Saturday or a Sunday; and

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

US Code means the US Internal Revenue Code of 1986, as amended from time to time.

US Obligor means an Obligor that is organized, incorporated or formed under the laws of the United States, any state thereof, including the District of Columbia.

US Person means any person that is a “United States person” as defined in Section 7701(a)(30) of the US Code and includes an entity disregarded as being an entity separate from its owner for US federal income tax purposes if such owner is a “United States person”.

Waiver Letter means the waiver letter no.1 dated on or about the date hereof to the Existing Credit Agreement between the Existing Credit Agreement Agent, the lenders constituting the Required Lenders (as defined in the Existing Credit Agreement) and the Borrower, in order to, among other things, permit the incurrence of the Interim Facility.

Withdrawal Liability means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Part II
Other References

1.	In this Agreement, unless a contrary intention appears and other than in any provisions governed or interpreted by New York law, a reference to:

(a)	an agreement includes any legally binding arrangement, contract, deed or instrument (in each case, whether oral or written);

(b)	an amendment includes any amendment, supplement, variation, novation, modification, replacement or restatement (however fundamental), and amend and amended shall be construed accordingly;

(c)	assets includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present or future, actual or contingent, and any interest in any of the above;

(d)	a consent includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver;

(e)	a disposal includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(f)	a guarantee includes (other than in Schedule 4 (Guarantee and Indemnity)):

(i)	an indemnity, counter-indemnity, guarantee or similar assurance against loss in respect of any indebtedness of any other person; and

(ii)	any other obligation of any other person, whether actual or contingent, to pay, purchase, provide funds (whether by the advance of money to, the purchase of or subscription for shares or other investments in, any other person, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

and guaranteed and guarantor shall be construed accordingly;

(g)	including means including without limitation, and includes and included shall be construed accordingly;

(h)	losses includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind, and loss shall be construed accordingly;

(i)	a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that in relation to any period for the determination or calculation of interest or any fee:

(i)	(subject to paragraph (iii) below) if any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if there is none, on the preceding Business Day;

(ii)	if there is no numerically corresponding day in the month in which that period is to end, that period shall end on the last Business Day in that later month; and

(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end,

and references to months shall be construed accordingly;

(j)	a Major Event of Default being outstanding or continuing means that such Major Event of Default has occurred or arisen and has not been remedied or waived;

(k)	an Acceleration Notice being outstanding means that such Acceleration Notice provided by the Interim Facility Agent under paragraph (a)(i) of Clause 7.1 (Repayment) has not been revoked, withdrawn or cancelled by the Interim Facility Agent or otherwise ceased to have effect;

(l)	a person includes any individual, trust, firm, fund, company, corporation, partnership, joint venture, government, state or agency of a state or any undertaking or other association (whether or not having separate legal personality);

(m)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law compliance with which is customary) of any governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(n)	“$”, “USD” and “US Dollars” denote the lawful currency of the United States of America.

2.	In this Agreement, unless a contrary intention appears:

(a)	a reference to a Party includes a reference to that Party’s successors and permitted assignees or permitted transferees but does not include that Party if it has ceased to be a Party under this Agreement;

(b)	references to paragraphs, Clauses, Schedules and Parts are references to, respectively, paragraphs, clauses of, schedules to and parts of schedules to this Agreement and references to this Agreement include its schedules;

(c)	a reference to (or to any specified provision of) any agreement (including any of the Interim Finance Documents) is to that agreement (or that provision) as amended or novated (however fundamentally) and includes any increase in, extension of or change to any facility made available under any such agreement (unless such amendment or novation is contrary to the terms of any Interim Finance Document);

(d)	a reference to a statute, statutory instrument or provision of law is to that statute, statutory instrument or provision of law, as it may be applied, amended or re-enacted from time to time;

(e)	a reference to a time of day is, unless otherwise specified, to New York time; and

(f)	the index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

3.	Notwithstanding any other term of the Interim Finance Documents, in this Agreement:

(a)	a reference to the assets of an Obligor shall exclude the assets of any member of the Target Group and any other Group Company; and

(b)	no matter or circumstance in respect of, or breach by, any member of the Target Group or any Group Company which is not an Obligor shall relate to an Obligor or otherwise be deemed to constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Interim Finance Documents, to have a Material Adverse Effect, to constitute or give rise to a breach of a Major Undertaking or Major Representation or to have a Major Event of Default.

4.	Sanctions and Restricted Finance Parties:

(a)	A Sanctions Provision shall only:

(i)	be given by a Restricted Member of the Group; or

(ii)	apply for the benefit of a Restricted Finance Party,

to the extent that Sanctions Provision would not result in any violation by or expose of such entity or any directors, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) that are applicable to such entity, including EU Regulation (EC) 2271/96.

(b)	In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision in relation to which:

(i)	an Interim Finance Party is a Restricted Finance Party; and

(ii)	in accordance with paragraph (a) above, that Restricted Finance Party does not have the benefit of it:

(A)	the Interim Commitments of an Interim Lender that is a Restricted Finance Party; and

(B)	the vote of any other Restricted Finance Party which would be required to vote in accordance with the provisions of this Agreement,

shall be excluded for the purpose of calculating the Total Interim Commitments under the Interim Facility when ascertaining whether any relevant percentage of Total Interim Commitments has been obtained to approve such amendment, waiver, determination or direction request and its status as an Interim Finance Party shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Interim Finance Parties has been obtained to approve such amendment, waiver, determination or direction.

5.	Where an Interim Finance Document requires any notice to be given to the Interim Facility Agent, the Interim Facility Agent may (in its discretion) accept a shorter notice period.

Schedule 2
Form of Drawdown Request

To:	[●] as Interim Facility Agent

From:	[Quanex Building Products Corporation]

Date:	[●]

[Quanex Building Products Corporation] – Interim Facilities Agreement dated [●] 2024 (as amended from time to time) (the Interim Facilities Agreement)

1.	We refer to the Interim Facilities Agreement. This is a Drawdown Request. Terms defined in the Interim Facilities Agreement shall have the same meanings when used in this Drawdown Request.

2.	We wish to borrow an Interim Loan on the following terms:

Drawdown Date: [●]

Amount: [●]

Interest Period: [●]

[Interest basis: Term SOFR]

3.	Our [payment/delivery] instructions are: [●].

4.	We confirm that each condition specified in paragraphs (a)(i) to (a)(iv) (inclusive) of Clause 3.1 (Conditions Precedent) is satisfied at the date of this Drawdown Request or will be satisfied on or before the proposed Drawdown Date.

5.	The proceeds of this Interim Loan should be credited to [●].

6.	This Drawdown Request is irrevocable.

For and on behalf of

[Quanex Building Products Corporation]

(as Borrower)

Schedule 3
Conditions Precedent

1.	Obligors

(a)	Constitutional documents: a copy of the constitutional documents of the Borrower.

(b)	Corporate approvals: with respect to the Borrower, to the extent legally required, a copy of a resolution of the board of directors or equivalent body of the Borrower approving the Interim Finance Documents to which it is a party and the transactions contemplated thereby.

(c)	Specimen signatures: specimen signatures for the person(s) authorised in the resolutions referred to above (to the extent such person will execute an Interim Finance Document).

(d)	Officer’s certificates: a certificate from the Borrower (signed by an authorised signatory):

(i)	certifying that each copy document relating to it specified in paragraphs (a) to (c) above is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded prior to the date of this Agreement; and

(ii)	confirming that borrowing or guaranteeing or securing (as appropriate) the Total Interim Commitments would not cause any borrowing, guarantee or security limit binding on it to be exceeded.

2.	Interim Finance Documents

A copy of the counterparts of each of the following Interim Finance Documents, duly executed by the Borrower:

(a)	this Agreement;

(b)	the Fee Letters;

(c)	the Intercreditor Agreement; and

(d)	the Interim Security Documents listed in the table below:

Name of party to Interim Security Document	Interim Security Document	Governing law of Interim Security Document

Borrower	Guaranty and Security Agreement	New York

Borrower	Patent Security Agreement	New York

Borrower	Trademark Security Agreement	New York

Borrower	Copyright Security Agreement	New York

3.	Legal Opinions

(a)	A legal opinion from Foley & Lardner LLP as New York law counsel to the Borrower in respect of the capacity of the Borrower to enter into this Agreement.

(b)	A legal opinion from Cahill Gordon & Reindel (UK) LLP as English law counsel to the Arrangers and the Original Interim Lenders in respect of the enforceability of this Agreement.

4.	Announcement

(a)	A copy of the applicable Announcement (provided that it is confirmed that such Announcement will be in form and substance satisfactory to the Interim Facility Agent if it is in the form of the draft most recently delivered to the Original Interim Lenders prior to the date of this Agreement or, in respect of any subsequent draft of the Announcement, in the form of the previous draft of the Announcement, in each case, with any changes which would be permitted by the terms of this Agreement and (i) are not materially prejudicial to the interests of the Original Interim Lenders taken as a whole under the Interim Finance Documents or (ii) are approved by the Majority Interim Lenders (such approval not to be unreasonably withheld or delayed)).

(b)	A copy of the Co-operation Agreement (if any) (provided that any such document shall not be required to be in a form and substance satisfactory to the Interim Facility Agent or any other Interim Finance Party) (or, if there is no Co-operation Agreement, confirmation from the Borrower to this effect).

5.	Acquisition Documents

A copy of (i) the Scheme Documents or (ii) as the case may be, the Offer Documents dispatched to shareholders of the Target by or on behalf of the Borrower or (if applicable) the relevant Group Company (if any), provided that such documents shall not be required to be in form and substance satisfactory to the Interim Facility Agent or any other Interim Finance Party.

6.	Reports

The following reports:

(a)	the “Synergies Analysis” prepared by Bain; and

(b)	the “Financial Due Diligence Report” prepared by KPMG,

in each case, in such form provided to the Arrangers on or prior to the date of the Commitment Letter.

7.	Other Conditions Precedent

(a)	Waiver Letter: a copy of the Waiver Letter duly executed by all parties thereto, including the Agent on behalf of the Lenders comprising the requisite majority of the Revolving Credit Lenders (each as defined in the Existing Credit Agreement).

(b)	Funds Flow Statement: a copy of the Funds Flow Statement (provided that the Funds Flow Statement shall be disclosed on a confidential basis to the Interim Facility Agent and the Arrangers only and for the purpose of executing the transaction steps to be completed on initial utilisation of the Interim Facility and provided further that such Funds Flow Statement shall not be required to be in a form and substance satisfactory to the Interim Lenders or the Interim Facility Agent).

(c)	Fees: reasonable evidence that payment of the Interim Facilities Fees (as defined in the Fee Letters) earned, due and payable by the Borrower to the Interim Finance Parties and required to be paid under the Fee Letters on the Interim Closing Date from the proceeds of the initial funding under the Interim Facility (which amounts may be offset against the proceeds of the Interim Facility) shall have been made (or shall be made substantially contemporaneously with funding) provided that this condition precedent may be satisfied by a reference to payment of such fees in a Drawdown Request (or Funds Flow Statement).

(d)	Closing Certificate: a certificate from the Borrower (signed by an authorised signatory) confirming that in the case of a Scheme, the Scheme Effective Date has occurred or, in the case of an Offer, the Offer has been declared unconditional in all respects (or, in each case, will have occurred or been so declared as at the Interim Closing Date).

(e)	Process Agent: evidence that the process agent appointed in respect of an Interim Finance Document for each Obligor has accepted its appointment as agent for service of process.

(f)	KYC: completion of “know your customer” requirements or other similar checks by the Interim Finance Parties under all applicable laws and regulations in respect of the Obligors.

Schedule 4
Guarantee and Indemnity

1.	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally, jointly and severally:

(a)	guarantees to each Interim Finance Party punctual performance by each other Obligor of all its obligations under the Interim Finance Documents;

(b)	undertakes with each Interim Finance Party that whenever an Obligor does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Interim Finance Document, each Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Interim Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Interim Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Interim Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this paragraph 1 if the amount claimed had been recoverable on the basis of a guarantee,

(the Guarantee).

2.	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by an Obligor under the Interim Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

3.	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by an Interim Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Schedule 4 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

4.	Waiver of defences

The obligations of each Guarantor under this Schedule 4 will not be affected by an act, omission, matter or thing which, but for this Schedule 4, would reduce, release or prejudice any of its obligations under this Schedule 4 (whether or not known to it or any Interim Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Company;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of an Interim Finance Document or any other document or security including any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Interim Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Interim Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

5.	Guarantor Intent

Without prejudice to the generality of paragraph 4 (Waiver of defences) above, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Interim Finance Documents and/or any facility or amount made available under any of the Interim Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

6.	Immediate recourse

(a)	Each Guarantor waives any right it may have of first requiring any Interim Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Schedule 4.

(b)	This waiver applies irrespective of any law or any provision of an Interim Finance Document to the contrary.

7.	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Interim Finance Documents have been irrevocably paid in full, each Interim Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Interim Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and a Guarantor shall not be entitled to the benefit of the same; and

(b)	in respect of any amounts received or recovered by any Interim Finance Party after a claim pursuant to this guarantee in respect of any sum due and payable by any Obligor under this Agreement place such amounts in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until such moneys are sufficient in aggregate to discharge in full all amounts then due and payable under the Interim Finance Documents.

8.	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Interim Finance Documents have been irrevocably paid in full and unless the Interim Facility Agent otherwise directs, each Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Interim Finance Documents:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Interim Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Interim Finance Parties under the Interim Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Interim Finance Documents by any Interim Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which that Guarantor has given a guarantee, undertaking or indemnity under paragraph 1 (Guarantee and indemnity) above;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Interim Finance Party.

9.	Release of Guarantors’ right of contribution

If a Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Interim Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Obligor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Obligor arising by reason of the performance by any other Obligor of its obligations under the Interim Finance Documents; and

(b)	each other Obligor waives any rights it may have by reason of the performance of its obligations under the Interim Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Interim Finance Parties under any Interim Finance Document or of any other security taken pursuant to, or in connection with, any Interim Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

10.	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Interim Finance Party.

Schedule 5
Major Representations, Undertakings and Events of Default

Part I
Major Representations

1.	Status

It is a limited liability company, corporation or a corporate partnership limited by shares duly incorporated and validly existing under the laws of its place of incorporation.

2.	Power and authority

(a)	Subject to the Reservations, it has (or will have on the relevant date(s)) the power to enter into and deliver, and to exercise its rights and perform its obligations under, each Interim Finance Document to which it is a party.

(b)	It has taken all necessary corporate action to authorise the entry into and delivery of and the performance by it of its obligations under each Interim Finance Document to which it is a party.

(c)	It has the power to own its material assets and carry on its business materially as it is being conducted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

3.	No conflict

The entry into and delivery of, and the exercise of its rights and the performance of its obligations under, each Interim Finance Document to which it is a party does not and will not, subject to the Reservations:

(a)	contravene any law, regulation or order to which it is subject; or

(b)	conflict with its constitutional documents; or

(c)	breach any agreement or document binding upon it or any of its assets or result in a default or right of any person to terminate any such agreement or document, or require it to make any payment to a third party, in each case, in a manner which would have or be reasonably likely to have a Material Adverse Effect.

4.	Obligations binding

Subject to the Reservations and the Perfection Requirements, the obligations expressed to be assumed by it under each Interim Finance Document to which it is a party constitute its legal, valid, binding and enforceable obligations.

5.	Investment Company status

It is not an “investment company” as defined in, nor is it required to be registered under, the Investment Company Act of 1940.

6.	ERISA

No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, in the aggregate.

7.	Federal Reserve Regulations

(a)	None of the Interim Security is Margin Stock.

(b)	It is not engaged principally, or as one its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(c)	No part of the proceeds of an Interim Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

8.	USA PATRIOT Act and Other Regulations

To the extent applicable, it is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the USA PATRIOT Act.

9.	Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions

(a)	None of (i) Borrower, any Subsidiary of the Borrower or, to the knowledge of Borrower or such Subsidiary, any of their respective directors, officers, employees or affiliates, or (ii) to the knowledge of Borrower, any agent or representative of Borrower or any Subsidiary of the Borrower that will act in any capacity in connection with or benefit from the Interim Facility established under this Agreement:

(i)	is a Sanctioned Person or currently the subject or target of any Sanctions,

(ii)	has its assets located in a Sanctioned Country,

(iii)	directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or

(iv)	has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(b)	Each of Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with the Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. Each of Borrower and its Subsidiaries, and to the knowledge of the Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects and all applicable Sanctions.

(c)	No proceeds of any Interim Loan have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any Party.

Part II
Major Undertakings

1.	New York Law Undertakings and related definitions

The Borrower covenants and agrees that, until termination of all of the Interim Commitments, and payment in full of the Interim Loans:

(1)	Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

(2)	Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

(3)	Fundamental Changes. The Borrower will not, and will not permit any of its Subsidiaries to:

a)	other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests (including, in each case, pursuant to statutory division), except for (i) any merger between the Borrower and a Subsidiary of the Borrower, provided that the Borrower is the surviving entity of any such merger, (iii) any merger between Subsidiaries of the Borrower that are not Obligors, (iv) any merger between Subsidiaries of the Borrower that are Obligors and (v) any such merger, consolidation, reorganization, recapitalization or reclassification of an Obligor pursuant to a statutory division so long as each newly created division becomes an Obligor,

b)	liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution) (including, in each case, pursuant to statutory division), except for (i) the liquidation or dissolution of Subsidiaries of the Borrower if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Interim Finance Parties and provided that all of the assets (including any interest in any Equity Interests) of any such liquidating or dissolving Subsidiary that is an Obligor are transferred to an Obligor, (ii) the liquidation or dissolution of an Obligor (other than Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Obligor or Subsidiary are transferred to an Obligor that is not liquidating or dissolving, (iii) the liquidation or dissolution of a Subsidiary of the Borrower that is not an Obligor (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of the Interim Security Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of the Borrower that is not liquidating or dissolving, (iv) the liquidation or dissolution of TME WII, S.A. de C.V., TME WII Services, S.A. de C.V., and Vintage Windows Limited, provided that all of the assets (including any interest in any Equity Interests) of any such liquidating or dissolving Subsidiary that is an Obligor are transferred to an Obligor, or (v) the liquidation or dissolution of an Obligor pursuant to a statutory division so long as each newly created division becomes an Obligor, or

c)	suspend or cease operating a substantial portion of its or their business (including, in each case, pursuant to statutory division), except as permitted pursuant to paragraph (a) or (b) above or in connection with a transaction permitted under paragraph 4 (Disposals of Assets) of this Part II (Major Undertakings) of Schedule 5 (Major Representations, Undertakings and Events of Default).

(4)	Disposal of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of its or their assets (including, in each case, pursuant to statutory division), except for Permitted Dispositions (which may be accomplished pursuant to statutory division) and transactions expressly permitted by paragraphs 3 (Fundamental Changes) or 6 (Investments) of this Part II (Major Undertakings) of Schedule 5 (Major Representations, Undertakings and Events of Default).

(5)	Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payment; provided, that, so long as it is permitted by law, and so long as no Default or Major Event of Default shall have occurred and be continuing or would result therefrom:

a)	the Borrower and any of its Subsidiaries may make Restricted Payments permitted pursuant to section 6.6(a) (Prepayments and Amendments) of the Existing Credit Agreement;

b)	(i) each Subsidiary of an Obligor may make Restricted Payments (other than in respect of Subordinated Indebtedness) to any Obligor (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis), and (ii) each Subsidiary that is not an Obligor may make Restricted Payments to any Subsidiary,

c)	the Borrower and any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Qualified Equity Interests of such Person,

d)	the Borrower may make distributions to former employees, officers, or directors of the Borrower (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of the Borrower held by such Persons, provided, that the aggregate amount of such distributions made by the Borrower during the term of this Agreement plus the amount of Indebtedness outstanding under paragraph (n) of the definition of Permitted Indebtedness, does not exceed $5,000,000 in the aggregate,

e)	the Borrower may make distributions to former employees, officers, or directors of the Borrower (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to the Borrower on account of repurchases of the Equity Interests of the Borrower held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of the Borrower,

f)	the Borrower may declare and pay dividends in accordance with the Borrower’s historical dividend policy in an aggregate amount not to exceed $25,000,000 in any Fiscal Year,

g)	Without limiting and in addition to the exceptions permitted in paragraphs (a) through (f) above and paragraph (h) below, the Borrower may make Restricted Payments so long as (i) at the time of such Restricted Payment, no Major Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower demonstrates (x) that the Consolidated Net Leverage Ratio is not greater than 2.75 to 1.00 and (y) that the aggregate amount of all cash and Cash Equivalents of the Borrower and its Subsidiaries that are unrestricted and not subject to any Lien (other than a Lien in favor of the Interim Security Agent or any Permitted Lien) plus availability under the Revolving Credit Facility is greater than $25,000,000, in each of paragraphs (x) and (y) calculated on a pro forma basis after giving effect to such Restricted Payment and any Indebtedness incurred in connection therewith, and

h)	To the extent not otherwise permitted pursuant to this paragraph 5 (Restricted Payments), the Borrower and its Subsidiaries may make additional Restricted Payments in an aggregate amount not exceeding the greater of (i) $40,000,000 and (ii) 5% of the Consolidated total assets of the Borrower and its Domestic Subsidiaries, as reflected in the most recent financial statements delivered pursuant to section 5.1 (Financial Statements, Reports, Certificates, Notices) of the Existing Credit Agreement, so long as the Borrower demonstrates that they are in compliance with the financial covenants set forth in section 7 of the Existing Credit Agreement, calculated on a pro forma basis after giving effect to such Restricted Payment and any Indebtedness incurred in connection therewith.

(6)	Investments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

(7)	Use of Proceeds:

a)	The Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of any Interim Loan for any purpose other than as set out in Clause 3.3 (Purpose) (including that no part of the proceeds of any Interim Loan will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors).

b)	No proceeds of any Interim Loan shall be used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

For the purposes of this Section 1 of Part II of Schedule 5 only:

“Account” means an account (as that term is defined in the Code).

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided that Quanex Foundation shall not be deemed to be an Affiliate of any Obligor or of any Subsidiary of any Obligor unless, at the time in question, Quanex Foundation owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of directors of the Borrower.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time, or any similar domestic or foreign federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Capital Lease” means a lease that is classified as a “finance lease” under the Financial Accounting Standard Board (FASB) lease accounting standard (ASC 842), provided that the leases set forth in schedule 1.1(e) of the Existing Credit Agreement (as amended from time to time in accordance with the terms of the Existing Credit Agreement) shall not be treated as Capital Leases for purposes of this Agreement.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP, provided that the obligations under the leases set forth in schedule 1.1(e) of the Existing Credit Agreement (as amended from time to time in accordance with the terms of the Existing Credit Agreement) shall not be treated as Capitalized Lease Obligations or Indebtedness for purposes of this Agreement.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in paragraph (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of paragraph (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in paragraphs (a) or (d) above, (g) debt securities with maturities of 6 months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in paragraph (d) above, (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in paragraphs (a) through (g) above, (i) investments substantially similar to those described above which are denominated in Euros, GBP or Canadian Dollars (including similarly capitalized foreign banks organized under the laws of Germany, the United Kingdom or Canada), and (j) deposits by a Foreign Subsidiary with a foreign bank organized under the laws of Germany, the United Kingdom or Canada so long as such deposits could not reasonably be maintained with an institution satisfying the criteria set forth above and so long as the amount maintained with such foreign bank does not exceed the amount reasonably necessary or foreseeable to manage the local operations of such Foreign Subsidiary in such country.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.

“Change of Control” means that:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Equity Interests of the Borrower entitled to vote in the election of members of the Board of Directors of the Borrower;

(b)            during any period of 24 consecutive months commencing on or after 6 July 2022, the occurrence of a change in the composition of the Board of Directors of the Borrower such that a majority of the members of such Board of Directors are not Continuing Directors; or

(c)            Borrower fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Obligor.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, with respect to any fiscal period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP:

(a)  Consolidated Net Income, plus

(b)  the sum of the following amounts of the Borrower and its Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period:

(i)              any extraordinary, unusual, or non-recurring non-cash losses,

(ii)             Consolidated Interest Expense,

(iii)            tax expense based on income, profits or capital, including federal, foreign, state, franchise and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Authority),

(iv)            depreciation and amortization,

(v)             with respect to any Permitted Acquisition after 6 July 2022, costs, fees, charges, or expenses consisting of out-of-pocket expenses owed by the Borrower or any of its Subsidiaries to any Person for services performed by such Person in connection with such Permitted Acquisition incurred within 90 days of the consummation of such Permitted Acquisition,

(vi)            non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss),

(vii)           one-time non-cash restructuring charges,

(viii)          non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations, and

(ix)             non-cash losses on sales of fixed assets or write-downs of fixed or intangible assets, minus

(c)  the sum of the following amounts of the Borrower and its Subsidiaries for such period to the extent included in determining Consolidated Net Income for such period:

(i)              any extraordinary, unusual, or non-recurring gains,

(ii)             interest income,

(iii)            exchange, translation or performance gains relating to any hedging transactions or foreign currency fluctuations,

(iv)            income arising by reason of the application of FAS 141R, and

(v)             any cash expenses or payments made by the Borrower and its Subsidiaries during such period which represent the reversal of non-cash charges added back in a prior period under paragraph (b)(i), (b)(vi) or (b)(vii).

For the purposes of calculating Consolidated EBITDA for any Reference Period, if at any time during such Reference Period (and after 6 July 2022), the Borrower or any of its Subsidiaries shall have consummated (a) a Permitted Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are reasonably identifiable, factually supportable, are expected to have a continuing impact and are certified by the chief financial officer of the Borrower as having been determined in good faith to be reasonably anticipated to be realizable within 12 months following such Permitted Acquisition, in each case; provided that the aggregate amount of all such pro forma adjustments shall not exceed 15% of pro forma Consolidated EBITDA (determined prior to any adjustments pursuant to this paragraph) for any Reference Period) or in such other manner acceptable to the Interim Facility Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period and (b) any Material Disposition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if any such Material Disposition occurred on the first day of such Reference Period.

“Consolidated Funded Indebtedness” means, with respect to the Borrower and its Subsidiaries as of any date of determination on a Consolidated basis without duplication, all Indebtedness to the extent required to be classified as Indebtedness on the Consolidated balance sheet of the Borrower and its Subsidiaries (other than Indebtedness relating to issued and undrawn letters of credit and bankers’ acceptances and Indebtedness described in paragraph (f) of the definition thereof).

“Consolidated Interest Expense” means, with respect to any fiscal period, the aggregate of the interest expense of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any fiscal period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to paragraph (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing paragraph (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes and (d) any gain or loss from Dispositions of assets during such period.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness on such date minus (ii) all Unrestricted Cash and Cash Equivalents on such date up to $75,000,000 to (b) Consolidated EBITDA for the most recently completed Reference Period.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, a Major Event of Default.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property (including any sale and leaseback transaction and any sale, transfer, license or other disposition of Equity Interests) (whether in one transaction or in a series of transactions) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including by a division of a limited liability company, and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are is convertible or for which they are exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Interim Loans and all other Interim Liabilities that are accrued and payable and the termination of the Interim Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Existing Credit Agreement Maturity Date.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any political subdivision of the United States.

“Earn-Outs” means unsecured liabilities of an Obligor or any of its Subsidiaries arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, or participations of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests), or preferred stock.

“Euro” and “€” mean the single currency of the Participating Member States.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Existing Credit Agreement Maturity Date” has the meaning given to that term in the Existing Credit Agreement.

“Fiscal Month” means any calendar month of any Fiscal Year.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each January, April, July and October of such Fiscal Year in accordance with the fiscal accounting calendar of the Obligors.

“Fiscal Year” means any period of 12 consecutive Fiscal Months ending on October 31 of any calendar year.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Indebtedness” as to any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person under Earn-Outs or to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of licenses), (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of paragraphs (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, or under any similar debtor relief laws of any other applicable jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief in any applicable jurisdiction.

“Inventory” means inventory (as that term is defined in the Code).

91

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (i) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (ii) bona fide accounts receivable arising in the ordinary course of business), (b) the Acquisition, Other Acquisitions and acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and (c) any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Limited Conditionality Acquisition” means any Permitted Acquisition that is not conditioned on the availability of financing.

“Loan Documents” has the meaning given to that term in the Existing Credit Agreement.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Disposition” means any Disposition or series of related Dispositions by the Borrower or any of its Subsidiaries of all or substantially all of its assets, any division or business line or other assets with a fair market value in excess of $5,000,000.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Other Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of a majority of the Equity Interests of any other Person, in each case, other than the Acquisition.

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Permitted Acquisition” means (i) the Acquisition and (ii) in the case of any Other Acquisition, such Other Acquisition that meets all of the following requirements:

(a)            no less than 15 Business Days (or such shorter period as agreed to by the Interim Facility Agent) prior to the proposed closing date of such Other Acquisition, the Borrower shall have delivered written notice of such Other Acquisition to the Interim Facility Agent, which notice shall include the proposed closing date of such Other Acquisition;

(b)            such acquisition shall have been approved by the Board of Directors (or equivalent governing body) of the Person to be acquired (in the case of an acquisition of a Person) and such approval shall not have been withdrawn prior to the consummation thereof;

(c)            such Person or division or line of business is engaged in the same or a similar line of business as the Borrower or any of its Subsidiaries or any business or operation reasonably related thereto;

92

(d)            if such Other Acquisition is a merger or consolidation involving an Obligor, an Obligor shall be the surviving Person (or, other than in the case of the Borrower, the surviving Person shall become a Guarantor) and no Change of Control shall have been effected thereby;

(e)            upon consummation of the Other Acquisition, the Borrower shall procure that the relevant Person shall accede as an Additional Guarantor (and deliver customary conditions precedent to the Interim Facility Agent, including those set out in Clause 21.4 (Conditions Subsequent) and such other documents as the Interim Facility Agent shall reasonably deem appropriate for such purpose, all in form and substance reasonably satisfactory to the Interim Facility Agent) within 30 days after such formation or acquisition;

(f)             no Default or Major Event of Default shall have occurred and be continuing both before and after giving effect to such Other Acquisition and any Indebtedness incurred in connection therewith; provided that if such Other Acquisition is a Limited Conditionality Acquisition financed with proceeds of a substantially concurrent Incremental Term Loan under (and as defined in) the Existing Credit Agreement, this paragraph (f) shall be satisfied if (i) no Default or Major Event of Default shall have occurred and be continuing at the time of the execution of definitive purchase agreement, merger agreement or other acquisition agreement governing such Other Acquisition and (ii) no Major Event of Default under any of paragraph 1 (Payment default), paragraph 6 (Insolvency) or paragraph 7 (Insolvency Proceedings) of Part III (Major Events of Default) of Schedule 5 (Major Representations, Undertakings and Events of Default) shall have occurred and be continuing both before and after giving effect to such Other Acquisition and any Indebtedness incurred in connection therewith (including such Incremental Term Loan);

(g)            the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA during the four (4) consecutive Fiscal Quarter period most recently concluded prior to the date of the proposed Other Acquisition;

(h)            the Borrower is in compliance, on a pro forma basis after giving effect to such Other Acquisition and any Indebtedness incurred or assumed in connection therewith, with the financial covenants set forth in section 7 (Financial Covenants) of the Existing Credit Agreement calculated as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements are available, as if such Other Acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of each relevant period for testing such compliance; provided that, if such Other Acquisition is a Limited Conditionality Acquisition, this paragraph (h) may be determined at the time of the execution (as opposed to closing) of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Other Acquisition;

(i)             for any Other Acquisition with aggregate consideration (including cash, Cash Equivalents, Equity Interests and other deferred payment obligations) in excess of $100,000,000, no later than 5 Business Days (or such shorter period as agreed to by the Interim Facility Agent) prior to the proposed closing date of such Other Acquisition, the Borrower shall have delivered to the Interim Facility Agent the following:

(i)              a compliance certificate in a form and substance satisfactory to the Interim Facility Agent showing compliance with paragraph (h) above;

(ii)             copies of substantially final documentation entered into or to be entered into in connection with such Other Acquisition, which shall be in form and substance reasonably satisfactory to the Interim Facility Agent;

93

(iii)            material financial information regarding the Person or business to be acquired in connection with such Other Acquisition (except to the extent that any such information is subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential); and

(iv)            forecasted balance sheets, profit and loss statements and cash flow statements for the Person to be acquired, all prepared on a basis consistent with such Person’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one (1) year period following the date of the proposed Other Acquisition, on a quarterly basis, in form and substance (including, without limitation, as to scope and underlying assumptions) reasonably satisfactory to the Interim Facility Agent; and

(j)             not later than 5 Business Days (or such later date as the Interim Facility Agent may agree in its sole discretion) following the consummation of such Other Acquisition, the Borrower shall have delivered to the Interim Facility Agent a certificate of a Responsible Officer thereof certifying that all of the requirements set forth in this definition (other than the requirements set forth in paragraph (e) of this definition) have been satisfied.

“Permitted Dispositions” means:

(a)            sales, abandonment, or other Dispositions of (i) Equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business, (ii) leases or subleases of Real Property not useful in the conduct of the business of the Borrower and its Subsidiaries and (iii) patents, trademarks, copyrights, and other intellectual property rights that is obsolete or no longer used or useful in the ordinary course of business,

(b)            sales, abandonment, or other Dispositions of Inventory that is damaged or obsolete or no longer used or useful in the ordinary course of business, and sales of Inventory to buyers in the ordinary course of business,

(c)            the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement, the other Interim Finance Documents, the Existing Credit Agreement or the other Loan Documents,

(d)            the licensing of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e)            the granting of Permitted Liens,

(f)             the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g)            any involuntary loss, damage or destruction of property,

(h)            any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i)             the leasing or subleasing of assets of the Borrower or its Subsidiaries in the ordinary course of business,

(j)             the sale or issuance of Qualified Equity Interests of the Borrower,

94

(k)            (i) the lapse of registered patents, trademarks, copyrights and other intellectual property of the Borrower and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business, provided, that as to any such Disposition that occurs other than solely by reason of final expiration not subject to extension or renewal, so long as (in each case under paragraphs (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) the occurrence of such lapse could not reasonably be expected to have a Material Adverse Effect,

(l)             the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement or the Existing Credit Agreement,

(m)           the making of Permitted Investments,

(n)            so long as no Major Event of Default has occurred and is continuing or would immediately result therefrom, transfers of assets (i) from the Borrower or any of its Subsidiaries to an Obligor or to a Subsidiary specified in Clause 21.4 (Conditions Subsequent) and (ii) from any Subsidiary of the Borrower that is not an Obligor to any other Subsidiary of the Borrower (provided that, with respect to any such transfer by any Subsidiary of the Borrower that is not an Obligor to any Obligor, the consideration for such transfer shall not exceed the fair market value of such assets),

(o)            the Disposition of Receivables in connection with Permitted Receivables Sales, and

(p)            Dispositions of assets (other than Accounts, Inventory, or Equity Interests of Subsidiaries of the Borrower) not otherwise permitted in paragraphs (a) through (o) above so long as (i) no Default or Major Event of Default shall be continuing or result therefrom, (ii) at least 75% of the aggregate consideration received for such Disposition is cash consideration and is paid at the time of the closing of such Disposition, (iii) such Disposition is made for fair market value, (iv) the aggregate fair market value of all assets disposed of in a Fiscal Year (including the proposed Disposition) does not exceed 10% of the Borrower’s Consolidated total assets (determined as of the last day of the most recent Fiscal Year for which financial statements have been delivered pursuant to section 5.1(a)(i) (Financial Statements, Reports, Certificates, Notices) of the Existing Credit Agreement), a copy of which shall be delivered by the Borrower to the Interim Facility Agent to the extent necessary to show compliance with this paragraph and (v) the Consolidated EBITDA represented by such assets does not exceed 10% of Consolidated EBITDA (determined as of the last day of the most recent Fiscal Year for which financial statements have been delivered pursuant to section 5.1(a)(i) (Financial Statements, Reports, Certificates, Notices) of the Existing Credit Agreement), a copy of which shall be delivered by the Borrower to the Interim Facility Agent to the extent necessary to show compliance with this paragraph.

“Permitted Indebtedness” means:

(a)            Indebtedness evidenced by this Agreement, the other Interim Finance Documents, the Existing Credit Agreement or the other Loan Documents,

(b)            Indebtedness set forth in schedule 4.14 of the Existing Credit Agreement and any Refinancing Indebtedness in respect of any such Indebtedness,

(c)            Indebtedness (including Capitalized Lease Obligations) incurred after 6 July 2022 and at the time of, or within 270 days after, the acquisition, construction, repair, replacement or improvement of any fixed assets for the purpose of financing all or any part of the acquisition, construction, repair, replacement or improvement costs thereof, in an aggregate principal amount outstanding at any one time not to exceed $35,000,000 (“Permitted Purchase Money Indebtedness”), and any Refinancing Indebtedness in respect of such Indebtedness,

95

(d)            Indebtedness constituting or owing by reason of Permitted Investments,

(e)            Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit or collection,

(f)             Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations and (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions,

(g)            Indebtedness of a Person whose assets or Equity Interests are acquired by any Obligor or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (i) was in existence prior to the date of such Permitted Acquisition, and (ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition in an aggregate principal amount not to exceed $35,000,000 outstanding at any one time,

(h)            Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,

(i)             Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(j)             the incurrence by the Borrower or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with the Borrower’s and its Subsidiaries’ operations and not for speculative purposes,

(k)            Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,

(l)             contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of the Borrower or the applicable Obligor or Subsidiary thereof incurred in connection with the consummation of one or more Permitted Acquisitions,

(m)           unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(n)            unsecured Indebtedness of the Borrower owing to employees, former employees, officers, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the redemption by Borrower of the Equity Interests of the Borrower that has been issued to such Persons, so long as (i) no Default or Major Event of Default has occurred and is continuing or would result therefrom, and (ii) the aggregate principal amount of all such Indebtedness outstanding at any one time does not exceed $5,000,000,

96

(o)            Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed $35,000,000 at any time outstanding; provided, that such Indebtedness is not directly or indirectly recourse to any Obligor or of its respective assets,

(p)            accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,

(q)            unsecured Indebtedness of the Obligors and their Subsidiaries; provided, that in the case of each incurrence of such Indebtedness, (i) no Default or Major Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness, (ii) the Interim Facility Agent shall have received satisfactory written evidence that the Borrower has a Consolidated Net Leverage Ratio at or below the then applicable ratio set forth in section 7.1 (Financial Covenants) of the Existing Credit Agreement (giving effect to any adjustment to such ratio following a Permitted Acquisition in accordance with such section) on a pro forma basis after giving effect to the issuance of any such Indebtedness, (iii) such Indebtedness does not mature prior to the date that is 91 days after the Existing Credit Agreement Maturity Date, (iv) the weighted average life to maturity of such Indebtedness shall not be shorter than that applicable to any then outstanding Incremental Term Loan under (and as defined in) the Existing Credit Agreement, (v) if such Indebtedness is Subordinated Indebtedness, any guaranty by the Obligors shall be expressly subordinated to the Interim Liabilities on terms materially not less favorable to the Interim Lenders than the subordination terms of such Subordinated Indebtedness, (vi) if guaranteed, such Indebtedness is not guaranteed by any Subsidiary (other than any Subsidiary specified in Clause 21.4 (Conditions Subsequent)) that is not an Obligor and (vii) the terms of such Indebtedness (other than pricing, fees, rate floors, premiums and optional prepayment or redemption provisions (and, if applicable, subordination terms)), taken as a whole, are not materially more restrictive (as determined by the Borrower in good faith) on the Borrower and its Subsidiaries than the terms and conditions of this Agreement, taken as a whole, or are otherwise on current market terms,

(r)            customary indemnification obligations incurred by any Obligor or any Subsidiary thereof in connection with any Permitted Receivables Sale, and

(s)            other Indebtedness incurred by the Borrower, any other Obligor or any Subsidiary specified in Clause 21.4 (Conditions Subsequent) in an aggregate outstanding principal amount not to exceed at any one time the greater of (x) $40,000,000 and (y) 5% of the Consolidated total assets of the Borrower and its Domestic Subsidiaries, as reflected in the most recent financial statements delivered pursuant to section 5.1 (Financial Statements, Reports, Certificates, Notices) of the Existing Credit Agreement, a copy of which shall be delivered by the Borrower to the Interim Facility Agent to the extent necessary to show compliance with this paragraph.

For all purposes of this Agreement, if an item of Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness described in the above paragraphs, the Obligor or Subsidiary in question (i) shall have the right to determine in its sole discretion the category to which such Indebtedness is to be allocated, (ii) shall not be required to allocate the amount of such Indebtedness to more than one of such categories, (iii) may elect in its sole discretion to apportion such item of Indebtedness between or among any two or more of such categories otherwise applicable, and (iv) may effect a reallocation of all or any part of such Indebtedness incurred under paragraphs (c), (g), (n), (o) and (s) to, between or among any one or more of such paragraphs (c), (g), (n), (o) and (s) at any time and from time to time (provided that, at the time such reclassification, such Indebtedness meets the requirements set forth in such paragraph (c), (g), (n), (o) or (s)).

97

“Permitted Intercompany Advances” has the meaning specified therefor in paragraph (g) of the definition of Permitted Investments.

“Permitted Investments” means:

(a)            Investments in cash and Cash Equivalents,

(b)            Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c)            advances made in connection with purchases of goods or services in the ordinary course of business,

(d)            Investments received in settlement of amounts due to any Obligor or any of its Subsidiaries effected in the ordinary course of business or owing to any Obligor or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of an Obligor or its Subsidiaries,

(e)            Investments owned by any Obligor or any of its Subsidiaries on 6 July 2022 and set forth in schedule 1.1(a) of the Existing Credit Agreement,

(f)             guarantees permitted under the definition of Permitted Indebtedness,

(g)            unsecured loans and advances (collectively, “Permitted Intercompany Advances”) made by (i) an Obligor to another Obligor or to a Subsidiary specified in Clause 21.4 (Conditions Subsequent), (ii) a Subsidiary of the Borrower that is not an Obligor to another Subsidiary of the Borrower that is not an Obligor, (iii) a Subsidiary of the Borrower that is not an Obligor to an Obligor and (iv) an Obligor to a Subsidiary of the Borrower that is not an Obligor so long as (x) the aggregate principal amount of all such loans and advances under this clause (iv) (by type, not by the borrower) does not exceed, together with any Permitted Acquisitions made pursuant to paragraph (k)(ii) below, $50,000,000 outstanding at any one time and (y) at the time of the making of such loan or advance after the date of this Agreement, no Major Event of Default has occurred and is continuing or would result therefrom,

(h)            Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to an Obligor or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i)             deposits of cash made in the ordinary course of business to secure performance of operating leases,

(j)             (i) non-cash loans and advances to employees, officers, and directors of the Borrower or any of its Subsidiaries for the purpose of purchasing Equity Interests in the Borrower so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in the Borrower, and (ii) loans and advances to employees and officers of the Borrower or any of its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate principal amount not to exceed $5,000,000 outstanding at any one time,

98

(k)            (i) Permitted Acquisitions to the extent that any Person or property acquired in such Permitted Acquisition becomes a part of an Obligor or becomes an Additional Guarantor (and deliver customary conditions precedent to the Interim Facility Agent, including those set out in Clause 21.4 (Conditions Subsequent)), and (ii) Permitted Acquisitions to the extent that any Person or property acquired in such Permitted Acquisition does not become a Guarantor or a part of an Obligor in an aggregate amount at any time outstanding not to exceed, together with any Permitted Intercompany Advances made pursuant to paragraph (g)(iv) above, $50,000,000,

(l)             Investments in the form of capital contributions and the acquisition of Equity Interests made by any Obligor in any other Obligor (other than capital contributions to or the acquisition of Equity Interests of the Borrower) or by any Subsidiary of the Borrower in any other Subsidiary of the Borrower,

(m)           Investments resulting from entering into (i) Bank Product Agreements (as defined in the Existing Credit Agreement) or (ii) Hedge Agreements of the type described in paragraph (j) of the definition of Permitted Indebtedness,

(n)           equity Investments by any Obligor in any Subsidiary of such Obligor which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,

(o)            Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,

(p)            Investments so long as (i) no Major Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower demonstrates that the Consolidated Net Leverage Ratio, calculated on a pro forma basis after giving effect to such Investment and any Indebtedness incurred in connection therewith, is not greater than 2.75 to 1.00, and

(q)           so long as no Major Event of Default has occurred and is continuing or would result therefrom, any other Investments in an amount not to exceed, at any time outstanding in the aggregate at any date of determination, the greater of (i) $40,000,000 and (ii) 5% of the Consolidated total assets of the Borrower and its Domestic Subsidiaries, as reflected in the most recent financial statements delivered pursuant to section 5.1 (Financial Statements, Reports, Certificates, Notices) of the Existing Credit Agreement, a copy of which shall be delivered by the Borrower to the Interim Facility Agent to the extent necessary to show compliance with this paragraph.

For all purposes of this Agreement, if an Investment meets the criteria of more than one of the types of Permitted Investments described in the above paragraphs (other than under paragraph (p)), the Obligor or Subsidiary in question (i) shall have the right to determine in its sole discretion the category to which such Investment is to be allocated, (ii) shall not be required to allocate the amount of such Investment to more than one of such categories, (iii) may elect in its sole discretion to apportion such item of Investment between or among any two or more of such categories otherwise applicable, and (iv) may effect a reallocation of all or any part of such Investment made under paragraphs (g)(iv), (j), (k)(ii) and (q) to, between or among any one or more of such paragraphs (g)(iv), (j), (k)(ii) and (q) at any time and from time to time (provided that, at the time such reclassification, such Investments meets the requirements set forth in such paragraph (g)(iv), (j), (k)(ii) or (q)).

“Permitted Liens” means

(a)            Liens created pursuant to the Interim Finance Documents or the Loan Documents,

99

(b)            Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c)            judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default (as defined in the Existing Credit Agreement) under section 8.3 (Judgments) of the Existing Credit Agreement,

(d)            Liens set forth in schedule 1.1(b) of the Existing Credit Agreement; provided, that to qualify as a Permitted Lien, any such Lien described in such schedule shall only secure the Indebtedness that it secures on 6 July 2022 and any Refinancing Indebtedness in respect thereof,

(e)            the interests of lessors under operating leases and licensors under license agreements entered into in the ordinary course of business that do not interfere in any material respect with the operations of the business of the Borrower and its Subsidiaries,

(f)             purchase money Liens on fixtures and equipment and the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased, leased or otherwise acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased, leased or otherwise acquired or any Refinancing Indebtedness in respect thereof,

(g)            Liens arising by operation of law and not as a result of any default or omission by any Obligor or its Subsidiaries in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h)            Liens on amounts deposited to secure obligations of the Borrower and its Subsidiaries in connection with worker’s compensation or other unemployment insurance or other social security legislation (other than Liens imposed pursuant to ERISA),

(i)             Liens on amounts deposited to secure obligations of the Borrower and its Subsidiaries in connection with the making or entering into of bids, tenders, contracts or leases in the ordinary course of business and not in connection with the borrowing of money,

(j)             Liens on amounts deposited to secure reimbursement obligations of the Borrower and its Subsidiaries with respect to surety or appeal bonds obtained in the ordinary course of business,

(k)            with respect to any Real Property (i) easements, rights of way, encroachments, minor defects or irregularities in title, zoning restrictions, municipal bylaws, development agreements, and entitlement, land use, building or planning restrictions or regulations that, individually or in the aggregate, do not materially interfere with or impair the use or operation thereof, and (ii) the extent such Real Property is leased by an Obligor or any Subsidiary thereof, any Liens to which the underlying fee or any other interest in such leased Real Property (or the land on which or the building in which such leased Real Property may be located) is subject, including rights of the landlord under the applicable lease and all superior, underlying and ground leases and renewals, extensions, amendments or substitutions thereof,

(l)             licenses of patents, trademarks, copyrights, and other intellectual property rights entered into in the ordinary course of business,

100

(m)           Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness and, if applicable, subject to subordination terms and conditions that are at least as favorable to the Interim Finance Parties as those that were applicable to the original Lien,

(n)            rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business or under the general business conditions of a bank,

(o)            Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q)            Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(r)             Liens assumed by the Borrower or its Subsidiaries in connection with a Permitted Acquisition that secure Indebtedness permitted under paragraph (g) of the definition of Permitted Indebtedness,

(s)            Liens arising under a Permitted Receivables Sale solely with respect to Receivables disposed of by an Obligor or its Subsidiary in accordance with such Permitted Receivables Sale, and

(t)             other Liens as to which the aggregate amount of the obligations secured thereby does not exceed, on the date such Liens are granted, the greater of (x) $40,000,000 and (y) 5% of the Consolidated total assets of the Borrower and its Domestic Subsidiaries, as reflected in the most recent financial statements delivered pursuant to section 5.1 (Financial Statements, Reports, Certificates, Notices) of the Existing Credit Agreement, a copy of which shall be delivered by the Borrower to the Interim Facility Agent to the extent necessary to show compliance with this paragraph;

provided that Liens permitted under paragraphs (d), (f), (h), (i), (j), (l), (n), (o), (p), (q), (s) and (t) of this definition shall not encumber any Real Property of the Borrower or any of its Subsidiaries.

For all purposes of this Agreement and subject to the limitations set forth above, if a Lien meets the criteria of more than one of the types of Permitted Liens described in the above paragraphs, the Obligor or Subsidiary in question (i) shall have the right to determine in its sole discretion the category to which such Lien is to be allocated, (ii) shall not be required to allocate the amount of such Lien to more than one of such categories, (iii) may elect in its sole discretion to apportion such item of Lien between or among any two or more of such categories otherwise applicable, and (iv) may effect a reallocation of all or any part of such Lien incurred under paragraphs (f), (r) and (t) to, between or among any one or more of such paragraphs (f), (r) and (t) at any time and from time to time (provided that, at the time such reclassification, such Liens meets the requirements set forth in such paragraph (f), (r) or (t)).

101

“Permitted Protest” means the right of the Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Interim Liabilities), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Borrower or its Subsidiary, as applicable, in good faith, and (c) the Interim Security Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Interim Security Agent’s Liens.

“Permitted Purchase Money Indebtedness” has the meaning specified therefor in paragraph (c) of the definition of Permitted Indebtedness.

“Permitted Receivables Sales” means sales (including at a discount) by one or more Obligors and/or their Subsidiaries of Receivables owing from customers from time to time pursuant to a supply chain financing arrangement or other financing arrangement for the collection or compromise of the same (“Supply Chain Financing Arrangements”) in the ordinary course of business on customary terms; provided that (a) the aggregate amount of Receivables sold in connection with such Supply Chain Financing Arrangements (calculated based on the non-discounted value of such Receivables) that remain outstanding or uncollected by the purchaser thereof shall not exceed $25,000,000 at any time outstanding and (b) any Liens arising under the Permitted Receivables Sales shall not at any time encumber any property other than the identified Receivables sold pursuant to the applicable Permitted Receivables Sales.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Purchase Price” means, with respect to any Other Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of the Borrower issued in connection with such Other Acquisition and including the maximum amount of Earn-Outs), paid or delivered by the Borrower or one of its Subsidiaries in connection with such Other Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash or Cash Equivalents acquired in connection with such Other Acquisition.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Quanex Foundation” means Quanex Foundation, a Texas non-profit corporation (File Number: 68333201).

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

“Receivables” means the accounts receivable or Accounts and the related property and rights of any Obligor or its Subsidiary.

“Reference Period” means, as of any date of determination, the period of four (4) consecutive Fiscal Quarters ended on or immediately prior to such date for which Borrower has delivered financial statements and a compliance certificate pursuant to section 5.1 (Financial Statements, Reports, Certificates, Notices) of the Existing Credit Agreement, a copy of which shall be delivered by the Borrower to the Interim Facility Agent to the extent necessary to show compliance with any provision the Borrower intends to rely upon in this Part II (Major Undertakings) of Schedule 5 (Major Representations, Undertakings and Events of Default).

102

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a)            such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b)            such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c)            if the Indebtedness that is refinanced, renewed, or extended was Subordinated Indebtedness, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Interim Finance Parties as those that were applicable to the refinanced, renewed, or extended Indebtedness,

(d)            the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Interim Liabilities other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

(e)            if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured,

(f)             if the Indebtedness that is refinanced, renewed or extended was secured (i) such refinancing, renewal or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Interim Facility Agent or the Interim Finance Parties and (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such refinanced, renewed or extended Indebtedness, and

(g)            at the time of the incurrence thereof, no Default or Major Event of Default shall have occurred and be continuing.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower and reasonably acceptable to the Interim Facility Agent; provided that, to the extent requested thereby, the Interim Facility Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Interim Finance Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

103

“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by the Borrower or any of its Subsidiaries (including any payment in connection with any merger or consolidation involving the Borrower or any of its Subsidiaries) or to the direct or indirect holders of Equity Interests issued by the Borrower or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by the Borrower), (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Borrower or any of its Subsidiaries) any Equity Interests issued by the Borrower or any of its Subsidiaries, (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, or (d) make, or cause or suffer to permit to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial and any successor thereto.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or its Subsidiaries incurred from time to time that is subordinated in right of payment to the Interim Liabilities; provided that, if such Indebtedness is secured, it shall be subject to an intercreditor agreement in form and substance reasonably acceptable to Interim Facility Agent; provided further, for sake of clarity, that the Indebtedness under the Existing Credit Agreement does not constitute Subordinated Indebtedness.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity. Notwithstanding the foregoing, Quanex Foundation, a non-profit Texas corporation, shall be deemed to not be a Subsidiary so long as it remains a non-profit entity.

“United States” means the United States of America.

“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, 100% of all cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries that (a) do not appear or would not be required to appear as “restricted” on the financial statements of the Borrower or any such Subsidiary (unless related to the Interim Finance Documents, the Loan Documents or Liens permitted under paragraph (a) of the definition of “Permitted Liens”), (b) are held in bank accounts or securities accounts (i) located in the United States or (ii) located outside of the United States in accredited financial institutions in an amount in such accounts under this paragraph (ii) not to exceed $25,000,000, (c) are not subject to any Liens (other than Liens permitted under paragraphs (a) and (n) of the definition of “Permitted Liens”) and (d) are not otherwise unavailable to the Borrower or such Subsidiary; provided that the proceeds of any Indebtedness incurred substantially concurrently with the determination of such amount shall be excluded.

2.	English Law Undertakings

(a)	The Borrower shall (and, if the Acquisition is being carried out by another Group Company, shall procure that the relevant Group Company will) comply at all times in all material respects with the City Code (subject to any waiver or dispensation of any kind granted by the Panel or the requirement of the High Court of Justice of England and Wales) and all applicable laws or regulations relating to the Acquisition, save where non-compliance would not be materially prejudicial to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents.

104

(b)	The Borrower shall not (and, if the Acquisition is being carried out by another Group Company, shall procure that the relevant Group Company will not) amend or waive or treat as satisfied when not satisfied any material term or condition of the Announcement, any Scheme Document or, as the case may be, Offer Document, (as compared to the position set out in the Announcement) in a manner or to the extent that would be materially prejudicial to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents, other than any amendment or waiver:

(i)	made with the consent of the Majority Interim Lenders (such consent not to be unreasonably withheld or delayed);

(ii)	required or requested by the Panel or the High Court of Justice of England and Wales, or reasonably determined by the Borrower or (if applicable) the relevant Group Company as being necessary or desirable to comply with the requirements or requests (as applicable) of the City Code, the Panel or the High Court of Justice of England and Wales or any other relevant regulatory body, court or applicable law or regulation;

(iii)	changing the purchase price (or a written agreement related thereto) in connection with the Acquisition;

(iv)	relating to any condition(s) to the Acquisition which the Borrower or (as applicable, the relevant Group Company) reasonably considers that it would not be entitled, in accordance with Rule 13.5(a) of the City Code, to invoke so as to cause the Acquisition not to proceed;

(v)	extending the period in which holders of the shares in Target may accept the terms of the Scheme or, as the case may be, the Offer (including by reason of the adjournment of any meeting or court hearing) or, in the case of the Offer, bringing forward the unconditional date of the Offer by means of an acceleration statement under Rule 31.5 of the City Code; or

(vi)	required to allow the Acquisition to switch from being effected by way of an Offer to a Scheme or from a Scheme to an Offer or to issue or launch replacement Offer Documents or Scheme Documents consistent with the Announcement.

(c)	For the avoidance of doubt, in the event that:

(i)	Target has issued a Scheme Circular in relation to the Acquisition, nothing in this Agreement shall prevent the Borrower or (if applicable) the relevant Group Company from subsequently proceeding with an Offer, provided that the terms and conditions contained in the relevant Offer Document include an Acceptance Condition of no lower than the Minimum Acceptance Threshold; and

(ii)	the Borrower or (if applicable) the relevant Group Company has issued an Offer Document, nothing in this Agreement shall prevent the Borrower or (if applicable) the relevant Group Company from subsequently proceeding with a Scheme.

105

(d)	Save as required by the Panel, the High Court of Justice of England and Wales or any other applicable law, regulation or regulatory body, or as reasonably determined by the Borrower or (if applicable) the relevant Group Company as being necessary or desirable to comply with the requirements or requests (as applicable) of the City Code, the Panel or the High Court of Justice of England and Wales or any other relevant regulatory body or applicable law or regulation, the Borrower shall not (and, if the Acquisition is being carried out by another Group Company, shall procure that the relevant Group Company will not) prior to the end of the Offer Period (as defined in the City Code) make any press release or other public statement in respect of the Acquisition which refers to the Interim Facility, any Interim Finance Document or the Interim Finance Parties or any of them (in such capacity) which would be materially prejudicial to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents (other than the Announcement, any Scheme Document or any Offer Document), without (to the extent permitted by law or regulation) first obtaining the prior approval of the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders), with such approval by the Interim Facility Agent and Interim Lenders (as appropriate) not to be unreasonably withheld or delayed. If the Borrower or (if applicable) the relevant Group Company does become so required, the Borrower shall notify the Interim Facility Agent as soon as practicable (and to the extent that it does not prejudice the Borrower’s or (if applicable) the relevant Group Company’s ability to comply with such requirement), upon becoming aware of the requirement. For the avoidance of doubt, this paragraph shall not restrict the Borrower or (if applicable) the relevant Group Company, from making any disclosure that is required, permitted or customary in relation to the Interim Finance Documents or the identity of the Interim Finance Parties in the Announcement, any Scheme Document or any Offer Document or making any disclosure or filings as required by the City Code or by law (including applicable securities law) or its auditors or in its audited financial statements or in accordance with or in order to satisfy or comply with the terms of the Interim Finance Documents.

(e)	If the Acquisition is effected by way of an Offer, the Borrower shall not (and, if the Acquisition is being carried out by another Group Company, shall procure that the relevant Group Company will not) reduce the Acceptance Condition to lower than the Minimum Acceptance Threshold, other than with the consent of all the Interim Lenders.

(f)	The Borrower shall not (and, if the Acquisition is being carried out by another Group Company, shall procure that the relevant Group Company will not) take any steps as a result of which any Group Company is obliged to make a mandatory offer under Rule 9 of the City Code.

(g)	In the case of an Offer, where becoming entitled to do so, the Borrower shall (or, if the Acquisition is being carried out by another Group Company, shall procure that the relevant Group Company will) promptly give notices under Section 979 of the Companies Act 2006 in respect of the Target Shares to which the Offer relates that the Borrower or (if applicable) the relevant Group Company has not acquired or unconditionally contracted to acquire pursuant to the Offer, and shall promptly (and in any event within the maximum time period prescribed by such actions) complete a Squeeze-Out.

(h)	Subject always to the Companies Act 2006 and any applicable listing rules, in the case of a Scheme, within 60 days after the Scheme Effective Date, and in relation to an Offer, within 60 days after the date upon which the Borrower or (if applicable the relevant Group Company, (directly or indirectly) owns shares in Target (excluding any shares held in treasury), which, when aggregated with all other shares in Target owned directly or indirectly by the Borrower or (if applicable) the relevant Group Company) represent not less than the then applicable Acceptance Condition, the Borrower shall (and, if the Acquisition is being carried out by the relevant Group Company, shall procure that the relevant Group Company will) use its reasonable endeavours to procure that trading in the shares in Target on the Main Market of the London Stock Exchange is cancelled and as soon as reasonably practicable thereafter, procure that the Target is re-registered as a private limited company.

106

(i)	The Borrower shall (and, if the Acquisition is being carried out by another Group Company, shall procure that the relevant Group Company will) keep the Interim Facility Agent informed as to any material developments in relation to the Acquisition, including if the Scheme or the Offer, as applicable, lapses or is withdrawn (in each case, subject to the applicable legal and regulatory restrictions on disclosure thereof) and, will from time to time, if the Interim Facility Agent requests, give the Interim Facility Agent details as to the current level of acceptances from an Offer.

(j)	The Borrower shall (and, if the Acquisition is being carried out by another Group Company, shall procure that the relevant Group Company will) provide to the Interim Facility Agent a copy of (i) the Scheme Documents or (ii) as the case may be, the Offer Documents dispatched to shareholders of the Target promptly following such dispatch.

(k)	The Borrower shall (and, if the Acquisition is being carried out by another Group Company, shall procure that the relevant Group Company will) ensure that the Offer Documents and Scheme Documents are substantially consistent in all material respects with, the terms of the Announcement subject to any amendments or other changes which would be permitted under paragraph (b) above.

(l)	The Borrower will, and will cause each of its Subsidiaries to, maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. The Borrower will promptly upon the reasonable request of the Interim Facility Agent or any Interim Lender, provide Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Part III
Major Events of Default

1.	Payment default

Following the Interim Closing Date, the Obligors do not pay on the due date (a) any principal amount payable by them under the Interim Finance Documents in the manner required under the Interim Finance Documents unless payment is made within three (3) Business Days of the due date, (b) any interest under the Interim Finance Documents or any Interim Facilities Fees payable under (and as defined in) the Fee Letters unless payment is made within five (5) Business Days.

2.	Breach of other obligations

The Obligors do not comply with any Major Undertaking and, if capable of remedy, the same is not remedied within fifteen (15) Business Days of the earlier of the Obligors’ Agent:

(a)	becoming aware of a failure to comply; and

(b)	receiving written notice from the Interim Facility Agent notifying it of non-compliance.

107

3.	Misrepresentation

A Major Representation is incorrect or misleading in any material respect (or if qualified by materiality, in any respect) when made and, if capable of remedy, the event or circumstances resulting in the same are not remedied within fifteen (15) Business Days of the earlier of the Obligors’ Agent:

(a)	becoming aware of such failure; and

(b)	receiving written notice from the Interim Facility Agent notifying it of that failure.

4.	Invalidity/repudiation

Any of the following occurs:

(a)	subject to the Reservations and the Perfection Requirements, any material obligation of the Obligors under any Interim Finance Document is or becomes invalid or unenforceable, in each case, in a manner which is materially adverse to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents;

(b)	subject to the Reservations and the Perfection Requirements, it is or becomes unlawful in any applicable jurisdiction for the Obligors to perform any of their material obligations under any Interim Finance Document, in each case, in a manner which is materially adverse to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents; or

(c)	any of the Obligors repudiates or rescinds an Interim Finance Document and such repudiation or rescission is materially prejudicial to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents, and, if capable of remedy, the same is not remedied within fifteen (15) Business Days of the earlier of the Obligors’ Agent (i) becoming aware of such failure and (ii) receiving written notice from the Interim Facility Agent notifying it of that failure.

5.	Change of Control

The occurrence of one or more of the following events:

(a)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Equity Interests of the Borrower entitled to vote in the election of members of the Board of Directors of Borrower;

(b)	during any period of 24 consecutive months commencing on or after 6 July 2022, the occurrence of a change in the composition of the Board of Directors of Borrower such that a majority of the members of such Board of Directors are not Continuing Directors; or

108

(c)	the Borrower fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Obligor.

In this paragraph 5:

Board of Directors means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers);

Continuing Director means (a) any member of the Board of Directors who was a director (or comparable manager) of the Borrower on the Interim Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Interim Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by a majority of the then Continuing Directors; and

Equity Interests means, with respect to a Person, all of the shares, options, warrants, interests, or participations of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests), or preferred stock.

6.	Insolvency

Any Obligor or (if another Group Company makes the Acquisition) the relevant Group Company:

(a)	is unable to pay its debts as they fall due (other than solely as a result of liabilities exceeding assets) or suspends making payments on all or a material part of its debts or publicly announces in writing its intention to do so; or

(b)	by reason of actual or anticipated financial difficulties commences negotiations with its financial creditors generally (excluding the Interim Finance Parties) with a view to rescheduling its indebtedness generally.

7.	Insolvency proceedings

(a)	Any of the following occurs in respect of any of the Obligors or (if another Group Company makes the Acquisition) the relevant Group Company:

(i)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, examiner, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its material assets (other than the Target Group or its shares); or

(ii)	an application for the judicial winding-up or liquidation of the Obligors or (if another Group Company makes the Acquisition) the relevant Group Company,

or any analogous proceedings in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)	any petitions, proceedings or actions which are contested in good faith and discharged, stayed or dismissed within twenty-eight (28) days of commencement; or

109

(ii)	any petition or similar presented by a creditor which is:

(A)	being contested in good faith and due diligence and the relevant entity has demonstrated to the Interim Facility Agent (acting reasonably and in good faith) that it has sufficient financial means to meet the amount of the claim requested by the creditor; or

(B)	in the opinion of the Obligors’ Agent (acting reasonably and in good faith), frivolous and vexatious.

8.	ERISA Event

An ERISA Event shall have occurred that would reasonably be expected to result in a Material Adverse Effect.

110

Schedule 6
Impairment and Replacement of Interim Finance Parties

Part I
Impaired Agent

1.	Impaired Agent

(a)	If, at any time, an Agent becomes an Impaired Agent, the Obligors’ Agent, an Obligor or an Interim Lender which is required to make a payment under the Interim Finance Documents to the Agent in accordance with Clause 11 (Payments) or otherwise under an Interim Finance Document may instead either pay that amount direct to the required recipient or pay that amount to an interest bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligors’ Agent or the Obligors or the Interim Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Interim Finance Documents. In each case such payments must be made on the due date for payment under the Interim Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this paragraph 1 shall be discharged of the relevant payment obligation under the Interim Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with paragraph 3 (Replacement of an Interim Facility Agent) below, each Party which has made a payment to a trust account in accordance with this paragraph 1 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 16.1 (Recoveries).

(e)	A Party which has made a payment in accordance with paragraph 1 shall, promptly upon request by a recipient and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that recipient,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that recipient.

2.	Communication when Interim Facility Agent is Impaired Interim Facility Agent

If an Agent is an Impaired Agent, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Interim Facility Agent is an Impaired Agent) all the provisions of the Interim Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

111

3.	Replacement of an Interim Facility Agent

(a)	The Majority Interim Lenders or the Obligors’ Agent may by giving ten (10) days’ notice to an Agent which is an Impaired Agent replace that Agent by appointing a successor Agent (which shall be acting through an office in New York).

(b)	The retiring Agent shall (at its own cost, and otherwise at the expense of the Interim Lenders):

(i)	make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Interim Finance Documents; and

(ii)	enter into and deliver to the successor Agent those documents and effect any registrations and notifications as may be required for the transfer or assignment of all its rights and benefits under the Interim Finance Documents to the successor Agent.

(c)	An Obligor must take any action and enter into and deliver any document which is necessary to ensure that any Interim Security Document provides for effective and perfected Interim Security in favour of any successor Agent.

(d)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Interim Lenders or the Obligors’ Agent to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Interim Finance Documents (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(e)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

112

Part II
Defaulting Lender

1.	For so long as a Defaulting Lender has any undrawn Interim Commitment, in ascertaining (i) the Majority Interim Lenders; or (ii) whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Interim Commitments under the Interim Facility or the agreement of any specified group of Interim Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Interim Lenders under the Interim Finance Documents, that Defaulting Lender’s Interim Commitments under the Interim Facility will be reduced by the amount of its undrawn Interim Commitments under the Interim Facility and, to the extent that that reduction results in that Defaulting Lender’s Total Interim Commitments being zero, that Defaulting Lender shall be deemed not to be an Interim Lender for the purposes of (i) and (ii) above.

2.	For the purposes of paragraph 1 above, the Interim Facility Agent may assume that the following Interim Lenders are Defaulting Lenders:

(a)	any Interim Lender which has notified the Interim Facility Agent that it has become a Defaulting Lender;

(b)	any Interim Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred,

unless it has received notice to the contrary from the Interim Lender concerned (together with any supporting evidence reasonably requested by the Interim Facility Agent) or the Interim Facility Agent is otherwise aware that the Interim Lender has ceased to be a Defaulting Lender.

3.	Without prejudice to any other provision of this Agreement, the Agents may disclose and, on the written request of the Obligors’ Agent or the Majority Interim Lenders, shall, as soon as reasonably practicable, disclose the identity of a Defaulting Lender to the Obligors’ Agent and to the other Interim Finance Parties.

4.	If any Interim Lender becomes a Defaulting Lender, the Obligors’ Agent may, at any time whilst the Interim Lender continues to be Defaulting Lender, give the Interim Facility Agent three (3) Business Days’ notice of cancellation of all or any part of each undrawn Interim Commitment of that Interim Lender.

113

Part III
Replacement of an Interim Lender / Increase

1.	Replacement of an Interim Lender

(a)	If at any time:

(i)	any Interim Finance Party becomes or is a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)	an Obligor becomes obliged to repay any amount in accordance with Clause 10.3 (Illegality) or to pay additional amounts pursuant to Clause 9 (Taxes) or Clause 10.1 (Increased Costs) to any Interim Finance Party;

(iii)	any Interim Finance Party invokes the benefit of Clauses 8.6 (Absence of quotations) to 8.8 (Proposed Disrupted Loans) (inclusive); or

(iv)	any Interim Finance Party becomes or is a Defaulting Lender,

then the Obligors’ Agent may, on no less than five (5) Business Days’ prior written notice (a Replacement Notice) to the Interim Facility Agent and such Interim Finance Party (a Replaced Lender):

(A)	replace a participation of such Replaced Lender by requiring such Replaced Lender to (and such Replaced Lender shall) transfer pursuant to Clause 22 (Changes to Parties) on such dates as specified in the Replacement Notice all or part of its rights and obligations under this Agreement to an Interim Lender constituting a New Interim Lender under Clause 22.2 (Transfers by Interim Lenders) selected by the Obligors’ Agent, which confirms its (or their) willingness to assume and does assume all or part of the obligations of the Replaced Lender (including the assumption of the Replaced Lender’s participations or unfunded or undrawn participations (as the case may be) on the same basis as the Replaced Lender) for a purchase price in cash payable at the time of transfer in an amount equal to the applicable outstanding principal amount of such Replaced Lender’s participation in the outstanding Interim Loans and all related accrued interest, Break Costs and other amounts payable in relation thereto under the Interim Finance Documents in respect of such transferred participation; and/or

(B)	prepay on such dates as specified in the Replacement Notice all or any part of such Interim Lender’s participation in the outstanding Interim Loans and all related accrued interest, Break Costs and other amounts payable in relation thereto under the Interim Finance Documents in respect of such participation; and/or cancel all or part of the undrawn Interim Commitments of that Replaced Lender on such dates as specified in the Replacement Notice.

(b)	Any notice delivered under paragraph (a) above (or any subsequent notice for this purpose, as applicable) may be accompanied by a Transfer Certificate complying with Clause 22.4 (Procedure for transfer) and/or an Assignment Agreement complying with Clause 22.5 (Procedure for assignment) and any other related documentation to effect the transfer or assignment, which Transfer Certificate, Assignment Agreement and any other related documentation to effect the transfer or assignment (if attached) shall be promptly (and by no later than three (3) Business Days from receiving such Transfer Certificate, Assignment Agreement and any other related documentation) executed by the relevant Replaced Lender and returned to the Obligors’ Agent.

114

(c)	Notwithstanding the requirements of Clause 22 (Changes to Parties) or any other provisions of the Interim Finance Documents, if a Replaced Lender does not execute and/or return a Transfer Certificate, an Assignment Agreement and any other related documentation to effect the transfer or assignment as required by paragraph (b) above within three (3) Business Days of delivery by the Obligors’ Agent, the relevant transfer or transfers or assignment and assignments shall automatically and immediately be effected for all purposes under the Interim Finance Documents on payment of the replacement amount to the Interim Facility Agent (for the account of the relevant Replaced Lender), and the Interim Facility Agent may (and is authorised by each Interim Finance Party to) execute, without requiring any further consent or action from any other party, a Transfer Certificate, Assignment Agreement and any other related documentation to effect the transfer or assignment on behalf of the relevant Replaced Lender which is required to transfer its rights and obligations or assign its rights under this Agreement pursuant to paragraph (a) above which shall be effective for the purposes of Clause 22.4 (Procedure for transfer) and Clause 22.5 (Procedure for assignment). The Interim Facility Agent shall not be liable in any way for any action taken by it pursuant to this paragraph 1 and, for the avoidance of doubt, the provisions of Clause 15.4 (Exoneration of the Arrangers and the Agents) shall apply in relation thereto.

(d)	If the Obligors’ Agent or the Interim Facility Agent (at the request of the Obligors’ Agent) has requested the Interim Lenders to give a consent in relation to, or to agree to a release, waiver or amendment of, any provisions of the Interim Finance Documents or other vote of the Interim Lenders under the terms of this Agreement, where the requested consent, release, waiver or amendment is one which requires greater than Majority Interim Lender consent pursuant to this Agreement and has been agreed to by the Majority Interim Lenders, then any Interim Lender who has not consented or agreed (or fails to reject) to such request by the end of the period of ten (10) Business Days (or any other period of time notified by the Obligors’ Agent, with the prior agreement of the Interim Facility Agent if the period for this provision to operate is less than ten (10) Business Days) of a request being made such Interim Lender shall be deemed a Non-Consenting Lender.

(e)	If any Non-Consenting Lender fails to assist with any step required to implement the Obligors’ Agent’s right to prepay that Non-Consenting Lender or to replace that Non-Consenting Lender pursuant to this paragraph 1 within three (3) Business Days of a request to do so by the Obligors’ Agent, then that Non-Consenting Lender shall be automatically excluded from participating in that vote, and its participations, Interim Commitments and vote (as the case may be) shall not be included (or, as applicable, required) with the Total Interim Commitments or otherwise when ascertaining whether the approval of Majority Interim Lenders, all Interim Lenders, or any other class of Interim Lenders (as applicable) has been obtained with respect to that request for a consent or agreement; and its status as an Interim Lender shall be disregarded for the purpose of ascertaining whether the agreement or any specified group of Interim Lenders has been obtained to approve the request.

2.	Increase

(a)	The Obligors’ Agent may by giving prior notice to the Interim Facility Agent, to take effect on or after the effective date of a cancellation of:

115

(i)	the undrawn Interim Commitments of a Defaulting Lender in accordance with paragraph 3 of Part II (Defaulting Lender) of this Schedule 6; or

(ii)	the Interim Commitments of an Interim Lender in accordance with Clause 10.3 (Illegality) or paragraph 1 (Replacement of an Interim Lender) above,

request that the Interim Commitments relating to the Interim Facility be increased (and the Interim Commitments relating to the Interim Facility shall be so increased) up to the amount of the undrawn Interim Commitments or Interim Commitments relating to the Interim Facility so cancelled as described in the following paragraphs.

(b)	Following a request as described in paragraph (a) above:

(i)	the increased Interim Commitments will be assumed by one or more Interim Lenders or other banks, financial institutions, trusts, funds or other entities (each an Increase Lender) selected by the Obligors’ Agent and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of an Interim Lender corresponding to that part of the increased Interim Commitments which it is to assume, as if it had been an Original Interim Lender;

(ii)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Interim Lender;

(iii)	each Increase Lender shall become a Party as an Interim Lender and any Increase Lender and each of the other Interim Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Interim Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Interim Lender;

(iv)	the Interim Commitments of the other Interim Lenders shall continue in full force and effect; and

(v)	any increase in the Interim Commitments relating to the Interim Facility shall take effect on the date specified by the Obligors’ Agent in the notice referred to above or any later date on which the conditions set out in paragraph (c) below are satisfied.

(c)	An increase in the Interim Commitments relating to the Interim Facility will only be effective on the later of:

(i)	the execution by the Interim Facility Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)	in relation to an Increase Lender which is not an Interim Lender immediately prior to the relevant increase the Interim Facility Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Interim Commitments by that Increase Lender. The Interim Facility Agent shall promptly notify the Obligors’ Agent and the Increase Lender upon being so satisfied; and

116

(iii)	if applicable, the date on which any corresponding Interim Commitments referred to in paragraph (a) were cancelled.

(d)	Each Increase Lender, by executing the Increase Confirmation, confirms that the Interim Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Interim Lender or Interim Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(e)	The Interim Facility Agent shall, as soon as reasonably practicable after it has executed an Increase Confirmation, send to the Obligors’ Agent a copy of that Increase Confirmation.

(f)	Clause 22.3 (Limitation of responsibility of Existing Interim Lenders) shall apply mutatis mutandis in this paragraph 2 in relation to an Increase Lender as if references in that Clause to:

(i)	an Existing Interim Lender were references to all the Interim Lenders immediately prior to the relevant increase;

(ii)	the New Interim Lender were references to that Increase Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

117

Part IV
Form of Increase Confirmation

To:	[●] as Interim Facility Agent, [●] as Interim Security Agent and [●] as Borrower

From:	[●] (the Increase Lender)

Dated:	[●]

[Quanex Building Products Corporation] – Interim Facilities Agreement dated [●] 2024 (as amended from time to time) (the Interim Facilities Agreement)

1.	We refer to the Interim Facilities Agreement. This agreement (the Agreement) shall take effect as an Increase Confirmation for the purpose of the Interim Facilities Agreement. Terms defined in the Interim Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to paragraph 2 (Increase) of Part III (Replacement of an Interim Lender / Increase) of Schedule 6 (Impairment and Replacement of Interim Finance Parties) of the Interim Facilities Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Interim Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Interim Lender under the Interim Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [●].

5.	On the Increase Date, the Increase Lender becomes party to the relevant Interim Finance Documents as an Interim Lender.

6.	The Facility Office, address, email address and attention details for notices to the Increase Lender for the purposes of Clause 18.1 (Mode of service) of the Interim Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Interim Lenders’ obligations referred to in paragraph (f) of paragraph 2 (Increase) of Part III (Replacement of an Interim Lender / Increase) of Schedule 6 (Impairment and Replacement of Interim Finance Parties) of the Interim Facilities Agreement.

8.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by [English] law.

10.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:	The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Interim Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Interim Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

118

The Schedule to the Increase Confirmation

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[INSERT RELEVANT DETAILS]

[Facility office address, email address and attention details for notices and account details for payments]

_______________________________

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Interim Facilities Agreement by the Interim Facility Agent.

_______________________________

[Interim Facility Agent]

By:

119

Part V
Definitions

Capitalised terms in this Schedule 6 shall have the meanings ascribed to such terms in Schedule 1 (Definitions and Interpretation) and this Part V, as applicable.

Acceptable Bank means a bank or financial institution which has a long-term credit rating of at least BBB by Standard & Poor’s Rating Services or Fitch Ratings Ltd or at least Baa3 by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or any Interim Finance Party or any Affiliate of an Interim Finance Party.

Defaulting Lender means any Interim Lender:

(a)	which has failed to make its participation in an Interim Loan available (or has notified the Interim Facility Agent or the Obligors’ Agent (which has notified the Interim Facility Agent) that it will not make its participation in an Interim Loan available) by the Drawdown Date of that Interim Loan in accordance with Clause 6.3 (Advance of Interim Loans) or which has failed to provide cash collateral;

(b)	which has otherwise rescinded or repudiated an Interim Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing.

Impaired Agent means an Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Interim Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates an Interim Finance Document;

(c)	(if the Agent is also an Interim Lender) it is a Defaulting Lender under paragraphs (a) or (b) of the definition of Defaulting Lender; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by administrative or technical error or a disruption event and payment is made within three (3) Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

Increase Confirmation means a confirmation substantially in the form set out in Part IV (Form of Increase Confirmation) of this Schedule 6.

Insolvency Event in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Non-Consenting Lender has the meaning given to that term in paragraph (d) of paragraph 1 (Replacement of an Interim Lender) of Part III (Replacement of an Interim Lender / Increase) of this Schedule 6.

Schedule 7
Form of Transfer Certificate

To:          [●] as Interim Facility Agent

From:      [●] (the Existing Interim Lender) and [●] (the New Interim Lender)

Dated:     [●]

[Quanex Building Products Corporation] – Interim Facilities Agreement dated [●] 2024 (as amended from time to time) (the Interim Facilities Agreement)

1.	We refer to the Interim Facilities Agreement. This is a Transfer Certificate. Terms defined in the Interim Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 22.4 (Procedure for transfer) of the Interim Facilities Agreement:

(a)	The Existing Interim Lender and the New Interim Lender agree to the Existing Interim Lender transferring to the New Interim Lender by novation all or part of the Existing Interim Lender’s Interim Commitments, rights and obligations referred to in the Schedule in accordance with Clause 22.4 (Procedure for transfer) of the Interim Facilities Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, email address and attention details for notices of the New Interim Lender for the purposes of Clause 18.1 (Mode of service) of the Interim Facilities Agreement are set out in the Schedule.

3.	The New Interim Lender expressly acknowledges the limitations on the Existing Interim Lender’s obligations set out in paragraph (c) of Clause 22.3 (Limitation of responsibility of Existing Interim Lenders) of the Interim Facilities Agreement.

4.	The New Interim Lender confirms, for the benefit of the Obligors (which may rely on this confirmation) that it [is/is not] a Disqualified Lender.

5.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by [English] law.

6.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:	The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Interim Lender’s interest in the Interim Security in all jurisdictions. It is the responsibility of the New Interim Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Interim Lender’s Interim Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule to the Transfer Certificate

Commitment/rights and obligations to be transferred

[INSERT RELEVANT DETAILS]

[Facility office address, email address and attention details for notices and account details for payments]

_______________________________

[Existing Interim Lender]

By:

_______________________________

[New Interim Lender]

By:

This Transfer Certificate is accepted by the Interim Facility Agent and the Transfer Date is confirmed as [●].

_______________________________

[Interim Facility Agent]

By:

Schedule 8
Form of Assignment Agreement

To:          [●] as Interim Facility Agent

From:      [●] (the Existing Interim Lender) and [●] (the New Interim Lender)

Dated:    [●]

[Quanex Building Products Corporation] – Interim Facilities Agreement dated [●] 2024 (as amended from time to time) (the Interim Facilities Agreement)

1.	We refer to the Interim Facilities Agreement. This is an Assignment Agreement. Terms defined in the Interim Facilities Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 22.5 (Procedure for assignment) of the Interim Facilities Agreement.

3.	The Existing Interim Lender assigns absolutely to the New Interim Lender all the rights of the Existing Interim Lender under the Interim Facilities Agreement, the other Interim Finance Documents and in respect of the Interim Security which correspond to that portion of the Existing Interim Lender’s Interim Commitments and participations in Interim Loans under the Interim Facilities Agreement as specified in the Schedule;

4.	Subject to Clause 22.2(e) (Transfers by Interim Lenders), the Existing Interim Lender is released from all the obligations of the Existing Interim Lender which correspond to that portion of the Existing Interim Lender’s Interim Commitments and participations in Interim Loans under the Interim Facilities Agreement specified in the Schedule.

5.	The New Interim Lender becomes a Party as an Interim Lender and is bound by obligations equivalent to those from which the Existing Interim Lender is released under paragraph 4 above.

6.	The proposed Transfer Date is [●].

7.	On the Transfer Date, the New Interim Lender becomes Party to the Interim Finance Documents as an Interim Lender.

8.	The New Interim Lender expressly acknowledges the limitations on the Existing Interim Lender’s obligations set out in paragraph (c) of Clause 22.3 (Limitation of responsibility of Existing Interim Lenders) of the Interim Facilities Agreement.

9.	This Assignment Agreement acts as notice to the Interim Facility Agent (on behalf of each Interim Finance Party) and, upon delivery in accordance with Clause 22.5 (Procedure for Assignment) of the Interim Facilities Agreement, to the Obligors’ Agent (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

10.	The New Interim Lender confirms, for the benefit of the Obligors (which may rely on this confirmation) that it [is/is not] a Disqualified Lender.

11.	The Facility Office and address, email address and attention details for notices of the New Interim Lender for the purposes of Clause 18.1 (Mode of service) of the Interim Facilities Agreement are set out in the Schedule.

12.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

13.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by [English] law.

14.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note:	The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Interim Lender’s interest in the Interim Security in all jurisdictions. It is the responsibility of the New Interim Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Interim Lender’s Interim Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule to the Assignment Agreement

Commitment/rights and obligations to be transferred by assignment, release and accession

[INSERT RELEVANT DETAILS]

[Facility office address, email address and attention details for notices and account details for payments]

_______________________________

[Existing Interim Lender]

By:

_______________________________

[New Interim Lender]

By:

This Assignment Agreement is accepted by the Interim Facility Agent and the Transfer Date is confirmed as [●].

[Signature of this Assignment Agreement by the Interim Facility Agent constitutes confirmation by the Interim Facility Agent of receipt of notice of the assignment referred to herein, which notice the Interim Facility Agent receives on behalf of each Interim Finance Party.]

_______________________________

[Interim Facility Agent]

By:

Schedule 9
The Original Interim Lenders

Name of Original Interim Lender	Interim Commitment (USD$)
Wells Fargo Bank, National Association	300,000,000
Bank Of America, n.a.	300,000,000
td Bank, N.A.	150,000,000
Total	750,000,000

SIGNATURE PAGES

THE COMPANY, BORROWER AND GUARANTOR

/s/ Scott Zuehlke

for and on behalf of
QUANEX BUILDING PRODUCTS CORPORATION

as the Company, Borrower and Guarantor

Name:	Scott Zuehlke

Title:	Chief Financial Officer

Notice Details

Address:	945 Bunker Hill Rd, Suite 900, Houston, TX 77024

Attention:	Scott Zuehlke

ORIGINAL INTERIM LENDER

By:	/s/ Benita V. Reyes

for and on behalf of
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Original Interim Lender

Name:	Benita V. Reyes

Title:	Director

Notice Details

Address:	1525 West WT Harris Blvd., Charlotte, NC 28262-8522
Email:
Attention:	Wells Fargo Agency Services

ORIGINAL INTERIM LENDER

By:	/s/ Mark Kushemba

for and on behalf of
BANK OF AMERICA, N.A.
as Original Interim Lender

Name:	Mark Kushemba

Title:	Managing Director

Notice Details

Address:	One Bryant Park, New York, NY, 10036 Floor 8
Email:
Attention:	Elizabeth Gretz

ORIGINAL INTERIM LENDER

By:	/s/ Richard A. Zimmerman

for and on behalf of
TD BANK, N.A.
as Original Interim Lender

Name:	Richard A. Zimmerman

Title:	Managing Director

Notice Details

Address:	6000 Atrium Way, Mt. Laurel, NJ 08054
Email:
Attention:	Comm Loan Servicing/Investor Processing

ARRANGER

By:	/s/ Johnathan Temesgen

for and on behalf of
WELLS FARGO SECURITIES, LLC
as Arranger

Name:	Johnathan Temesgen

Title:	Managing Director

Notice Details

Address:	550 S Tryon St., 7th Floor, Charlotte, NC 28202
Email:
Attention:	Johnathan Temesgen

ARRANGER

By:	/s/ Mark Kushemba

for and on behalf of
BOFA SECURITIES, INC.
as Arranger

Name:	Mark Kushemba

Title:	Managing Director

Notice Details

Address:	One Bryant Park, New York, NY, 10036 Floor 8
Email:
Attention:	Elizabeth Gretz

ARRANGER

By:	/s/ Richard A. Zimmerman

for and on behalf of
TD BANK, N.A.
as Arranger

Name:	Richard A. Zimmerman

Title:	Managing Director

Notice Details

Address:	6000 Atrium Way, Mt. Laurel, NJ 08054
Email:
Attention:	Comm Loan Servicing/Investor Processing

THE INTERIM FACILITY AGENT

/s/ Benita V. Reyes

for and on behalf of
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Interim Facility Agent

Name:	Benita V. Reyes

Title:	Director

Notice Details

Address:	1525 West WT Harris Blvd., Charlotte, NC 28262-8522
Email:
Attention:	Wells Fargo Agency Services

THE INTERIM SECURITY AGENT

/s/ Benita V. Reyes

for and on behalf of
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Interim Security Agent

Name:	Benita V. Reyes

Title:	Director

Notice Details

Address:	1525 West WT Harris Blvd., Charlotte, NC 28262-8522
Email:
Attention:	Wells Fargo Agency Services

Exhibit 10.2

Execution Version

Wells Fargo Bank, National Association Wells Fargo Securities, LLC 550 South Tryon Street, 7th Floor Charlotte, North Carolina 28202	Bank of America, N.A. BofA Securities, Inc. One Bryant Park New York, New York 10036	TD Bank, N.A. 1 Vanderbilt Avenue New York, New York 10017

CONFIDENTIAL

April 21, 2024

Quanex Building Products Corporation

945 Bunker Hill Road, Suite 900
Houston, TX 77024

Attention: Scott Zuehlke, Senior Vice President, Chief Financial Officer and Treasurer

Re:           Project Jewel Commitment Letter

$750 Million Term Loan A Facility

Ladies and Gentlemen:

You have advised Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. (“BofA Securities”), and TD Bank, N.A. (“TD Bank” and, together with Wells Fargo Bank, Wells Fargo Securities, Bank of America and BofA Securities, the “Commitment Parties” or “we” or “us”) that Quanex Building Products Corporation (the “Borrower” or “you”) seeks financing to (a) fund a portion of the purchase price for the proposed acquisition (the “Acquisition”) of the company previously identified as “Topaz” (the “Acquired Company”) pursuant to a Scheme or Offer (in each case, as defined in the Term Sheet) or any other acquisition of shares in the Acquired Company, (b) refinance in full all or substantially all of the existing material indebtedness of the Acquired Company and the negotiation, execution and delivery of the Interim Finance Documents and the Financing Documentation (the “Refinancing”) and (c) pay fees, commissions and expenses in connection with the foregoing (clauses (a), (b) and (c), collectively, the “Transactions”), all as more fully described in the Summary of Proposed Terms and Conditions attached hereto as Annex A (the “Term Sheet”). This Commitment Letter (as defined below) describes the general terms and conditions for a $750 million senior secured term loan A facility (the “Term A Facility” and the loans thereunder, the “Term A Loans”).

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Term Sheet. This letter, including the annexes attached hereto, is hereinafter referred to as the “Commitment Letter”. Except as the context otherwise requires, references to the “Borrower and its subsidiaries” will include the Acquired Company and its subsidiaries after giving effect to the Acquisition.

1.            Commitment. Upon the terms set forth in this Commitment Letter and in the Fee Letters (as defined below) and subject solely to the Certain Funds Provisions (as defined below), Wells Fargo Bank, Bank of America and TD Bank are pleased to advise you of their several and not joint commitments to provide to the Borrower 40%, 40% and 20%, respectively, of the principal amount of each of the Term A Facility and the Interim Facilities (as defined below) (the “Commitment”). The Term A Facility will be documented as an incremental facility under the Second Amended and Restated Credit Agreement dated as of July 6, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among the Borrower, the lenders party thereto and Wells Fargo Bank, as agent, which will be documented pursuant to an incremental amendment and will include such additional modifications to the terms of the Existing Credit Agreement as mutually agreed between the Commitment Parties and the Borrower as described in more detail on the Term Sheet, subject to the applicable voting provisions of the Existing Credit Agreement.

In addition, in connection with the Transactions, each of the Commitment Parties is pleased to confirm that, on or prior to the date of this Commitment Letter, it has executed and delivered to the Borrower an interim facilities agreement (the “Interim Facilities Agreement”) in respect of (a) its several, but not joint, commitment to provide 40%, in the case of Wells Fargo Bank, 40%, in the case of Bank of America, and 20%, in the case of TD Bank, of the entire principal amount of the $750 million interim facilities (the “Interim Facilities”) in substantially the form of the interim facilities agreement attached hereto as Annex B (the “Agreed Form IFA”). The obligations under the Interim Facilities Agreement shall be separately enforceable in accordance with its terms. The provisions of this Commitment Letter will also remain in full force and effect notwithstanding the entry into the Interim Facilities Agreement and the advance of funds thereunder, unless this Commitment Letter has been terminated in accordance with its terms. “Interim Closing Date” has the meaning given to that term in the Interim Facilities Agreement.

It is however acknowledged and agreed by the parties to this Commitment Letter that it is their intention that (a) the commitments to provide the Interim Facilities are not duplicative of the commitments to provide the Term A Facility and (b) if the Interim Facilities are made available to you pursuant to the Interim Facilities Agreement, the Interim Facilities will, on or before the Final Repayment Date (as defined in the Interim Facilities Agreement), be repaid/replaced in full by the Term A Loans made under the Term A Facility.

In connection with this Commitment Letter, the Borrower and the requisite Lenders have entered into a waiver to the Existing Credit Agreement, effective as of the date hereof, to permit the Transactions and the incurrence of the Incremental Facilities and the Interim Facilities.

2.            Titles and Roles. Wells Fargo Securities, BofA Securities and TD Bank, each acting alone or through or with affiliates selected by it, will act as the joint bookrunners and joint lead arrangers (in such capacities, the “Lead Arrangers”) in arranging and syndicating the Term A Facility. Wells Fargo Bank (or an affiliate selected by it) will continue to act as the sole administrative agent for the Existing Credit Agreement, including for the Term A Facility (in such capacity, the “Administrative Agent”). No additional agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded, and no other compensation will be paid (other than compensation expressly contemplated by this Commitment Letter and the Fee Letter) unless you and we shall agree in writing. It is further agreed that Wells Fargo Securities will have the “left” and “highest” placement in any and all marketing materials or other documentation used in connection with the Term A Facility and shall hold the leading role and responsibilities conventionally associated with such placement, including maintaining sole physical books for the Term A Facility.

You will designate one of the Lead Arrangers or any third party that you so elect to act as Interim Facility Agent and Interim Security Agent (each as defined in the Interim Facilities Agreement) (the “IFA Agent”) and each Lead Arranger irrevocably and unconditionally confirms that (x) they will accept (or procure that an affiliate accepts) such appointment and (y) they will accept the appointment of any other person in such role(s) if so designated by you. For the avoidance of doubt, each Commitment Party confirms that its commitments under this letter are not conditional upon being so appointed as Interim Facility Agent and/or Interim Security Agent.

3.            Conditions to Commitment. The Commitment and undertakings of the Commitment Parties hereunder are subject solely to (a) with respect to the Term A Facility (but not the commitment to provide the Interim Facilities or the rights or obligations of the parties under the Interim Facilities Agreement or the agreement of any Commitment Party to perform the services under the Interim Facilities Agreement), the conditions set forth in the sections entitled “Conditions to Closing and Initial Extensions of Credit” in the Term Sheet, and (b) with respect to the Interim Facilities Agreement, paragraph (a) of clause 3.1 (Conditions Precedent) of the Interim Facilities Agreement (together with clause 3.2 (Certain Funds Period) of the Interim Facilities Agreement, collectively, the “Certain Funds Provisions”); and, upon satisfaction (or waiver by the Commitment Parties) of such conditions and request for funding by the Borrower, the initial funding of the Term A Facility and/or the Interim Facilities shall occur; it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Commitment Letter, the Interim Facilities Agreement, the Fee Letter and the Financing Documentation and the Interim Finance Documents (as defined in the Interim Facilities Agreement).

The commitments of the Commitment Parties hereunder to fund and/or make available the Interim Facilities are subject solely to the conditions set forth in the Interim Facilities Agreement (and shall not, for the avoidance of doubt, be subject to any of the conditions set forth in clause (a) of the preceding paragraph, including without limitation the Certain Funds Provisions), and upon satisfaction (or waiver by the Commitment Parties) of such conditions, the initial funding of the Interim Facilities shall occur in accordance with the Interim Facilities Agreement; it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments made available under the Interim Facilities Agreement, including compliance with the terms of this Commitment Letter, the Fee Letter and/or the Financing Documentation.

We further refer to the letter, dated on or around the date of this Commitment Letter, relating to the documentary conditions precedent set out in Schedule 3 (Conditions Precedent) of the Interim Facilities Agreement (as such letter may be amended, amended and restated, supplemented, modified or replaced from time to time, the “Interim CP Satisfaction Letter”). The terms and conditions of the Interim CP Satisfaction Letter shall continue and apply for the purposes of paragraph (a) of clause 3.1 (Conditions Precedent) of the Interim Facilities Agreement and the Financing Documentation once executed and accordingly, we confirm (in our various capacities under the Interim Facilities Agreement and Financing Documentation) that (a) all the documents and evidence referred to in paragraph 2.2(a) of the Interim CP Satisfaction Letter (i) are in form and substance satisfactory to us and (ii) for the purposes of the Financing Documentation, will be accepted by us in satisfaction of the equivalent conditions precedent in the Financing Documentation to those set out in the Interim Facilities Agreement on the date of execution of the Financing Documentation and (b) all the documents and evidence referred to in paragraph 2.2(b) of the Interim CP Satisfaction Letter (i) are in an agreed form and (ii) once executed and/or delivered in such agreed form, as the case may be, by you (or such other relevant party) (A) such documents and other evidence shall be in form and substance satisfactory to us, (B) all conditions precedent to first utilization of the Interim Facilities specified in paragraph (a)(i) of clause 3.1 (Conditions Precedent) of the Interim Facilities Agreement will, subject to the other provisions of clause 3.1 (Conditions Precedent) of the Interim Facilities Agreement, be satisfied and the Interim Facilities will be unconditionally available for utilization, and (C) for the purposes of the Financing Documentation, such documents and other evidence will be accepted by us in satisfaction of the equivalent conditions precedent in the Financing Documentation to those set out in the Interim Facilities Agreement on the date of execution of the Financing Documentation once any necessary changes have been made, solely to reflect that funding will occur under the Financing Documentation (and not the Interim Facilities Agreement).

Each Commitment Party also confirms that (a) it has completed all client identification procedures in respect of the Borrower, that, in each case, it is required to carry out in connection with making the Term A Facility or, as the case may be, the Interim Facilities available in connection with the Transactions and assuming its other liabilities and performing its obligations under the Commitment Documents (as defined below), in compliance with all applicable laws, regulations and internal requirements (including, without limitation, all applicable money laundering rules and “know your customer” requirements and beneficial ownership certifications under the Beneficial Ownership Regulation (as defined below)), (b) it has obtained all necessary approvals (including credit committee approvals and all other relevant internal approvals) to allow it to arrange, manage, underwrite and/or make available the Term A Facility and the Interim Facilities in the amounts specified in this Commitment Letter and/or the Interim Facilities Agreement (as applicable) and does not require any further internal credit sanctions or other approvals in order to arrange, manage and underwrite the Term A Facility or the Interim Facilities (as applicable) in such amounts and (c) it has received, reviewed and is satisfied with the “Synergies Analysis” prepared by Bain and the “Financial Due Diligence Report” prepared by KPMG, in each case, in such form provided to us on or prior to the date of this Commitment Letter and that we will accept in satisfaction of any condition precedent to availability of the Interim Facilities or, as the case may be, the Term A Facility requiring delivery of that document an updated version of the document that is not substantially different in respects that are materially adverse to the interests of the Commitment Parties or Original Interim Lenders (as defined in the Interim Facilities Agreement) (as applicable), in their respective capacities as such under the Term A Facility or the Interim Facilities (as applicable), taken as a whole, under the Financing Documentation or Interim Finance Documents (as applicable), compared to the version of the document accepted by us pursuant to this paragraph or with such amendments or modifications thereto that have been made with the consent or approval of the Lead Arrangers (such consent or approval not to be unreasonably withheld, conditioned or delayed).

4.            Syndication.

(a)            The Lead Arrangers intend and reserve the right, both prior to and after the Closing Date, to secure commitments for the Term A Facility from a syndicate of banks, financial institutions and other entities, in each case, other than Disqualified Institutions (as defined below), identified by the Lead Arrangers in consultation with you and reasonably acceptable to you (with such consent not to be unreasonably withheld or delayed) (such banks, financial institutions and other entities committing to the Term A Facility, including Wells Fargo Bank, Bank of America and TD Bank, the “Lenders”) upon the terms and subject to the conditions set forth in this Commitment Letter. Until the earlier of (i) the date that a Successful Syndication (as defined in the Fee Letter) is achieved and (ii) the date that is 60 days following the Closing Date (the “Syndication Date”), you agree to assist, and will use commercially reasonable efforts to cause appropriate members of management of the Acquired Company to assist, us actively in achieving a syndication of the Term A Facility that is satisfactory to us and you. To assist us in our syndication efforts, you agree that you will, and will cause your representatives and advisors to, and will use commercially reasonable efforts to cause appropriate remaining members of management of the Acquired Company and its representatives and advisors to, reasonably (i) provide promptly to the Commitment Parties and the other Lenders upon reasonable request all customary information reasonably deemed necessary by the Lead Arrangers to assist the Lead Arrangers and each Lender in their evaluation of the Transactions and to complete the syndication, (ii) make your senior management and appropriate members of management of the Acquired Company available to prospective Lenders on reasonable prior notice and at reasonable times and places mutually agreed upon, (iii) host, with the Lead Arrangers, one or more virtual meetings and/or calls with prospective Lenders at mutually agreed times and locations, (iv) assist, and cause your affiliates and advisors to assist, the Lead Arrangers in the preparation of one or more confidential information memoranda and other marketing materials, including any financial statements required under the Certain Funds Provisions, in form and substance reasonably satisfactory to the Lead Arrangers to be used in connection with the syndication, (v) use commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit from the existing lending relationships of the Borrower and the Acquired Company, (vi) [reserved] and (vii) ensure (and use your commercially reasonable efforts to cause the Acquired Company to ensure) that prior to the later of the Closing Date and Syndication Date there will be no competing issues, offerings, placements, arrangements or syndications of debt securities or commercial bank or other credit facilities by or on behalf of you or your subsidiaries or the Acquired Company and its subsidiaries, being offered, placed or arranged (other than the Term A Facility) without the written consent of the Lead Arrangers, unless such issuance, offering, placement, arrangement or syndication could not reasonably be expected, in the reasonable discretion of the Lead Arrangers, to materially impair the syndication of the Term A Facility (it being understood that (A) indebtedness incurred in the ordinary course of business of the Borrower and its subsidiaries and of the Acquired Company and its subsidiaries for capital expenditures, working capital, capital leases, purchase money debt and equipment financings, and (B) other indebtedness to be agreed among the Borrower and the Lead Arrangers will not be subject to this clause (vii)). For the avoidance of doubt, you will not be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any agreement containing an obligation of confidentiality binding on you, the Acquired Company or your or its respective affiliates; provided that (i) in the event that you do not provide information in reliance on this sentence, you shall (x) provide notice to the Lead Arrangers that such information is being withheld pursuant to such law, rule or regulation or agreement and (y) use commercially reasonable efforts to obtain the relevant consents under such obligations of confidentiality to allow for the provision of such information and (ii) none of the foregoing shall be construed to limit any of the conditions set forth in this Commitment Letter. For the avoidance of doubt, the only projections or pro forma or other financial statements that shall be required to be provided to the Lead Arrangers in connection with the syndication of the Term A Facility shall be those required to be delivered pursuant to the Certain Funds Provisions.

(b)            The Lead Arrangers and/or one or more of their affiliates will exclusively manage all aspects of the syndication of the Term A Facility (in consultation with you), including decisions as to the selection and number of potential Lenders to be approached (with your consent not to be unreasonably withheld and excluding Disqualified Institutions), when they will be approached, whose commitments will be accepted (with your consent not to be unreasonably withheld and excluding Disqualified Institutions), any titles offered to the Lenders and the final allocations of the commitments and any related fees among the Lenders, and the Lead Arrangers will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacities. Notwithstanding the Lead Arrangers’ right to syndicate the Term A Facility and receive commitments with respect thereto, unless otherwise agreed to by you, (i) the Commitment Parties shall not be relieved or released from their obligations hereunder (including their obligation to fund the Term A Facility on the Closing Date or the Interim Facilities on the Interim Closing Date) in connection with any syndication, assignment or participation in the Term A Facility, including their respective Commitment, until the initial funding under the Term A Facility has occurred on the Closing Date or the expiry of the Certain Funds Period, (ii) no assignment by either Commitment Party shall become effective with respect to all or any portion of the Commitment in respect of the Term A Facility until the initial funding of the Term A Facility on the Closing Date or in respect of the Interim Facilities until the initial funding of the Interim Facilities on the Interim Closing Date (as defined in the Interim Facilities Agreement), (iii) unless you and we agree in writing, the Commitment Parties will retain exclusive control over all rights and obligations with respect to their respective Commitment in respect of the Term A Facility and the Interim Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred (in respect of the Term A Facility) or the initial funding of the Interim Facilities on the Interim Closing Date (as defined in the Interim Facilities Agreement) has occurred and (iv) the Lead Arrangers will not syndicate to (a) any person identified by the Borrower by name in writing to the Lead Arrangers on or prior to the date hereof as a disqualified person, (b) any clearly identifiable affiliate (solely by virtue of its name) of any person referred to in clause (a) above (other than bona fide diversified debt funds) and (c) competitors (and such competitors’ sponsors and affiliates identified in writing or clearly identifiable solely on the basis of their names (other than bona fide diversified debt funds)) of the Borrower, separately identified in writing by you to us after the date hereof and prior to the syndication of the Term A Facility (collectively, the “Disqualified Institutions”). After the Closing Date, the list of Disqualified Institutions may be updated from time to time to include competitors (and such competitors’ sponsors and affiliates identified in writing or clearly identifiable solely on the basis of their names (other than bona fide diversified debt funds)) of the Borrower separately identified in writing to the Administrative Agent. No such identification after the date hereof shall apply retroactively to disqualify any person that has previously acquired an assignment or participation of an interest in any of the Term A Facility with respect to such amounts previously acquired. Without limiting your obligations to assist with the syndication efforts as set forth herein and notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, it is understood that the Commitment hereunder is not conditioned upon the syndication of, or receipt of commitments in respect of, the Term A Facility and in no event shall the successful completion of the syndication of the Term A Facility constitute a condition to the availability of the Term A Facility on the Closing Date or the Interim Facilities on the Interim Closing Date (as defined in the Interim Facilities Agreement), or the compliance with any of the other provisions set forth in clauses (i) through (vii) of the immediately preceding paragraph (other than the Certain Funds Provisions) shall not constitute a condition to the commitments hereunder or the funding of the Term A Facility on the Closing Date or any time thereafter or the Interim Facilities on the Interim Closing Date (as defined in the Interim Facilities Agreement).

5.            Information.

(a)            You represent, warrant and covenant that (but the accuracy of which representation and warranty shall not be a condition to the commitments hereunder or the funding of the Term A Facility on the Closing Date) (i) all written information and written data (other than the Projections, as defined below, other forward-looking information and information of a general economic or general industry nature) concerning the Borrower, the Acquired Company and their respective subsidiaries and the Transactions that has been or will be made available to the Commitment Parties or the Lenders by you, the Acquired Company or any of your or their representatives, subsidiaries or affiliates (or on your or their behalf) (the “Information”), when taken as a whole, (x) is, and in the case of Information made available after the date hereof, will be, complete and correct in all material respects and (y) does not, and in the case of Information made available after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto, in each case) and (ii) all financial projections concerning the Borrower, the Acquired Company and their respective subsidiaries, taking into account the consummation of the Transactions, that have been or will be made available to the Commitment Parties or the Lenders by you, the Acquired Company or any of your or their representatives, subsidiaries or affiliates (or on your or their behalf) (the “Projections”) have been and will be prepared in good faith based upon assumptions believed by you or the Acquired Company to be reasonable at the time made available to the Commitment Parties or the Lenders, it being understood that such Projections are not to be viewed as facts and that actual results may vary materially from the Projections. You agree that if, at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties contained in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations and warranties were being made, at such time, then you will promptly notify us and promptly supplement the Information and the Projections so that such representations and warranties are correct in all material respects under those circumstances. Solely as they relate to matters with respect to the Acquired Company and its subsidiaries prior to the Closing Date, the foregoing representations, warranties and covenants are made to your knowledge. We will be entitled to use and rely upon, without responsibility to verify independently, the Information and the Projections. You acknowledge that we may share with any of our affiliates (it being understood that such affiliates will be subject to the confidentiality agreements between you and us), and such affiliates may share with the Commitment Parties, any information related to you, the Acquired Company, or any of your or their respective subsidiaries or affiliates (including, without limitation, in each case, information relating to creditworthiness) and the transactions contemplated hereby for the purposes of effectuating the Transactions.

(b)            You acknowledge that (i) the Commitment Parties will make available, on your behalf, the Information, Projections and other marketing materials and presentations, including the confidential information memoranda (collectively, the “Informational Materials”), to the potential Lenders by posting the Informational Materials on SyndTrak Online or by other similar electronic means (collectively, the “Electronic Means”) and (ii) certain prospective Lenders may be “public side” (i.e., lenders that have personnel that do not wish to receive material non-public information or information that would be MNPI if the Acquired Company were a U.S. public reporting company) (within the meaning of the United States federal and state securities laws, “MNPI”) with respect to the Borrower, the Acquired Company or their respective subsidiaries or affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities (such Lenders, “Public Lenders”). At the request of the Lead Arrangers, (A) you will assist, and cause your affiliates, advisors, and to the extent possible using commercially reasonable efforts, appropriate representatives of the Acquired Company to assist, the Lead Arrangers in the preparation of Informational Materials to be used in connection with the syndication of the Term Loan A Facility to Public Lenders, which will not contain MNPI (the “Public Informational Materials”), (B) you will identify and conspicuously mark any Public Informational Materials “PUBLIC”, and (C) you will assist the Lead Arrangers in identifying and conspicuously marking any Informational Materials that include any MNPI as “PRIVATE AND CONFIDENTIAL”. Notwithstanding the foregoing, you agree that the Commitment Parties may distribute the following documents to all prospective Lenders (including the Public Lenders) on your behalf, unless you advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should not be distributed to Public Lenders; provided that you shall have been given a reasonable opportunity to review such documents and comply with the U.S. Securities and Exchange Commission disclosure requirements: (w) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (x) notifications of changes in the terms of the Term Loan A Facility, (y) financial information regarding the Borrower, the Acquired Company and their respective subsidiaries (other than the Projections) and (z) other materials intended for prospective Lenders after the initial distribution of the Informational Materials, including drafts and final versions of the Term Sheet and the Financing Documentation. If you advise us in writing (including by email) that any of the foregoing items (other than the Financing Documentation) should not be distributed to Public Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you. Before distribution of any Informational Materials to prospective Lenders, you shall provide us with a customary letter authorizing the dissemination of the Informational Materials and confirming the accuracy and completeness in all material respects of the information contained therein and, in the case of Public Informational Materials, confirming the absence of MNPI therefrom. Such customary authorization letter shall exculpate you, the Acquired Business and your and their respective subsidiaries with respect to any liability related to the misuse, and us and our affiliates with respect to any liability related to the use or misuse, of the contents of the Informational Materials.

6.            Indemnification; Limitation of Liability.

(a) Indemnification. You agree to indemnify and hold harmless each of the Commitment Parties and each of their respective affiliates, directors, officers, employees, partners, representatives, advisors and agents and each of their respective heirs, successors and assigns (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, penalties, liabilities and expenses of any kind or nature (including legal expenses, subject to the limitations expressed below), joint or several, to which such Indemnified Party may become subject or that may be incurred or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any matters contemplated by this Commitment Letter, the Interim Facilities Agreement, the Transactions or any related transaction (including, without limitation, the execution and delivery of this Commitment Letter, the Interim Facilities Agreement and the Financing Documentation and the closing of the Transactions) or (b) the use or the contemplated use of the proceeds of the Term Loan A Facility or the Interim Facilities, and will reimburse each Indemnified Party for all reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges) (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnified Parties (taken as a whole) and, if reasonably necessary, a single local counsel for all Indemnified Parties (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated and taken as a whole) not later than 10 business day after written demand as they are incurred in connection with any of the foregoing; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from (i) such Indemnified Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, (ii) a material breach in bad faith of the funding obligations of such Indemnified Party under this Commitment Letter, the Interim Facilities Agreement, or the Financing Documentation, as determined by a court of competent jurisdiction in a final non-appealable judgment or (iii) any dispute solely among Indemnified Parties, other than any claims against any Commitment Party in its respective capacity or in fulfilling its role as an administrative agent or arranger or any similar role hereunder or under the Term Loan A Facility or the Interim Facilities, and other than any claims arising out of any act or omission on the part of you or your subsidiaries or affiliates. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors, an Indemnified Party or any other third party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

(b) Limitation of Liability. You also agree that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to you or your affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability to you is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s own gross negligence, willful misconduct or material breach in bad faith of its obligations under this Commitment Letter. Neither any Indemnified Party nor you or the Acquired Company (or any of your or their respective subsidiaries or affiliates) will be liable for any indirect, consequential, special or punitive damages (in the case of you, other than in respect of any such damages required to be indemnified under this paragraph) in connection with this Commitment Letter, the Fee Letter, the Financing Documentation, the Interim Facilities or any other element of the Transactions; provided that this sentence shall not limit any Indemnified Party’s right to indemnification for any indirect, consequential, special or punitive damages incurred or paid by an Indemnified Party to a third party for which such Indemnified Party is otherwise entitled to indemnification pursuant to clause (a) above. No Indemnified Party will be liable to you, your affiliates or any other person for any damages arising from the use by others of Informational Materials or other materials obtained by Electronic Means, except to the extent that your damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or material breach in bad faith of such Indemnified Party. You shall not be liable for any settlement, compromise or consent to the entry of any judgment in any proceeding effected without your prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a final judgment in any such proceeding, you agree to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with, and to the extent required by, this paragraph. You shall not, without the prior written consent of each Indemnified Party affected thereby (which consent shall not be unreasonably withheld or delayed), settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party, (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of such Indemnified Party and (z) requires no action on the part of the Indemnified Party other than its consent.

7.            Expenses. You agree to reimburse each of the Commitment Parties, from time to time on written demand, for all reasonable and documented out-of-pocket costs and expenses of the Commitment Parties, including, without limitation, reasonable legal fees and expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Commitment Parties and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty), due diligence expenses and all printing, reproduction, document delivery, travel, CUSIP, SyndTrak and communication costs, incurred in connection with the syndication and execution of the Term Loan A Facility and the Interim Facilities and the preparation, review, negotiation, execution, delivery and enforcement of this Commitment Letter, the Fee Letter, the Interim Facilities Agreement, the Financing Documentation and any security arrangements in connection therewith.

8.            Fees. As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to cause to be paid the nonrefundable fees described in the (a) the interim fee letters of even date herewith, each between you and one or more of the Commitment Parties and entered into in connection with this Commitment Letter and the Interim Facilities Agreement (the “Interim Fee Letters”) and (b) fee letters of even date herewith, each between you and one or more of the Commitment Parties and entered into in connection with this Commitment Letter (together with the Interim Fee Letters, the “Fee Letters”) on the terms and subject to the conditions set forth therein.

9.            Confidentiality.

(a)            This Commitment Letter and the Fee Letters (collectively, the “Commitment Documents”) and the Interim Facilities Agreement and the existence and contents hereof and thereof shall be confidential and may not be disclosed, directly or indirectly, by you in whole or in part to any person without our prior written consent, except for disclosure (i) hereof or thereof on a confidential basis to your directors, officers, employees, accountants, attorneys and other professional advisors who have been advised of their obligation to maintain the confidentiality of the Commitment Documents and the Interim Facilities Agreement for the purpose of evaluating, negotiating or entering into the Transactions, (ii) as otherwise required by law (in which case, you agree, to the extent permitted by law, to inform us promptly in advance thereof), including, for the avoidance of doubt, any disclosure of the Commitment Documents, Interim Facilities Documents and other applicable documents required to be disclosed in accordance with the UK City Code on Takeovers and Mergers (the “City Code”) , as administered by the Panel on Takeovers and Mergers (the “Panel”), (iii) of the Commitment Documents and the Interim Facilities Agreement on a confidential basis to the board of directors, officers and advisors of the Acquired Company in connection with their consideration of the Acquisition (provided that any information relating to pricing (including in any “market flex” provisions that relate to pricing), fees and expenses has been redacted in a manner reasonably acceptable to us), (iv) of the Commitment Documents and the Interim Facilities Agreement on a confidential basis to your investors and lenders who have been advised of their obligation to maintain the confidentiality of the Commitment Documents and the Interim Facilities Agreement for the purpose of evaluating, negotiating, entering into or consenting to the Transactions, and (v) this Commitment Letter and the Interim Facilities Agreement, but not the Fee Letters, in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. In connection with any disclosure by you to any third party as set forth above (except as set forth in clause (ii) above), you shall notify such third party of the confidential nature of the Commitment Documents and the Interim Facilities Agreement and agree to be responsible for any failure by any third party to whom you disclosed the Commitment Documents, the Interim Facilities Agreement or any portion thereof to maintain the confidentiality of the Commitment Documents, the Interim Facilities Agreement or any portion thereof. The Commitment Parties shall be permitted to use information related to the syndication and arrangement of the Term Loan A Facility and the Interim Facilities (including your name and company logo) in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to confidentiality obligations or disclosure restrictions reasonably requested by you; provided that disclosure of the Commitment Documents, Interim Facilities Documents and other applicable documents required to be disclosed in accordance with the City Code, as administered by the Panel, is expressly permitted. Prior to the Closing Date, the Commitment Parties shall have the right to review and approve any public announcement or public filing made by you, the Acquired Company or their representatives relating to the Term Loan A Facility or the Interim Facilities or to any of the Commitment Parties in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed). Your obligations under this paragraph with regard to this Commitment Letter and the Interim Facilities Agreement (but not the Fee Letters) shall terminate on the earlier of (x) the second anniversary of the date hereof and (y) one year following the termination of this Commitment Letter in accordance with its terms.

(b)            Each Commitment Party and its affiliates will use all non-public information provided to any of them or such affiliates by or on behalf of you hereunder or in connection with the Transactions solely for the purpose of providing the services which are the subject of this Commitment Letter and negotiating, evaluating and consummating the transactions contemplated hereby and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge such information; provided that nothing herein shall prevent any Commitment Party from disclosing any such information (i) to any Lenders or participants or prospective Lenders or participants (it being understood that (x) the persons to whom such disclosure is made will be informed of the confidential nature of such information and advised of their obligation to keep such information confidential and (y) no disclosures will be made to any Disqualified Institution), (ii) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case, such Commitment Party shall, to the extent permitted by law, inform you promptly in advance thereof), (iii) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or its affiliates (in which case such Commitment Party shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent practicably and lawfully permitted to do so), (iv) to the directors, officers, employees, legal counsel, independent auditors, professionals and other experts or agents of such Commitment Party who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (v) to any of its respective affiliates and their directors, officers, employees, legal counsel, independent auditors, professionals and other experts or agents of such respective affiliates who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential solely in connection with the Transactions, (vi) to the extent any such information becomes publicly available other than by reason of disclosure by such Commitment Party or its affiliates in breach of this Commitment Letter, (vii) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, the Company or the Borrower, (viii) to the extent that such information is independently developed by such Commitment Party, and (ix) for purposes of establishing a “due diligence” defense; provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and each Commitment Party, including, without limitation, as agreed in any confidential information memorandum or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information. The provisions of this paragraph with respect to the Commitment Parties shall automatically terminate on the earlier of (i) the second anniversary of the date hereof and (y) one year following the termination of this Commitment Letter in accordance with its terms and shall otherwise automatically terminate and be superseded by the confidentiality provisions in the Financing Documentation upon the execution and delivery thereof.

(c)            The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”) and the requirements of 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), each of them is required to obtain, verify and record information that identifies you and any additional borrowers or guarantors under the Term Loan A Facility, which information includes your and their respective names, addresses, tax identification numbers and other information that will allow the Commitment Parties and the other Lenders to identify you and such other parties in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for each of us and the Lenders.

10.            Other Services.

(a)            Nothing contained herein shall limit or preclude the Commitment Parties or any of their respective affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of you, the Acquired Company or any of your or their respective affiliates, or any other party that may have interests different than or adverse to such parties.

(b)            You acknowledge that each Lead Arranger and its affiliates (the term “Lead Arranger” as used in this section being understood to include such affiliates) (i) may be providing debt financing, equity capital or other services (including financial advisory services) to other entities and persons with which you, the Acquired Company or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or persons, and (iii) have no obligation in connection with the Transactions to use, or to furnish to you, the Acquired Company or your or their respective affiliates or subsidiaries, confidential information obtained from other entities or persons.

(c)            In connection with all aspects of the Transactions, you acknowledge and agree that: (i) the Term Loan A Facility, the Interim Facilities and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) in connection with the process leading to the Transactions, each of the Commitment Parties is and has been acting solely as a principal and not as a financial advisor, agent or fiduciary, for you, the Acquired Company or any of your or their respective management, affiliates, equity holders, directors, officers, employees, creditors or any other party, (iii) no Commitment Party or any affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party or any of its affiliates has advised or is currently advising you or your affiliates or the Acquired Company or its affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Transactions except those obligations expressly set forth in the Commitment Documents or the Interim Facilities Agreement, (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests, and (v) no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against any Commitment Party or any of their respective affiliates with respect to any breach or alleged breach of agency, fiduciary duty or conflict of interest.

(d)            You acknowledge that certain of the Commitment Parties are currently acting as an administrative agent, a lender and in other capacities under the Existing Credit Agreement and your and such Commitment Party’s rights and obligations under the Existing Credit Agreement and any other Loan Documents (as defined in the Existing Credit Agreement) that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Commitment Letter, and none of such rights and obligations under such other agreements shall be affected by any Commitment Party’s performance or lack of performance hereunder. You hereby agree that the Commitment Parties may render their respective services under this Commitment Letter notwithstanding any actual or potential conflict of interest presented by the foregoing and you hereby waive any conflict of interest claims relating to the relationship between any Commitment Party and you and your subsidiaries in connection with the engagement contemplated hereby on the one hand, and the exercise by any Commitment Party or any of its affiliates of any of their rights and duties under the Existing Credit Agreement and any other Loan Documents, on the other hand.

11.            Acceptance/Expiration of Commitments.

(a)            This Commitment Letter and the Commitment of the Commitment Parties and the undertakings of the Lead Arrangers set forth herein (but not the commitments and undertakings under the Interim Facilities Agreement which shall terminate in accordance with their terms) shall automatically terminate at 11:59 p.m. (Eastern Time) on April 21, 2024 (the “Acceptance Deadline”), without further action or notice unless signed counterparts of this Commitment Letter and the Fee Letters shall have been delivered to the Lead Arrangers by such time.

In the event this Commitment Letter is accepted by you as provided above, the Commitment and agreements of the Commitment Parties and the undertakings of the Lead Arrangers set forth herein (but not the commitments and undertakings under the Interim Facilities Agreement which shall terminate in accordance with their terms) will automatically terminate without further action or notice upon the earliest to occur of (i) if the first Announcement has not been released by such time, 11:59 p.m., New York City time, on the date that is five (5) business days after the date on which this Commitment Letter is executed by you (or such later date that the Commitment Parties agree to); (ii) if the Acquisition is intended to be completed pursuant to a Scheme, the date upon which the Scheme lapses (including, subject to exhausting any rights of appeal, if the relevant court refuses to sanction the Scheme) or is withdrawn in writing in accordance with its terms in the Announcement or Scheme Document (other than where (a) such lapse or withdrawal is as a result of the exercise of the Borrower’s right to effect a switch from the Scheme to the Offer or (b) it is otherwise to be followed within twenty (20) business days by an Announcement made by the Borrower to implement the Acquisition by a different offer or scheme (as applicable) in accordance with the terms of the Interim Facilities Agreement); (iii) if the Acquisition is intended to be completed pursuant to an Offer, the date upon which the Offer lapses or is withdrawn in writing in accordance with its terms in the Announcement or Offer Document (other than where (a) such lapse or withdrawal is as a result of the exercise of the Borrower’s right to effect a switch from the Offer to a Scheme or (b) it is otherwise to be followed within twenty (20) business days by an Announcement made by the Borrower to implement the Acquisition by a different offer or scheme (as applicable) in accordance with the terms of the Interim Facilities Agreement); and (iii) the date falling nine (9) months and eight (8) weeks after the date of the first Announcement (such earliest date, the “Expiration Date”); provided that, if the Interim Closing Date (as defined in the Interim Facilities Agreement) has occurred by then, such date shall automatically be extended to the later of (A) the Expiration Date and (B) the date falling 90 days after the Interim Closing Date (as defined in the Interim Facilities Agreement).

12.            Survival. The sections of this Commitment Letter and the Fee Letters relating to Indemnification, Expenses, Confidentiality, Other Services, Survival and Governing Law shall survive any termination or expiration of this Commitment Letter, the Commitment of the Commitment Parties or the undertakings of the Lead Arrangers set forth herein (regardless of whether definitive Financing Documentation is executed and delivered), and the sections relating to Syndication and Information shall survive until the Syndication Date; provided that your obligations under this Commitment Letter (other than your obligations with respect to the sections of this Commitment Letter relating to Syndication, Information, Confidentiality, Other Services, Survival and Governing Law) shall be superseded by the provisions of the Financing Documentation upon the initial funding thereunder.

13.            Governing Law. THIS COMMITMENT LETTER AND THE FEE LETTERS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF OR THEREOF), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTERS. With respect to any suit, action or proceeding arising in respect of this Commitment Letter or the Fee Letters or any of the matters contemplated hereby or thereby, the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the Borough of Manhattan, and irrevocably and unconditionally waive any objection to the laying of venue of such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to you or each of the Commitment Parties will be effective service of process against such party for any action or proceeding relating to any such dispute. A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction over you or each of the Commitment Parties.

14.            Miscellaneous. This Commitment Letter and the Fee Letters embody the entire agreement among the Commitment Parties and you and your affiliates with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof (other than the Interim Facilities). No person has been authorized by any of the Commitment Parties to make any oral or written statements inconsistent with this Commitment Letter or the Fee Letters. This Commitment Letter and the Fee Letters shall not be assignable by you without the prior written consent of the Commitment Parties (and if such right of assignment is so exercised, each Commitment Party irrevocably and unconditionally agrees to enter into a replacement Interim Facilities Agreement (if executed) and/or any other document relating thereto including a condition precedent satisfaction letter in the same form as the Interim CP Satisfaction Letter), and any purported assignment without such consent shall be void. This Commitment Letter and the Fee Letters are not intended to benefit or create any rights in favor of any person other than the parties hereto, the Lenders and, with respect to indemnification, each Indemnified Party or, in respect of the Interim Facilities Agreement, the parties thereto. This Commitment Letter and the Fee Letters may be executed in separate counterparts with the same effect as if all signatory parties had signed the same document, all of which taken together shall together be considered one and the same agreement. The execution and delivery of this Commitment Letter and the Fee Letters shall be deemed to include electronic signatures on electronic platforms approved by Wells Fargo, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such electronic signature shall be promptly followed by the original thereof. This Commitment Letter and each Fee Letter may only be amended, modified or superseded by an agreement in writing signed by you and each Commitment Party party thereto (but, for the avoidance of doubt, the Interim Facilities Agreement may be amended or waived in accordance with its terms).

[Signature Pages Follow]

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Lead Arrangers, together with executed counterparts of the Fee Letters, by no later than the Acceptance Deadline.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Benita V. Reyes
	Name:	Benita V. Reyes
	Title:	Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Johnathan Temesgen
	Name:	Johnathan Temesgen
	Title:	Managing Director

Commitment Letter

BANK OF AMERICA, N.A.

By:	/s/ Mark Kushemba
	Name:	Mark Kushemba
	Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Mark Kushemba
	Name:	Mark Kushemba
	Title:	Managing Director

Commitment Letter

TD BANK, N.A.

By:	/s/ Richard A. Zimmerman
	Name:	Richard A. Zimmerman
	Title:	Managing Director

Commitment Letter

Agreed to and accepted as of the date first above written:

Quanex Building Products Corporation

By:	/s/ Scott Zuehlke
	Name:	Scott Zuehlke
	Title:	Chief Financial Officer

Commitment Letter

ANNEX A

TERM A FACILITY

SUMMARY OF PROPOSED TERMS AND CONDITIONS

Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Commitment Letter to which this Summary of Proposed Terms and Conditions is attached.

Borrower:	Quanex Building Products Corporation, a Delaware corporation (the “Borrower”).

Joint Lead Arrangers and Joint Bookrunners:	Wells Fargo Securities, LLC (“Wells Fargo Securities”), BofA Securities, Inc. (“BofA Securities”) and TD Bank, N.A. (“TD Bank”) will act as joint lead arrangers and joint bookrunners for the Term A Facility (in such capacity, the “Lead Arrangers”).

Lenders:	Wells Fargo Bank, National Association (“Wells Fargo Bank”), Bank of America, N.A. (“Bank of America”) and TD Bank and a syndicate acceptable to Borrower of financial institutions and other entities excluding any Disqualified Institutions (each a “Lender” and, collectively, the “Lenders”).

Administrative Agent:	Wells Fargo Bank (in such capacity, the “Administrative Agent”).

Scheme:	The scheme of arrangement effected pursuant to Part 26 of the Companies Act 2006 to be proposed by Topaz to its shareholders to implement the Acquisition pursuant to which the Company will, subject to the occurrence of the Scheme Effective Date (as defined in the Interim Facilities Agreement) become the holder of the Target Shares that are the subject of that scheme of arrangement (the “Scheme”).

Facilities:	Senior secured term loan A facility in an aggregate principal amount of $750 million (the “Term A Facility”); provided that the Term A Facility will be automatically reduced, on a dollar for dollar basis, by the greater of (i) the aggregate amount of any Revolving Credit Loans (as defined in the Existing Credit Agreement) borrowed under the existing Revolving Credit Commitments (as defined in the Existing Credit Agreement) after April 18, 2024 but on or prior to the Closing Date to fund the Transactions and (ii) the aggregate principal amount of any Revolver Upsize (as defined below). For the avoidance of doubt, the Interim Facilities shall not be reduced in connection with either of the preceding clauses (i) or (ii).

Use of Proceeds:	The proceeds of the Term A Facility will be used to fund a portion of the purchase price of the Transactions.

Closing Date:	The date on which the Term A Facility is closed (the “Closing Date”).

Availability:	The Term A Facility will be available on and from the date on which the Financing Documentation is signed until the end of the Certain Funds Period (as defined below); provided that the number of drawings under the Term A Facility shall not exceed (A) in the case of a Scheme, one and (B) in the case of an Offer, ten.

Incremental Facilities:	Same as under the Existing Credit Agreement.

Documentation:	The Term A Facility will be documented as an incremental facility under the Existing Credit Agreement pursuant to an Incremental Amendment (as defined in the Existing Credit Agreement) (the “Incremental Amendment” and together with the other Loan Documents (as defined in the Existing Credit Agreement), the “Financing Documentation”). The Incremental Amendment will also (x) modify the Applicable Margin for the Revolving Credit Facility as set forth on Schedule I hereto, (y) include such additional modifications to the terms of the Existing Credit Agreement as mutually agreed between the Commitment parties and the Borrower on a “best efforts” basis, subject to the applicable voting provisions of the Existing Credit Agreement (collectively, the “Best Efforts Amendments”), which modifications are anticipated to include: (i) an increase of up to $150,000,000 in the existing Revolving Credit Commitments under the Existing Credit Agreement (for an aggregate of $475,000,000 in Revolving Credit Commitments), with a corresponding reduction in the amount of the Term A Facility (the “Revolver Upsize”), (ii) increases to the Alternative Currency Sublimit, the L/C Sublimit and the Swingline Commitment to be mutually agreed, (iii) extending the maturity of the Revolving Credit Commitments to the date that is five years after the Closing Date (the “Revolver Maturity Extension”), (iv) refreshing all negative covenant “baskets”, including with respect to Incremental Facilities, increasing the dollar component of such “baskets” based on pro forma Consolidated EBITDA as of the Closing Date and increasing Event of Default and other thresholds to be agreed, and (v) modifying the definition of “Consolidated EBITDA” to extend the time horizon for realizing events attributable to a Permitted Acquisition to 24 months after the Closing Date; provided that, for the avoidance of doubt, this Commitment Letter does not constitute a guarantee as to the success of any of the Best Efforts Amendments and the commitments of the Commitment Parties are not conditioned upon the success of the Best Efforts Amendments and (z) include solely to the extent the Incremental Amendment is executed prior to the Closing Date, those representations, warranties and covenants relating to the conduct of the Offer or Scheme expressly set forth in the Interim Facilities Agreement which shall be applicable only to the parties set forth in the Interim Facilities Agreement and apply solely prior to the Closing Date (other than paragraphs 8(i) and (j) (Acquisition Undertakings) of Part II of Schedule 5 (Major Representations, Undertakings and Events of Default) of the Interim Facilities Agreement, which shall be included in the Incremental Amendment and apply from the Closing Date, whether or not the Incremental Amendment is executed prior to the Closing Date).

Guarantors:	Same as under the Existing Credit Agreement, subject to the joinder of the applicable Subsidiaries of the Target upon or promptly following consummation of the Transactions.

Security:	Same as under the Existing Credit Agreement, subject to the joinder of Collateral from the applicable Subsidiaries of the Target upon consummation of the Transactions.

Final Maturity:	The final maturity of the Term A Facility will occur on July 6, 2027 or, if the Revolver Maturity Extension is consummated, the date that is five years after the Closing Date (the “Maturity Date”).

Amortization:	The Term Loan A Facility will amortize in an amount equal to 5.00% of the original principal amount of the Term A Facility per annum, in equal installments, on a quarterly basis (beginning with the first full fiscal quarter after the Closing Date) and with the remainder due on the Maturity Date.

Interest Rates and Fees:	Interest rates and fees in connection with the Term A Facility will be as specified in the Fee Letter and on Schedule I attached hereto.

Mandatory Prepayments:

Subject to the next paragraph, the Term A Facility will be required to be prepaid with:

(a)        100% of the net cash proceeds of the issuance or incurrence of debt (other than any debt permitted to be issued or incurred pursuant to the terms of the Financing Documentation) by the Borrower or any of its restricted subsidiaries, subject to reinvestment provisions and baskets otherwise consistent with the Existing Credit Agreement, subject to any modifications pursuant to the Best Efforts Amendments, if applicable; and

(b)       100% of the net cash proceeds of all asset sales, insurance and condemnation recoveries and other asset dispositions by the Borrower or any of its restricted subsidiaries (including the issuance by any such subsidiary of any of its equity interests to someone other than the Borrower or a subsidiary of the Borrower), subject to reinvestment provisions and baskets mutually acceptable to the Commitment Parties and the Borrower.

(c)        All such mandatory prepayments of the Term A Facility will be applied to the remaining scheduled amortization payments in direct order of maturity.

Optional Prepayments and Commitment Reductions:	Loans under the Senior Credit Facilities may be prepaid and unused commitments under the Revolving Credit Facility may be reduced at any time, in whole or in part, at the option of the Borrower, upon notice and in minimum principal amounts and in multiples to be agreed upon, without premium or penalty (except Term SOFR breakage costs). Any optional prepayment of the Term A Facility will be applied as directed by the Borrower to the remaining scheduled amortization payments (and absent such direction, in direct order of maturity thereof).

Offer:

The takeover offer (as defined in section 974 of the Companies Act 2006) by the Company in accordance with the City Code to acquire all of the Target Shares that are the subject of that takeover offer (within the meaning of Section 975 of the Companies Act 2006) pursuant to the Offer Documents (the “Offer”).

“Offer Documents” means the applicable Announcement and the offer documents dispatched to shareholders of the Acquired Company setting out the terms and conditions of an Offer.

Conditions to Closing and Initial Extensions of Credit:

The making of the initial extensions of credit under the Term A Facility will be subject solely to (a) delivery of a customary borrowing notice, (b) the conditions set forth or referred to in clause 3.1 (Conditions Precedent) of the Interim Facilities Agreement (with such conforming changes to the definitions of “Agreement” and “Interim Finance Documents” and the “KYC” requirements as necessary to reflect that funding will take place pursuant to the Financing Documentation and not the Interim Facilities Agreement) and (c) the execution of the Incremental Amendment by the Loan Parties.

The Financing Documentation will include equivalent provisions to clause 3.2 (Certain Funds Period) of the Interim Facilities Agreement with respect to the Term A Facility (with such conforming changes to the definitions of “Agreement”, “Interim Commitment”, “Interim Finance Documents” and “Interim Utilisation” as necessary to reflect that funding will take place pursuant to the Financing Documentation and not the Interim Facilities Agreement).

Certain Funds Period:

“Certain Funds Period” means the period from (and including) the date of the Financing Documentation to (and including) 11:59 p.m., New York City time, on the earliest of:

(a) if the Acquisition is intended to be completed pursuant to a Scheme, the date on which the Scheme lapses (including, subject to exhausting any rights of appeal, if a relevant court refuses to sanction the Scheme) or is withdrawn in writing in accordance with its terms in the Announcement or Scheme Document (other than (a) where such lapse or withdrawal is as a result of the exercise of Borrower’s right to effect a switch from the Scheme to the Offer or (b) it is otherwise to be followed within twenty (20) business days by an Announcement made by the Borrower to implement the Acquisition by a different offer or scheme (as applicable) in accordance with the terms of the Interim Facilities Agreement or, as applicable, the relevant Financing Documentation;

(b) if the Acquisition is intended to be completed pursuant to an Offer, the date on which the Offer lapses, terminates or is withdrawn in writing in accordance with its terms in the Announcement or Offer Document (other than (a) where such lapse or withdrawal is as a result of the exercise of the Borrower’s right to effect a switch from the Offer to a Scheme or

(b) it is otherwise to be followed within twenty (20) business days by an Announcement made by Borrower to implement the Acquisition by a different offer or scheme (as applicable) in accordance with the terms of the Interim Facilities Agreement or, as applicable, the relevant Financing Documentation;

(c) the first business date falling after the Expiration Date provided that, if the Interim Closing Date (as defined in the Interim Facilities Agreement) has occurred by then, such date shall automatically be extended to the later of (A) the Expiration Date and (B) the date falling 90 days after the Interim Closing Date; and

(d) if the first Announcement has not been released by such time, five (5) business days following the date you countersign the Commitment Letter.

Representations and Warranties:	Same as under the Existing Credit Agreement, subject to any modifications pursuant to the Best Efforts Amendments, if applicable.

Affirmative Covenants:	Same as under the Existing Credit Agreement, subject to any modifications pursuant to the Best Efforts Amendments, if applicable.

Negative Covenants:	Same as under the Existing Credit Agreement, as amended to permit the Acquisition and the Term A Facility, subject to any modifications pursuant to the Best Efforts Amendments, if applicable.

Financial Covenants:	Same as under the Existing Credit Agreement.

Events of Default:	Same as under the Existing Credit Agreement, subject to any modifications pursuant to the Best Efforts Amendments, if applicable.

Yield Protection and Increased Costs:	Same as under the Existing Credit Agreement.

Assignments and Participations:	Same as under the Existing Credit Agreement.

Amendments and Waivers:	Same as under the Existing Credit Agreement.

Indemnification:	Same as under the Existing Credit Agreement.

Expenses:	Same as under the Existing Credit Agreement.

Governing Law; Exclusive Jurisdiction and Forum:	Same as under the Existing Credit Agreement.

Waiver of Jury Trial and Punitive and Consequential Damages:	Same as under the Existing Credit Agreement.

Counsel for the Lead Arrangers and the Administrative Agent:	Cahill Gordon & Reindel llp.

SCHEDULE I

INTEREST AND FEES

Interest:

Loans under the Term A Facility and the Revolving Credit Facility will bear interest, at the Borrower’s options, at (A) the Base Rate plus the Interest Margin (as defined below) or (B) Adjusted Term SOFR plus the Interest Margin.

“Base Rate” and “Adjusted Term SOFR” have the meanings given to them in the Existing Credit Agreement. For clarity, “Adjusted Term SOFR” will include a 10 basis points credit spread adjustment.

Default Interest:	Any principal or interest payable under or in respect of the Term A Facility or the Revolving Credit Facility not paid when due shall bear interest at the applicable interest rate plus 2% per annum. Other overdue amounts shall bear interest at the interest rate applicable to Base Rate Loans plus 2% per annum.

Interest Margins:	The applicable interest margins (the “Interest Margins”) for Term A Facility and the Revolving Credit Facility will be (x) 2.50% per annum, in the case of Adjusted Term SOFR Loans and (y) 1.50% per annum, in the case of Base Rate Loans; provided that after the date on which the Borrower shall have delivered financial statements for the first full fiscal quarter ending after the Closing Date, the Interest Margins for the Term A Facility and the Revolving Credit Facility will be determined in accordance with the Pricing Grid set forth below.

Pricing Grid:	The applicable Interest Margins after the date on which the Borrower shall have delivered financial statements for the first full fiscal quarter ending after the Closing Date with respect to the Term A Facility and the Revolving Credit Facility shall be based on the Consolidated Net Leverage Ratio (as defined in the Existing Credit Agreement) pursuant to the following grid:

Level	Consolidated Net Leverage Ratio	Interest Margin for Term SOFR Loans	Interest Margin for Base Rate Loans	Revolving Unused Fee
I	Less than or equal to 1.50 to 1.00	2.000%	1.000%	0.150%
II	Greater than 1.50 to 1.00 but less than or equal to 2.25 to 1.00	2.250%	1.250%	0.175%
III	Greater than 2.25 to 1.00 but less than or equal to 3.00 to 1.00	2.500%	1.500%	0.200%
IV	Greater than 3.00 to 1.00	2.750%	1.750%	0.250%

ANNEX B

FORM OF

INTERIM FACILITIES AGREEMENT

 Exhibit 99.1

Quanex Building Products to Acquire Tyman, Creating a Comprehensive Solutions Provider in the Building Products Industry

Acquisition Accelerates Quanex’s “BIGGER” Strategic Roadmap, Expanding Quanex’s Product Offering with Addition of Tyman’s Complementary Portfolio

Significantly Enhances Scale and Global Reach, Positioning Combined Company
for Profitable Growth and Value Creation

Delivers Material EPS Accretion in First Fiscal Year Post Close;
Approximately $30 Million in Annual Run-Rate Cost Synergies Anticipated

Investor Conference Call Scheduled for Today at 8:30 a.m. ET / 7:30 a.m. CT / 1:30 p.m. BST

HOUSTON – April 22, 2024 – Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced it has reached agreement with Tyman plc (LSE:TYMN) (“Tyman”) on the terms of a recommended cash and share offer (“the Acquisition”), under which Quanex will acquire the entire issued and to be issued share capital of Tyman for approximately $1.1 billion1 in enterprise value.

Quanex’s Acquisition of Tyman creates a comprehensive solutions provider in the building products industry, which on a pro forma basis generated approximately $2 billion of revenue in the fiscal year ended October 31, 20232. Tyman’s family of brands includes highly regarded names that boast wide customer bases and offer product solutions in the window and door hardware, commercial access solutions, and seals and extrusions vertical segments for residential and commercial users across its North America, UK and Ireland, and International divisions. Together, the combined company will have global scale and leading positions across an enhanced offering of differentiated engineered components.

“This transformative acquisition accelerates our journey to becoming ‘BIGGER’, creating a leading supplier of building products with a more diverse geographic footprint, product offering and customer base,” said George Wilson, Chairman, President and Chief Executive Officer of Quanex. “With significantly enhanced scale, we are looking forward to fully optimizing our portfolio of products and assets to position Quanex as a comprehensive solutions provider for our customers. Importantly, we expect employees of both companies to also benefit from increased opportunities as part of a larger organization with expanded engineering, design and manufacturing capabilities.”

1 Value assumes GBP:USD exchange rate of 1.2373 as of April 19, 2024.

2 Based on FY 2023A financial figures using October 31, 2023 year end for Quanex and December 31, 2023 year end for Tyman. Assumes GBP:USD exchange rate of 1.2439 for 2023.

1

“As one company, we will have an enhanced financial profile grounded in attractive margins, strong free cash flow and a healthy balance sheet, that will enable us to invest in organic and inorganic growth opportunities to deliver superior returns for investors. The industrial logic and strategic rationale of bringing Quanex and Tyman together are clear and compelling, and we are confident in our ability to drive meaningful value creation for both Quanex and Tyman shareholders and enhanced market offerings for our customer base,” Wilson concluded.

Nicky Hartery, Tyman Chairman, stated in the formal 2.7 announcement released this morning, “This transformative and complementary transaction will strengthen the enlarged business for the benefit of all our customers, employees and other stakeholders. In the context of a rapidly evolving North American marketplace, our Board ultimately determined that this transaction is the best path to maximizing value for Tyman Shareholders, who will be able to realize a meaningful portion of their holding in cash at a significant premium to the prevailing share price while also participating in the future upside of the enlarged group3. Today marks the beginning of an exciting next chapter for Tyman and our talented employees, and we look forward to joining with Quanex to deliver future growth and success.”

Compelling Industrial Logic and Strategic Rationale for the Acquisition

•	Aligns with Quanex's "BIGGER" Strategic Roadmap for Growth and Value Creation. This transaction matches Quanex’s bold acquisition strategy, and provides exposure to an enhanced product offering and additional markets, moving Quanex closer to its $2 billion revenue target.

•	Creates a Larger, More Diversified Supplier of Components to OEMs. Quanex and Tyman have complementary product portfolios of trusted brands, routes to market and manufacturing processes, as well as highly complementary customer bases.

•	Strengthens Brand Leadership. Tyman’s family of brands includes highly-regarded names in their respective business segments, which boast wide customer bases. These brands offer product solutions in the window and door hardware, commercial access solutions and seals and extrusions verticals.

•	Enhances Financial Profile by Accelerating Growth and Increasing Profitability. The combined company will benefit from larger scale, higher profitability and stronger cash flow, positioning it well to pursue organic and inorganic growth opportunities.

—	Enhanced Scale and Attractive Margins. The combined company achieves greater scale and reach with combined fiscal year 2023 revenues of approximately $2 billion and higher EBITDA margin pro forma for full cost synergies[4].

—	Earnings Accretive. The Acquisition is expected to be meaningfully accretive to earnings in the first full fiscal year following the completion of the Acquisition, taking into account cost synergies.

—	Strong Cash Flows and Opportunity to Invest in Growth. The increased scale is expected to result in a healthy balance sheet, strong liquidity and an improved cash flow profile.

3 Enlarged Group means the enlarged group following completion of the Acquisition, comprising Quanex and Tyman.

4 Based on FY 2023A financial figures using October 31, 2023 year end for Quanex and December 31, 2023 year end for Tyman. Assumes GBP:USD exchange rate of 1.2439 for 2023 including approximately $30M of run-rate cost synergies.

2

—	Prudent Financing Structure. The combined company is expected to maintain modest net leverage upon completion of the Acquisition, and expects to achieve net leverage of approximately 1.5x in the medium-term following completion of the Acquisition.

•	Substantial Value Creation Unlocked for both Tyman and Quanex Shareholders Through Material Synergy Opportunity. The Acquisition will result in significant recurring pre-tax cost synergies of approximately $30 million on an annual run-rate basis which are expected to be achieved within two years after transaction close.

—	Additional Revenue Synergy Potential. There are several potential revenue opportunities expected for the combined company, including additional revenue growth through capitalizing on the cross-selling opportunities that will arise from Quanex's and Tyman's complementary customer base and the optimization of Tyman's customer mix.[5]

Transaction Details

Under the terms of the Acquisition, Tyman shareholders will be entitled to receive an implied value of 400.0 pence for each Tyman share (the "Consideration"), based on Quanex's last closing share price of $34.64 on April 19, 2024. Tyman shareholders will have the option to elect to receive the Consideration as either a mix of 240.0 pence in cash and 0.05715 shares of Quanex common stock for each Tyman share, or as a Capped All-Share alternative of 0.14288 shares of Quanex common stock per Tyman share. The Capped All-Share alternative will be subject to proration if more than 25% of the outstanding Tyman shares elect to receive this alternative. Upon close of the Acquisition, Tyman shareholders will own between approximately 30% and 32% of Quanex, depending on shareholder elections, on a fully diluted basis.

Based on Quanex's last closing share price of $34.64 on April 19, 2024, the Consideration represents:

•	A premium of approximately 35.1% to the closing price of the Tyman shares of 296.0 pence on the London Stock Exchange on April 19, 2024;
•	A premium of approximately 36.0% to the one-month volume weighted average price of 294.2 pence per Tyman Share; and
•	A premium of approximately 40.5% to the six-month volume weighted average price of 284.8 pence per Tyman Share.

Tyman shareholders will also be entitled to receive the final dividend of 9.5 pence per Tyman share, as declared by Tyman on March 7, 2024.

The Acquisition is not subject to any financing contingency, with Quanex having attained fully committed financing from Wells Fargo Bank, N.A., Bank of America Securities and TD Bank.

The full terms and conditions of the Acquisition are set out in a joint announcement released by Quanex and Tyman in the UK today under Rule 2.7 of the Takeover Code. A copy of such announcement will be available on the Quanex website at https://www.roadto2b.com, subject to certain access restrictions.

5 Although the Quanex Directors are confident of realizing value via the delivery of revenue synergies, these have not been quantified for public reporting under the Takeover Code at this stage.

3

Timing and Approvals

The Acquisition has been unanimously approved by the Boards of Directors of both Quanex and Tyman and is currently expected to close in the second half of calendar year 2024, subject to the satisfaction of customary closing conditions, including shareholder approval from both Tyman and Quanex shareholders and regulatory approvals.

Irrevocable undertaking from Teleios

Teleios, which owns approximately 16.4% of the outstanding shares of Tyman, has entered into an irrevocable undertaking to vote in favor of the Acquisition at the Tyman shareholder meetings and to elect for the Capped All-Share Alternative.

Headquarters and Leadership

Following closing of the Acquisition, the combined company’s headquarters will be located at Quanex’s current head office in Houston, Texas. Quanex currently does not intend to close any of Tyman's manufacturing facilities as a result of the Acquisition.

The combined company will be led by Mr. Wilson and the Quanex executive team.

Advisors

UBS Investment Bank is serving as sole financial advisor to Quanex. Foley & Lardner LLP and Travers Smith LLP are serving as legal advisors to Quanex.

Conference Call and Webcast Information

Quanex will host a conference call today at 8:30 a.m. ET / 7:30 a.m. CT / 1:30 p.m. BST to discuss this transaction. Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI5b79d00466184ba4ae6b79930f67dd32.

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time.

A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex, A Part of Something BiggerSM

Quanex (NYSE:NX) is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, vinyl fencing, solar, refrigeration and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets. Learn more at http://www.quanex.com.

4

About Tyman

Tyman is a leading international supplier of engineered fenestration components and access solutions to the construction industry. The Group designs and manufactures products that enhance the comfort, sustainability, security, safety and aesthetics of residential homes and commercial buildings. Tyman's portfolio of leading brands serve their markets through three regional divisions (North America, UK and Ireland and Europe) and cover all aspects of the hardware and sealing solutions required for doors and windows, and a full suite of solutions for roof, wall and floor access in residential and commercial buildings.

No Offer or Solicitation

The information contained on this press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The transaction will be made solely by means of the scheme document to be published by Tyman in due course, or (if applicable) pursuant to an offer document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the transaction. Any decision in respect of, or other response to, the transaction, should be made only on the basis of the information contained in such document(s). If, in the future, Quanex ultimately seeks to implement the transaction by way of a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, that offer will be made in compliance with applicable US laws and regulations.

This press release does not constitute a prospectus or a prospectus exempted document.

Important Additional Information will be Filed with the SEC

In connection with the transaction, Quanex is expected to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”). Before making any voting decision, Quanex’s stockholders are urged to read the proxy statement, including the scheme document (or, if applicable, the offer document), and other relevant documents filed or to be filed with the SEC in connection with the transaction or incorporated by reference in the proxy statement (if any) carefully and in their entirety when they become available because they will contain important information about the transaction and the parties to the transaction. Quanex’s stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Quanex’s stockholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents (when available) by directing a written request to Quanex (Attention: Investor Relations), or from Quanex’s website at https://investors.quanex.com.

5

Participants in the Solicitation

Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of Quanex in respect of the transactions contemplated by the scheme document. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Quanex in connection with the transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the scheme document when it is filed with the SEC. Information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC.

Forward Looking Statements

This document contains “forward-looking statements”. These statements are based on the current expectations of the management of Quanex and/or Tyman and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this document include statements relating to the expected effects of the Acquisition on Tyman and/or Quanex, the expected timing and scope of the Acquisition, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects and business and management strategies and the expansion and growth of the operations of Quanex or Tyman. Although Tyman and/or Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Tyman and/or Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Acquisition will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Acquisition (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Acquisition is implemented, the inability of the combined company to integrate successfully Quanex’s and Tyman’s operations when (and if) the Acquisition is implemented and the combined company incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Acquisition when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this press release.

6

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this press release may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this press release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. All subsequent oral or written forward-looking statements attributable to Quanex or Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

No Profit Forecasts or Estimates

No statement in this press release is intended as a profit forecast or estimate for any period and no statement in this press release should be interpreted to mean that earnings or earnings per share for Quanex or Tyman, as appropriate, for the current or future fiscal years would necessarily match or exceed the historical published earnings or earnings per share for Quanex or Tyman, as appropriate.

Disclosure Requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the press release in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the press release in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

7

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, then they will be deemed to be a single person for the purpose of Rule 8.3. Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made, can be found in the Disclosure Table on the Panel’s website at http://www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, then you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Publication of this announcement on website

A copy of this announcement will be available, free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Quanex's website at https://www.roadto2b.com by no later than 12:00 p.m. (London time) on the business day following this announcement.

For the avoidance of doubt, the contents of this website and any websites accessible from hyperlinks on this website are not incorporated into, and do not form part of, this announcement.

Rounding

Certain figures included in this press release have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

The directors of Quanex accept responsibility for the information contained in this presentation which relates to Quanex. To the best of the knowledge and belief of Quanex’s directors (who have taken all reasonable care to ensure that such is the case), the information contained in this presentation is in accordance with the facts and does not omit anything likely to affect the import of such information.

8

This document contains statements of estimated cost savings and synergies (together, the “Quantified Financial Benefits Statement”) arising from the Acquisition.

A copy of the Quantified Financial Benefits Statement is set out below:

The Quanex Directors, having reviewed and analyzed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately $30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realized by the end of the second full year following completion of the Transaction.

The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realized primarily from:

•	approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalization of public company costs and of executive leadership;

•	approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and

•	approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities.

The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction.

The Quanex Directors estimate that the realization of the identified cost synergies will result in one-off costs to achieve of approximately $35 million in aggregate over the first two years post completion of the Transaction.

Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis.

The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs.

Bases of Belief and Principal Assumptions for the Quantified Financial Benefits Statement

In preparing the Quantified Financial Benefits Statement, Tyman has provided Quanex with certain operating and financial information to facilitate a detailed analysis in support of evaluating the potential synergies available from the Transaction. Where possible, estimated benefits and costs have been calculated on a bottom-up basis. In circumstances where data has been limited for commercial, regulatory, or other reasons, Quanex management has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have, in turn, been informed by the Quanex management’s industry experience and knowledge of the existing businesses, together with consultation with Tyman.

9

The synergy assumptions have been risk-adjusted.

The cost bases used as the basis for the Quantified Financial Benefits Statement are Quanex last twelve months to 31 January 2024 (with adjustments made to reflect non-recurring items) and manpower costs and headcount data as of 25 March 2024, and Tyman audited financial results and headcount data for the year ending 31 December 2023 (with adjustments made to reflect non-recurring items and expected future changes in certain costs).

In arriving at the Quantified Financial Benefits Statement, the Quanex Directors have assumed:

•	No material change to macroeconomic, political, legal, or regulatory conditions in the markets or regions in which Quanex and Tyman operate;

•	No material change in accounting standards;

•	No material change in the underlying operations of either business from the Transaction;

•	No material impact from divestments from either the Quanex or Tyman existing businesses;

•	No material change in tax legislation, tax rates, or other legislation in the UK or US that could materially impact the ability to achieve any benefits;

•	No material change in current foreign exchange rates;

•	Foreign exchange conversions based on 3 April 2024 spot rates;

•	The Enlarged Group will be publicly listed in the United States.

In addition, the Quanex Directors have assumed that the cost synergies are substantively within Quanex’s control, albeit that certain elements are dependent in part on negotiations with third parties.

Reports

As required by Rule 28.1(a) of the Takeover Code, KPMG, as reporting accountants to Quanex, and UBS AG, London Branch, as financial adviser to Quanex, have provided the reports required under that Rule. Copies of these reports are included in the announcement made by Quanex Building Products Corporation and Tyman plc on or about the date of this document.

Notes

The Quantified Financial Benefits Statement relates to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. In addition, due to the scale of the Enlarged Group, there may be additional changes to the Enlarged Group’s operations. As a result, the estimated synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.

10

The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that Quanex’s earnings in the first full year following completion of the Acquisition, or in any subsequent period, will necessarily match or be greater than or be less than those of Quanex or Tyman for the relevant preceding financial period or any other period.

For the purposes of Rule 28 of the Takeover Code, the Quantified Financial Benefits Statement is the responsibility of Quanex and the Quanex Directors.

UBS Disclaimer

Quanex has engaged UBS as a financial advisor in connection with the transaction referred to herein. UBS is acting exclusively for Quanex and no one else in connection with the possible offer and the contents of this announcement. In connection with such matters, UBS will not regard any other person as its client, nor will it be responsible to any other person for providing the protections afforded to its clients or for providing advice in relation to the process, contents of this announcement or any other matter referred to herein.

Quanex Contacts:

Investor Contact

Scott Zuehlke

SVP, Chief Financial Officer & Treasurer

+1-713-877-5327

scott.zuehlke@quanex.com

Media Contact

Arielle Rothstein / Andrew Siegel / Lyle Weston

Joele Frank, Wilkinson Brimmer Katcher

+1-212-355-4449

11

Exhibit 99.2

A Part of Something Bigger℠

Quanex

QUANEX TO ACQUIRE TYMAN

APRIL 22, 2024

© 2024 Quanex | QUANEX.COM

© 2024 Quanex | Q U A N E X . C O M © 2023 Quanex | Q U A N E X . C O M A P R I L 2 2 , 2 0 2 4 QUANEX TO ACQUIRE TYMAN

A Part of Something Bigger℠

TODAY'S PRESENTERS

George Wilson

Chairman of the Board, President and CEO

Scott Zuelhke

Senior Vice President, CFO and Treasurer

2 © 2024 Quanex | QUANEX.COM

2 © 2024 Quanex | Q U A N E X . C O M TO DAY ’ S P R E S E N T E R S George Wilson Chairman of the Board, President and CEO Scott Zuelhke Senior Vice President, CFO and Treasurer

3 © 2024 Quanex | Q U A N E X . C O M D I S C L A I M E R NOT FOR RELEASE, PRESENTATION, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISIDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION. This presentation has been prepared by Quanex ("Quanex") solely in connection with its recommended acquisition of Tyman plc ("Tyman") (the "Acquisition"). These slides do not purport to contain all the information that may be necessary or desirable to fully and accurately evaluate Quanex, Tyman or the business prospects of the Acquisition. The information set out in this presentation is not intended to form the basis of any contract. By attending (whether in person, by telephone or webcast) this presentation or by reading the presentation slides, you agree to the conditions set out below. This presentation (including any oral briefing and any question-and-answer in connection with it) is not intended to, and does not constitute, represent or form part of any offer invitation or solicitation of any offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction. No securities are being offered to the public by means of this presentation. You should conduct your own independent analysis of Quanex, Tyman and the Acquisition, including consulting your own independent advisers in order to make an independent determination of the suitability, merits and consequences of the Acquisition. You should not base any behaviour in relation to financial instruments related to Quanex’s or Tyman’s securities or any other securities and investments on information contained in this presentation until after such information is made publicly available by Quanex or Tyman or any of their advisers. Any dealing or encouraging others to deal on the basis of such information may amount to insider dealing under applicable legislation. This presentation is being made available only to persons who are permitted by law to receive it. None of Quanex, Tyman, their members or shareholders, subsidiaries, affiliates, associates, or their respective directors, officers, partners, employees, representatives and advisers (the “Relevant Parties”) makes any representation or warranty, express orimplied, as to the accuracy or completeness of the information contained in this presentation, or otherwise made available, nor as to the reasonableness of any assumption contained herein or therein, and any liability therefore (including in respect of direct, indirect, consequential loss or damage) is expressly disclaimed. Nothing contained herein or therein is, or shall be relied upon as, a promise or representation, whether as to the past or the future and no reliance, in whole or in part, should be placed on the fairness, accuracy, completeness or correctness of the information contained herein or therein. Further, nothing in this presentation should be construed as constituting legal, business, tax, actuarial, financial or other specialist advice. This presentation should be read in conjunction with the announcement made by Quanex and Tyman pursuant to Rule 2.7 of the UK Code on Takeovers and Mergers (the "City Code") (the "2.7 Announcement") and the scheme document to be published by Tyman (or, if the Acquisition is implemented by way of a takeover offer, the offer document) (the “Public Documents”) in connection with the Acquisition, which are available or(as appropriate) will be made available in due course at https://www.roadto2b.com. Any decision taken in relation to the Acquisition should only be taken by reference to the information set out in (or otherwise incorporated by reference into) the Public Documents. Quanex has engaged UBS as sole financial advisor in connection with the transaction referred to herein. UBS is acting exclusively for Quanex and no one else in connection with the possible offer and the contents of this announcement. In connection with such matters, UBS will not regard any other person as its client, nor will it be responsible to any other person for providing the protections afforded to its clients or for providing advice in relation to the process, contents of this announcement or any other matter referred to herein. Forward Looking Statements This presentation contains “forward-looking statements”. These statements are based on the current expectations of the management of Quanex and/or Tyman and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this presentation include statements relating to the expected effects of the Acquisition on Tyman and/or Quanex, the expected timing and scope of the Acquisition, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as “will”, “may”, “should”, “believe”, “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import and including statements relating to future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses andfuture prospects and business and management strategies and the expansion and growth of the operations of Quanex or Tyman. Although Tyman and/or Quanex believes that the expectations reflected in such forward-looking statements are reasonable, Tyman and/or Quanex can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: the possibility that the Acquisition will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Acquisition (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined company to realize successfully any anticipated synergy benefits when (and if) the Acquisition is implemented, the inability of the combined company to integrate successfully Quanex’s and Tyman’s operations when (and if) the Acquisition is implemented and the combined company incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Acquisition when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Quanex’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this presentation. These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this presentation may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this presentation. All subsequent oral or written forward-looking statements attributable to Quanex or Tyman or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of Quanex or Tyman undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

4 © 2024 Quanex | Q U A N E X . C O M D I S C L A I M E R ( c o nt ’d ) Non-GAAP Terminology Definitions and Disclaimers EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, stock-based compensation and asset impairment charges) are non-GAAP financial measures that Quanex and/or Tyman uses to measure operational performance and assist with financial decision-making. Adjusted Operating Profit (defined as operating profit adjusted for restructuring costs, non-recurring costs, amortization of intangibles and other impairment costs) is a non-GAAP financial measure that Quanex and/or Tyman believes provides a measure of operational performance. Covenant EBITDA (defined as Adjusted Operating Profit further adjusted for depreciation, amortization, lease liability interest and Right-of-Use (RoU) asset depreciation) is a non-GAAP financial measure that Quanex and/or Tyman believes provides a measure of interest coverage. Net Debt is defined as total debt (outstanding balance on the revolving credit facility and term loan, plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that Quanex and/or Tyman believes is useful to investors and financial analysts in evaluating leverage. Quanex and/or Tyman believe that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding financial performance when comparing results to other investment opportunities. The presented non-GAAP measures may not be the same as those used by other companies. Quanex and/or Tyman do not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP. Quanex and/or Tyman do not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures on a forward-looking basis because it is unable to predict with reasonable certainty the ultimate outcome of certain future events. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the period presented herein. Moreover, estimating such forward-looking U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficulty and could not be accomplished without unreasonable effort. Investors should not place undue reliance on these measures and should carefully review the risks and uncertainties described in the cautionary statement relating to “Forward-Looking Statements” contained herein. Please see the appendix at the end of this presentation for more information on all presented historical non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures. No Offer or Solicitation The information contained on this presentation is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States or in any other jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The transaction will be made solely by means of the scheme document to be published by Tyman in due course, or (if applicable) pursuant to an offer document to be published by Quanex, which (as applicable) would contain the full terms and conditions of the transaction. Any decision in respect of, or other response to, the transaction, should be made only on the basis of the information contained in such document(s). If, in the future, Quanex ultimately seeks to implement the transaction by way of a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, that offer will be made in compliance with applicable US laws and regulations. This presentation does not constitute a prospectus or a prospectus exempted document. Important Additional Information will be Filed with the SEC In connection with the transaction, Quanex is expected to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”). Before making any voting decision, Quanex’s stockholders are urged to read the proxy statement, including the scheme document (or, if applicable, the offer document), and other relevant documents filed or to be filed with the sec in connection with the transaction or incorporated by reference in the proxy statement (if any) carefully and in their entirety when they become available because they will contain important information about the transaction and the parties to the transaction. Quanex’s stockholders and investors will be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Quanex’s stockholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document (as referred to above), and other relevant documents (when available) by directing a written request to Quanex (Attention: Investor Relations), or from Quanex’s website at https://www.investors.quanex.com. Participants in the Solicitation Quanex and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of Quanex in respect of the transactions contemplated by the scheme document. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Quanex in connection with the transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the scheme document when it is filed with the SEC. Information regarding Quanex’s directors and executive officers is contained in Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and its annual meeting proxy statement on Schedule 14A, dated January 25, 2024, which are filed with the SEC. The directors of Quanex accept responsibility for the information contained in this presentation which relates to Quanex. To the best of the knowledge and belief of Quanex’s directors (who haven taken all reasonable care to ensure that such is the case). the information contained in this presentation is in accordance with the facts and does nor omit anything likely to affect the import of such information.

5 © 2024 Quanex | Q U A N E X . C O M Source: Company and Tyman filings. Notes: (1) Tyman enterprise value is based on Tyman standalone net debt as of FY 2023A. (2) Dependent on shareholder elections on a fully diluted basis. Assumes GBP:USD exchange rate of 1.2373 as of April 19, 2024. (3) Net leverage based on expected net debt and Enlarged Group Adjusted EBITDA at October 31, 2024 after taking into account the full impact of run-rate cost synergies. Assumes GBP:USD exchange rate of 1.2373 as of April 19, 2024. Enlarged Group means the enlarged group following completion of the Acquisition, comprising Quanex and Tyman. ▪ Under the terms of the Acquisition, Tyman shareholders will receive 400.0 pence per each Tyman share they own, a 35.1% premium above Tyman’s closing share price of 296.0 pence as of April 19, 2024. The 400.0 pence offer is comprised of 240.0 pence in cash and 0.05715 shares of Quanex common stock. A Capped All-Share Alternative (“CASA”) of 0.14288 shares of Quanex stock per each Tyman share will be also made available for up to 25% of Tyman’s shares outstanding ▪ Tyman shareholders are expected to hold between approximately 30% and 32% pro forma ownership at closing(2) CONSIDERATION ▪ Recommended cash and share offer valuing Tyman at approximately $1.1 billion(1) OFFER in enterprise value T R A N SA C T I O N O V E R V I E W ▪ “Funds certain” debt financing for the cash portion of the consideration, as required under the UK Takeover Code − New $750 million Term Loan A, reduced by $250 million draw on upsized ($475 million) Revolving Credit Facility (“RCF”) ▪ Approximately $486 million in shares of Quanex stock issued to existing Tyman shareholders(2) ▪ Anticipated pro forma net leverage of approximately 2.1x(3) with rapid deleveraging through strong cash flows FINANCING DIVIDEND ▪ 9.5 pence final dividend to Tyman shareholders, as declared by Tyman on March 7, 2024, for 2023A fiscal year end

6 © 2024 Quanex | Q U A N E X . C O M Source: Company and Tyman filings, management projections. Notes: (1) Based on Quanex LTM October 31, 2023 and Tyman LTM December 31, 2023 financials. Assumes GBP:USD exchange rate of 1.2439 for 2023. (2) Reconciliations of Quanex Adjusted EBITDA and Tyman Adjusted EBITDA are available in the appendix of this presentation. Please see page 9 of this presentation for the calculation of pro forma Adjusted EBITDA. (3) Includes approximately $30M of run-rate cost synergies in PF FY 2024E. ▪ The combined business would have pro forma revenue of approximately $2 billion(1) and pro forma Adjusted EBITDA of approximately $310 million(1),(2),(3) in FY 2023A (including identified cost synergies) ▪ Expected cost synergies of approximately $30 million per year with potential for additional revenue synergies ▪ Accretive to EBITDA margin(1),(2),(3) ▪ Materially EPS accretive in Year 1(3) FINANCIAL IMPACT ▪ Transaction currently expected to close in the second half of calendar year 2024 ▪ Shareholder approval required by both Quanex and Tyman shareholders — Tyman shareholder approval (majority in number of those voting holding at least 75% of the voting shares must be in favor) — Quanex stockholder approval (representing at least a majority of the shares of common stock entitled to vote thereon) ▪ Close subject to regulatory approval PATH TO CLOSE T R A N SA C T I O N O V E R V I E W ( c o nt ’d )

TYMAN AT A GLANCE

A Part of Something Bigger℠

PRODUCT[1]

GEOGRAPHY[1]

UK & Ireland 15%
North America 66%
International 19%

CHANNEL[1]

Other 4%
Manufacturers 65%
Distributors 31%

REVENUE

FYE 12/31 in $M

$875
$885
$818
2021A
2022A
2023A

ADJUSTED EBITDA[3]

FYE 12/31 in $M

Differentiated product offering[2]

Actuators
Brackets
Fasteners
Handles
Hinges
Locks
Operators
Seals

~3,600 Employees

World-class brands

AmesburyTruth
ACCESS 360
Bilco (an AmesburyTruth company)
ERA
GIESSE
JATEC (TYMAN group)
LAWRENCE INDUSTRIES, INC.
REGUITTI
Schlegel
ZOO ARCHITECTURAL HARDWARE

7 © 2024 Quanex | QUANEX.COM

7 © 2024 Quanex | Q U A N E X . C O M $140 $131 $120 2021A 2022A 2023A Differentiated product offering(2) $875 $885 $818 2021A 2022A 2023A FYE 12/31 in $M FYE 12/31 in $M Source: Tyman filings. Notes: Assumes GBP:USD exchange rate of 1.3758 for 2021, GBP:USD exchange rate of 1.2366 for 2022 and GBP:USD exchange rate of 1.2439 for 2023. (1) Revenue by product and geography split as of FY 2023A based on December 31, 2023 Tyman year end. Revenue by channel split based on September 2023 Introduction to Tyman presentation. (2) Represents a small selection of Tyman’s expansive product portfolio. (3) Reconciliations of Tyman Adjusted EBITDA and Adjusted EBITDA margin (Adjusted EBITDA / Revenue) are available in the appendix of this presentation. North America 66% International 19% UK & Ireland 15% Window and door hardware 72% Seals and extrusions 16% Commercial access solutions 12% World-class brands Manufacturers 65% Distributors 31% Other 4% Fasteners Handles T Y M A N AT A G L A N C E Actuators Brackets R E V E N U E A D J U S T E D E B I T D A (3) Leading provider of differentiated, highly-engineered products supported by value-added services Operators Seals Hinges Locks P R O D U C T (1) G E O G R A P H Y (1) C H A N N E L (1) Margin(3): ~16% ~15% ~15% ~3,600 Employees

8 © 2024 Quanex | Q U A N E X . C O M T R A N S F O R M AT I O N A L A C Q U I S I T I O N W I T H H I G H LY C O M P E L L I N G I N D U S T R I A L L O G I C 2 Highly complementary and strategic fit across products and geographies Establishes significant global manufacturing footprint with differentiated capabilities 3 Significant synergy potential driving enhanced margin and cash flow profile 4 Strong balance sheet and operating platform well-positioned for deleveraging and future growth 6 Notes: (1) Based on Quanex LTM October 31, 2023 and Tyman LTM December 31, 2023 financials. Assumes GBP:USD exchange rate of 1.2439 for 2023. Creation of an approximately $2 billion(1) global engineered components supplier with leading positions 1 Fully aligned with BIGGER strategic roadmap for growth and value creation 5

9 © 2024 Quanex | Q U A N E X . C O M C R E AT I O N O F A N A P P R OX I M AT E LY $ 2 B I L L I O N G L O B A L E N G I N E E R E D C O M P O N E N T S S U P P L I E R W I T H L E A D I N G P O S I T I O N S $1,131M ~$818M ~$1,949M $160M(2) ~$120M(2) ~$310M(3) 14%(2) ~15%(2) ~16% Source: Company and Tyman filings. Notes: Assumes GBP:USD exchange rate of 1.2439 for 2023. (1) Based on historical FY 2023A financial figures using October 31, 2023 year end for Quanex and December 31, 2023 year end for Tyman. (2) Reconciliations of Adjusted EBITDA and Adjusted EBITDA margin (Adjusted EBITDA / Revenue) for both Quanex and Tyman are available in the appendix of this presentation. (3) Includes FY 2023A Adjusted EBITDA for Quanex and Tyman and approximately $30M of run-rate cost synergies. D E L I V E R S A N E N H A N C E D O F F E R I N G O F D I F F E R E N T I AT E D E N G I N E E R E D C O M P O N E N T S F O R O E M S + = COMBINED REVENUE Significantly enhanced scale ADJUSTED EBITDA Material, actionable cost synergies ADJUSTED EBITDA MARGIN Meaningful margin expansion Insulating Glass Spacers Window & Door Components (grills, cladding, thresholds, etc.) Window & Patio Profiles and Screens Window & Door Seals and Extrusions Window & Door Hardware (locks, hinges, handles, decorative, etc.) Commercial Access Solutions (riser doors, roof hatches, railings, etc.) Smartware & Automation (electronic access, sensors, alarms, etc.) Cabinet Components (doors, fronts, frames, etc.) Other Components (vinyl fencing, custom mixing, flashing tape, etc.) 1 Financials aligned to FY 2023A(1)

A Part of Something Bigger℠

Quanex + TYMAN = COMBINED

PRODUCT

Custom Mixing 7%
Cabinet Components 19%
Vinyl Profiles & Spacers 47%
Screens & Accessories 27%

Commercial Access Solutions 12%
Seals and Extrusions 16%
Window and Door Hardware 72%

Commercial Access Solutions 5%
Seals and Extrusions 7%
Custom Mixing 4%
Window and Door Hardware 31%
Cabinet Components 11%
Screens & Accessories 15%
Vinyl Profiles & Spacers 27%

GEOGRAPHY

Europe 22%
North America 78%

RoW 4%
Other EMEA 15%
UK & Ireland 15%
North America 66%

RoW 2%
EMEA(1) 25%
North America 73%

10 © 2024 Quanex | QUANEX.COM

Quanex

10 © 2024 Quanex | Q U A N E X . C O M H I G H LY C O M P L E M E N TA R Y A N D S T R AT E GI C F I T A C R O S S P R O D U C T S A N D G E O G R A P H I E S PRODUCT Complementary product portfolio and customer base with significant cross-selling opportunity 2 Source: Company and Tyman filings. Notes: Product and geography mix based on Quanex LTM October 31, 2023 and Tyman LTM December 31, 2023 revenue. Assumes GBP:USD exchange rate of 1.2439 for 2023. (1) EMEA includes Europe, UK & Ireland and Other EMEA segments. + = COMBINED GEOGRAPHY Expands franchise in North America and introduces new international footprint to couple with Quanex’s existing UK and German presence Window and Door Hardware 31% Vinyl Profiles & Spacers 27% Screens & Accessories 15% Cabinet Components 11% Seals and Extrusions 7% Commercial Access Solutions 5% Custom Mixing 4% Window and Door Hardware 72% Seals and Extrusions 16% Commercial Access Solutions 12% Vinyl Profiles & Spacers 47% Screens & Accessories 27% Cabinet Components 19% Custom Mixing 7% North America 73% EMEA(1) 25% RoW 2% North America 66% UK & Ireland 15% Other EMEA 15% RoW 4% North America 78% Europe 22%

A Part of Something Bigger℠

3 ESTABLISHES SIGNIFICANT GLOBAL MANUFACTURING FOOTPRINT WITH DIFFERENTIATED CAPABILITIES

NORTH AMERICA

EUROPE

Quanex
- ★ Headquarters
- ⬢ Screens & Other Fenestration Components
- ◆ Vinyl Profiles
- ⬟ Cabinet Components
- ■ Insulating Glass Spacers/ Custom Mixing

Tyman
- ★ Headquarters
- ● Warehouse site
- ▲ Manufacturing site

11 © 2024 Quanex | QUANEX.COM

Quanex

11 © 2024 Quanex | Q U A N E X . C O M Source: Annual reports and latest company information. Notes: Maps do not show Tyman’s distribution facilities in Latin America (1), Central Europe and Middle East (2) and Asia Pacific (4). Quanex sites based on March 2024 Investor Presentation. Tyman sites based on 2023 financial reporting accounting for shutdown of Hamburg facility and consolidation of UK commercial access facilities. Quanex Headquarters Screens & Other Fenestration Components Cabinet Components Vinyl Profiles Insulating Glass Spacers/ Custom Mixing Tyman Manufacturing site Warehouse site Headquarters E S TA B L I S H E S S I G N I F I C A N T G L O B A L M A N U FAC T UR I N G F O O T P R I N T W I T H D I F F E R E N T I AT E D C A PA B I L I T I E S N O R T H A M E R I C A E U R O P E 3

A Part of Something Bigger℠

~$30 MILLION RUN-RATE COST SYNERGIES

~30%
~30%
~40%
~$30M
CORPORATE
PROCUREMENT
COMMERCIAL
Total

SYNERGY TIMING

Year 1	~50%
Year 2	100%

COSTS TO ACHIEVE SYNERGIES

- ~$35M one-time costs to achieve synergies

REVENUE SYNERGIES

- Additional revenue synergies expected through cross-selling

12 © 2024 Quanex | QUANEX.COM

Quanex

12 © 2024 Quanex | Q U A N E X . C O M S I G N I F I C A N T S Y N E R GY P O T E N TI A L D R I V I N G E N H A N C E D M A R G I N A N D C A S H F L O W P R O F I L E Notes: Based on Quanex directors’ review and analysis of potential cost synergies on factors deemed influenceable by Quanex. See the paragraph entitled “Quantified Financial Benefits Statement” on page 22 of this presentation. ▪ Full run-rate ~$30M cost synergies achieved within two years after transaction close ▪ ~$35M one-time costs to achieve synergies 4 S Y N E R G Y T I M I N G C O S T S T O A C H I E V E S Y N E R G I E S ▪ Additional revenue synergies expected through cross-selling R E V E N U E S Y N E R G I E S G&A S&M Procurement Total ~40% ~$30M ~30% ~30% ~ $ 3 0 M I L L I O N R U N - R AT E C O S T S Y N E R G I E S COMMERCIAL ▪ Product of consolidation and de-duplication of overlapping functions and activities PROCUREMENT ▪ Derived from scale economies and consolidation of overlapping spend categories CORPORATE ▪ Generated from de-duplication and rationalization of public company costs and of executive leadership Year 1 ~50% Year 2 100%

13 © 2024 Quanex | Q U A N E X . C O M Key elements of the strategy Tyman contribution Bold ▪ Acquisition-driven growth in key areas ▪ Enhances product offering and helps capture additional market opportunities ▪ Moves Quanex toward its $2B revenue objective Innovative ▪ Drive innovation across business ▪ Expand new product development capabilities and market insight ▪ Greater customer reach and key outsourcing partner Growth-focused ▪ Maximize growth potential in existing markets incorporating technology across the platform ▪ Bolster global growth potential and strength of franchise ▪ Stronger ability to deliver above market growth Globally-oriented ▪ Expand global manufacturing footprint ▪ Enhances manufacturing footprint in US, UK and Germany and expands into Southern Europe, Asia Pacific and Latin America Engaged ▪ Maximize positive impact for all stakeholders ▪ Strong mutual commitment to a sustainability framework, while helping customers drive the business model through efficient operations Responsive ▪ Respond quickly to opportunities and new technologies ▪ Ability to further streamline and transform operations ▪ More efficient manufacturing footprint and more flexible operations F U L LY A L I G N E D W I T H B I G G E R S T R AT EG I C R O A D M A P F O R G R O W T H A N D VA LU E C R E AT I O N 5

14 © 2024 Quanex | Q U A N E X . C O M ~2.1x ~1.5x Pro Forma Expected in Medium Term Net debt / LTM Adj. EBITDA(1) $750M of new funded debt at close to consummate the transaction S T R O N G B A L A N C E S H E E T A N D O P E R AT I N G P L AT F O R M W E L L - P O S I T I O N E D F O R D E L E V E RA GI N G A N D F U T U R E G RO W T H Notes: (1) Net leverage based on expected net debt and Enlarged Group Adjusted EBITDA at October 31, 2024 after taking into account the full impact of run-rate cost synergies. Assumes GBP:USD exchange rate of 1.2373 as of April 19, 2024. ▪ Ample pro forma liquidity of ~$655M : − ~$180M of cash and cash equivalents − $225M of Revolver capacity − $250M of TLA capacity ▪ Additional liquidity from further portfolio optimization possible ▪ Conservative leverage levels − Net leverage of ~2.1x(1) pro forma − Expected net leverage of ~1.5x in medium term ▪ Enlarged business expected to deliver attractive free cash flow generation to drive consistent deleveraging ▪ Committed to returning capital to shareholders STRONG LIQUIDITY CONSERVATIVE LEVERAGE HIGH FREE CASH FLOW Quanex’s balance sheet and liquidity remain strong, enabling continued investment in organic growth opportunities with the aim to deliver superior returns for investors R A P I D D E L E V E R A G I N G E X P E C T E D 6

A Part of Something Bigger℠

MANAGING OUR INTEGRATION

WHAT WE PLAN TO DO

HOW WE WILL DO IT

1. 100-day integration review
2. Development of detailed integration plan
3. Management's proven track record of successfully integrating acquired assets, realizing synergies and driving operational change
4. Update the market as key integration milestones achieved
5. Communication of financial progress against announced cost synergies of approximately $30M

15 © 2024 Quanex | QUANEX.COM

Quanex

15 © 2024 Quanex | Q U A N E X . C O M M A N A G I N G O U R I N T E G R AT I O N Integration to be ~50% completed within 12 months post transaction close • Retain the best talent from each of Quanex and Tyman to ensure a “best-in-class” offering • Continue synergy assessment to consider additional synergy benefits • Align the performance of operations from both entities to maximize effectiveness • Optimize the geographical footprint • Continue to run a prudent balance sheet - financial flexibility to pursue further inorganic growth opportunities • 100-day integration review • Development of detailed integration plan • Management’s proven track record of successfully integrating acquired assets, realizing synergies and driving operational change • Update the market as key integration milestones achieved • Communication of financial progress against announced cost synergies of approximately $30M 1 2 3 4 5 W H AT W E P L A N T O D O H O W W E W I L L D O I T

16 © 2024 Quanex | Q U A N E X . C O M T R A N SA C T I O N P R O C E S S A N D PAT H TO C L O S E Notes: (1) Quanex reserves the right to switch to a takeover offer (with the consent of the UK Takeover Panel and subject to the terms of the agreements with Tyman). • Implemented via UK Scheme of Arrangement(1) • Irrevocable undertaking from Teleios covering approximately 16.4% of issued share capital of Tyman to vote in favor of the transaction and elect for the CASA to the full amount • Approvals required: − Tyman shareholder approval (majority in number of those voting holding at least 75% of the voting shares must be in favor) − Quanex stockholder approval (representing at least a majority of the shares of common stock entitled to vote thereon) − Customary regulatory approvals • Current expected completion in second half of calendar year 2024 P R O C E S S A N D A P P R O V A L S

17 © 2024 Quanex | Q U A N E X . C O M T R A N S F O R M AT I O N A L A C Q U I S I T I O N W I T H H I G H LY C O M P E L L I N G I N D U S T R I A L L O G I C 2 Highly complementary and strategic fit across products and geographies 3 Establishes significant global manufacturing footprint with differentiated capabilities 4 Significant synergy potential driving enhanced margin and cash flow profile 6 Strong balance sheet and operating platform well-positioned for deleveraging and future growth Notes: (1) Based on Quanex LTM October 31, 2023 and Tyman LTM December 31, 2023 financials. Assumes GBP:USD exchange rate of 1.2439 for 2023. Creation of an approximately $2 billion(1) 1 global engineered components supplier with leading positions 5 Fully aligned with BIGGER strategic roadmap for growth and value creation

A Part of Something Bigger℠

APPENDIX

© 2024 Quanex | QUANEX.COM

© 2024 Quanex | Q U A N E X . C O M © 2024 Quanex | Q U A N E X . C O M APPENDIX

19 © 2024 Quanex | Q U A N E X . C O M Notes: (1) Loss on damage to manufacturing facilities caused by weather. (2) Transaction and advisory fees. Q UA N E X G A A P/ N O N-GA A P R E C O N C I L I AT I O N (USD in thousands) Reconciliation of Adjusted EBITDA Twelve Months Ended October 31, 2023 Reconciliation Net income as reported $ 82,501 Income tax expense 14,545 Other, net 5,519 Interest expense 8,136 Depreciation and amortization 42,866 EBITDA 153,567 Cost of sales (1) 13 Selling, general and administrative (1),(2) 6,015 Adjusted EBITDA $ 159,595 (USD in thousands) Reconciliation of Adjusted EBITDA margin Twelve Months Ended October 31, 2023 Reconciliation Revenue as reported $ 1,130,586 Adjusted EBITDA 159,595 Adjusted EBITDA margin 14%

20 © 2024 Quanex | Q U A N E X . C O M Notes: Reconciliation calculated based on publicly available sources (Tyman Results for the year ended 31 December 2023 published March 7, 2024 and Tyman Results for the year ended 31 December 2022 published March 2, 2023). (1) Adjusted EBITDA burdened by share-based payment expense to align with Quanex accounting policy. T Y M A N E B I T DA R E C O N C I L I AT I O N (GBP in millions unless otherwise stated) Reconciliation of the Last Three Years Adjusted EBITDA Twelve Months Ended December 31, 2023 Twelve Months Ended December 31, 2022 Twelve Months Ended December 31, 2021 Reconciliation Reconciliation Reconciliation Operating Profit 60 71 73 Restructuring Costs 7 6 (0) CEO Transition Costs 1 0 0 M&A Costs 1 0 (1) Argentina Devaluation Charge 1 0 0 Impairment 0 0 0 Amortization of Acquired Intangible Assets 14 18 18 Adjusted Operating Profit 84 95 90 Depreciation of PP&E and RoU assets 20 20 12 Amortization of computer software 3 2 1 Interest payable of lease liabilities (3) (3) (1) RoU assets depreciation (8) (7) Share-based payments - equity settled 1 1 1 Covenant EBITDA 98 107 103 Less: Share-based payments - equity settled(1) (1) (1) (1) Adjusted EBITDA £ 97 £ 106 £ 102 Adjusted EBITDA (in USD) $ 120 $ 131 $ 140 Memo (GBP:USD exchange rate): 1.2439 1.2366 1.3758

21 © 2024 Quanex | Q U A N E X . C O M Notes: Reconciliation calculated based on publicly available sources (Tyman Results for the year ended 31 December 2023 published March 7, 2024 and Tyman Results for the year ended 31 December 2022 published March 2, 2023). T Y M A N E B I T DA M A R G I N R E C O N C I L I AT I O N (GBP in millions unless otherwise stated) Reconciliation of the Last Three Years Adjusted EBITDA Margin Twelve Months Ended December 31, 2023 Twelve Months Ended December 31, 2022 Twelve Months Ended December 31, 2021 Reconciliation Reconciliation Reconciliation Revenue £ 658 £ 716 £ 636 Revenue (in USD) $ 818 $ 885 $ 875 Adjusted EBITDA £ 97 £ 106 £ 102 Adjusted EBITDA (in USD) $ 120 $ 131 $ 140 Adjusted EBITDA Margin 15% 15% 16%

22 © 2024 Quanex | Q U A N E X . C O M Q UA N T I F I E D F I N A N C I A L B E N E F I T S S TAT E ME N T This document contains statements of estimated cost savings and synergies (together, the “Quantified Financial Benefits Statement”) arising from the Acquisition. A copy of the Quantified Financial Benefits Statement is set out below: The Quanex Directors, having reviewed and analyzed the potential cost synergies of the Transaction, and taking into account the factors they can influence, believe that the Enlarged Group can deliver approximately $30 million of pre-tax recurring cost synergies on an annual run-rate basis, expected to be realized by the end of the second full year following completion of the Transaction. The quantified cost synergies, which are expected to originate from the cost bases of both Quanex and Tyman, are expected to be realized primarily from: • approximately 30 per cent. in corporate and listing related costs, generated from de-duplication and rationalisation of public company costs and of executive leadership; • approximately 30 per cent. in procurement savings from scale economies and consolidation of overlapping spend categories; and • approximately 40 per cent. in savings from consolidation and de-duplication of overlapping administrative and commercial functions and activities. The Quanex Directors expect approximately 50 per cent. of these cost synergies to be achieved by the end of the first 12-month period following completion of the Transaction and the full run-rate by the second anniversary of completion of the Transaction. The Quanex Directors estimate that the realization of the identified cost synergies will result in one-off costs to achieve of approximately $35 million in aggregate over the first two years post completion of the Transaction. Potential areas of dis-synergy expected to arise in connection with the Transaction have been considered and were determined by the Quanex Directors to be immaterial for the analysis. The identified cost synergies will occur as a direct result of the success of the Transaction and would not be achieved on a standalone basis. The identified cost synergies reflect both the beneficial elements and relevant costs. Bases of Belief and Principal Assumptions for the Quantified Financial Benefits Statement In preparing the Quantified Financial Benefits Statement, Tyman has provided Quanex with certain operating and financial information to facilitate a detailed analysis in support of evaluating the potential synergies available from the Transaction. Where possible, estimated benefits and costs have been calculated on a bottom-up basis. In circumstances where data has been limited for commercial, regulatory, or other reasons, Quanex management has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have, in turn, been informed by the Quanex management’s industry experience and knowledge of the existing businesses, together with consultation with Tyman. The synergy assumptions have been risk-adjusted. The cost bases used as the basis for the Quantified Financial Benefits Statement are Quanex last twelve months to 31 January 2024 (with adjustments made to reflect non-recurring items) and manpower costs and headcount data as of 25 March 2024, and Tyman audited financial results and headcount data for the year ending 31 December 2023 (with adjustments made to reflect non-recurring items and expected future changes in certain costs). In arriving at the Quantified Financial Benefits Statement, the Quanex Directors have assumed: • No material change to macroeconomic, political, legal, or regulatory conditions in the markets or regions in which Quanex and Tyman operate; • No material change in accounting standards; • No material change in the underlying operations of either business from the Transaction; • No material impact from divestments from either the Quanex or Tyman existing businesses; • No material change in tax legislation, tax rates, or other legislation in the UK or US that could materially impact the ability to achieve any benefits; • No material change in current foreign exchange rates; • Foreign exchange conversions based on 3 April 2024 spot rates; • The Enlarged Group will be publicly listed in the United States. In addition, the Quanex Directors have assumed that the cost synergies are substantively within Quanex’s control, albeit that certain elements are dependent in part on negotiations with third parties. Reports As required by Rule 28.1(a) of the Takeover Code, KPMG, as reporting accountants to Quanex, and UBS AG, London Branch, as sole financial advisor to Quanex, have provided the reports required under that Rule. Copies of these reports are included in the announcement made by Quanex Building Products Corporation and Tyman plc on or about the date of this document. Notes: The Quantified Financial Benefits Statement relates to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. In addition, due to the scale of the Enlarged Group, there may be additional changes to the Enlarged Group’s operations. As a result, the estimated synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that Quanex’s earnings in the first full year following completion of the Acquisition, or in any subsequent period, will necessarily match or be greater than or be less than those of Quanex or Tyman for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Takeover Code, the Quantified Financial Benefits Statement is the responsibility of Quanex and the Quanex Directors.